SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT

                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                      SECURITIES AND EXCHANGE ACT OF 1934


               Date of Report (Date of earliest event reported)
                                August 17, 2000


                      Greenwich Capital Acceptance, Inc.
                    --------------------------------------
            (Exact Name of Registrant as Specified in its Charter)



    Delaware                        333-34330                    06-1199884
   ---------                        ---------                    ---------
State or Other Jurisdiction        (Commission              (I.R.S. Employer
    Of Incorporation)               File Number)          Identification No.)



      600 Steamboat Road
      Greenwich, Connecticut                                    06830
     ----------------------                                     -----
    (Address of Principal Executive                             (Zip Code)
               Offices)


      Registrant's telephone number, including area code: (203) 662-2700

                                   No Change
                 ---------------------------------------------
         (Former Name or Former Address, if Changed Since Last Report)

         Item 5.  Other Events
                  ------------

The Registrant registered issuances of Greenwich Capital Acceptance, Inc. on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, by a Registration Statement on Form S-3 (Registration File No. 333-34330) (the "Registration Statement"). Pursuant to the Registration Statement, the Registrant issued approximately $214,605,100 in aggregate principal amount of Class IA-1, Class IA-2, Class IIA, Class IIIA, Class X, Class A-R, Class B-1, Class B-2 and Class B-3 Certificates of its Mortgage Loan Pass-Through Certificates, Series 2000-1 on July 27, 2000. This Current Report on Form 8-K is being filed to satisfy an undertaking, contained in the definitive Prospectus dated June 7, 2000, as supplemented by the Prospectus Supplement dated July 26, 2000 (the "Prospectus Supplement"), to file a copy of the Pooling and Servicing Agreement (as defined below) executed in connection with the issuance of the Certificates, a form of which was filed as an exhibit to the Registration Statement.

         The Certificates were issued pursuant to a Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), attached hereto as Exhibit 4.1, dated as of July 1, 2000, between Greenwich Capital Acceptance, Inc., as depositor (the "Depositor"), Greenwich Capital Financial Products, Inc., as seller, Countrywide Home Loans, Inc. and ABN AMRO Mortgage Group, Inc., each as a servicer, and Bankers Trust Company of California, N.A., as trustee. The "Offered Certificates" consist of the following classes: of Class IA-1, Class IA-2, Class IIA, Class IIIA, Class X, Class A-R, Class B-1, Class B-2 and Class B-3 Certificates. The Offered Certificates represent ownership interest in assets of the trust that consists primarily of three loan groups containing first lien, fixed and adjustable rate mortgages.

         Item 7. Financial Statements; Pro Forma Financial Information and Exhibits

(a)      Not applicable.

(b)      Not applicable.

(c)      Exhibits:

         4.1 Pooling and Servicing Agreement, dated as of July 1, 2000, between Greenwich Capital Acceptance, Inc., as Depositor, Greenwich Capital Financial Products, Inc., as Seller, Countrywide Home Loans, Inc. and ABN AMRO Mortgage Group, Inc., each as a Servicer, and Bankers Trust Company of California, N.A., as Trustee.

                                  SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   Greenwich Capital Acceptance, Inc.



                                   By: /s/ Frank Skibo
                                       -----------------------------
                                       Name:  Frank Skibo
                                       Title: Vice President



Dated:  August 17, 2000

                                 EXHIBIT INDEX

Exhibit No.                     Description                          Page No.
-----------                     -----------                          --------

4.1 Pooling and Servicing Agreement, dated as of July 1, 2000, between Greenwich Capital Acceptance, Inc., as Depositor, Greenwich Capital Financial Products, Inc., as Seller, Countrywide Home Loans, Inc. and ABN AMRO Mortgage Group, Inc., each as a Servicer, and Bankers Trust Company of California, N.A., as Trustee.

                                  EXHIBIT 4.1
                                  -----------

                               BROWN & WOOD LLP
                            One World Trade Center
                           New York, New York 10048
                           Telephone: (212) 839-5300
                           Facsimile: (212) 839-5599




                                                         August 17, 2000


VIA EDGAR
---------

Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street, N.W.
Washington, D.C. 20549


               Re:      Greenwich Capital Acceptance, Inc.,
                        HarborView Mortgage Loan Trust 2000-1,
                        Mortgage Loan Pass Through Certificates, Series 2000-1
                        ------------------------------------------------------


Ladies and Gentlemen:

         On behalf of Greenwich Capital Acceptance, Inc. (the "Company"), we enclose herewith for filing, pursuant to the Securities and Exchange Act of 1934, as amended, the Company's Current Report on Form 8-K, for the Pooling and Servicing Agreement in connection with the above-referenced transaction.

                                           Very truly yours,

                                           /s/ Milton Vescovacci

                                           Milton Vescovacci

Enclosure





                                                            EXECUTION COPY

==============================================================================



                      GREENWICH CAPITAL ACCEPTANCE, INC.,
                                   Depositor

                  GREENWICH CAPITAL FINANCIAL PRODUCTS, INC.,
                                    Seller

                         COUNTRYWIDE HOME LOANS, INC.
                         ABN AMRO MORTGAGE GROUP, INC.
                                   Servicers

                                      and

                  BANKERS TRUST COMPANY OF CALIFORNIA, N.A.,
                                    Trustee


                        POOLING AND SERVICING AGREEMENT

                           Dated as of July 1, 2000



                      ----------------------------------



                     HarborView Mortgage Loan Trust 2000-1


            Mortgage Loan Pass-Through Certificates, Series 2000-1



=============================================================================

                               Table of Contents
                                                                                                      Page
                                                                                                      ----
                                   ARTICLE I
                                  DEFINITIONS

SECTION 1.01.   Defined Terms...............................................................................4
SECTION 1.02.   Accounting.................................................................................45

                                  ARTICLE II
        CONVEYANCE OF MORTGAGE LOANS; ORIGINAL ISSUANCE OF CERTIFICATES

SECTION 2.01.   Conveyance of Mortgage Loans...............................................................46
SECTION 2.02.   Acceptance by Trustee......................................................................49
SECTION 2.03.   Repurchase or Substitution of Mortgage Loans by the Seller.................................51
SECTION 2.04.   Representations and Warranties of the Seller with Respect to the Mortgage Loans............53
SECTION 2.05.   Representations, Warranties and Covenants of the Servicers.................................54
SECTION 2.06.   Representations and Warranties of the Depositor............................................55
SECTION 2.07.   Issuance of Certificates...................................................................56
SECTION 2.08.   Representations and Warranties of the Seller...............................................57
SECTION 2.09.   Covenants of the Seller....................................................................58

                                  ARTICLE III
              ADMINISTRATION AND SERVICING OF THE MORTGAGE LOANS

SECTION 3.01.   Servicers to Act as Servicers..............................................................59
SECTION 3.02.   Sub-Servicing Agreements Between Servicers and Sub-Servicers...............................61
SECTION 3.03.   Successor Sub-Servicers....................................................................62
SECTION 3.04.   Liability of the Servicers.................................................................62
SECTION 3.05.   No Contractual Relationship Between Sub-Servicers and the Trustee or Certificateholders....62
SECTION 3.06.   Assumption or Termination of Sub-Servicing Agreements by Trustee...........................63
SECTION 3.07.   Collection of Certain Mortgage Loan Payments...............................................63
SECTION 3.08.   Sub-Servicing Accounts.....................................................................64
SECTION 3.09.   Collection of Taxes, Assessments and Similar Items; Servicing Accounts.....................64
SECTION 3.10.   Collection Accounts and Distribution Account...............................................65
SECTION 3.11.   Withdrawals from the Collection Accounts and Distribution Account..........................67
SECTION 3.12.   Investment of Funds in the Collection Accounts.............................................69
SECTION 3.13.   [Reserved].................................................................................70
SECTION 3.14.   Maintenance of Hazard Insurance Polices and Errors and Omissions and Fidelity Coverage.....70
SECTION 3.15.   Enforcement of Due-on-Sale Clauses; Assumption Agreements..................................72
SECTION 3.16.   Realization upon Defaulted Mortgage Loans..................................................73
SECTION 3.17.   Trustee to Cooperate; Release of Mortgage Files............................................75
SECTION 3.18.   Servicing Compensation.....................................................................76
SECTION 3.19.   Reports to the Trustee; Collection Account Statements......................................76
SECTION 3.20.   Statement as to Compliance.................................................................76
SECTION 3.21.   Independent Public Accountants' Servicing Report...........................................77
SECTION 3.22.   Access to Certain Documentation; Filing of Reports by Trustee..............................77
SECTION 3.23.   Title, Management and Disposition of REO Property..........................................78
SECTION 3.24.   Obligations of the Servicers in Respect of Prepayment Interest Shortfalls..................81
SECTION 3.25.   [Reserved].................................................................................81
SECTION 3.26.   Obligations of the Servicers in Respect of Adjustments.....................................81
SECTION 3.27.   Solicitations..............................................................................82

                                  ARTICLE IV
                                 FLOW OF FUNDS

SECTION 4.01.   Distributions..............................................................................82
SECTION 4.02.   [Reserved].................................................................................86
SECTION 4.03.   Allocation of Realized Losses..............................................................86
SECTION 4.04.   Statements.................................................................................87
SECTION 4.05.   Remittance Reports; Advances...............................................................92

                                   ARTICLE V
                               THE CERTIFICATES

SECTION 5.01.   The Certificates...........................................................................93
SECTION 5.02.   Registration of Transfer and Exchange of Certificates......................................94
SECTION 5.03.   Mutilated, Destroyed, Lost or Stolen Certificates..........................................99
SECTION 5.04.   Persons Deemed Owners......................................................................99
SECTION 5.05.   Appointment of Paying Agent................................................................99

                                  ARTICLE VI
                  THE SELLER, THE SERVICERS AND THE DEPOSITOR

SECTION 6.01.   Liability of the Seller, the Servicers and the Depositor..................................100
SECTION 6.02.   Merger or  Consolidation  of, or Assumption  of the  Obligations  of, the Seller,  a
                Servicer or the Depositor.................................................................100
SECTION 6.03.   Limitation on Liability of the Servicers and Others.......................................100
SECTION 6.04.   Servicers Not to Resign...................................................................101
SECTION 6.05.   Delegation of Duties......................................................................102

                                  ARTICLE VII
                                    DEFAULT

SECTION 7.01.   Servicer Events of Termination............................................................102
SECTION 7.02.   Trustee to Act; Appointment of Successor..................................................104
SECTION 7.03.   Waiver of Servicer Events of Termination..................................................105
SECTION 7.04.   Notification to Certificateholders........................................................105
SECTION 7.05.   Survivability of Servicer Liabilities.....................................................105

                                 ARTICLE VIII
                                  THE TRUSTEE

SECTION 8.01.   Duties of Trustee.........................................................................106
SECTION 8.02.   Certain Matters Affecting the Trustee.....................................................107
SECTION 8.03.   Trustee Not Liable for Certificates, Mortgage Loans or Additional Collateral..............108
SECTION 8.04.   Trustee May Own Certificates..............................................................109
SECTION 8.05.   Trustee's Fees and Expenses...............................................................109
SECTION 8.06.   Eligibility Requirements for Trustee......................................................110
SECTION 8.07.   Resignation or Removal of Trustee.........................................................110
SECTION 8.08.   Successor Trustee.........................................................................111
SECTION 8.09.   Merger or Consolidation of Trustee........................................................111
SECTION 8.10.   Appointment of Co-Trustee or Separate Trustee.............................................112
SECTION 8.11.   Limitation of Liability...................................................................113
SECTION 8.12.   Trustee May Enforce Claims Without Possession of Certificates.............................113
SECTION 8.13.   Suits for Enforcement.....................................................................114
SECTION 8.14.   Waiver of Bond Requirement................................................................114
SECTION 8.15.   Waiver of Inventory, Accounting and Appraisal Requirement.................................114
SECTION 8.16.   Appointment of Custodians.................................................................114
SECTION 8.17.   Put and Call..............................................................................114

                                  ARTICLE IX
                             REMIC ADMINISTRATION

SECTION 9.01.   REMIC Administration......................................................................116
SECTION 9.02.   Prohibited Transactions and Activities....................................................118
SECTION 9.03.   Indemnification with Respect to Certain Taxes and Loss of REMIC Status....................118
SECTION 9.04.   REO Property..............................................................................119

                                   ARTICLE X
                                  TERMINATION

SECTION 10.01.  Termination...............................................................................120
SECTION 10.02.  Additional Termination Requirements.......................................................121

                                  ARTICLE XI
                                  [RESERVED]


                                  ARTICLE XII
                           MISCELLANEOUS PROVISIONS

SECTION 12.01.  Amendment.................................................................................122
SECTION 12.02.  Recordation of Agreement; Counterparts....................................................123
SECTION 12.03.  Limitation on Rights of Certificateholders................................................123
SECTION 12.04.  Governing Law; Jurisdiction...............................................................124
SECTION 12.05.  Notices...................................................................................124
SECTION 12.06.  Severability of Provisions................................................................125
SECTION 12.07.  Article and Section References............................................................125
SECTION 12.08.  Notice to the Rating Agencies.............................................................125
SECTION 12.09.  Further Assurances........................................................................126
SECTION 12.10.  Benefits of Agreement.....................................................................126
SECTION 12.11.  Acts of Certificateholders................................................................126


         EXHIBITS AND SCHEDULES:
         ----------------------

Exhibit A       Form of Senior Certificates (other than the Class A-R Certificate) ........................A-1
Exhibit B       Form of Class A-R Certificate..............................................................B-1
Exhibit C       Form of Subordinate Certificates...........................................................C-1
Exhibit D       Form of Class X Certificates...............................................................D-1
Exhibit E       Form of Reverse of Certificates............................................................E-1
Exhibit F       Request for Release........................................................................F-1
Exhibit G-1     Form of Trustee's Initial Certification..................................................G-1-1
Exhibit G-2     Form of Trustee's Final Certification....................................................G-2-1
Exhibit G-3     Form of Receipt of Mortgage Note.........................................................G-3-1
Exhibit H       Form of Lost Note Affidavit................................................................H-1
Exhibit I       Form of ERISA Representation...............................................................I-1
Exhibit J       Form of Investment Letter..................................................................J-1
Exhibit K       Form of Transferor Certificate.............................................................K-1
Exhibit L       Form of Class A-R Certificate Transfer Affidavit...........................................L-1
Exhibit M       Form of Liquidation Report.................................................................M-1

Schedule I      Mortgage Loan Schedule
Schedule II     Representations and Warranties of the Seller


         This Pooling and Servicing Agreement is dated as of July 1, 2000 (the "Agreement"), among GREENWICH CAPITAL ACCEPTANCE, INC., as depositor (the "Depositor"), GREENWICH CAPITAL FINANCIAL PRODUCTS, INC., as seller (the "Seller"), COUNTRYWIDE HOME LOANS, INC., ABN AMRO MORTGAGE GROUP, INC., as servicer (each, a "Servicer" and together, the "Servicers"), and BANKERS TRUST COMPANY OF CALIFORNIA, N.A., as trustee (the "Trustee").

                            PRELIMINARY STATEMENT:

         The Depositor intends to sell pass-through certificates (collectively, the "Certificates"), to be issued hereunder in multiple classes, which in the aggregate will evidence the entire beneficial ownership interest in the Trust Fund created hereunder. The Certificates will consist of twelve classes of certificates, designated as (i) the Class IA-1 Certificates,
(ii) the Class IA-2 Certificates, (iii) the Class IIA Certificates, (iv) the Class IIIA Certificates, (v) the Class X Certificates, (vi) the Class A-R Certificate, (vii) the Class B-1 Certificates, (viii) the Class B-2 Certificates, (ix) the Class B-3 Certificates, (x) the Class B-4 Certificates,
(xi) the Class B-5 Certificates and (xii) the Class B-6 Certificates.

         For federal income tax purposes, the Trust Fund (exclusive of the Additional Collateral and the Senior Put Option) will consist of two REMICs, the Lower Tier REMIC and the Upper Tier REMIC. The Lower Tier REMIC will consist of all of the assets constituting the Trust Fund (exclusive of the Additional Collateral, Senior Call Option and the Senior Put Option) and will be evidenced by the Lower Tier REMIC Regular Interests (which will be uncertificated and will represent the "regular interests" in the Lower Tier REMIC) and the R-1 Interest as the single "residual interest" in the Lower Tier REMIC. The Trustee will hold the Lower Tier REMIC regular interests.

         The Upper Tier REMIC will consist of the REMIC Regular Interests and will be evidenced by the Regular Certificates (which will represent the "regular interests" in the Upper Tier REMIC) and the R-2 Interest as the single "residual interest" in the Upper Tier REMIC. The Class A-R Certificate will represent beneficial ownership of the R-1 Interest and the R-2 Interest. All REMIC regular and residual interests created hereby will be retired on or before the Latest Possible Maturity Date.

         The following table irrevocably sets forth the designation, the Uncertificated Lower Tier REMIC Pass-Through Rate, the initial Uncertificated Balance and, solely for the purpose of satisfying Treasury regulation Section 1.860G-1(a)(4)(iii), the "latest possible maturity date" for each of the Lower Tier REMIC Regular Interest. None of the Lower Tier REMIC Regular Interests will be certificated.


                          Initial Uncertificated      Uncertificated Lower Tier     Latest Possible
      Designation           Principal Balance         REMIC Pass-Through Rate       Maturity Date
      -----------           -----------------         -------------------------     ---------------
Class L-IA-1              $74,000,000.00                       (1)                  August 19, 2030
Class L-IA-2              $57,375,000.00                       (1)                  August 19, 2030
Class L-IIA               $35,587,000.00                       (2)                  August 19, 2030
Class L-IIIA              $40,023,000.00                       (3)                  August 19, 2030
Class L-B1                $4,356,000.00                        (4)                  August 19, 2030
Class L-B2                $1,632,000.00                        (4)                  August 19, 2030
Class L-B3                $1,632,000.00                        (4)                  August 19, 2030
Class L-B4                $1,524,000.00                        (4)                  August 19, 2030
Class L-B5                $762,000.00                          (4)                  August 19, 2030
Class L-B6                $980,041.94                          (4)                  August 19, 2030
Class L-AR                $100                                 (1)                  August 19, 2030



  (1)   Calculated pursuant to the definition of "Net WAC" for Loan Group I.
  (2)   Calculated pursuant to the definition of "Net WAC" for Loan Group II.
  (3)   Calculated pursuant to the definition of "Net WAC" for Loan Group III.
  (4) The Pass-Through Rate on the Subordinate Certificates will equal the Subordinate Certificate Pass-Through Rate.

         The following table sets forth (or describes) the Lower Tier REMIC Class designation, Pass-Through Rate, Original Class Certificate Principal Balance or Original Class Certificate Notional Balance and Assumed Final Maturity Date for each Class of Certificates comprising the interests in the Upper Tier REMIC created hereunder each of which, except the Class A-R Certificate, is hereby designated a REMIC regular interest for federal income tax purposes:

                                     Original Class
                                  Certificate Principal         Pass-Through                 Assumed Final
          Class                         Balance                    Rate                      Maturity Date
Class IA-1................          $74,000,000                      (1)                      August 19, 2030
Class IA-2................          $57,375,000                      (2)                      August 19, 2030
Class IIA.................          $35,587,000                      (3)                      August 19, 2030
Class IIIA................          $40,023,000                      (4)                      August 19, 2030
Class X...................                  (5)                      (5)                      August 19, 2030
Class A-R.................          $       100                      (6)                      August 19, 2030
Class B-1.................          $ 4,356,000                      (7)                      August 19, 2030
Class B-2.................          $ 1,632,000                      (7)                      August 19, 2030
Class B-3.................          $ 1,632,000                      (7)                      August 19, 2030
Class B-4.................          $ 1,524,000                      (7)                      August 19, 2030
Class B-5.................          $   762,000                      (7)                      August 19, 2030
Class B-6.................          $986,041.94                      (8)                      August 19, 2030


(1) Calculated pursuant to the definition of "Class IA-1 Certificate Pass-Through Rate."
(2) Calculated pursuant to the definition of "Class IA-2 Certificate Pass-Through Rate."
(3) Calculated pursuant to the definition of "Class IIA Certificate Pass-Through Rate."
(4) Calculated pursuant to the definition of "Class IIIA Certificate Pass-Through Rate."
(5) The Class X Certificates will have no principal balance and will bear interest on the Class Certificate Notional Balance thereof and will be comprised of the Class X-I Component, Class X-II Component and Class X-III Component. Each will bear interest at its respective Class X Component Pass-Through Rate on its respective Class X Component Notional Balance. Solely for federal income tax purposes: the Class X-I Component will have a notional balance equal to the principal balance of the Class L-IA-1 Interest, and will bear interest at rate equal to the Net WAC of Loan Group I minus the Class IA-1 Certificate Pass-Through Rate; the Class X-II Component will have a notional balance equal to the principal balance of the Class L-IA-2 Interest, and will bear interest at rate equal to the Net WAC of Loan Group I minus the Class IA-2 Certificate Pass-Through Rate; and the Class X-III Component will have a notional balance equal to the principal balance of the Class L-IIIA Interest, and will bear interest at rate equal to the Net WAC of Loan Group III minus the Class IIIA Certificate Pass-Through Rate. The Class X-I Component, Class X-II Component and Class X-III Component are hereby designated as REMIC "regular interests" for federal income tax purposes.
(6) Calculated pursuant to the definition of "Class A-R Certificate Pass-Through Rate."
(7) Calculated pursuant to the definition of "Subordinate Certificate Pass-Through Rate."

                                  ARTICLE I

                                  DEFINITIONS

         SECTION 1.01.  Defined Terms.

         Whenever used in this Agreement or in the Preliminary Statement, the following words and phrases, unless the context otherwise requires, shall have the meanings specified in this Article. All calculations of interest described herein shall be made on the basis of an assumed 360-day year consisting of twelve 30-day months.

         Many of the defined terms listed below may apply to all Loan Groups and are sometimes used in this Agreement to refer to a particular Loan Group by the adjectival use of the words "Group I", "Group II" and "Group III".

         "1933 Act":  The Securities Act of 1933, as amended.

         "ABN AMRO": ABN AMRO Mortgage Group, Inc., a Delaware corporation, and its successors and assigns.

         "ABN AMRO Loans": The Mortgage Loans identified in the Mortgage Loan Schedule as being serviced by ABN AMRO.

         "ABN AMRO Originated Loans: The Mortgage Loans identified in the Mortgage Loan Schedule as having been originated by ABN AMRO.

         "Account":  Either a Collection Account or the Distribution Account.

         "Accrual Period": With respect to each Distribution Date and any Class of Certificates, the calendar month prior to the month of that Distribution Date, calculated on the basis of an assumed 360-day year consisting of twelve 30-day months.

         "Additional Collateral": With respect to any Mortgage 1004 Loan, the marketable securities subject to a security interest pursuant to the related Mortgage 1004 Pledge Agreement, and with respect to any Parent Power(R) Mortgage Loan, the related Parent Power(R) Agreement.

         "Additional Collateral Mortgage Loan": Each MLCC Loan that is either a Mortgage 1004 Loan or Parent Power(R) Mortgage Loan as to which the Additional Collateral is still required to be provided as set forth in the related Mortgage 1004 Pledge Agreement or Parent Power(R) Agreement.

         "Additional Collateral Mortgage Loan Liquidation Shortfall": The amount, if any, by which the then outstanding principal balance of a defaulted Additional Collateral Mortgage Loan exceeds the Liquidation Proceeds (including those from the related Additional Collateral) allocable to principal realized with respect to such Mortgage Loan.

         "Adjusted Mortgage Rate": As to any Mortgage Loan and any date, the per annum rate equal to the related Mortgage Rate less the Servicing Fee Rate.

         "Adjustment Date": With respect to each adjustable rate Mortgage Loan, each adjustment date on which the related Mortgage Rate changes pursuant to the related Mortgage Note. The first Adjustment Date following the Cut-off Date as to each Mortgage Loan is set forth in the Mortgage Loan Schedule.

         "Advance": As to any Mortgage Loan or REO Property, any advance made by a Servicer in respect of any Distribution Date pursuant to Section 4.05 hereof.

         "Adverse REMIC Event":  As defined in Section 9.01(f) hereof.

         "Affiliate": With respect to any Person, any other Person controlling, controlled by or under common control with such Person. For purposes of this definition, "control" means the power to direct the management and policies of a Person, directly or indirectly, whether through ownership of voting securities, by contract or otherwise and "controlling" and "controlled" shall have meanings correlative to the foregoing.

         "Agreement": This Pooling and Servicing Agreement and all amendments hereof and supplements hereto.

         "Aggregate Senior Percentage": As to any Distribution Date, the percentage equivalent of a fraction the numerator of which is the aggregate of the Class Certificate Principal Balances of the Classes of Senior Certificates and the denominator of which is the aggregate of the Stated Principal Balances of all the Mortgage Loans for such Distribution Date.

         "Aggregate Subordinate Percentage": As to any Distribution Date, the difference between 100% and the Aggregate Senior Percentage for such Distribution Date, but in no event less than zero.

         "Applicable Credit Support Percentage": As defined in Section
4.01(e).

         "Applicable Regulations": As to any Mortgage Loan, all federal, state and local laws, statutes, rules and regulations applicable thereto.

         "Assignment": An assignment of Mortgage, notice of transfer or equivalent instrument, in recordable form, which is sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect or record the sale of the Mortgage.

         "Assumed Final Maturity Date": As to each Class of Certificates, the date set forth as such in the Preliminary Statement.

         "Available Funds": As to any Distribution Date, the sum of the Loan Group Available Funds for each Loan Group for that Distribution Date.

         "Bankruptcy Code": The Bankruptcy Reform Act of 1978 (Title 11 of the United States Code), as amended.

         "Bankruptcy Coverage Termination Date": The date on which the Bankruptcy Loss Coverage Amount is reduced to zero.

         "Bankruptcy Loss": With respect to any Mortgage Loan, a Deficient Valuation or Debt Service Reduction; provided, however, that a Bankruptcy Loss shall not be deemed a Bankruptcy Loss hereunder so long as the related Servicer has notified the Trustee in writing that such Servicer is diligently pursuing any remedies that may exist in connection with the related Mortgage Loan and either (A) the related Mortgage Loan is not in default with regard to payments due thereunder or (B) delinquent payments of principal and interest under the related Mortgage Loan and any related escrow payments in respect of the Mortgage Loan are being advanced on a current basis by such Servicer, in either case without giving effect to any Debt Service Reduction or Deficient Valuation.

         "Bankruptcy Loss Coverage Amount": As of any Determination Date, the Bankruptcy Loss Coverage Amount shall equal the Initial Bankruptcy Coverage Amount as reduced by the aggregate amount of Bankruptcy Losses allocated to the Certificates since the Cut-off Date; provided, however, that the Bankruptcy Loss Coverage Amount may also be reduced pursuant to a letter from each Rating Agency to the Trustee to the effect that any such reduction will not result in a downgrading of the then current ratings assigned by such Rating Agency to the Classes of Senior Certificates.

         "Base Value": With respect to any Mortgage Loan for which Additional Collateral has been pledged, the value of the Additional Collateral as determined with respect to that Mortgage Loan in accordance with the Seller's underwriting guidelines.

         "Blanket Mortgage": The mortgage or mortgages encumbering the Cooperative Property.

         "Book-Entry Certificates": Any of the Certificates that shall be registered in the name of the Depository or its nominee, the ownership of which is reflected on the books of the Depository or on the books of a Person maintaining an account with the Depository (directly, as a "Depository Participant", or indirectly, as an indirect participant in accordance with the rules of the Depository and as described in Section 5.02 hereof). On the Closing Date, all Classes of the Certificates other than the Physical Certificates shall be Book-Entry Certificates.

         "Business Day": Any day other than a Saturday, a Sunday or a day on which banking or savings institutions in the State of California, the State of New York or in the city in which the Corporate Trust Office of the Trustee is located are authorized or obligated by law or executive order to be closed.

         "CDC":  CDC Financial Products Inc., a Delaware corporation.

         "Cendant": Cendant Mortgage Corp., a New Jersey corporation, and its successors and assigns.

         "Cendant Loans": The Mortgage Loans identified in the Mortgage Loan Schedule as being serviced by Cendant (pursuant to the Greenwich Servicing Contract); provided, however, that as of August 1, 2000, the Cendant Loans shall include the Servicing Transferred Loans.

         "Certificate":  Any Regular Certificate or Class A-R Certificate.

         "Certificateholder" or "Holder": The Person in whose name a Certificate is registered in the Certificate Register, except that a Disqualified Organization or non-U.S. Person shall not be a Holder of the Class A-R Certificate for any purpose hereof.

         "Certificate Balance": With respect to each Certificate of a given Class other than the Class X Certificate and any Distribution Date, the Class Certificate Principal Balance of such Class multiplied by the applicable Percentage Interest of such Certificate.

         "Certificate Guaranty Surety Bond": With respect to the MLCC Loans that are Additional Collateral Mortgage Loans, the Limited Purpose Surety Bond No. AB0039BE dated February 28, 1996 issued by the Surety.

         "Certificate Notional Balance": With respect to a Class X Certificate and any date of determination, the product of (i) the Percentage Interest represented by such Class X Certificate and (ii) the Class Certificate Notional Balance.

         "Certificate Owner": With respect to each Book-Entry Certificate, any beneficial owner thereof.

         "Certificate Register" and "Certificate Registrar": The register maintained and registrar appointed pursuant to Section 5.02 hereof.

         "Class": Collectively, Certificates that have the same priority of payment and bear the same class designation and the form of which is identical except for variation in the Percentage Interest evidenced thereby.

         "Class IA-1 Certificate Pass-Through Rate": With respect to the Class IA-1 Certificates and any Distribution Date on or prior to the Distribution Date in May 2005, the lesser of 7.52% and the Net WAC for Loan Group I, and with respect to the Class IA-1 Certificates and each Distribution Date thereafter, the lesser of (A) the weighted average of (1) the Net WAC for any Group I Mortgage Loans with respect to which an initial fixed-rate period is continuing and (2) the weighted average of the indices of all Group I Mortgage Loans other than those referenced in clause (1) above plus (x) 2.30% in the case of One-Year CMT Indexed Group I Mortgage Loans or (y) 1.10% in the case of six-month LIBOR Indexed Group I Mortgage Loans and (B) the Net WAC for Loan Group I.

         "Class IA-1 Put and Call Date": The Distribution Date in May 2005.

         "Class IA-1 Put and Call Determination Date": The Distribution Date in March 2005.

         "Class IA-2 Certificate Pass-Through Rate": With respect to the Class IA-2 Certificates and any Distribution Date on or prior to the Distribution Date in May 2005, the lesser of 7.47% and the Net WAC for Loan Group I, and with respect to the Class IA-2 Certificates and each Distribution Date thereafter, the lesser of (A) the weighted average of (1) the Net WAC for any Group I Mortgage Loans with respect to which an initial fixed-rate period is continuing and (2) the weighted average of the indices of all Group I Mortgage Loans other than those referenced in clause (1) above plus (x) 2.30% in the case of One-Year CMT Indexed Group I Mortgage Loans or (y) 1.10% in the case of Six-Month LIBOR Indexed Group I Mortgage Loans and (B) the Net WAC for Loan Group I.

         "Class IA-2 Put and Call Date": The Distribution Date in May 2005.

         "Class IA-2 Put and Call Determination Date": The Distribution Date in March 2005.

         "Class IIA Certificate Pass-Through Rate": With respect to the Class IIA Certificates and any Distribution Date, the Net WAC for Loan Group II; provided, however, that the Class IIA Certificate Pass-Through Rate for the first Distribution Date shall be 6.62122%.

         "Class IIIA Certificate Pass-Through Rate": With respect to the Class IIIA Certificates and any Distribution Date on or prior to the Distribution Date in May 2010, the Net WAC for Loan Group III, and with respect to the Class IIIA Certificates and each Distribution Date thereafter, the lesser of
(A) the weighted average of (1) the Net WAC for the fixed rate Group III Mortgage Loans, (2) the Net WAC for any adjustable rate Group III Mortgage Loans with respect to which an initial fixed-rate period is continuing and (3) the weighted average of the indices of all adjustable rate Group III Mortgage Loans other than those referenced in clause (2) above plus (x) 2.30% in the case of One-Year CMT Indexed Group III Mortgage Loans or (y) 1.10% in the case of Six-Month LIBOR Indexed Group III Mortgage Loans and (B) the Net WAC for Loan Group III; provided, however, that the Class IIIA Certificate Pass-Through Rate for the first Distribution Date shall be 7.88063%.

         "Class IIIA Put and Call Date": The Distribution Date in May 2010.

         "Class IIIA Put and Call Determination Date": The Distribution Date in March 2010.

         "Class A-R Certificate": The Class A-R Certificate as designated on the face thereof executed by the Trustee, and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit C, and evidencing the ownership of the sole class of "residual interests" in the REMIC.

         "Class A-R Certificate Pass-Through Rate": With respect to the Class A-R Certificate and any Distribution Date, the Net WAC of Loan Group I for such Distribution Date provided, however, that for the first Distribution Date, the Class A-R Certificate Pass-Through Rate shall be 7.97512%.

         "Class Certificate Principal Balance": With respect to any Class of Certificates other than the Class X Certificates and any Distribution Date, the Class Certificate Principal Balance thereof on the Closing Date (the "Original Class Certificate Principal Balance") as reduced by the sum of (x) all amounts actually distributed in respect of principal of that Class on all prior Distribution Dates and (y) all Realized Losses, Bankruptcy Losses, Special Hazard Losses, Fraud Losses and Excess Losses, if any, actually allocated to that Class on all prior Distribution Dates.

         "Class Subordination Percentage": With respect to each Class of Subordinate Certificates and any Distribution Date, the percentage equivalent of a fraction the numerator of which is the Class Certificate Principal Balance of such Class immediately before such Distribution Date and the denominator of which is the aggregate of the Class Certificate Principal Balances of all Classes of Certificates immediately before such Distribution Date.

         "Class X Certificate": Any one of the Class X Certificates as designated on the face thereof substantially in the form annexed hereto as Exhibit B, executed, authenticated and delivered by the Trustee.

         "Class X Certificate Pass-Through Rate": With respect to the Class X Certificates and any Distribution Date, the Net WAC of all of the Mortgage Loans minus the weighted average of the Pass-Through Rates of all Classes of Certificates (other than the Class X Certificates), weighted on the basis of their respective Class Certificate Principal Balances; provided, however, that the Class X Certificate Pass-Through Rate for the first Distribution Date shall be 0.28758%.

         "Class Certificate Notional Balance": As of any Distribution Date and with respect to the Class X Certificates, an amount equal to the sum of the Class X-I Component Notional Balance, the Class X-II Component Notional Balance and the Class X-III Component Notional Balance immediately preceding such Distribution Date.

         "Class X Component": Any of the Class X-I Component, Class X-II Component or Class X-III Component, as the context may require.

         "Class X-I Component": A non-separable payment component of the Class X Certificates, which component is entitled to 100% of the interest accruals on the Class X-I Component Notional Balance. Ownership of a Class X Certificate represents ownership of a Percentage Interest in the Class X-I Component equal to the Percentage Interest of such Class X Certificate.

         "Class X-II Component": A non-separable payment component of the Class X Certificates, which component is entitled to 100% of the interest accruals on the Class X-II Component Notional Balance. Ownership of a Class X Certificate represents ownership of a Percentage Interest in the Class X-II Component equal to the Percentage Interest of such Class X Certificate.

         "Class X-III Component": A non-separable payment component of the Class X Certificates, which component is entitled to 100% of the interest accruals on the Class X-III Component Notional Balance. Ownership of a Class X Certificate represents ownership of a Percentage Interest in the Class X-III Component equal to the Percentage Interest of such Class X Certificate.

         "Class X Component Notional Balance": Any of the Class X-I Component Notional Balance, Class X-II Component Notional Balance or Class X-III Component Notional Balance, as the context may require.

         "Class X-I Component Notional Balance": With respect to any Distribution Date, an amount equal to the sum of the Class Certificate Principal Balances of the Class IA-1, Class IA-2, and Class A-R Certificates and the Component Principal Balances of each Subordinate Component for Loan Group I, in each case as of such Distribution Date.

         "Class X-II Component Notional Balance": With respect to any Distribution Date, an amount equal to the Class Certificate Principal Balance of the Class IIA Certificates and the Component Principal Balances of each Subordinate Component for Loan Group II, in each case as of such Distribution Date.

         "Class X-III Component Notional Balance": With respect to any Distribution Date, an amount equal to the Class Certificate Principal Balance of the Class IIIA Certificates and the Component Principal Balances of each Subordinate Component for Loan Group III, in each case as of such Distribution Date.

         "Class X-I Component Pass-Through Rate": With respect to the Class X-I Component, the Net WAC of Loan Group I minus the weighted average of the Class IA-1 Certificate Pass-Through Rate, Class IA-2 Certificate Pass-Through Rate, Class A-R Certificate Pass-Through Rate and the Subordinated Loan Group Pass-Through Rate for Loan Group I; provided, however, that the Class X-I Component Pass-Through Rate for the first Distribution Date shall be 0.45309%.

         "Class X-II Component Pass-Through Rate": With respect to the Class X-II Component, the Net WAC of Loan Group II minus the weighted average of the Class IIA Certificate Pass-Through Rate and the Subordinated Loan Group Pass-Through Rate for Loan Group II; provided, however, that the Class X-II Component Pass-Through Rate for the first Distribution Date shall be 0.00000%.

         "Class X-III Component Pass-Through Rate": With respect to the Class X-III Component, the Net WAC of Loan Group III minus the weighted average of the Class IIIA Certificate Pass-Through Rate and the Subordinated Loan Group Pass-Through Rate for Loan Group III; provided, however, that the Class X-III Component Pass-Through Rate for the first Distribution Date shall be 0.00000%.

         "Close of Business": As used herein, with respect to any Business Day and location, 5:00 p.m. at such location.

         "Closing Date": July 27, 2000.

         "Code": The Internal Revenue Code of 1986 as it may be amended from time to time.

         "Collection Account": The account or accounts created and maintained by a Servicer pursuant to Section 3.10(a), which shall be entitled "[Servicer's name], as Servicer for Bankers Trust Company of California, N.A., as Trustee, in trust for registered Holders of HarborView Mortgage Loan Trust 2000-1, Mortgage Loan Pass-Through Certificates, Series 2000-1", and which must be an Eligible Account.

         "Commission":  The Securities and Exchange Commission.

         "Compensating Interest":  As defined in Section 3.24 hereof.

         "Coop Shares":  Shares issued by a Cooperative Corporation.

         "Cooperative Corporation": The entity that holds title to the real property and improvements constituting the Cooperative Property and which governs the Cooperative Property, which Cooperative Corporation must qualify as a Cooperative Housing Corporation under Section 216 of the Code.

         "Cooperative Loan": Any Mortgage Loan secured by Coop Shares and a Proprietary Lease.

         "Cooperative Property": The real property and improvements owned by the Cooperative Corporation, including the allocation of individual dwelling units to the holders of the Coop Shares of the Cooperative Corporation.

         "Cooperative Unit": A single family dwelling located in a Cooperative Property.

         "Corporate Trust Office": The principal corporate trust office of the Trustee at which at any particular time its corporate trust business in connection with this Agreement shall be administered, which office at the date of the execution of this instrument is located at 1761 East St. Andrew Place, Santa Ana, CA 92705, Attention: HarborView 2000-1, or at such other address as the Trustee may designate from time to time by notice to the Certificateholders, the Depositor, each Servicer and the Seller.

         "Countrywide": Countrywide Home Loans, Inc., a New York corporation, and its successors and assigns.

         "Countrywide Loans": The Mortgage Loans identified in the Mortgage Loan Schedule as being serviced by Countrywide.

         "Countrywide Originated Loans: The Mortgage Loans identified in the Mortgage Loan Schedule as having been originated by Countrywide.

          "Cut-off Date": With respect to any Mortgage Loan other than a Qualified Substitute Mortgage Loan, the Close of Business on July 1, 2000. With respect to any Qualified Substitute Mortgage Loan, the date designated as such on the Mortgage Loan Schedule (as amended).

         "Cut-off Date Aggregate Principal Balance": The aggregate of the Cut-off Date Principal Balances of the Mortgage Loans in each Loan Group.

         "Cut-off Date Principal Balance": With respect to any Mortgage Loan, the unpaid principal balance thereof as of the Cut-off Date (or as of the applicable date of substitution with respect to a Qualified Substitute Mortgage Loan).

         "Debt Service Reduction": With respect to any Mortgage Loan, a reduction in the scheduled Monthly Payment for that Mortgage Loan by a court of competent jurisdiction in a proceeding under the Bankruptcy Code, unless the reduction results from a Deficient Valuation.

         "Deficient Valuation": With respect to any Mortgage Loan, a valuation of the related Mortgaged Property by a court of competent jurisdiction in an amount less than the then outstanding principal balance of the Mortgage Loan, which valuation results from a proceeding initiated under the Bankruptcy Code.

         "Definitive Certificates": Any Certificate evidenced by a Physical Certificate and any Certificate issued in lieu of a Book-Entry Certificate pursuant to Section 5.02(c) hereof.

         "Deleted Mortgage Loan": A Mortgage Loan replaced or to be replaced by one or more Qualified Substitute Mortgage Loans.

         "Delinquent": Any Mortgage Loan with respect to which the Monthly Payment due on a Due Date is not made.

         "Depositor": Greenwich Capital Acceptance, Inc., a Delaware corporation, or any successor in interest.

         "Depository": The initial Depository shall be The Depository Trust Company, whose nominee is Cede & Co., or any other organization registered as a "clearing agency" pursuant to Section 17A of the Securities Exchange Act of 1934, as amended. The Depository shall initially be the registered Holder of the Book-Entry Certificates. The Depository shall at all times be a "clearing corporation" as defined in Section 8-102(3) of the Uniform Commercial Code of the State of New York.

         "Depository Participant": A broker, dealer, bank or other financial institution or other person for whom from time to time a Depository effects book-entry transfers and pledges of securities deposited with the Depository.

         "Determination Date": With respect to any Distribution Date, the sixth Business Day prior to such Distribution Date.

         "Directly Operate": With respect to any REO Property, the furnishing or rendering of services to the tenants thereof, the management or operation of such REO Property, the holding of such REO Property primarily for sale to customers, the performance of any construction work thereon or any use of such REO Property in a trade or business conducted by a REMIC other than through an Independent Contractor; provided, however, that the Trustee (or the related Servicer on behalf of the Trustee) shall not be considered to Directly Operate an REO Property solely because the related Servicer, on behalf of the Trustee, establishes rental terms, chooses tenants, enters into or renews leases, deals with taxes and insurance, or makes decisions as to repairs or capital expenditures with respect to such REO Property.

         "Disqualified Organization": A "disqualified organization" under
Section 860E of the Code, which as of the Closing Date is any of:

               (i) the United States, any state or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of any of the foregoing,

               (ii) any organization (other than a cooperative described in Section 521 of the Code) which is exempt from the tax imposed by Chapter 1 of the Code unless such organization is subject to the tax imposed by Section 511 of the Code,

               (iii) any organization described in Section 1381(a)(2)(C) of the Code,

               (iv) an "electing large partnership" within the meaning of
          Section 775 of the Code or

               (v) any other Person so designated by the Trustee based upon an Opinion of Counsel provided to the Trustee by nationally recognized counsel acceptable to the Trustee that the holding of an ownership interest in the Class A-R Certificate by such Person may cause the Trust Fund or any Person having an ownership interest in any Class of Certificates (other than such Person) to incur liability for any federal tax imposed under the Code that would not otherwise be imposed but for the transfer of an ownership interest in the Class A-R Certificate to such Person.

         A corporation will not be treated as an instrumentality of the United States or of any state or political subdivision thereof, if all of its activities are subject to tax and, a majority of its board of directors is not selected by a governmental unit. The term "United States", "state" and "international organizations" shall have the meanings set forth in Section 7701 of the Code.

         "Distribution Account": The trust account or accounts created and maintained by the Trustee pursuant to Section 3.10(b) hereof which shall be entitled "Distribution Account, Bankers Trust Company of California, N.A., as Trustee, in trust for the registered Certificateholders of HarborView Mortgage Loan Trust 2000-1, Mortgage Loan Pass-Through Certificates, Series 2000-1" and which must be an Eligible Account.

         "Distribution Date": The business day immediately succeeding the related Servicer Remittance Date, commencing in August 2000.

         "Distribution Date Statement":  As defined in Section 4.04(a) hereof.

         "Due Date": With respect to each Mortgage Loan and any Distribution Date, the first day of the calendar month in which that Distribution Date occurs on which the Monthly Payment for such Mortgage Loan was due, exclusive of any days of grace.

         "Due Period": With respect to any Distribution Date, the period commencing on the second day of the month preceding the month in which that Distribution Date occurs and ending on the first day of the month in which that Distribution Date occurs.

         "Eligible Account":  Any of

               (i) an account or accounts maintained with a federal or state chartered depository institution or trust company the short-term unsecured debt obligations of which (or, in the case of a depository institution or trust company that is the principal subsidiary of a holding company, the short-term unsecured debt obligations of such holding company) are rated A-1 or its equivalent by each of the Rating Agencies and F-1 by Fitch at the time any amounts are held on deposit therein;

               (ii) an account or accounts the deposits in which are fully insured by the FDIC (to the limits established by it), the uninsured deposits in which account are otherwise secured such that, as evidenced by an Opinion of Counsel delivered to the Trustee and to the Rating Agencies, the Certificateholders will have a claim with respect to the funds in the account or a perfected first priority security interest against the collateral (which shall be limited to Permitted Investments) securing those funds that is superior to claims of any other depositors or creditors of the depository institution with which such account is maintained;

               (iii) a trust account or accounts maintained with the trust department of a federal or state chartered depository institution, national banking association or trust company acting in its fiduciary capacity; or

               (iv) an account otherwise acceptable to the Rating Agencies without reduction or withdrawal of its then current ratings of the Certificates as evidenced by a letter from each Rating Agency to the Trustee. Eligible Accounts may bear interest.

         "ERISA": The Employee Retirement Income Security Act of 1974, as amended.

         "ERISA-Restricted Certificates": The Class A-R Certificate and the Subordinate Certificates.

         "Escrow Payments": The amounts constituting ground rents, taxes, assessments, water rates, fire and hazard insurance premiums and other payments required to be escrowed by the Mortgagor with the mortgagee pursuant to any Mortgage Loan.

         "Estate in Real Property": A fee simple estate in a parcel of real property.

         "Excess Loss": With respect to the Mortgage Loans, the amount of any
(i) Fraud Loss realized after the Fraud Loss Coverage Termination Date, (ii) Special Hazard Loss realized after the Special Hazard Coverage Termination Date or (iii) Bankruptcy Loss realized after the Bankruptcy Coverage Termination Date.

         "Excess Servicing Fee": As to each Loan Group, any Servicer and any Distribution Date, any Servicing Fee for such Servicer for such Loan Group and Distribution Date remaining after application to the Prepayment Interest Shortfall for such Loan Group and the related Prepayment Period.

         "Expense Fee Rate": The per annum rate at which the Expense Fee accrues for a Mortgage Loan, calculated on the Principal Balance of such Mortgage Loan.

         "Expense Fee" :The sum of (x) the Servicing Fee with respect to the applicable Servicer for the related Mortgage Loan and (y) the Trustee Fee for the related Mortgage Loan.

         "FDIC": The Federal Deposit Insurance Corporation or any successor thereto.

         "Fannie Mae": The Federal National Mortgage Association or any successor thereto.

         "Final Recovery Determination": With respect to any defaulted Mortgage Loan or any REO Property (other than a Mortgage Loan or REO Property purchased by the Seller or by the related Servicer pursuant to or as contemplated by Section 2.03 or 10.01 hereof), a determination made by such Servicer (and with respect to which written confirmation by a Servicing Officer of such Servicer shall have been received by the Trustee) that all Insurance Proceeds, Liquidation Proceeds and other payments or recoveries which such Servicer, in its reasonable good faith judgment, expects to be finally recoverable in respect thereof have been so recovered. Each Servicer shall maintain records, prepared by a Servicing Officer of such Servicer, of each Final Recovery Determination made by such Servicer.

         "Fitch":  Fitch IBCA, Inc. and its successors.

         "Foreclosure Price": The amount reasonably expected to be received from the sale of a Mortgaged Property net of any expenses associated with foreclosure proceedings.

         "Fraud Loan": A Liquidated Mortgage Loan as to which a Fraud Loss has occurred.

         "Fraud Losses": Realized Losses on any Mortgage Loans sustained by reason of a default arising from fraud, dishonesty or misrepresentation in connection with that Mortgage Loan.

         "Fraud Loss Coverage Amount": As of the Closing Date, $4,357,603 subject to reduction from time to time by the amount of Fraud Losses allocated to the Certificates. In addition, on each anniversary of the Cut-off Date, the Fraud Loss Coverage Amount will be reduced as follows: (a) on the first, second, third and fourth anniversaries of the Cut-off Date, to an amount equal to the lesser of (i) 1.00% of the then current Mortgage Pool Balance and (ii) the excess of the Fraud Loss Coverage Amount as of the preceding anniversary of the Cut-off Date (or, in the case of the first anniversary, as of the Cut-off Date) over the cumulative amount of Fraud Losses allocated to the Certificates since such preceding anniversary or the Cut-off Date, as the case may be; and (b) on the fifth anniversary of the Cut-off Date, to zero; provided, however, that the Fraud Loss Coverage Amount may also be reduced pursuant to a letter from each Rating Agency to the Trustee to the effect that any such reduction will not result in the downgrading of the then current ratings assigned by such Rating Agency to the Classes of Senior Certificates.

         "Fraud Loss Coverage Termination Date": The date on which the Fraud Loss Coverage Amount is reduced to zero.

         "Freddie Mac": The Federal Home Loan Mortgage Corporation or any successor thereto.

         "Greenwich Servicing Contract": That certain Master Servicing Agreement, dated as of May 13, 1997, as amended on December 30, 1998, by and between the Seller and MLCC, pursuant to which Cendant shall service the Cendant Loans and MLCC shall service the MLCC Loans; provided, however, that the Trustee shall be recognized as the "Owner" as that term is defined in the Greenwich Servicing Contract.

         "Gross Margin": With respect to each adjustable rate Mortgage Loan, the fixed percentage set forth in the related Mortgage Note that is added to the applicable Index on each Adjustment Date in accordance with the terms of the related Mortgage Note used to determine the Mortgage Rate for such Mortgage Loan.

         "Group I Mortgage Loan": A Mortgage Loan that is identified as such on the Mortgage Loan Schedule.

         "Group II Mortgage Loan": A Mortgage Loan that is identified as such on the Mortgage Loan Schedule.

         "Group III Mortgage Loan": A Mortgage Loan that is identified as such on the Mortgage Loan Schedule.

         "Independent": When used with respect to any specified Person, any such Person who (a) is in fact independent of the Depositor, each Servicer and their respective Affiliates, (b) does not have any direct financial interest in or any material indirect financial interest in the Depositor or any Servicer or any Affiliate thereof, and (c) is not connected with the Depositor or any Servicer or any Affiliate thereof as an officer, employee, promoter, underwriter, trustee, partner, director or Person performing similar functions; provided, however, that a Person shall not fail to be Independent of the Depositor or a Servicer or any Affiliate thereof merely because such Person is the beneficial owner of 1% or less of any class of securities issued by the Depositor or such Servicer or any Affiliate thereof, as the case may be.

         "Independent Contractor": Either (i) any Person (other than the Servicer) that would be an "independent contractor" with respect to the REMIC within the meaning of Section 856(d)(3) of the Code if the REMIC were a real estate investment trust (except that the ownership tests set forth in that section shall be considered to be met by any Person that owns, directly or indirectly, 35% or more of any Class of Certificates), so long as the REMIC does not receive or derive any income from such Person and provided that the relationship between such Person and the REMIC is at arm's length, all within the meaning of Treasury Regulation Section 1.856-4(b)(5), or (ii) any other Person (including the Servicer) if the Trustee has received an Opinion of Counsel to the effect that the taking of any action in respect of any REO Property by such Person, subject to any conditions therein specified, that is otherwise herein contemplated to be taken by an Independent Contractor will not cause such REO Property to cease to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code (determined without regard to the exception applicable for purposes of Section 860D(a) of the
Code), or cause any income realized in respect of such REO Property to fail to qualify as Rents from Real Property.

         "Index": With respect to each adjustable rate Mortgage Loan and each Adjustment Date, the index specified in the related Mortgage Note.

         "Initial Bankruptcy Coverage Amount":  $100,000.

         "Initial Certificate Balance": With respect to any Certificate other than a Class X Certificate, the amount designated "Initial Certificate Balance" on the face thereof.

         "Initial Certificate Notional Balance": With respect to any Class X Certificate, the amount designated "Initial Certificate Notional Balance" on the face thereof.

         "Initial Loan Group I Balance:  $138,287,755.35.

         "Initial Loan Group II Balance:  $37,460,235.21.

         "Initial Loan Group III Balance:  $42,129,151.38.

         "Insurance Proceeds": Proceeds of any title policy, hazard policy or other insurance policy covering a Mortgage Loan, to the extent such proceeds are not to be applied to the restoration of the related Mortgaged Property or released to the related Mortgagor in accordance with the procedures that the applicable Servicer would follow in servicing mortgage loans held for its own account, subject to the terms and conditions of the related Mortgage Note and Mortgage.

         "Interest Distributable Amount": With respect to any Distribution Date and each Class of Certificates (or, in the case of the Class X Certificates, each Class X Component), the sum of (i) the Monthly Interest Distributable Amount for that Class (or, in the case of the Class X Certificates, each Class X Component) and (ii) the Unpaid Interest Shortfall Amount for that Class (or, in the case of the Class X Certificates, each Class X Component).

         "Late Collections": With respect to any Mortgage Loan, all amounts received subsequent to the Determination Date immediately following any related Due Period, whether as late payments of Monthly Payments or as Insurance Proceeds, Liquidation Proceeds or otherwise, which represent late payments or collections of principal and/or interest due (without regard to any acceleration of payments under the related Mortgage and Mortgage Note) but delinquent on a contractual basis for such Due Period and not previously recovered.

         "Latest Possible Maturity Date": As determined as of the Cut-off Date, the Distribution Date following the fourth anniversary of the scheduled maturity date of the Mortgage Loan having the latest scheduled maturity date as of the Cut-off Date.

         "Liquidated Mortgage Loan": As to any Distribution Date, any Mortgage Loan in respect of which the related Servicer has determined, in accordance with the servicing procedures specified herein, as of the end of the related Prepayment Period, that all Liquidation Proceeds that it expects to recover with respect to the liquidation of such Mortgage Loan or disposition of the related REO Property have been recovered.

         "Liquidation Event": With respect to any Mortgage Loan, any of the following events: (i) such Mortgage Loan is paid in full; (ii) a Final Recovery Determination is made as to such Mortgage Loan; or (iii) such Mortgage Loan is removed from the Trust Fund by reason of its being purchased, sold or replaced pursuant to or as contemplated by Section 2.03 or Section
10.01. With respect to any REO Property, either of the following events: (i) a Final Recovery Determination is made as to such REO Property; or (ii) such REO Property is removed from the Trust Fund by reason of its being sold or purchased pursuant to Section 3.23 or Section 10.01 hereof.

         "Liquidation Proceeds": The amount (other than amounts received in respect of the rental of any REO Property prior to REO Disposition) received by the related Servicer in connection with (i) the taking of all or a part of a Mortgaged Property by exercise of the power of eminent domain or condemnation, (ii) the liquidation of a defaulted Mortgage Loan by means of a trustee's sale, foreclosure sale or otherwise, (iii) the liquidation of any related Additional Collateral, or (iv) the repurchase, substitution or sale of a Mortgage Loan or an REO Property pursuant to or as contemplated by Section 2.03, Section 3.23 or Section 10.01 hereof; provided that, with respect to a defaulted MLCC Loan that is also an Additional Collateral Mortgage Loan, "Liquidation Proceeds" shall also include the amount realized on the related Additional Collateral with respect to such Mortgage Loan.

         "Liquidation Report": A report to be provided by the applicable Servicer upon request by the Trustee substantially in the form attached hereto in Exhibit M.

         "Loan Group Available Funds": With respect to each Loan Group and any Distribution Date, an amount equal to (i) the sum of (a) the aggregate of the related Monthly Payments received on or prior to the related Determination Date (excluding Monthly Payments due in future Due Periods but received by the related Determination Date), (b) Liquidation Proceeds, Insurance Proceeds, Principal Prepayments and other unscheduled recoveries of principal and interest in respect of the Mortgage Loans in that Loan Group during the related Prepayment Period, (c) the aggregate of any amounts received in respect of a related REO Property withdrawn from any REO Account and deposited in the applicable Collection Accounts for such Distribution Date, (d) the aggregate of any amounts deposited in the applicable Collection Accounts by the applicable Servicers in respect of related Prepayment Interest Shortfalls for that Distribution Date, (e) the aggregate of the Purchase Prices and Substitution Adjustments deposited in the applicable Collection Accounts during the related Prepayment Period, (f) the aggregate of any related Advances made by the applicable Servicers for that Distribution Date, (g) the aggregate of any related advances made by the Trustee for that Distribution Date pursuant to Section 7.02 hereof and (h) the Termination Price allocable to such Loan Group on the Distribution Date on which the Trust is terminated; minus (ii) the sum of (x) related amounts reimbursable or payable to the applicable Servicers pursuant to Section 3.11(a) hereof, (y) the amount payable to the Trustee pursuant to Section 8.05 allocable to such Loan Group and (z) related amounts deposited in the applicable Collection Accounts or the Distribution Account, as the case may be, in error; plus (iii) the amount of any Transfer Payment Received for that Distribution Date; minus (iv) the amount of any Transfer Payment Made for that Distribution Date.

         "Loan-to-Collateral Value Ratio": With respect to each Mortgage Loan and any date of determination, a fraction, expressed as a percentage, the numerator of which is the Principal Balance of the Mortgage Loan at such date of determination less the Base Value of any related Additional Collateral and the denominator of which is the Value of the related Mortgaged Property.

         "Loan-to-Value Ratio": With respect to each Mortgage Loan and any date of determination, a fraction, expressed as a percentage, the numerator of which is the Principal Balance of the Mortgage Loan at such date of determination and the denominator of which is the Value of the related Mortgaged Property.

         "Loan Group": Any of Loan Group I, Loan Group II or Loan Group III, as the context requires.

         "Loan Group Balance": As to each Loan Group and any Distribution Date, the aggregate of the Principal Balances, as of the Due Date in the month preceding the month in which such Distribution Date occurs, of the Mortgage Loans in such Loan Group that were Outstanding Mortgage Loans on that Due Date.

         "Loan Group I": At any time, the Group I Mortgage Loans in the aggregate and any REO Properties acquired in respect thereof.

         "Loan Group II": At any time, the Group II Mortgage Loans in the aggregate and any REO Properties acquired in respect thereof.

         "Loan Group III": At any time, the Group III Mortgage Loans in the aggregate and any REO Properties acquired in respect thereof.

         "Losses":  As defined in Section 9.03 hereof.

         "Lost Note Affidavit": With respect to any Mortgage Loan as to which the original Mortgage Note has been permanently lost or destroyed and has not been replaced, an affidavit from the Seller certifying that the original Mortgage Note has been lost, misplaced or destroyed (together with a copy of the related Mortgage Note and indemnifying the Trust against any loss, cost or liability resulting from the failure to deliver the original Mortgage Note) in the form of Exhibit H hereto.

         "Lower Tier REMIC":  As defined in the Preliminary Statement.

         "Lower Tier REMIC Regular Interest": As defined in the Preliminary Statement.

         "Maintenance": With respect to any Cooperative Unit, the rent or fee paid by the Mortgagor to the Cooperative Corporation pursuant to the Proprietary Lease.

         "Majority Certificateholders": The Holders of Certificates evidencing at least 51% of the Voting Rights.

         "Maximum Mortgage Rate": With respect to each adjustable rate Mortgage Loan, the percentage set forth in the related Mortgage Note as the maximum Mortgage Rate thereunder.

         "MERS": Mortgage Electronic Registration Systems, Inc., a corporation organized and existing under the laws of the State of Delaware, or any successor thereto.

         "MERS Mortgage Loan": Any Mortgage Loan registered with MERS on the MERS System.

         "MERS System": The system of recording transfers of mortgages electronically maintained by MERS.

         "MIN":  The Mortgage Identification Number for any MERS Mortgage Loan.

         "Minimum Mortgage Rate": With respect to each adjustable rate Mortgage Loan, the percentage set forth in the related Mortgage Note as the minimum Mortgage Rate thereunder.

         "MLCC": Merrill Lynch Credit Corporation, a Delaware corporation, and its successors and assigns.

         "MLCC Loans": The Mortgage Loans identified in the Mortgage Loan Schedule as being serviced by MLCC (pursuant to the Greenwich Servicing Contract); provided, however, that as of August 1, 2000, the MLCC Loans shall not include the Servicing Transferred Loans.

         "MOM Loan": Any Mortgage Loan as to which MERS is acting as mortgagee, solely as nominee for the originator of such Mortgage Loan and its successors and assigns.

         "Monthly Interest Distributable Amount": With respect to each Class of Certificates (or, in the case of the Class X Certificates, each Class X Component) and for any Distribution Date, the amount of interest accrued during the related Accrual Period at the related Pass-Through Rate on the Class Certificate Principal Balance or Class Certificate Notional Balance (or Component Notional Balance) of that Class immediately prior to that Distribution Date.

         "Monthly Payment": With respect to any Mortgage Loan, the scheduled monthly payment of principal and interest on such Mortgage Loan that is payable by the related Mortgagor from time to time under the related Mortgage Note, determined: (a) after giving effect to (i) any Deficient Valuation and/or Debt Service Reduction with respect to such Mortgage Loan and (ii) any reduction in the amount of interest collectible from the related Mortgagor pursuant to the Relief Act; (b) without giving effect to any extension granted or agreed to by the related Servicer pursuant to Section 3.01 hereof; and (c) on the assumption that all other amounts, if any, due under such Mortgage Loan are paid when due.

         "Mortgage": The mortgage, deed of trust or other instrument creating a first lien on, or first priority security interest in, a Mortgaged Property securing a Mortgage Note.

         "Mortgage 1004 Loan": A MLCC Loan having at the time of origination a Loan-to-Value Ratio generally in excess of MLCC's maximum acceptable Loan-to-Value Ratio for such Mortgage Loan, which Mortgage Loan is secured by additional collateral in the form of a security interest in marketable securities having a market value, as of the date of such loan's origination, at least equal to the Original Additional Collateral Requirement.

         "Mortgage 1004 Pledge Agreement": With respect to each Mortgage 1004 Loan, the Mortgage 1004 Pledge Agreement for Securities Account between the Mortgagor under such Mortgage 1004 Loan and MLCC, pursuant to which such Mortgagor granted a security interest in various investment securities.

         "Mortgage File": The mortgage documents listed in Section 2.01 hereof pertaining to a particular Mortgage Loan and any additional documents required to be added to the Mortgage File pursuant to this Agreement.

         "Mortgage Loan": Each mortgage loan transferred and assigned to the Trustee pursuant to Section 2.01 or Section 2.03(d) hereof as from time to time held as a part of the Trust Fund, the Mortgage Loans so held being identified in the Mortgage Loan Schedule.

         "Mortgage Loan Purchase Agreement": The Agreement between the Seller and the Depositor, dated as of July 1, 2000, regarding the transfer of the Mortgage Loans by the Seller to or at the direction of the Depositor.

         "Mortgage Loan Schedule": As of any date, the list of Mortgage Loans included in the Trust Fund on such date, separately identifying the Group I Mortgage Loans, Group II Mortgage Loans and Group III Mortgage Loans, attached hereto as Schedule I. The Mortgage Loan Schedule shall be prepared by the Seller and shall set forth the following information with respect to each Mortgage Loan:

               (i)  the Mortgage Loan identifying number;

              (ii)  the Mortgagor's name;

             (iii) the street address of the Mortgaged Property including the state and five-digit ZIP code;

              (iv) a code indicating whether the Mortgaged Property was represented by the borrower, at the time of origination, as being owner-occupied;

               (v) a code indicating whether the Residential Dwelling constituting the Mortgaged Property is (a) a detached single family dwelling, (b) a dwelling in a PUD, (c) a condominium unit, (d) a two- to four-unit residential property, (e) a Cooperative Unit, (f) a townhouse or (g) other type of Residential Dwelling;

              (vi) if the related Mortgage Note permits the borrower to make Monthly Payments of interest only for a specified period of time, (a) the original number of such specified Monthly Payments and (b) the remaining number of such Monthly Payments as of the Cut-off Date;

             (vii)  the original months to maturity;

            (viii) the stated remaining months to maturity from the Cut-off Date based on the original amortization schedule;

              (ix)  the Loan-to-Value Ratio at origination;

               (x) the value of any Additional Collateral as of the Close of Business on the Cut-off Date;

              (xi)  the Loan-to-Collateral Value Ratio at origination;

             (xii) the Mortgage Rate in effect immediately following the Cut-off Date;

            (xiii) the date on which the first Monthly Payment is or was due on the Mortgage Loan;

             (xiv)  the stated maturity date;

              (xv)  the Servicing Fee Rate;

             (xvi)  [reserved]

            (xvii) the last Due Date on which a Monthly Payment was actually applied to the unpaid Stated Principal Balance;

           (xviii)  the original principal amount of the Mortgage Loan;

             (xix) the Stated Principal Balance of the Mortgage Loan on the Cut-off Date and a code indicating the purpose of the Mortgage Loan (i.e., purchase financing, rate/term refinancing, cash-out refinancing);

              (xx)  the Index and Gross Margin specified in related Mortgage
                    Note;

             (xxi)  the next Adjustment Date, if applicable;

            (xxii)  the maximum Mortgage Rate, if applicable;

           (xxiii)  the Value of the Mortgaged Property;

            (xxiv)  the sale price of the Mortgaged Property, if applicable;

             (xxv)  the product code;

            (xxvi) a code indicating whether the Mortgage Loan is a MERS Mortgage Loan;

           (xxvii) whether such Mortgage Loan was originated by MLCC, ABN AMRO, Countrywide or PHH; and

          (xxviii) whether such Mortgage Loan is a Cendant Loan, a Countrywide Loan, an ABN AMRO Loan or a MLCC Loan (and in the case of any MLCC Loan, whether such loan is a Servicing Transferred Loan).

         The Mortgage Loan Schedule, as in effect from time to time, shall set forth the following information, as of the Cut-off Date with respect to the Mortgage Loans sold by the Seller in the aggregate and by Loan Group: (1) the number of Mortgage Loans; (2) the current Principal Balance of the Mortgage Loans; (3) the weighted average Mortgage Rate of the Mortgage Loans; and (4) the weighted average maturity of the Mortgage Loans. The Mortgage Loan Schedule shall be amended from time to time by the Seller in accordance with the provisions of this Agreement.

         "Mortgage Note": The original executed note or other evidence of indebtedness evidencing the indebtedness of a Mortgagor under a Mortgage Loan.

         "Mortgage Pool Balance": As of any date, the aggregate of the Principal Balances of all the Mortgage Loans as of that date.

         "Mortgage Rate": With respect to each Mortgage Loan, the annual rate at which interest accrues on such Mortgage Loan from time to time in accordance with the provisions of the related Mortgage Note, which rate, with respect to any adjustable Mortgage Rate (A) as of any date of determination until the first Adjustment Date following the Cut-off Date shall be the rate set forth in the Mortgage Loan Schedule as the Mortgage Rate in effect immediately following the Cut-off Date and (B) as of any date of determination thereafter shall be the rate as adjusted on the most recent Adjustment Date, to equal the sum, rounded to the next highest 0.125% (as provided in the Mortgage Note), of the applicable Index, determined as set forth in the related Mortgage Note, plus the related Gross Margin subject to the limitations set forth in the related Mortgage Note. With respect to each Mortgage Loan that becomes an REO Property, as of any date of determination, the annual rate determined in accordance with the immediately preceding sentence as of the date such Mortgage Loan became an REO Property.

         "Mortgaged Property": The underlying property securing a Mortgage Loan, including any REO Property, consisting of (x) an Estate in Real Property improved by a Residential Dwelling or (y) in the case of a Cooperative Loan, the related Coop Shares and Proprietary Lease.

         "Mortgagor":  The obligor on a Mortgage Note.

         "Net Liquidation Proceeds": With respect to any Liquidated Mortgage Loan or any other disposition of related Mortgaged Property (including REO Property) the related Liquidation Proceeds net of Advances, related Servicing Advances, related Servicing Fees and any other accrued and unpaid servicing fees received and retained in connection with the liquidation of such Mortgage Loan or Mortgaged Property.

         "Net Loan Rate": With respect to any Mortgage Loan (or the related REO Property), as of any date of determination, a per annum rate of interest equal to the then applicable Mortgage Rate for such Mortgage Loan minus the Servicing Fee Rate.

         "Net Prepayment Interest Shortfalls": As to each Loan Group and any Distribution Date, the amount by which the aggregate of the Prepayment Interest Shortfalls for such Loan Group during the related Prepayment Period exceeds an amount equal to the aggregate Servicing Fee for such Loan Group for such Distribution Date before reduction of the Servicing Fee in respect of such Prepayment Interest Shortfalls.

         "Net WAC": With respect to each Loan Group and any Distribution Date, the average of the difference between (x) the Mortgage Rates of the Mortgage Loans in such Loan Group as of the first day of the month preceding the month of that Distribution Date (or, in the case of the first Distribution Date, the Cut-off Date), and (y) the related Expense Fee Rates, weighted on the basis of the related Principal Balances as of the first day of the month preceding the month in which such Distribution Date occurs (or, in the case of the first Distribution Date, as of the Cut-off Date).

         "New Lease": Any lease of REO Property entered into on behalf of the Trust, including any lease renewed or extended on behalf of the Trust if the Trust has the right to renegotiate the terms of such lease.

         "Nonrecoverable Advance": Any Advance or Servicing Advance previously made in respect of a Mortgage Loan or REO Property that, in the good faith business judgment of the Servicer, will not ultimately be recoverable from Late Collections, Insurance Proceeds or Liquidation Proceeds on such Mortgage Loan or REO Property as provided herein.

         "OC Condition": As to each Loan Group and any Distribution Date prior to the Senior Credit Support Depletion Date, an "OC Condition" shall exist if the aggregate Class Certificate Principal Balance of the Senior Certificates (other than the Class X Certificates) in the related Senior Certificate Group is reduced to zero and either (i) if such Distribution Date is prior to the Distribution Date in December 2003 and the aggregate Class Certificate Principal Balance of the Subordinate Certificates is less than 50% of the Original Subordinated Principal Balance or (ii) if such Distribution Date is on or after the Distribution Date in December 2003 and the aggregate Class Certificate Principal Balance of the Subordinate Certificates is less than 25% of the Original Subordinated Principal Balance.

         "Officers' Certificate": A certificate signed by the Chairman of the Board, the Vice Chairman of the Board, the President or a vice president (however denominated), and by the Treasurer, the Secretary, or one of the assistant treasurers or assistant secretaries of a Servicer, the Seller or the Depositor, as applicable.

         "One-Year CMT": The weekly average yield on United States Treasury securities adjusted to a constant maturity of one year as published by the Federal Reserve Board in Statistical Release H.15(519).

         "One-Year CMT Indexed": Indicates a Mortgage Loan that has an adjustable Mortgage Rate calculated on the basis of the One-Year CMT Index.

         "Opinion of Counsel": A written opinion of counsel, who may, without limitation, be a salaried counsel for the Depositor or a Servicer, acceptable to the Trustee, except that any opinion of counsel relating to (a) the qualification of the REMIC as a REMIC or (b) compliance with the REMIC Provisions must be an opinion of Independent counsel.

         "Optional Termination Date": The first Distribution Date on which the Class A-R Certificateholder may opt to terminate this Agreement pursuant to
Section 10.01 hereof.

         "Original Additional Collateral Requirement": With respect to any Additional Collateral Mortgage Loan, an amount equal to the Additional Collateral required by MLCC at the time of the origination of such Additional Collateral Mortgage Loan in order to achieve a Loan-to-Collateral Value Ratio for such Additional Collateral Mortgage Loan, generally equal to seventy percent (70%); for purposes of the Required Surety Payment, in no event shall the Original Additional Collateral Requirement for an Additional Collateral Mortgage Loan exceed thirty percent (30%) of its original principal balance.

         "Original Applicable Credit Support Percentage": With respect to each Class of Subordinate Certificates, the corresponding percentage set forth below opposite its Class designation:

                                   Class B-1               5.00%
                                   Class B-2               3.00%
                                   Class B-3               2.25%
                                   Class B-4               1.50%
                                   Class B-5               0.80%
                                   Class B-6               0.45%


         "Original Class Certificate Principal Balance": With respect to each Class of Certificates (other than the Class X Certificates), the corresponding amount set forth opposite the Class designation of such Class in the Preliminary Statement.

         "Original Class Certificate Notional Balance" With respect to the Class X Certificates, $217,877,141.

         "Original Subordinate Component Balance": With respect to each Subordinate Component, the amount set forth opposite its Subordinate Component designation:



                               B-1-I              $     2,764,776.00
                               B-1-II             $       748,939.00
                               B-1-III            $       842,285.00
                               B-2-I              $     1,035,839.00
                               B-2-II             $       280,594.00
                               B-2-III            $       315,567.00
                               B-3-I              $     1,035,839.00
                               B-3-II             $       280,594.00
                               B-3-III            $       315,567.00
                               B-4-I              $       967,290.00
                               B-4-II             $       262,026.00
                               B-4-III            $       294,684.00
                               B-5-I              $       483,645.00
                               B-5-II             $       131,013.00
                               B-5-III            $       147,342.00
                               B-6-I              $       625,846.00
                               B-6-II             $       169,533.00
                               B-6-III            $       190,662.94


         "Original Subordinated Principal Balance": The aggregate of the Original Class Certificate Principal Balances of the Classes of Subordinate Certificates.

         "Outstanding Mortgage Loan": As of any Due Date, a Mortgage Loan with a Stated Principal Balance greater than zero, that was not the subject of a Prepayment in Full prior to such Due Date and that did not become a Liquidated Mortgage Loan prior to such Due Date.

         "Ownership Interest": As to any Certificate, any ownership or security interest in such Certificate, including any interest in such Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial, as owner or as pledgee.

         "Parent Power(R) Agreement": With respect to each MLCC Loan that is a Parent Power(R) Mortgage Loan, a Parent Power(R) Guaranty and Security Agreement for Securities Account or a Parent Power(R) Guaranty Agreement for Real Estate.

         "Parent Power(R) Guaranty Agreement For Real Estate": With respect to an MLCC Loan that is a Parent Power(R) Mortgage Loan, an agreement between MLCC and a guarantor on behalf of the Mortgagor under such Parent Power(R) Mortgage Loan pursuant to which such guarantor guarantees the payment of certain losses under such Parent Power(R) Mortgage Loan, authorizes MLCC to draw on a home equity credit line to fund such guaranty and has secured such guaranty with a lien on residential real estate of the guarantor. The required amount of the collateral supporting such guaranty is at least equal to the Original Additional Collateral Requirement for such Parent Power(R) Mortgage Loan. For purposes of this definition, the Parent Power(R) Guaranty Agreement For Real Estate shall not include the rights of the mortgagee under the security instrument relating to the Equity Access(R) Account (as defined in the related Parent Power(R) Agreement) referred to therein, which rights have been retained by MLCC.

         "Parent Power(R) Guaranty And Security Agreement For Securities Account": With respect to an MLCC Loan that is a Parent Power(R) Mortgage Loan, an agreement between MLCC and a guarantor on behalf of the Mortgagor under such Parent Power(R) Mortgage Loan pursuant to which such guarantor guarantees the payment of certain losses under such Parent Power(R) Mortgage Loan and has granted a security interest to MLCC in certain marketable securities to collateralize such guaranty. The required amount of such collateral is at least equal to the Original Additional Collateral Requirement for such Parent Power(R) Mortgage Loan.

         "Parent Power(R) Mortgage Loan": An MLCC Loan having at the time of origination a Loan-to-Value Ratio generally in excess of MLCC's maximum acceptable Loan-to-Value Ratio for such Mortgage Loan, which Mortgage Loan is supported by a Parent Power(R) Agreement.

         "Partially Unrecognized Cooperative Loan": A Cooperative Loan for which a portion of the balance thereof is recognized by the related Cooperative Corporation.

         "Pass-Through Rate": With respect to each Class of Certificates and any Distribution Date, the Class IA-1 Certificate Pass-Through Rate, the Class IA-2 Certificate Pass-Through Rate, the Class IIA Certificate Pass-Through Rate, the Class IIIA Certificate Pass-Through Rate, the Class X Certificate Pass-Through Rate, the Class X-I Component Pass-Through Rate, the Class X-II Component Pass-Through Rate, the Class X-III Component Pass-Through Rate, the Class A-R Certificate Pass-Through Rate, the Subordinate Certificate Pass-Through Rate or the Subordinated Loan Group Pass-Through Rate, as applicable.

         "Paying Agent": Any paying agent appointed pursuant to Section 5.05 hereof.

         "Percentage Interest": With respect to any Certificate other than the Class A-R Certificate, a fraction, expressed as a percentage, the numerator of which is the Initial Certificate Balance or Initial Certificate Notional Balance represented by such Certificate and the denominator of which is the Original Class Certificate Principal Balance or Original Class Certificate Notional Balance of the related Class. With respect to the Class A-R Certificate, 100%.

         "Permitted Investments": Any one or more of the following obligations or securities acquired at a purchase price of not greater than par, regardless of whether issued or managed by the Depositor, a Servicer, the Seller, the Trustee or any of their respective Affiliates or for which an Affiliate of the Trustee serves as an advisor:

               (i) direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof, provided such obligations are backed by the full faith and credit of the United States;

               (ii) (A) demand and time deposits in, certificates of deposit of, bankers' acceptances issued by or federal funds sold by any depository institution or trust company (including the Trustee or its agent acting in their respective commercial capacities) incorporated under the laws of the United States of America or any state thereof and subject to supervision and examination by federal and/or state authorities, so long as, at the time of such investment or contractual commitment providing for such investment, such depository institution or trust company or its ultimate parent has a short-term uninsured debt rating in one of the two highest available rating categories of each Rating Agency and provided that each such investment has an original maturity of no more than 365 days and (B) any other demand or time deposit or deposit which is fully insured by the FDIC;

               (iii) repurchase obligations with a term not to exceed 30 days with respect to any security described in clause (i) above and entered into with a depository institution or trust company (acting as principal) rated A or higher by both Rating Agencies; provided, however, that collateral transferred pursuant to such repurchase obligation must be of the type described in clause (i) above and must (A) be valued daily at current market prices plus accrued interest or (B) pursuant to such valuation, be equal, at all times, to 105% of the cash transferred by the Trustee in exchange for such collateral and (C), be delivered to the Trustee or, if the Trustee is supplying the collateral, an agent for the Trustee, in such a manner as to accomplish perfection of a security interest in the collateral by possession of certificated securities;

               (iv) securities bearing interest or sold at a discount that are issued by any corporation incorporated under the laws of the United States of America or any State thereof and that are rated by the Rating Agencies in its highest long-term unsecured rating categories at the time of such investment or contractual commitment providing for such investment;

               (v) commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date not more than 30 days after the date of acquisition thereof) that is rated by the Rating Agencies in its highest short-term unsecured debt rating available at the time of such investment;

               (vi) units of money market funds registered under the Investment Company Act of 1940 including funds managed or advised by the Trustee or an affiliate thereof having the highest applicable rating from S&P and Fitch (if rated by Fitch); and

               (vii) if previously confirmed in writing to the Trustee, any other demand, money market or time deposit, or any other obligation, security or investment, as may be acceptable to the Rating Agencies in writing as a permitted investment of funds backing securities having ratings equivalent to its highest initial ratings of the Senior Certificates;

provided, however, that no instrument described hereunder shall evidence either the right to receive (a) only interest with respect to the obligations underlying such instrument or (b) both principal and interest payments derived from obligations underlying such instrument and the interest and principal payments with respect to such instrument provide a yield to maturity at par greater than 120% of the yield to maturity at par of the underlying obligations.

         "Permitted Transferee": Any Transferee of the Class A-R Certificate other than a Disqualified Organization or a non-U.S. Person.

         "Person": Any individual, corporation, partnership, limited liability company, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

         "PHH Originated Loans": The Mortgage Loans identified in the Mortgage Loan Schedule as having been originated by PHH Mortgage Services Corporation.

         "Physical Certificates": The Private Certificates and the Class A-R Certificate.

         "Pledged Asset Mortgage Servicing Agreement": The Pledged Asset Mortgage Servicing Agreement, dated May 13, 1996, between Merrill Lynch Credit Corporation and Greenwich Capital Financial Products, Inc.

         "Prepayment Assumption": 18% CPR, as defined in the Prospectus Supplement.

         "Prepayment Interest Shortfall": With respect to any Distribution Date, for each Mortgage Loan that was the subject of a Principal Prepayment during the related Prepayment Period, an amount equal to the excess of one month's interest at the applicable Net Loan Rate on the amount of such Principal Prepayment over the amount of interest (adjusted to the Net Loan
Rate) actually paid by the related Mortgagor with respect to such Prepayment Period. The obligations of each Servicer in respect of any Prepayment Interest Shortfall are set forth in Section 3.24.

         "Prepayment Period": With respect to any Distribution Date, the calendar month preceding the month in which such Distribution Date occurs.

         "Principal Balance": As to any Mortgage Loan, other than a Liquidated Mortgage Loan, and any day, the related Cut-off Date Principal Balance, minus all collections credited against the Principal Balance of such Mortgage Loan. For purposes of this definition, a Liquidated Mortgage Loan shall be deemed to have a Principal Balance equal to the Principal Balance of the related Mortgage Loan as of the final recovery of related Liquidation Proceeds and a Principal Balance of zero thereafter. As to any REO Property and any day, the Principal Balance of the related Mortgage Loan immediately prior to such Mortgage Loan becoming REO Property minus any REO Principal Amortization received with respect thereto on or prior to such day.

         "Principal Distribution Amount": With respect to each Loan Group and any Distribution Date, the (i) sum of (a) each scheduled payment of principal collected or advanced on the related Mortgage Loans by the applicable Servicers in respect of the related Due Period, (b) that portion of the Purchase Price, representing principal of any repurchased Mortgage Loan in such Loan Group, deposited to the applicable Collection Accounts during the related Prepayment Period, (c) the principal portion of any related Substitution Adjustments deposited in the applicable Collection Accounts during the related Prepayment Period, (d) the principal portion of all Insurance Proceeds received during the related Prepayment Period with respect to Mortgage Loans in that Loan Group that are not yet Liquidated Mortgage Loans, (e) the principal portion of all related Net Liquidation Proceeds received during the related Prepayment Period with respect to Liquidated Mortgage Loans in that Loan Group, (f) the principal portion of all partial and full principal prepayments of Mortgage Loans in that Loan Group applied by the applicable Servicers during the related Prepayment Period, and (g) on the Distribution Date on which the Trust is to be terminated pursuant to Section
10.01 hereof, that portion of the Termination Price in respect of principal for that Loan Group; plus (ii) the amount of any Transfer Payment Received for such Distribution Date; minus (iii) the amount of any Transfer Payment Made for such Distribution Date.

         "Principal Prepayment": Any payment of principal made by the Mortgagor on a Mortgage Loan that is received in advance of its scheduled Due Date and that is not accompanied by an amount of interest representing the full amount of scheduled interest due on any Due Date in any month or months subsequent to the month of prepayment.

         "Private Certificates": The Class B-4, Class B-5 and Class B-6 Certificates.

         "Pro Rata Senior Percentage": With respect to each Loan Group and any Distribution Date, the percentage equivalent of a fraction the numerator of which is the aggregate of the Class Certificate Principal Balances of the Classes of Senior Certificates relating to that Loan Group immediately prior to such Distribution Date and the denominator of which is the aggregate of the Stated Principal Balances of all Mortgage Loans in the Related Loan Group for such Distribution Date provided, however, that on any Distribution Date after a Senior Termination Date has occurred with respect to two Senior Certificate Groups, the Pro Rata Senior Percentage of the remaining Senior Certificates is the percentage equivalent of a fraction, the numerator of which is the aggregate of the Certificate Principal Balances of each remaining Class of Senior Certificates immediately prior to such date and the denominator of which is the aggregate of the Certificate Principal Balances of all Classes of Certificates, immediately prior to such date.

         "Pro Rata Share": As to any Distribution Date, the Subordinated Principal Distribution Amount and any Class of Subordinate Certificates, the portion of the Subordinated Principal Distribution Amount allocable to such Class, equal to the product of the Subordinated Principal Distribution Amount on such date and a fraction, the numerator of which is the related Class Certificate Principal Balance of that Class and the denominator of which is the aggregate of the Class Certificate Principal Balances of all the Classes of Subordinate Certificates.

         "Proprietary Lease": With respect to any Cooperative Unit, a lease or occupancy agreement between a Cooperative Corporation and the holder of the related Coop Shares.

         "Prospectus Supplement": That certain Prospectus Supplement dated July 26, 2000 relating to the initial sale of the Senior Certificates and the Class B-1, Class B-2 and Class B-3 Certificates.

         "Purchase Price": With respect to any Mortgage Loan or REO Property to be purchased pursuant to or as contemplated by Section 2.03 or Section
10.01 hereof, and as confirmed by an Officers' Certificate from the Seller or the related Servicer, as applicable, to the Trustee, an amount equal to the sum of (i) 100% of the Principal Balance thereof as of the date of purchase (or such other price as provided in Section 10.01), plus (ii) in the case of
(x) a Mortgage Loan, accrued interest on such Principal Balance at the applicable Net Loan Rate from the Due Date as to which interest was last covered by a payment by the Mortgagor or an Advance by the related Servicer, which payment or Advance had as of the date of purchase been distributed pursuant to Section 4.01 hereof, through the end of the calendar month in which the purchase is to be effected, and (y) an REO Property, the sum of (1) accrued interest on such Principal Balance at the applicable Net Loan Rate from the Due Date as to which interest was last covered by a payment by the Mortgagor or an Advance by the related Servicer through the end of the calendar month immediately preceding the calendar month in which such REO Property was acquired, plus (2) REO Imputed Interest for such REO Property for each calendar month commencing with the calendar month in which such REO Property was acquired and ending with the calendar month in which such purchase is to be effected, net of the total of all net rental income, Insurance Proceeds, Liquidation Proceeds and Advances that as of the date of purchase had been distributed as or to cover REO Imputed Interest pursuant to
Section 4.04 hereof, plus (iii) any unreimbursed Servicing Advances and Advances and any unpaid Servicing Fees allocable to such Mortgage Loan or REO Property, plus (iv) any amounts previously withdrawn from the Collection Account in respect of such Mortgage Loan or REO Property pursuant to Section
3.23 hereof, and plus (v) in the case of a Mortgage Loan required to be purchased pursuant to Section 2.03 hereof, expenses reasonably incurred or to be incurred by the related Servicer or the Trustee in respect of the breach or defect giving rise to the purchase obligation.

         "Put and Call Agreement": The Put and Call Agreement, dated as of July 1, 2000, between CDC Financial Products Inc. and the Trustee.

         "Put and Call Date": The Class IA-1 Put and Call Date, the Class IA-2 Put and Call Date or the Class IIIA Put and Call Date, as applicable.

         "Put and Call Determination Date": The Class IA-1 Put and Call Determination Date, the Class IA-2 Put and Call Determination Date or the Class IIIA Put and Call Determination Date, as applicable.

         "Put and Call Period": As to any Class IA-1, Class IA-2 or Class IIIA Certificates, the five (5) Business Day period ending at 5:00 p.m. New York City time on the related Put and Call Determination Date for such Class of Senior Certificates.

         "Put and Call Purchase Price": With respect to any Class IA-1, Class IA-2 or Class IIIA Certificate for which the related Certificateholder has exercised its Senior Put Option or CDC has exercised its Senior Call Option, the sum of (i) 100% of the outstanding Certificate Principal Balance of such Certificate on the related Put and Call Date (after giving effect to any principal distributions otherwise made on such date) plus (ii) accrued and unpaid interest thereon at the applicable Pass-Through Rate due on the related Put and Call Date (after giving effect to any interest distributions otherwise made on such date).

         "Qualified Insurer": A mortgage guaranty insurance company duly qualified as such under the laws of the state of its principal place of business and each state having jurisdiction over such insurer in connection with the insurance policy issued by such insurer, duly authorized and licensed in such states to transact a mortgage guaranty insurance business in such states and to write the insurance provided by the insurance policy issued by it, approved as a Fannie Mae-approved mortgage insurer and having a claims paying ability rating of at least "AA" or equivalent rating by a nationally recognized statistical rating organization. Any replacement insurer with respect to a Mortgage Loan must have at least as high a claims paying ability rating as the insurer it replaces had on the Closing Date.

         "Qualified Substitute Mortgage Loan": A mortgage loan substituted for a Deleted Mortgage Loan pursuant to the terms of this Agreement which must, on the date of such substitution, (i) have an outstanding principal balance, after application of all scheduled payments of principal and interest due during or prior to the month of substitution, not in excess of, and not more than 5% less than, the outstanding principal balance of the Deleted Mortgage Loan as of the Due Date in the calendar month during which the substitution occurs, (ii) have a Maximum Mortgage Rate not less than the Maximum Mortgage Rate of the Deleted Mortgage Loan, (iii) have a Gross Margin equal to or greater than the Gross Margin of the Deleted Mortgage Loan, (iv) have the same Index as the Deleted Mortgage Loan, (v) have its next Adjustment Date not more than two months after the next Adjustment Date of the Deleted Mortgage Loan,
(vi) have a remaining term to maturity not greater than (and not more than one year less than) that of the Deleted Mortgage Loan, (vii) be current as of the date of substitution, (viii) have a Loan-to-Value Ratio and a Loan-to-Collateral Value Ratio as of the date of substitution equal to or lower than the Loan-to-Value Ratio and the Loan-to-Collateral Value Ratio, respectively, of the Deleted Mortgage Loan as of such date, (ix) have a risk grading determined by the Seller to be at least equal to the risk grading assigned on the Deleted Mortgage Loan, (x) have been underwritten or re-underwritten by the Seller in accordance with the same underwriting criteria and guidelines as the Deleted Mortgage Loan and (xi) conform to each representation and warranty set forth in Section 2.04 hereof applicable to the Deleted Mortgage Loan. In the event that one or more mortgage loans are substituted for one or more Deleted Mortgage Loans, the amounts described in clause (i) hereof shall be determined on the basis of aggregate principal balances, the terms described in clause (vi) hereof shall be determined on the basis of weighted average remaining term to maturity, the Loan-to-Value Ratios described in clause (viii) hereof shall be satisfied as to each such mortgage loan, the risk gradings described in clause (ix) hereof shall be satisfied as to each such mortgage loan, and, except to the extent otherwise provided in this sentence, the representations and warranties described in clause (xi) hereof must be satisfied as to each Qualified Substitute Mortgage Loan or in the aggregate, as the case may be.

         "Rating Agencies": S&P and Fitch or their respective successors. If either such agency or its successors shall no longer be in existence, "Rating Agencies" shall include such nationally recognized statistical rating agency, or other comparable Person, as shall have been designated by the Depositor, notice of which designation shall be given to the Trustee and each Servicer.

         "Realized Loss": With respect to any Liquidated Mortgage Loan, the amount of loss realized equal to the portion of the Principal Balance remaining unpaid after application of all Net Liquidation Proceeds in respect of such Mortgage Loan.

         "Recognition Agreement": With respect to any Cooperative Loan, an agreement between the Cooperative Corporation and the originator of such Mortgage Loan which establishes the rights of such originator in the Cooperative Property.

         "Record Date": With respect to each Distribution Date and all Classes of Certificates, the last Business Day of the calendar month preceding the month in which such Distribution Date occurs.

         "Refinancing Mortgage Loan": Any Mortgage Loan originated in connection with the refinancing of an existing mortgage loan.

         "Regular Certificate": Any Certificate other than the Class A-R Certificate.

         "Related Class": With respect to each Subordinate Component, the Class of Subordinate Certificates having a corresponding Class designation.

         "Related Loan Group": With respect to the Class IA-1 Certificates and Class IA-2 Certificates, the Class A-R Certificate and the Subordinate Components and Class X Components having the "I" designation, Loan Group I; with respect to the Class IIA Certificates and the Subordinate Components and Class X Components having the "II" designation, Loan Group II; and with respect to the Class IIIA Certificates and the Subordinate Components and Class X Components having the "III" designation, Loan Group III.

         "Relief Act": The Soldiers' and Sailors Civil Relief Act of 1940, as amended.

         "Relief Act Reductions": With respect to any Distribution Date and any Mortgage Loan as to which there has been a reduction in the amount of interest collectible thereon for the most recently ended Due Period as a result of the application of the Relief Act, the amount, if any, by which (i) interest collectible on that Mortgage Loan during such Due Period is less than
(ii) one month's interest on the Principal Balance of such Mortgage Loan at the Loan Rate for such Mortgage Loan before giving effect to the application of the Relief Act.

         "REMIC": A "real estate mortgage investment conduit" within the meaning of Section 860D of the Code.

         "REMIC Provisions": Provisions of the federal income tax law relating to real estate mortgage investment conduits which appear at Section 860A through 860G of Subchapter M of Chapter 1 of the Code, and related provisions, and regulations and rulings promulgated thereunder, as the foregoing may be in effect from time to time.

         "Remittance Report": A report prepared by a Servicer and delivered to the Trustee pursuant to Section 4.05 hereof.

         "Rents from Real Property": With respect to any REO Property, gross income of the character described in Section 856(d) of the Code.

         "REO Account": The account or accounts maintained by a Servicer in respect of an REO Property pursuant to Section 3.23 hereof.

         "REO Disposition": The sale or other disposition of an REO Property on behalf of the Trust Fund.

         "REO Imputed Interest": As to any REO Property, for any calendar month during which such REO Property was at any time part of the Trust Fund, one month's interest at the applicable Net Loan Rate on the Principal Balance of such REO Property (or, in the case of the first such calendar month, of the related Mortgage Loan if appropriate) as of the Close of Business on the Due Date in such calendar month.

         "REO Principal Amortization": With respect to any REO Property, for any calendar month, the excess, if any, of (a) the aggregate of all amounts received in respect of such REO Property during such calendar month, whether in the form of rental income, sale proceeds (including, without limitation, that portion of the Termination Price paid in connection with a purchase of all of the Mortgage Loans and REO Properties pursuant to Section 10.01 hereof that is allocable to such REO Property) or otherwise, net of any portion of such amounts (i) payable pursuant to Section 3.23 hereof in respect of the proper operation, management and maintenance of such REO Property or (ii) payable or reimbursable to the applicable Servicer pursuant to Section 3.23 for unpaid Servicing Fees in respect of the related Mortgage Loan and unreimbursed Servicing Advances and Advances in respect of such REO Property or the related Mortgage Loan, over (b) the REO Imputed Interest in respect of such REO Property for such calendar month.

         "REO Property": A Mortgaged Property acquired by the applicable Servicer on behalf of the Trust Fund through foreclosure or deed-in-lieu of foreclosure, as described in Section 3.23 hereof.

         "Request for Release": A release signed by a Servicing Officer, in the form of Exhibit F attached hereto.

         "Required Surety Payment": With respect to any Additional Collateral Mortgage Loan that becomes a Liquidated Mortgage Loan, the lesser of (i) the related Additional Collateral Mortgage Loan Liquidation Shortfall and (ii) the excess, if any, of (a) the Original Additional Collateral Requirement with respect to such Mortgage Loan over (b) the net proceeds realized by MLCC from the related Additional Collateral.

         "Residential Dwelling": Any one of the following: (i) a detached one-family dwelling, (ii) a detached two- to four-family dwelling, (iii) a one-family dwelling unit in a condominium project, (iv) a manufactured home,
(v) a detached one-family dwelling in a planned unit development or (vi) a Cooperative Unit, none of which is a mobile home.

         "Responsible Officer": When used with respect to the Trustee, the Chairman or Vice Chairman of the Board of Directors or Trustees, the Chairman or Vice Chairman of the Executive or Standing Committee of the Board of Directors or Trustees, the President, any vice president, any assistant vice president, the Secretary, any assistant secretary, the Treasurer, any assistant treasurer, the Cashier, any assistant cashier, any trust officer or assistant trust officer, the Controller and any assistant controller or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and, with respect to a particular matter, to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

         "Restricted Classes":  As defined in Section 4.01(e).

         "S&P": Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., and its successors.

         "Seller": Greenwich Capital Financial Products, Inc., a Delaware corporation, and its successors in interest, in its capacity as seller under this Agreement.

         "Senior Call Option": The option of CDC to require each of the Class IA-1, Class IA-2 or Class IIIA Certificateholders to sell their Class of Senior Certificates to CDC or its designee on the related Put and Call Date, exercisable by CDC during the related Put and Call Period.

         "Senior Call Option Holder": CDC.

         "Senior Certificate": Any one of the Class IA-1, Class IA-2, Class IIA, Class IIIA or Class X Certificates or the Class A-R Certificate as designated on the face thereof, substantially in the form annexed hereto as Exhibit A, Exhibit B or Exhibit C, as applicable, executed, authenticated and delivered by the Trustee, representing the right to distributions as set forth herein and therein.

         "Senior Certificate Group": Any of (x) the Class IA-1 and Class IA-2 Certificates, the Class A-R Certificate and the Class X-I Component; (y) the Class IIA Certificates and the Class X-II Component or (z) the Class III Certificates and the Class X-III Component, as applicable.

         "Senior Certificateholder":  Any Holder of a Senior Certificate.

         "Senior Credit Support Depletion Date": The date on which the Class Certificate Principal Balance of each Class of Subordinate Certificates has been reduced to zero.

         "Senior Percentage": Except as described below, with respect to each Loan Group and any Distribution Date before August 2010, 100%. The Senior Percentage for each Loan Group and any Distribution Date occurring (i) before August 2010 but in or after July 2003 on which the Two Times Test is satisfied, or (ii) in or after August 2010, is the Pro Rata Senior Percentage. If the Two Times Test is satisfied prior to July 2003, the Senior Percentage for each Loan Group is the Pro Rata Senior Percentage for such Loan Group plus 50% of an amount equal to 100% minus the related Pro Rata Senior Percentage. With respect to any Distribution Date after the Senior Termination Date has occurred with respect to a Senior Certificate Group, the Senior Percentage for such Senior Certificate Group will equal 0%.

         "Senior Prepayment Percentage": With respect to each Loan Group and any Distribution Date during the ten years beginning on the first Distribution Date, 100%. Except as provided herein, the Senior Prepayment Percentage for each Loan Group and any Distribution Date occurring on or after the tenth anniversary of the first Distribution Date will be as follows: (i) from August 2010 through July 2011, the related Senior Percentage plus 70% of the related Subordinate Percentage for that Distribution Date; (ii) from August 2011 through July 2012, the related Senior Percentage plus 60% of the related Subordinate Percentage for that Distribution Date; (iii) from August 2012 through July 2013, the related Senior Percentage plus 40% of the related Subordinate Percentage for that Distribution Date; (iv) from August 2013 through July 2014, the related Senior Percentage plus 20% of the related Subordinate Percentage for that Distribution Date; and (v) from and after August 2014, the related Senior Percentage for that Distribution Date; provided, however, that there shall be no reduction in the Senior Prepayment Percentage unless both Step Down Conditions are satisfied; and provided, further, that if on any Distribution Date the Senior Percentage exceeds the initial Pro Rata Senior Percentage for such Loan Group, the Senior Prepayment Percentage for that Distribution Date will again equal 100%.

         Notwithstanding the above, if on any Distribution Date the Two Times Test is satisfied, the Senior Prepayment Percentage for each Loan Group will equal the related Senior Percentage.

         "Senior Principal Distribution Amount": With respect to each Loan Group and any Distribution Date, the sum of:

                    (1) the related Senior Percentage of all amounts described in clauses (i)(a) through (i)(d) and (i)(g) of the definition of "Principal Distribution Amount" for that Distribution Date;

                    (2) with respect to each Mortgage Loan in that Loan Group
               which became a Liquidated Mortgage Loan during the related Prepayment Period, the lesser of

                         (x) the related Senior Percentage of the Stated Principal Balance of that Mortgage Loan and either

                         (y) the related Senior Prepayment Percentage of the amount of the Net Liquidation Proceeds allocable to principal received with respect to that Mortgage Loan

                          or

                         (z)  if an Excess Loss was sustained with
                              respect to such Liquidated Mortgage Loan during such related Prepayment Period, the related Senior Percentage of the amount of Net Liquidation Proceeds allocable to principal received with respect to that Mortgage Loan;

                    (3) the related Senior Prepayment Percentage of the
               amounts described in clause (i)(f) of the definition of "Principal Distribution Amount" for that Loan Group and Distribution Date; and

                    (4) the amount of any Transfer Payment Received for that
               Distribution Date;

provided, however, that if a Bankruptcy Loss that is an Excess Loss is sustained with respect to any Mortgage Loan that is not a Liquidated Mortgage Loan, such Senior Principal Distribution Amount will be reduced on such Distribution Date by the related Senior Percentage of the principal portion of such Bankruptcy Loss; and provided, further, that on any Distribution Date after a Senior Termination Date has occurred with respect to two Senior Certificate Groups, the Senior Principal Distribution Amount for the remaining Senior Certificate Group will be calculated pursuant to the above formula based on all the Mortgage Loans rather than the Mortgage Loans in the Related Loan Group only.

         "Senior Put Option": With respect to each Class IA-1, Class IA-2 and Class IIIA Certificateholder , if any, that shall have acquired the right to require CDC to purchase such Certificateholder's Class of Senior Certificates on the related Put and Call Date, such right as shall be exercisable by such Holders during the related Put and Call Period.

         "Senior Termination Date": For each Senior Certificate Group, the Distribution Date on which the aggregate of the Class Certificate Principal Balances of the related Senior Certificates is reduced to zero.

         "Servicer": Either of Countrywide or ABN AMRO, as the context requires, or any successor servicer appointed as herein provided.

         "Servicer Affiliate": A Person (i) controlling, controlled by or under common control with a Servicer or which is 50% or more owned by a Servicer and (ii) which is qualified to service residential mortgage loans.

         "Servicer Event of Termination": One or more of the events described in Section 7.01 hereof.

         "Servicer Remittance Date": With respect to any Distribution Date, the 18th day of the calendar month of such Distribution Date or, if the 18th day is not a Business Day, the first Business Day after the 18th day, commencing in August 2000.

         "Servicing Account": With respect to each Servicer, the account or accounts created and maintained by such Servicer pursuant to Section 3.09 hereof.

         "Servicing Advances": With respect to any Servicer, all customary, reasonable and necessary "out of pocket" costs and expenses (including reasonable attorneys' fees and expenses) incurred by such Servicer in the performance of its servicing obligations, including, but not limited to, the cost of (i) the preservation, restoration, inspection and protection of the related Mortgaged Property, (ii) any enforcement or judicial proceedings, including foreclosures, (iii) the management and liquidation of the related REO Property and (iv) compliance with the obligations under Sections 3.01, 3.09, 3.16, and 3.23 hereof.

         "Servicing Fee": With respect to each Servicer and each Mortgage Loan serviced by such Servicer and for any calendar month, an amount equal to one month's interest (or in the event of any payment of interest which accompanies a Principal Prepayment made by the Mortgagor during such calendar month, interest for the number of days covered by such payment of interest) at the applicable Servicing Fee Rate on the Stated Principal Balance of such Mortgage Loan (or, if applicable, the REO Property related to such Mortgage Loan) as of the first day of such calendar month. The Servicing Fee for any Servicer may be retained by any related Sub-Servicer as its servicing compensation.

         "Servicing Fee Rate": With respect to each Mortgage Loan, the per annum servicing fee rate set forth on the Mortgage Loan Schedule.

         "Servicing Officer": Any officer of a Servicer involved in, or responsible for, the administration and servicing of Mortgage Loans, whose name and specimen signature appear on a list of servicing officers furnished by such Servicer to the Trustee and the Depositor on the Closing Date, as such list may from time to time be amended.

         "Servicing Standard":  The standards set forth in Section 3.01 hereof.

         "Servicing Transferred Loans": The MLCC Loans that shall become Cendant Loans as of August 1, 2000, as identified in the Mortgage Loan Schedule.

         "Six-Month LIBOR": The average of interbank offered rates for six-month U.S. dollar deposits in the London market based on quotations of major banks.

         "Six-Month LIBOR Indexed": Indicates a Mortgage Loan that has an adjustable Mortgage Rate calculated on the basis of the Six-Month LIBOR Index.

         "Special Hazard Coverage Termination Date": The date on which the Special Hazard Loss Coverage Amount is reduced to zero.

         "Special Hazard Loss": Any Realized Loss suffered by a Mortgaged Property on account of direct physical loss but not including (i) any loss of a type covered by a hazard insurance policy or a flood insurance policy required to be maintained with respect to such Mortgaged Property pursuant to
Section 3.14 hereof to the extent of the amount of such loss covered thereby, or (ii) any loss caused by or resulting from:

         (a)   normal wear and tear;

         (b) fraud, conversion or other dishonest act on the part of the Trustee, a Servicer or any of their agents or employees (without regard to any portion of the loss not covered by any errors and omissions policy);

         (c) errors in design, faulty workmanship or faulty materials, unless the collapse of the property or a part thereof ensues and then only for the ensuing loss;

         (d) nuclear or chemical reaction or nuclear radiation or radioactive or chemical contamination, all whether controlled or uncontrolled, and whether such loss be direct or indirect, proximate or remote or be in whole or in part caused by, contributed to or aggravated by a peril covered by the definition of the term "Special Hazard Loss";

         (e) hostile or warlike action in time of peace and war, including action in hindering, combating or defending against an actual, impending or expected attack:

               1. by any government or sovereign power, de jure or de facto, or by any authority maintaining or using military, naval or air forces; or

               2.  by military, naval or air forces; or

               3. by an agent of any such government, power, authority or forces;

         (f) any weapon of war employing nuclear fission, fusion or other radioactive force, whether in time of peace or war; or

         (g) insurrection, rebellion, revolution, civil war, usurped power or action taken by governmental authority in hindering, combating or defending against such an occurrence, seizure or destruction under quarantine or customs regulations, confiscation by order of any government or public authority or risks of contraband or illegal transportation or trade.

         "Special Hazard Loss Coverage Amount": With respect to the first Distribution Date, $6,197,559. With respect to any Distribution Date after the first Distribution Date, the lesser of (a) the greatest of (i) 1% of the aggregate of the Principal Balances of the Mortgage Loans, (ii) twice the Principal Balance of the largest Mortgage Loan and (iii) the aggregate of the Principal Balances of the Mortgage Loans secured by Mortgaged Properties located in the single five-digit ZIP code area in the State of California having the highest aggregate Principal Balance of any such ZIP code area and
(b) the Special Hazard Loss Coverage Amount as of the Closing Date less the amount, if any, of Special Hazard Losses allocated to the Certificates since the Closing Date; provided, however, that the Special Hazard Loss Coverage Amount may also be reduced pursuant to a letter from each Rating Agency to the Trustee to the effect that any such reduction will not result in the downgrading of the then current ratings assigned by such Rating Agency to the Classes of Senior Certificates. All Principal Balances for the purpose of this definition will be calculated as of the first day of the calendar month preceding the month of such Distribution Date after giving effect to scheduled payments on the Mortgage Loans then due, whether or not paid.

         "Special Hazard Mortgage Loan": A Liquidated Mortgage Loan as to which a Special Hazard Loss has occurred.

         "Startup Day":  As defined in Section 9.01(b) hereof.

         "Stated Principal Balance": With respect to any Mortgage Loan: (a) as of the Distribution Date in August 2000, the outstanding Principal Balance of such Mortgage Loan as of the Cut-off Date, (b) thereafter as of any date of determination up to and including the Distribution Date on which the proceeds, if any, of a Liquidation Event with respect to such Mortgage Loan would be distributed, the outstanding principal balance of such Mortgage Loan as of the Cut-off Date, as shown in the Mortgage Loan Schedule, minus, in the case of each Mortgage Loan, the sum of (i) the principal portion of each Monthly Payment due on a Due Date subsequent to the Cut-off Date, to the extent received from the Mortgagor or advanced by the applicable Servicer and distributed pursuant to Section 4.01 hereof before such date of determination,
(ii) all Principal Prepayments received after the Cut-off Date, to the extent distributed pursuant to Section 4.01 before such date of determination, (iii) all Liquidation Proceeds and Insurance Proceeds applied by the applicable Servicer as recoveries of principal in accordance with the provisions of
Section 3.16 hereof, to the extent distributed pursuant to Section 4.01 before such date of determination, and (iv) any Realized Loss incurred with respect thereto as a result of a Deficient Valuation made during or prior to the Due Period for the most recent Distribution Date preceding such date of determination; and (c) as of any date of determination subsequent to the Distribution Date on which the proceeds, if any, of a Liquidation Event with respect to such Mortgage Loan would be distributed, zero. With respect to any REO Property: (x) as of any date of determination up to and including the Distribution Date on which the proceeds, if any, of a Liquidation Event with respect to such REO Property would be distributed, an amount (not less than zero) equal to the Stated Principal Balance of the related Mortgage Loan as of the date on which such REO Property was acquired on behalf of the Trust Fund, minus the aggregate amount of REO Principal Amortization in respect of such REO Property for all previously ended calendar months, to the extent distributed pursuant to Section 4.01 before such date of determination; and
(y) as of any date of determination subsequent to the Distribution Date on which the proceeds, if any, of a Liquidation Event with respect to such REO Property would be distributed, zero. For purposes of calculating the Servicing Fee for any Mortgage Loan, the Stated Principal Balance shall not be reduced by item (b)(iv) above.

         "Step Down Conditions": As of the first Distribution Date as to which any decrease in any Senior Prepayment Percentage applies, (i) the outstanding Principal Balance of all Mortgage Loans 60 days or more Delinquent (averaged over the preceding six month period), as a percentage of the aggregate of the Class Certificate Principal Balances of the Classes of Subordinate Certificates on such Distribution Date, does not equal or exceed 50% and (ii) cumulative Realized Losses with respect to the Mortgage Loans do not exceed
(a) with respect to each Distribution Date from August 2010 through July 2011, 30% of the Original Subordinated Principal Balance, (b) with respect to each Distribution Date from August 2011 through July 2012, 35% of the Original Subordinated Principal Balance, (c) with respect to each Distribution Date from August 2012 through July 2013, 40% of the Original Subordinated Principal Balance, (d) with respect to each Distribution Date from August 2013 through July 2014, 45% of the Original Subordinated Principal Balance and (e) with respect to each Distribution Date from and after August 2014, 50% of the Original Subordinated Principal Balance.

         "Subordinate Certificate": Any one of the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 or Class B-6 Certificates as designated on the face thereof substantially in the form annexed hereto as Exhibit C, executed by the Trustee and authenticated and delivered by the Trustee, representing the right to distributions as set forth herein and therein.

         "Subordinate Certificate Pass-Through Rate": With respect to (a) each Class of Subordinate Certificates and any Distribution Date, the rate per annum equal to the weighted average of the Net WACs for Loan Group I, Loan Group II and Loan Group III (weighted on the basis of the respective Subordinated Loan Group Balances); provided, however, that the Subordinate Certificate Pass-Through Rate for the first Distribution Date shall be 7.72406%.

         "Subordinate Component": With respect to each Class of Subordinate Certificates and any Distribution Date, the portion of the Class Certificate Principal Balance of such Class on such Distribution Date that is allocable to Loan Group I, Loan Group II or Loan Group III, as applicable. The designation "I", "II" or "III" appearing after the corresponding Loan Group designation is used to indicate a Subordinate Component allocable to Loan Group I, Loan Group II and Loan Group III, respectively.

         "Subordinate Component Balance": With respect to each Subordinate Component and any Distribution Date, the Original Subordinate Component Balance of such Subordinate Component as reduced by the sum of (x) all amounts attributable to the Related Loan Group and distributed in respect of principal of the Related Class on all prior Distribution Dates and (y) all Realized Losses, Bankruptcy Losses, Special Hazard Losses, Fraud Losses and Excess Losses, if any, attributable to the Related Loan Group and allocated to the Related Class on all prior Distribution Dates.

         "Subordinate Percentage": With respect to the Subordinate Components relating to each Loan Group and any Distribution Date, the difference between 100% and the Senior Percentage for such Loan Group and Distribution Date; provided, however, that on any Distribution Date occurring after a Senior Termination Date has occurred with respect to two Senior Certificate Groups, the Subordinate Percentage will represent the entire interest of the Subordinate Certificates in the Mortgage Loans and will equal the difference between 100% and the Senior Percentage for such Distribution Date.

         "Subordinate Prepayment Percentage": With respect to each Loan Group and any Distribution Date, the difference between 100% and the related Senior Prepayment Percentage for that Distribution Date.

         "Subordinated Loan Group Balance": For Loan Group I, the excess of the Loan Group Balance of Loan Group I over the sum of the Class Certificate Principal Balances of the Class IA-1 Certificates, the Class IA-2 Certificates and the Class A-R Certificate; for Loan Group II, the excess of the Loan Group Balance of Loan Group II over the Class Certificate Principal Balance of the Class IIA Certificates; and for Loan Group III, the excess of the Loan Group Balance of Loan Group III over the Class Certificate Principal Balance of the Class IIIA Certificates.

         "Subordinated Loan Group Pass-Through Rate": With respect to a Loan Group, the related Net WAC for the Loan Group.

         "Subordinated Principal Distribution Amount": With respect to each Loan Group and any Distribution Date, an amount equal to (x) the sum of:

                    (1) the related Subordinate Percentage of all amounts
               described in clauses (i)(a) through (i)(d) and (i)(g) of the definition of "Principal Distribution Amount" for that Loan Group and Distribution Date;

                    (2) with respect to each Mortgage Loan in that Loan Group
               that became a Liquidated Mortgage Loan during the related Prepayment Period the amount of the Net Liquidation Proceeds allocated to principal received with respect thereto remaining after application thereof pursuant to clause (2) of the definition of "Senior Principal Distribution Amount" for that Loan Group and Distribution Date, up to the related Subordinate Percentage of the Stated Principal Balance of such Mortgage Loan; and

                    (3) the related Subordinated Prepayment Percentage of all
               amounts described in clause (i)(f) of the definition of "Principal Distribution Amount" for that Loan Group and Distribution Date;

minus (y) any Transfer Payment Made for that Distribution Date; provided, however, that if a Bankruptcy Loss that is an Excess Loss is sustained with respect to any Mortgage Loan that is not a Liquidated Mortgage Loan, such Subordinated Principal Distribution Amount will be reduced on such Distribution Date by the related Subordinate Percentage of the principal portion of such Bankruptcy Loss and provided, further, that on any Distribution Date occurring after a Senior Termination Date has occurred with respect to two Senior Certificate Groups, the Subordinated Principal Distribution Amount will not be calculated by Loan Group but will equal the amount calculated pursuant to the formula set forth above based on the applicable Subordinate Percentage or Subordinate Prepayment Percentage, as applicable, for such Distribution Date with respect to all the Mortgage Loans rather than the Mortgage Loans in the Related Loan Group only.

         "Sub-Servicer": Any Person with which any Servicer has entered into a Sub-Servicing Agreement and which meets the qualifications of a Sub-Servicer pursuant to Section 3.02.

         "Sub-Servicing Account": An account established by a Sub-Servicer that meets the requirements set forth in Section 3.08 and is otherwise acceptable to the Servicer.

         "Sub-Servicing Agreement": The written contract between a Servicer and a Sub-Servicer relating to servicing and administration of certain Mortgage Loans as provided in Section 3.02.

         "Substitution Adjustment":  As defined in Section 2.03(d) hereof.

         "Surety": Ambac Assurance Corporation (formerly known as AMBAC Indemnity Corporation), or any successor thereto, as issuer of the Certificate Guaranty Surety Bond.

         "Tax Matters Person": The tax matters person appointed pursuant to
Section 9.01(e) hereof.

         "Tax Returns": The federal income tax return on Internal Revenue Service Form 1066, U.S. Real Estate Mortgage Investment Conduit Income Tax Return, including Schedule Q thereto, Quarterly Notice to Residual Interest Holders of the REMIC Taxable Income or Net Loss Allocation, or any successor forms, to be filed on behalf of the Trust in its capacity as a REMIC under the REMIC Provisions, together with any and all other information reports or returns that may be required to be furnished to the Certificateholders or filed with the Internal Revenue Service or any other governmental taxing authority under any applicable provisions of federal, state or local tax laws.

         "Termination Price":  As defined in Section 10.01(a) hereof.

         "Transfer": Any direct or indirect transfer or sale of any Ownership Interest in the Class A-R Certificate.

         "Transfer Affidavit":  As defined in Section 5.02(e)(ii) hereof.

         "Transfer Condition": As to each Loan Group and any Distribution Date prior to the Senior Credit Support Depletion Date, the existence of an OC Condition or a UC Condition. No Loan Group can have both an OC Condition and a UC Condition simultaneously.

         "Transfer Payment Made": As to any Distribution Date prior to the Senior Credit Support Depletion Date (as long as any Class of Senior Certificates is still outstanding) and (a) a Loan Group with an OC Condition, the Principal Distribution Amount for such Loan Group and Distribution Date; or (b) a Loan Group if any other Loan Group has a UC Condition, the Subordinated Principal Distribution Amount for such Loan Group or Loan Groups, up to the amount necessary to eliminate the UC Condition in such other Loan Group or Loan Groups or (c) a Loan Group with an OC Condition and any other Loan Group has a UC Condition, the Principal Distribution Amount for such Loan Group and Distribution Date.

         "Transfer Payment Received": As to any Distribution Date prior to the Senior Credit Support Depletion Date (as long as any Class of Senior Certificates is still outstanding) and (x) a Loan Group with an OC Condition, zero, and (y) a Loan Group with a UC Condition or a Loan Group, if any other Loan Group has an OC Condition, the amount of the Transfer Payment Made for such Distribution Date by such other Loan Group or Loan Groups. If more than one Loan Group is entitled to receive a transfer payment pursuant to clause
(y) of this definition of "Transfer Payment Received," the related Transfer Payment made by the other Loan Group shall be allocated between those two Loan Groups on the basis of the Class Certificate Principal Balances of the Class or Classes of Senior Certificates (other than the Class X Certificates) in the respective Senior Certificate Groups related to those two Loan Groups.

         "Trust": HarborView Mortgage Loan Trust 2000-1, the trust created hereunder.

         "Trust Fund": The segregated pool of assets subject hereto, constituting the primary trust created hereby and to be administered hereunder, with respect to which a REMIC election is to be made, such Trust Fund consisting of: (i) such Mortgage Loans as from time to time are subject to this Agreement, together with the Mortgage Files relating thereto, and together with all collections thereon and proceeds thereof, (ii) any REO Property, together with all collections thereon and proceeds thereof, (iii) the Trustee's rights with respect to the Mortgage Loans under all insurance policies required to be maintained pursuant to this Agreement and any proceeds thereof, (iv) the Depositor's rights under the Mortgage Loan Purchase Agreement (including any security interest created thereby); (v) the Depositor's security interest in the Additional Collateral, (vi) each Collection Account, the Distribution Account (subject to the last sentence of this definition), any REO Account and such assets that are deposited therein from time to time and any investments thereof, together with any and all income, proceeds and payments with respect thereto, (vii) the Certificate Guaranty Surety Bond, (viii) all right, title and interest of the Depositor in and to the Pledged Asset Mortgage Servicing Agreement, each Mortgage 1004 Pledge Agreement and each Parent Power(R) Agreement and (ix) all right, title and interest of the Seller in and to the Greenwich Servicing Contract. Notwithstanding the foregoing, however, the Trust Fund specifically excludes
(1) all payments and other collections of interest due on the Mortgage Loans on or before the Cut-off Date and principal received before the Cut-off Date (except any principal collected as part of a payment due on or after the Cut-off Date) and (2) all income and gain realized from Permitted Investments of funds on deposit in the Collection Account and the Distribution Account.

         "Trustee": Bankers Trust Company of California, N.A., a national banking association, or any successor trustee appointed as herein provided.

         "Trustee Fee": As to any Distribution Date, an amount equal to one-twelfth of the Trustee Fee Rate multiplied by the aggregate of the Stated Principal Balances of all the Mortgage Loans as of the beginning of the related Due Period.

         "Trustee Fee Rate": 0.015% per annum.

         "Two Times Test": As to any Distribution Date, (i) the Aggregate Subordinate Percentage is at least two times the Aggregate Subordinate Percentage as of the Closing Date; (ii) the aggregate of the Principal Balances of all Mortgage Loans delinquent 60 days or more (averaged over the preceding six-month period), as a percentage of the aggregate of the Class Certificate Principal Balances of the Subordinate Certificates, does not equal or exceed 50%; and (iii) cumulative Realized Losses do not exceed 30% of the Original Subordinated Principal Balance.

         "UC Condition": As to each Loan Group and any Distribution Date prior to the Senior Credit Support Depletion Date, a "UC Condition" shall exist if the aggregate Class Certificate Principal Balance of the Senior Certificates in the related Senior Certificate Group is greater than the Loan Group Balance of the Related Loan Group.

         "Uninsured Cause": Any cause of damage to a Mortgaged Property such that the complete restoration of such property is not fully reimbursable by the hazard insurance policies required to be maintained pursuant to Section
3.14 hereof.

         "United States Person" or "U.S. Person": A citizen or resident of the United States, a corporation, partnership or other entity treated as a corporation or partnership for federal income tax purposes (other than a partnership that is not treated as a U.S. Person pursuant to any applicable Treasury regulations) created or organized in, or under the laws of, the United States, any state thereof or the District of Columbia, or an estate the income of which from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust. The term "United States" shall have the meaning set forth in Section 7701 of the Code or successor provisions.

         "Unpaid Interest Shortfall Amount": With respect to each Class of Certificates (or, in the case of the Class X Certificates, the Class X Components) and (i) the first Distribution Date, zero, and (ii) any Distribution Date after the first Distribution Date, the amount, if any, by which (a) the sum of (1) the Monthly Interest Distributable Amount for that Class (or, in the case of the Class X Certificates, the Class X Components) for the immediately preceding Distribution Date and (2) the outstanding Unpaid Interest Shortfall Amount, if any, for that Class (or, in the case of the Class X Certificates, the Class X Components) for such preceding Distribution Date exceeds (b) the aggregate amount distributed on that Class (or, in the case of the Class X Certificates, the Class X Components) in respect of interest pursuant to clause (a) of this definition on the preceding Distribution Date.

         "Unrecognized Cooperative Loan": A Cooperative Loan which is not recognized by the related Cooperative Corporation.

         "Upper Tier REMIC": As defined in the Preliminary Statement.

         "Upper Tier REMIC Regular Interest": As defined in the Preliminary Statement.

         "Value": With respect to any Mortgage Loan and the related Mortgaged Property, the lesser of:

                  (i) the value of such Mortgaged Property as determined by an appraisal made for the originator of the Mortgage Loan at the time of origination of the Mortgage Loan by an appraiser who met the minimum requirements of Fannie Mae and Freddie Mac; and

                 (ii) the purchase price paid for the related Mortgaged Property by the Mortgagor with the proceeds of the Mortgage Loan;

provided, however, that in the case of a Refinancing Mortgage Loan, such value of the Mortgaged Property is based solely upon the value determined by an appraisal made for the originator of such Refinancing Mortgaged Loan at the time of origination by an appraiser who met the minimum requirements of Fannie Mae and Freddie Mac.

         "Voting Rights": The portion of the voting rights of all of the Certificates which is allocated to any Certificate. For so long as the Class X Certificates are outstanding, 1% of the voting rights shall be allocated to the Class X Certificates (such Voting Rights to be allocated among the Holders of Class X Certificates in accordance with their respective Percentage Interests) and the remainder of the voting rights (or 100% thereof when the Class X Certificates are no longer outstanding) shall be allocated among the Classes of Certificates other than the Class X Certificates, pro rata, based on a fraction, expressed as a percentage, the numerator of which is the Class Certificate Principal Balance of such Class and the denominator of which is the aggregate of the Class Certificate Principal Balances then outstanding; provided, however, that the Class A-R Certificate and the Subordinate Certificates shall not be entitled to any voting rights for so long as any Senior Certificates (other than the Class A-R Certificate) remain outstanding; and, provided further, that when none of the Regular Certificates is outstanding, 100% of the voting rights shall be allocated to the Holder of the Class A-R Certificate. The voting rights allocated to a Class of Certificates shall be allocated among all Holders of such Class, pro rata, based on a fraction the numerator of which is the Certificate Balance or Certificate Notional Balance of each Certificate of such Class and the denominator of which is the Class Certificate Principal Balance or Class Certificate Notional Balance of such Class; provided, however, that any Certificate registered in the name of the Servicer, the Depositor or the Trustee or any of their respective affiliates shall not be included in the calculation of Voting Rights.

         SECTION 1.02.  Accounting.

         Unless otherwise specified herein, for the purpose of any definition or calculation, whenever amounts are required to be netted, subtracted or added or any distributions are taken into account such definition or calculation and any related definitions or calculations shall be determined without duplication of such functions.

                                  ARTICLE II

                         CONVEYANCE OF MORTGAGE LOANS;
                       ORIGINAL ISSUANCE OF CERTIFICATES

         SECTION 2.01.  Conveyance of Mortgage Loans.

         The Depositor, concurrently with the execution and delivery hereof, does hereby transfer, assign, set over and otherwise convey to the Trustee without recourse for the benefit of the Certificateholders all the right, title and interest of the Seller in and to the Greenwich Servicing Contract and all the right, title and interest of the Depositor, including any security interest therein for the benefit of the Depositor, in and to (i) each Mortgage Loan identified on the Mortgage Loan Schedule, including the related Cut-off Date Principal Balance, all interest due thereon after the Cut-off Date and all collections in respect of interest and principal due after the Cut-off Date; (ii) any real property that secured each such Mortgage Loan and that has been acquired by foreclosure or deed in lieu of foreclosure; (iii) the Depositor's interest in any insurance policies in respect of the Mortgage Loans; (iv) the Depositor's security interest in the Additional Collateral;
(v) all proceeds of any of the foregoing; and (vi) all other assets included or to be included in the Trust Fund. Such assignment includes all interest and principal due to the Depositor or any Servicer after the Cut-off Date with respect to the Mortgage Loans.

         In connection with such transfer and assignment, the Seller, on behalf of the Depositor, does hereby deliver on the Closing Date, unless otherwise specified in this Section 2.01, to, and deposit with the Trustee the following documents or instruments with respect to each Mortgage Loan (a "Mortgage File") so transferred and assigned:

         (i) the original Mortgage Note, endorsed either on its face or by allonge attached thereto in the following form: "Pay to the order of Bankers Trust Company of California, N.A., as Trustee under the Pooling and Servicing Agreement, dated as of July 1, 2000, HarborView Mortgage Loan Trust 2000-1, Mortgage Pass-Through Certificates, Series 2000-1, without recourse", or with respect to any lost Mortgage Note, an original Lost Note Affidavit stating that the original mortgage note was lost, misplaced or destroyed, together with a copy of the related mortgage note; provided, however, that such substitutions of Lost Note Affidavits for original Mortgage Notes may occur only with respect to Mortgage Loans in each Loan Group, the aggregate Cut-off Date Principal Balance of which is less than or equal to 2% of the Cut-off Date Aggregate Principal Balance of such Loan Group;

         (ii) except with respect to a Cooperative Loan and except as provided below, for each Mortgage Loan that is not a MERS Mortgage Loan, the original Mortgage, and in the case of each MERS Mortgage Loan, the original Mortgage, noting the presence of the MIN for that Mortgage Loan and either language indicating that the Mortgage Loan is a MOM Loan if the Mortgage Loan is a MOM Loan, or if such Mortgage Loan was not a MOM Loan at origination, the original Mortgage and the assignment to MERS, in each case with evidence of recording thereon, and the original recorded power of attorney, if the Mortgage was executed pursuant to a power of attorney, with evidence of recording thereon or, if such Mortgage or power of attorney has been submitted for recording but has not been returned from the applicable public recording office, has been lost or is not otherwise available, a copy of such Mortgage or power of attorney, as the case may be, certified to be a true and complete copy of the original submitted for recording;

        (iii) except with respect to a Cooperative Loan, in the case of each Mortgage Loan that is not a MERS Mortgage Loan, an original Assignment of Mortgage, in form and substance acceptable for recording. The Mortgage shall be assigned to "Bankers Trust Company of California, N.A., as Trustee";

         (iv) in the case of each Mortgage Loan that is not a MERS Mortgage Loan, an original copy of any intervening Assignment of Mortgage showing a complete chain of assignments;

         (v) except with respect to a Cooperative Loan, the original or a certified copy of lender's title insurance policy;

         (vi) the original or copies of each assumption, modification, written assurance or substitution agreement, if any; and

         (vii) in the case of a Cooperative Loan, the originals of the following documents or instruments:

               (A) except for Partially Unrecognized Cooperative Loans, the Coop Shares, together with a stock power in blank;

               (B)  the executed Security Agreement;

               (C) except for Partially Unrecognized Cooperative Loans, the executed Proprietary Lease;


               (D) except for Partially Unrecognized Cooperative Loans, the executed Recognition Agreement;

               (E) except for Partially Unrecognized Cooperative Loans, the executed UCC-1 financing statement with evidence of recording thereon which have been filed in all places required to perfect the Seller's interest in the Coop Shares and the Proprietary Lease; and

               (F) except for Partially Unrecognized Cooperative Loans, executed UCC-3 financing statements or other appropriate UCC financing statements required by state law, evidencing a complete and unbroken line from the mortgagee to the Trustee with evidence of recording thereon (or in a form suitable for recordation).

In addition, in connection with the assignment of any MERS Mortgage Loan, the Seller agrees that it will cause, at the Seller's expense, the MERS(R) System to indicate that such Mortgage Loans have been assigned by the Seller to the Trustee in accordance with this Agreement for the benefit of the Certificateholders by including (or deleting, in the case of Mortgage Loans that are repurchased in accordance with this Agreement) in such computer files the information required by the MERS(R) System to identify the series of the Certificates issued in connection with the transfer of such Mortgage Loans of the HarborView Mortgage Loan Trust 2000-1. Each Servicer hereby agrees that it will not alter the codes referenced in this paragraph with respect to any Mortgage Loan serviced by it during the term of this Agreement unless and until such Mortgage Loan is repurchased in accordance with the terms of this Agreement.

         The Seller shall deliver the required documents to the Trustee prior to the Closing Date. In the case of the documents referred to in Section 2.01(iii), however, the Seller has delivered a copy of each Assignment of Mortgage certified by the Seller to be a true and complete copy of the original and, within two Business Days after the Closing Date, the Seller will deliver each original Assignment of Mortgage to the applicable public recording office for recordation.

The Trustee agrees to execute and deliver to the Depositor on or prior to the Closing Date an acknowledgment of receipt of the original Mortgage Note (with any exceptions noted), substantially in the form attached as Exhibit G-3 hereto.

         If, as of the Closing Date, any of the documents referred to in
Section 2.01(ii) or (iv) above has been submitted for recording but either (x) has not been returned from the applicable public recording office or (y) has been lost or such public recording office has retained the original of such document, the obligations of the Seller to deliver such documents shall be deemed to be satisfied upon (1) delivery to the Trustee, no later than the Closing Date, of a copy of each such document certified by the Seller in the case of (x) above or the applicable public recording office in the case of (y) above to be a true and complete copy of the original that was submitted for recording and (2) if such copy is certified by the Seller, delivery to the Trustee, promptly upon receipt thereof, of either the original or a copy of such document certified by the applicable public recording office to be a true and complete copy of the original. If the original lender's title insurance policy, or a certified copy thereof, was not delivered pursuant to Section 2.01(v) above, the Seller shall deliver or cause to be delivered to the Trustee the original or a copy of a written commitment or interim binder or preliminary report of title issued by the title insurance or escrow company, with the original or a certified copy thereof to be delivered to the Trustee, promptly upon receipt thereof. The Seller shall deliver or cause to be delivered to the Trustee, promptly upon receipt thereof, any other documents constituting a part of a Mortgage File received with respect to any Mortgage Loan sold to the Depositor by the Seller, including, but not limited to, any original documents evidencing an assumption or modification of any Mortgage Loan.

         Upon discovery or receipt of notice of any materially defective document in, or that a document is missing from, a Mortgage File, the Seller shall have 90 days to cure such defect or deliver such missing document to the Trustee. If the Seller does not cure such defect or deliver such missing document within such time period, the Seller shall either repurchase or substitute for such Mortgage Loan in accordance with Section 2.03 hereof. The Seller shall cause the Assignments of Mortgage referred to in Section 2.01(iii) hereof and, to the extent necessary, in Section 2.01(iv) hereof to be recorded; provided, however, that the Seller need not cause to be recorded any Assignment which relates to a Mortgage Loan in any jurisdiction under the laws of which, as evidenced by an Opinion of Counsel delivered by the Seller to the Trustee and the Rating Agencies, the recordation of such Assignment is not necessary to protect the Trustee's interest in the related Mortgage Loan. The Seller shall be required to deliver such Assignments for recording within 30 days of the Closing Date. The Seller shall furnish the Trustee, or its designated agent, with a copy of each Assignment of Mortgage submitted for recording. In the event that any such Assignment is lost or returned unrecorded because of a defect therein, the Seller shall promptly have a substitute Assignment prepared or have such defect cured, as the case may be, and thereafter cause each such Assignment to be duly recorded.

         The Depositor herewith delivers to the Trustee an executed copy of the Mortgage Loan Purchase Agreement.

         Each Servicer, solely with respect to the Mortgage Loans that it services, shall forward to the Trustee original documents evidencing an assumption, modification, consolidation or extension of any such Mortgage Loan entered into in accordance with this Agreement within two weeks of their execution; provided, however, that the applicable Servicer shall provide the Trustee with a certified true copy of any such document submitted for recordation within two weeks of its execution, and shall provide the original of any document submitted for recordation or a copy of such document certified by the appropriate public recording office to be a true and complete copy of the original within 270 days of its submission for recordation. In the event that the applicable Servicer cannot provide a copy of such document certified by the public recording office within such 270 day period, such Servicer shall deliver to the Trustee, within such 270 day period, an Officers' Certificate of such Servicer which shall (A) identify the recorded document, (B) state that the recorded document has not been delivered to the Trustee due solely to a delay caused by the public recording office, (C) state the amount of time generally required by the applicable recording office to record and return a document submitted for recordation, if known, and (D) specify the date the applicable recorded document is expected to be delivered to the Trustee, if known, and, upon receipt of a copy of such document certified by the public recording office, such Servicer shall immediately deliver such document to the Trustee. In the event that the appropriate public recording office will not certify as to the accuracy of such document, the applicable Servicer shall deliver a copy of such document certified by an officer of such Servicer to be a true and complete copy of the original to the Trustee.

         SECTION 2.02.  Acceptance by Trustee.

         The Trustee acknowledges the receipt, subject to the provisions of
Section 2.01 and subject to the review described below and any exceptions noted on the exception report described in the next paragraph below, of the documents referred to in Section 2.01 above and all other assets included in the definition of "Trust Fund" and declares that it holds and will hold such documents and the other documents delivered to it constituting a Mortgage File, and that it holds or will hold all such assets and such other assets included in the definition of "Trust Fund" in trust for the exclusive use and benefit of all present and future Certificateholders.

         The Trustee further agrees, for the benefit of the Certificateholders, to review each Mortgage File delivered to it and to certify and deliver to the Depositor, each Servicer and each Rating Agency in substantially the form attached hereto as Exhibit G-1, within 45 days after the Closing Date (or, with respect to any document delivered after the Startup Day, within 45 days of receipt and with respect to any Qualified Substitute Mortgage, within 45 days after the assignment thereof) that, as to each Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage Loan paid in full or any Mortgage Loan specifically identified in the exception report annexed thereto as not being covered by such certification),
(i) all documents required to be delivered to it pursuant Section 2.01 of this Agreement are in its possession, (ii) such documents have been reviewed by it and have not been mutilated, damaged or torn and relate to such Mortgage Loan and (iii) based on its examination and only as to the foregoing, the information set forth in the Mortgage Loan Schedule that corresponds to items
(i) and (ii) of the Mortgage Loan Schedule accurately reflects information set forth in the Mortgage File. It is herein acknowledged that, in conducting such review, the Trustee is under no duty or obligation to inspect, review or examine any such documents, instruments, certificates or other papers to determine that they are genuine, enforceable, or appropriate for the represented purpose or that they have actually been recorded or that they are other than what they purport to be on their face.

         Prior to the first anniversary date of this Agreement, the Trustee shall deliver to the Depositor and each Servicer a final certification in the form annexed hereto as Exhibit G-2 evidencing the completeness of the Mortgage Files, with any applicable exceptions noted thereon.

         If, in the process of reviewing the Mortgage Files and making or preparing, as the case may be, the certifications referred to above, the Trustee finds any document or documents constituting a part of a Mortgage File to be missing or defective in any material respect, at the conclusion of its review the Trustee shall so notify the Seller, the Depositor and the related Servicer. In addition, upon the discovery by the Seller, the Depositor or a Servicer (or upon receipt by the Trustee of written notification of such breach) of a breach of any of the representations and warranties made by the Seller in the Mortgage Loan Purchase Agreement in respect of any Mortgage Loan that materially adversely affects such Mortgage Loan or the interests of the related Certificateholders in such Mortgage Loan, the party discovering such breach shall give prompt written notice to the other parties to this Agreement.

         The Depositor and the Trustee intend that the assignment and transfer herein contemplated constitute a sale of the Mortgage Loans, the related Mortgage Notes and the related documents, conveying good title thereto free and clear of any liens and encumbrances, from the Depositor to the Trustee and that such property not be part of the Depositor's estate or property of the Depositor in the event of any insolvency by the Depositor. In the event that such conveyance is deemed to be, or to be made as security for, a loan, the parties intend that the Depositor shall be deemed to have granted and does hereby grant to the Trustee a first priority perfected security interest in all of the Depositor's right, title and interest in and to the Mortgage Loans, the related Mortgage Notes and the related documents, and that this Agreement shall constitute a security agreement under applicable law.

         SECTION 2.03.  Repurchase or Substitution of Mortgage Loans by the
Seller.

         (a) Upon discovery or receipt of written notice of any materially defective document in, or that a document is missing from, a Mortgage File or of the breach by the Seller of any representation, warranty or covenant under the Mortgage Loan Purchase Agreement or in Section 2.04 or Section 2.08 hereof in respect of any Mortgage Loan which materially adversely affects the value of that Mortgage Loan or the interest therein of the Certificateholders, the Trustee shall promptly notify the Seller and the related Servicer of such defect, missing document or breach and request that the Seller deliver such missing document or cure such defect or breach within 90 days from the date that the Seller was notified of such missing document, defect or breach, and if the Seller does not deliver such missing document or cure such defect or breach in all material respects during such period, the Trustee shall enforce the Seller's obligation under the Mortgage Loan Purchase Agreement and cause the Seller to repurchase that Mortgage Loan from the Trust Fund at the Purchase Price on or prior to the Determination Date following the expiration of such 90 day period (subject to Section 2.03(e) below); provided, however, that, in connection with any such breach that could not reasonably have been cured within such 90 day period, if the Seller shall have commenced to cure such breach within such 90 day period, the Seller shall be permitted to proceed thereafter diligently and expeditiously to cure the same within the additional period provided under the Mortgage Loan Purchase Agreement; and, provided further, that, in the case of the breach of any representation, warranty or covenant made by the Seller in Section 3.01 of the Mortgage Loan Purchase Agreement, the Seller shall be obligated to cure such breach or purchase the affected Mortgage Loans. The Purchase Price for the repurchased Mortgage Loan shall be deposited in the applicable Collection Account, and the Trustee, upon receipt of written certification from the related Servicer of such deposit, shall release to the Seller the related Mortgage File and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as the Seller shall furnish to it and as shall be necessary to vest in the Seller any Mortgage Loan released pursuant hereto and the Trustee shall have no further responsibility with regard to such Mortgage File (it being understood that the Trustee shall have no responsibility for determining the sufficiency of such assignment for its intended purpose). In lieu of repurchasing any such Mortgage Loan as provided above, the Seller may cause such Mortgage Loan to be removed from the Trust Fund (in which case it shall become a Deleted Mortgage Loan) and substitute one or more Qualified Substitute Mortgage Loans in the manner and subject to the limitations set forth in Section 2.03(d) below. It is understood and agreed that the obligation of the Seller to cure or to repurchase (or to substitute for) any Mortgage Loan as to which a document is missing, a material defect in a constituent document exists or as to which such a breach has occurred and is continuing shall constitute the sole remedy against the Seller respecting such omission, defect or breach available to the Trustee on behalf of the Certificateholders.

         The Trustee shall enforce the obligations of the Seller under the Mortgage Loan Purchase Agreement including, without limitation, any obligation of the Seller to purchase a Mortgage Loan on account of missing or defective documentation or on account of a breach of a representation, warranty or covenant as described in this Section 2.03(a).

         (b) If pursuant to the provisions of Section 2.03(a), the Seller repurchases or otherwise removes from the Trust Fund a Mortgage Loan that is a MERS Mortgage Loan, the Seller shall either (i) cause MERS to execute and deliver an Assignment of Mortgage in recordable form to transfer the Mortgage from MERS to the Seller and shall cause such Mortgage to be removed from registration on the MERS(R) System in accordance with MERS' rules and regulations or (ii) cause MERS to designate on the MERS(R) System the Seller or its designee as the beneficial holder of such Mortgage Loan.

         (c) Within 90 days of the earlier of discovery by a Servicer or receipt of notice by such Servicer of the breach of any representation, warranty or covenant of such Servicer set forth in Section 2.05 that materially and adversely affects the interests of the Certificateholders in any Mortgage Loan, such Servicer shall cure such breach in all material respects.

         (d) Any substitution of Qualified Substitute Mortgage Loans for Deleted Mortgage Loans made pursuant to Section 2.03(a) above must be effected prior to the last Business Day that is within two years after the Closing Date. As to any Deleted Mortgage Loan for which the Seller substitutes a Qualified Substitute Mortgage Loan or Loans, such substitution shall be effected by the Seller delivering to the Trustee, for such Qualified Substitute Mortgage Loan or Loans, the Mortgage Note, the Mortgage, the Assignment to the Trustee, and such other documents and agreements, with all necessary endorsements thereon, as are required by Section 2.01 hereof, together with an Officers' Certificate stating that each such Qualified Substitute Mortgage Loan satisfies the definition thereof and specifying the Substitution Adjustment (as described below), if any, in connection with such substitution; provided, however, that, in the case of any Qualified Substitute Mortgage Loan that is a MERS Mortgage Loan, the Seller shall provide such documents and take such other action with respect to such Qualified Substitute Mortgage Loans as are required pursuant to Section 2.01 hereof. The Trustee shall acknowledge receipt for such Qualified Substitute Mortgage Loan or Loans and, within 45 days thereafter, shall review such documents as specified in
Section 2.02 hereof and deliver to the related Servicer, with respect to such Qualified Substitute Mortgage Loan or Loans, a certification substantially in the form attached hereto as Exhibit G-1, with any exceptions noted thereon. Within one year of the date of substitution, the Trustee shall deliver to the related Servicer a certification substantially in the form of Exhibit G-2 hereto with respect to such Qualified Substitute Mortgage Loan or Loans, with any exceptions noted thereon. Monthly Payments due with respect to Qualified Substitute Mortgage Loans in the month of substitution are not part of the Trust Fund and will be retained by the Seller. For the month of substitution, distributions to Certificateholders will reflect the collections and recoveries in respect of such Deleted Mortgage Loan in the Due Period preceding the month of substitution and the Depositor or the Seller, as the case may be, shall thereafter be entitled to retain all amounts subsequently received in respect of such Deleted Mortgage Loan. The Seller shall give or cause to be given written notice to the Certificateholders that such substitution has taken place, shall amend the Mortgage Loan Schedule to reflect the removal of such Deleted Mortgage Loan from the terms of this Agreement and the substitution of the Qualified Substitute Mortgage Loan or Loans and shall deliver a copy of such amended Mortgage Loan Schedule to the Trustee. Upon such substitution, such Qualified Substitute Mortgage Loan or Loans shall constitute part of the Trust Fund and shall be subject in all respects to the terms of this Agreement and, in the case of a substitution effected by the Seller, the Mortgage Loan Purchase Agreement, including, in the case of a substitution effected by the Seller all representations and warranties thereof included in the Mortgage Loan Purchase Agreement and all representations and warranties thereof set forth in Section 2.04 hereof, in each case as of the date of substitution.

         For any month in which the Seller substitutes one or more Qualified Substitute Mortgage Loans for one or more Deleted Mortgage Loans that are serviced by a given Servicer, such Servicer shall determine the amount (each, a "Substitution Adjustment"), if any, by which the aggregate Purchase Price of all such Deleted Mortgage Loans exceeds the aggregate, as to each such Qualified Substitute Mortgage Loan, of the principal balance thereof as of the date of substitution, together with one month's interest on such principal balance at the applicable Net Loan Rate. On the date of such substitution, the Seller will deliver or cause to be delivered to such Servicer for deposit in the related Collection Account an amount equal to the related Substitution Adjustment, if any, and the Trustee, upon receipt of the related Qualified Substitute Mortgage Loan or Loans and certification by such Servicer of such deposit, shall release to the Seller the related Mortgage File or Files and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as the Seller shall deliver to it and as shall be necessary to vest therein any Deleted Mortgage Loan released pursuant hereto.

         In addition, the Seller shall obtain at its own expense and deliver to the Trustee an Opinion of Counsel to the effect that such substitution (either specifically or as a class of transactions) will not cause (a) any federal tax to be imposed on the Trust Fund, including without limitation, any federal tax imposed on "prohibited transactions" under Section 860F(a)(l) of the Code or on "contributions after the startup date" under Section 860G(d)(l) of the Code, or (b) the REMIC to fail to qualify as a REMIC at any time that any Certificate is outstanding. If such Opinion of Counsel can not be delivered, then such substitution may only be effected at such time as the required Opinion of Counsel can be given.

         (e) Upon discovery by the Seller, a Servicer or the Trustee that any Mortgage Loan does not constitute a "qualified mortgage" within the meaning of
Section 860G(a)(3) of the Code, the party discovering such fact shall within two Business Days give written notice thereof to the other parties. In connection therewith, the Seller shall repurchase or, subject to the limitations set forth in Section 2.03(d), substitute one or more Qualified Substitute Mortgage Loans for the affected Mortgage Loan within 90 days of the earlier of discovery or receipt of such notice with respect to such affected Mortgage Loan. Any such repurchase or substitution shall be made in the same manner as set forth in Section 2.03(a) above, if made by the Seller. The Trustee shall reconvey to the Seller the Mortgage Loan to be released pursuant hereto in the same manner, and on the same terms and conditions, as it would a Mortgage Loan repurchased for breach of a representation or warranty.

         SECTION 2.04. Representations and Warranties of the Seller with Respect to the Mortgage Loans.

         The Seller hereby represents and warrants to the Trustee for the benefit of the Certificateholders that, as of the Closing Date or as of such other date specifically provided herein, the representations and warranties made by the Seller pursuant to Section 3.01 of the Mortgage Loan Purchase Agreement are hereby being made to the Trustee and are true and correct as of the Closing Date.

         With respect to the representations and warranties incorporated in this Section 2.04 that are made to the best of the Seller's knowledge or as to which the Seller has no knowledge, if it is discovered by the Depositor, the Seller, a Servicer or the Trustee that the substance of such representation and warranty is inaccurate and such inaccuracy materially and adversely affects the value of the related Mortgage Loan or the interest therein of the Certificateholders then, notwithstanding the Seller's lack of knowledge with respect to the substance of such representation and warranty being inaccurate at the time the representation or warranty was made, such inaccuracy shall be deemed a breach of the applicable representation or warranty.

         Within 90 days of its discovery or its receipt of notice of any such missing or materially defective documentation or any such breach of a representation or warranty, the Seller shall promptly deliver such missing document or cure such defect or breach in all material respects or, in the event such defect or breach cannot be cured, the Seller shall repurchase the affected Mortgage Loan or cause the removal of such Mortgage Loan from the Trust Fund and substitute for it one or more Qualified Substitute Mortgage Loans, in either case, in accordance with Section 2.03 hereof.

         It is understood and agreed that the representations and warranties incorporated in this Section 2.04 shall survive delivery of the Mortgage Files to the Trustee and shall inure to the benefit of the Certificateholders notwithstanding any restrictive or qualified endorsement or assignment. Upon discovery by any of the Depositor, a Servicer, the Seller or the Trustee of a breach of any of the foregoing representations and warranties which materially and adversely affects the value of any Mortgage Loan or the interests therein of the Certificateholders, the party discovering such breach shall give prompt written notice to the other parties, and in no event later than two Business Days from the date of such discovery. It is understood and agreed that the obligations of the Seller set forth in Section 2.03(a) hereof to cure, substitute for or repurchase a related Mortgage Loan pursuant to the Mortgage Loan Purchase Agreement constitute the sole remedies available to the Certificateholders or to the Trustee on their behalf respecting a breach of the representations and warranties incorporated in this Section 2.04.

         SECTION 2.05.  Representations, Warranties and Covenants of the
Servicers.

         (a) Each of Countrywide and ABN AMRO, as a Servicer, hereby makes on behalf of itself only the representations and warranties set forth in Schedule II hereto, and by this reference incorporated herein, to the Depositor and the Trustee, as of the Closing Date or as of such date specifically provided therein.

         (b) Each Servicer hereby covenants to the Depositor and the Trustee for itself only as follows:

               (i) the Servicer shall comply in the performance of its obligations under this Agreement in all material respects with all reasonable rules and requirements of the insurer under each insurance policy in respect of a Mortgage Loan that it services; and

               (ii) neither this Agreement nor any written information, certificate of an officer, statement furnished in writing or written report delivered to the Depositor, any affiliate of the Depositor or the Trustee and prepared by the Servicer pursuant to this Agreement contains any untrue statement of a material fact.

         (c) It is understood and agreed that the representations, warranties and covenants set forth in this Section 2.05 shall survive delivery of the Mortgage Files to the Trustee and shall inure to the benefit of the Trustee, the Depositor and the Certificateholders. Upon discovery by any of the Depositor, any Servicer, the Seller or the Trustee of a breach of any of the foregoing representations, warranties and covenants which materially and adversely affects the value of any Mortgage Loan or the interests therein of the Certificateholders, the party discovering such breach shall give prompt written notice (but in no event later than two Business Days following such discovery) to the Depositor, each Servicer, the Seller and the Trustee.

         SECTION 2.06.  Representations and Warranties of the Depositor.

         The Depositor represents and warrants to the Trust and the Trustee on behalf of the Certificateholders as follows:

               (i) This agreement constitutes a legal, valid and binding obligation of the Depositor, enforceable against the Depositor in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect affecting the enforcement of creditors' rights in general an except as such enforceability may be limited by general principles of equity (whether considered in a proceeding at law or in equity);

               (ii) Immediately prior to the sale and assignment by the Depositor to the Trustee on behalf of the Trust of each Mortgage Loan, the Depositor had good and marketable title to each Mortgage Loan (insofar as such title was conveyed to it by the Seller) subject to no prior lien, claim, participation interest, mortgage, security interest, pledge, charge or other encumbrance or other interest of any nature;

               (iii) As of the Closing Date, the Depositor has transferred all right, title and interest in the Mortgage Loans to the Trustee on behalf of the Trust;

               (iv) The Depositor has not transferred the Mortgage Loans to the Trustee on behalf of the Trust with any intent to hinder, delay or defraud any of its creditors;

               (v) The Depositor has been duly incorporated and is validly existing as a corporation in good standing under the laws of Delaware, with full corporate power and authority to own its assets and conduct its business as presently being conducted;

               (vi) The Depositor is not in violation of its certificate of incorporation or by-laws or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Depositor is a party or by which it or its properties may be bound, which default might result in any material adverse changes in the financial condition, earnings, affairs or business of the Depositor or which might materially and adversely affect the properties or assets, taken as a whole, of the Depositor;

               (vii) The execution, delivery and performance of this Agreement by the Depositor, and the consummation of the transactions contemplated thereby, do not and will not result in a material breach or violation of any of the terms or provisions of, or, to the knowledge of the Depositor, constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Depositor is a party or by which the Depositor is bound or to which any of the property or assets of the Depositor is subject, nor will such actions result in any violation of the provisions of the certificate of incorporation or by-laws of the Depositor or, to the best of the Depositor's knowledge without independent investigation, any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Depositor or any of its properties or assets (except for such conflicts, breaches, violations and defaults as would not have a material adverse effect on the ability of the Depositor to perform its obligations under this Agreement);

               (viii) To the best of the Depositor's knowledge without any independent investigation, no consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body of the United States or any other jurisdiction is required for the issuance of the Certificates, or the consummation by the Depositor of the other transactions contemplated by this Agreement, except such consents, approvals, authorizations, registrations or qualifications as (a) may be required under State securities or "blue sky" laws, (b) have been previously obtained or (c) the failure of which to obtain would not have a material adverse effect on the performance by the Depositor of its obligations under, or the validity or enforceability of, this Agreement; and

               (ix) There are no actions, proceedings or investigations pending before or, to the Depositor's knowledge, threatened by any court, administrative agency or other tribunal to which the Depositor is a party or of which any of its properties is the subject: (a) which if determined adversely to the Depositor would have a material adverse effect on the business, results of operations or financial condition of the Depositor; (b) asserting the invalidity of this Agreement or the Certificates; (c) seeking to prevent the issuance of the Certificates or the consummation by the Depositor of any of the transactions contemplated by this Agreement, as the case may be; or (d) which might materially and adversely affect the performance by the Depositor of its obligations under, or the validity or enforceability of, this Agreement.

         SECTION 2.07.  Issuance of Certificates.

         The Trustee acknowledges the assignment to it of the Mortgage Loans and the delivery to it of the Mortgage Files, subject to the provisions of Sections 2.01 and 2.02 hereof, together with the assignment to it of all other assets included in the Trust Fund, receipt of which is hereby acknowledged. Concurrently with such assignment and delivery and in exchange therefor, the Trustee, pursuant to the written request of the Depositor executed by an officer of the Depositor, has executed, authenticated and delivered to or upon the order of the Depositor, the Certificates in authorized denominations. The interests evidenced by the Certificates constitute the entire beneficial ownership interest in the Trust Fund.

         SECTION 2.08.  Representations and Warranties of the Seller.

         The Seller hereby represents and warrants to the Trust and the Trustee on behalf of the Certificateholders that as of the Closing Date or as of such date specifically provided herein:

               (i) The Seller is duly organized, validly existing and in good standing and has the power and authority to own its assets and to transact the business in which it is currently engaged. The Seller is duly qualified to do business and is in good standing in each jurisdiction in which the character of the business transacted by it or properties owned or leased by it requires such qualification and in which the failure to so qualify would have a material adverse effect on (a) its business, properties, assets or condition (financial or other), (b) the performance of its obligations under this Agreement, or (c) the value or marketability of the related Mortgage Loans.

               (ii) The Seller has the power and authority to make, execute, deliver and perform this Agreement and to consummate all of the transactions contemplated hereunder and has taken all necessary action to authorize the execution, delivery and performance of this Agreement which is part of its official records. When executed and delivered, this Agreement will constitute the Seller's legal, valid and binding obligations enforceable in accordance with its terms, except as enforcement of such terms may be limited by (1) bankruptcy, insolvency, reorganization, receivership, moratorium or similar laws affecting the enforcement of creditors' rights generally and the rights of creditors of federally insured financial institutions and by the availability of equitable remedies, (2) general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law) or (3) public policy considerations underlying the securities laws, to the extent that such policy considerations limit the enforceability of the provisions of this Agreement which purport to provide indemnification from securities laws liabilities.

               (iii) The Seller holds all necessary licenses, certificates and permits from all governmental authorities necessary for conducting its business as it is currently conducted. It is not required to obtain the consent of any other party or any consent, license, approval or authorization from, or registration or declaration with, any governmental authority, bureau or agency in connection with the execution, delivery, performance, validity or enforceability of this Agreement, except for such consents, licenses, approvals or authorizations, or registrations or declarations as shall have been obtained or filed, as the case may be, prior to the Closing Date.

               (iv) The execution, delivery and performance of this Agreement by the Seller will not conflict with or result in a breach of, or constitute a default under, any provision of any existing law or regulation or any order or decree of any court applicable to the Seller or any of its properties or any provision of its articles of incorporation, charter or by-laws, or constitute a material breach of, or result in the creation or imposition of any lien, charge or encumbrance upon any of its properties pursuant to any mortgage, indenture, contract or other agreement to which it is a party or by which it may be bound.

               (v) No certificate of an officer, written statement or written report delivered pursuant to the terms hereof of the Seller contains any untrue statement of a material fact or omits to state any material fact necessary to make the certificate, statement or report not misleading.

               (vi) The transactions contemplated by this Agreement are in the ordinary course of the Seller's business.

               (vii) The Seller is not insolvent, nor will the Seller be made insolvent by the transfer of the Mortgage Loans to the Depositor, nor is the Seller aware of any pending insolvency of the Seller.

               (viii) The Seller is not in violation of, and the execution and delivery of this Agreement by the Seller and its performance and compliance with the terms of this Agreement will not constitute a violation with respect to, any order or decree of any court, or any order or regulation of any federal, state, municipal or governmental agency having jurisdiction, which violation would materially and adversely affect the Seller's financial condition (financial or otherwise) or operations, or materially and adversely affect the performance of any of its duties hereunder.

               (ix) There are no actions or proceedings against the Seller, or pending or, to its knowledge, threatened, before any court, administrative agency or other tribunal; nor, to the Seller's knowledge, are there any investigations (i) that, if determined adversely, would prohibit the Seller from entering into this Agreement, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or (iii) that, if determined adversely, would prohibit or materially and adversely affect the Seller's ability to perform any of its respective obligations under, or the validity or enforceability of, this Agreement.

               (x) The Seller did not transfer the Mortgage Loans to the Depositor with any intent to hinder, delay or defraud any of its creditors.

               (xi) The Seller acquired title to the Mortgage Loans in good faith, without notice of any adverse claims.

               (xii) The transfer, assignment and conveyance of the Mortgage Notes and the Mortgages by the Seller to the Depositor are not subject to the bulk transfer laws or any similar statutory provisions in effect in any applicable jurisdiction.

         SECTION 2.09. Covenants of the Seller. The Seller hereby covenants that, except for the transfer hereunder, the Seller will not sell, pledge, assign or transfer to any other Person, or grant, create, incur, assume or suffer to exist any lien on any Mortgage Loan, or any interest therein; the Seller will notify the Trustee, as assignee of the Depositor, and the related Servicer of the existence of any lien on any Mortgage Loan immediately upon discovery thereof, and the Seller will defend the right, title and interest of the Trust, as assignee of the Depositor, in, to and under the Mortgage Loans, against all claims of third parties claiming through or under the Seller; provided, however, that nothing in this Section 2.09 shall prevent or be deemed to prohibit the Seller from suffering to exist upon any of the Mortgage Loans any liens for municipal or other local taxes and other governmental charges if such taxes or governmental charges shall not at the time be due and payable or if the Seller shall currently be contesting the validity thereof in good faith by appropriate proceedings and shall have set aside on its books adequate reserves with respect thereto.

                                 ARTICLE III

                         ADMINISTRATION AND SERVICING
                             OF THE MORTGAGE LOANS

         SECTION 3.01.   Servicers to Act as Servicers.

         The obligations of each of Countrywide and ABN AMRO hereunder to service and administer the Mortgage Loans shall be limited to the Countrywide Loans and the ABN AMRO Loans, respectively; and with respect to the duties and obligations of each Servicer, references herein to "Mortgage Loans" or "related Mortgage Loans" shall be limited to the Countrywide Loans (and the related proceeds thereof and related REO Properties), in the case of Countrywide, and the ABN AMRO Loans (and the related proceeds thereof and related REO Properties), in the case of ABN AMRO; and in no event shall any Servicer have any responsibility or liability with respect to any of the other Mortgage Loans (other than a Mortgage Loan with respect to which such Servicer acts as a subservicer).

         Each Servicer shall service and administer the related Mortgage Loans on behalf of the Trustee and in the best interests of and for the benefit of the Certificateholders (as determined by such Servicer in its reasonable judgment) in accordance with the terms of this Agreement and the related Mortgage Loans and, to the extent consistent with such terms, in the same manner in which it services and administers similar mortgage loans for its own portfolio, giving due consideration to customary and usual standards of practice of mortgage lenders and loan servicers administering similar mortgage loans but without regard to:

               (i) any relationship that such Servicer, any Sub-Servicer or any Affiliate of such Servicer or any Sub-Servicer may have with the related Mortgagor;

               (ii) the ownership or non-ownership of any Certificate by such Servicer or any Affiliate of such Servicer;

               (iii) such Servicer's obligation to make Advances or Servicing Advances; or

               (iv) such Servicer's or any Sub-Servicer's right to receive compensation for its services hereunder or with respect to any particular transaction.

         To the extent consistent with the foregoing, each Servicer shall seek to maximize the timely and complete recovery of principal and interest on the Mortgage Notes. Subject only to the above-described servicing standards and the terms of this Agreement and of the related Mortgage Loans, each Servicer shall have full power and authority, acting alone or through Sub-Servicers as provided in Section 3.02 hereof, to do or cause to be done any and all things in connection with such servicing and administration which it may deem necessary or desirable. Without limiting the generality of the foregoing, each Servicer in its own name or in the name of a Sub-Servicer is hereby authorized and empowered by the Trustee, when such Servicer believes it appropriate in its best judgment in accordance with the servicing standards set forth above, to execute and deliver, on behalf of the Certificateholders and the Trustee, and upon notice to the Trustee, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, and all other comparable instruments, with respect to the related Mortgage Loans and the related Mortgaged Properties and to institute foreclosure proceedings or obtain a deed-in-lieu of foreclosure so as to convert the ownership of such properties, and to hold or cause to be held title to such properties, on behalf of the Trustee and Certificateholders. Each Servicer shall service and administer the related Mortgage Loans in accordance with applicable state and federal law and shall provide to the Mortgagors any reports required to be provided to them thereby. Each Servicer shall also comply in the performance of this Agreement with all reasonable rules and requirements of each insurer under any standard hazard insurance policy. Subject to Section 3.17 hereof, the Trustee shall execute, at the written request of a Servicer, and furnish to such Servicer and any related Sub-Servicer any special or limited powers of attorney and other documents prepared by such Servicer and necessary or appropriate to enable such Servicer or any related Sub-Servicer to carry out their servicing and administrative duties hereunder; provided, however, such limited powers of attorney or other documents shall be prepared by such Servicer and submitted to the Trustee for execution. The Trustee shall not be liable for the actions of any Servicer or any Sub-Servicer under such powers of attorney.

         Subject to Section 3.09 hereof, in accordance with the standards of the preceding paragraph, each Servicer shall advance or cause to be advanced funds as necessary for the purpose of effecting the timely payment of taxes and assessments on the related Mortgaged Properties, which advances shall be Servicing Advances reimbursable in the first instance from related collections from the Mortgagors pursuant to Section 3.09, and further as provided in
Section 3.11 hereof. Any cost incurred by a Servicer or by related Sub-Servicers in effecting the timely payment of taxes and assessments on a Mortgaged Property shall not, for the purpose of calculating distributions to Certificateholders, be added to the unpaid Principal Balance of the related Mortgage Loan, notwithstanding that the terms of such Mortgage Loan so permit.

         Notwithstanding anything in this Agreement to the contrary, no Servicer may make any future advances with respect to a Mortgage Loan and no Servicer shall (i) permit any modification with respect to any Mortgage Loan that would change the Mortgage Rate, reduce or increase the Principal Balance (except for reductions resulting from actual payments of principal) or change the final maturity date on such Mortgage Loan (unless, as provided in Section
3.07 hereof, the Mortgagor is in default with respect to the Mortgage Loan or such default is, in the judgment of the Servicer, reasonably foreseeable) or
(ii) permit any modification, waiver or amendment of any term of any Mortgage Loan that would both (A) effect an exchange or reissuance of such Mortgage Loan under Section 1001 of the Code (or Treasury regulations promulgated thereunder) and (B) cause the REMIC to fail to qualify as a REMIC under the Code or the imposition of any tax on "prohibited transactions" or "contributions after the startup date" under the REMIC Provisions.

         Each Servicer may delegate its responsibilities under this Agreement; provided, however, that no such delegation shall release such Servicer from the responsibilities or liabilities arising under this Agreement.

         SECTION 3.02. Sub-Servicing Agreements Between Servicers and Sub-Servicers.

         (a) Each Servicer may enter into Sub-Servicing Agreements with Sub-Servicers for the servicing and administration of the related Mortgage Loans; provided, however, that such agreements would not result in a withdrawal or a downgrading by the Rating Agencies of the rating on any Class of Certificates.

         Each Sub-Servicer shall be (i) authorized to transact business in the state or states where the related Mortgaged Properties it is to service are situated, if and to the extent required by applicable law to enable the Sub-Servicer to perform its obligations hereunder and under the Sub-Servicing Agreement and (ii) a mortgage servicer approved by Fannie Mae or Freddie Mac. Each Sub-Servicing Agreement must impose on the Sub-Servicer requirements conforming to the provisions set forth in Section 3.08 hereof and provide for servicing of the Mortgage Loans consistent with the terms of this Agreement. Each Servicer will examine each related Sub-Servicing Agreement and will be familiar with the terms thereof. The terms of any Sub-Servicing Agreement will not be inconsistent with any of the provisions of this Agreement. Each Servicer and its Sub-Servicers may enter into and make amendments to the related Sub-Servicing Agreements or enter into different forms of Sub-Servicing Agreements; provided, however, that any such amendments or different forms shall be consistent with and not violate the provisions of this Agreement, and that no such amendment or different form shall be made or entered into which could be reasonably expected to be materially adverse to the interests of the Certificateholders without the consent of the Holders of Certificates entitled to at least 66% of the Voting Rights; provided, further, that the consent of the Holders of Certificates entitled to at least 66% of the Voting Rights shall not be required (i) to cure any ambiguity or defect in a Sub-Servicing Agreement, (ii) to correct, modify or supplement any provisions of a Sub-Servicing Agreement, or (iii) to make any other provisions with respect to matters or questions arising under a Sub-Servicing Agreement, which, in each case, shall not be inconsistent with the provisions of this Agreement. Any variation without the consent of the Holders of Certificates entitled to at least 66% of the Voting Rights from the provisions set forth in
Section 3.08 hereof relating to insurance or priority requirements of Sub-Servicing Accounts, or credits and charges to Sub-Servicing Accounts or the timing and amount of remittances by a Sub-Servicer to the related Servicer, are conclusively deemed to be inconsistent with this Agreement and therefore prohibited. Each Servicer shall deliver to the Trustee copies of all of its Sub-Servicing Agreements, and any amendments or modifications thereof, promptly upon such Servicer's execution and delivery of such instruments.

         (b) As part of its servicing activities hereunder, each Servicer, for the benefit of the Trustee and the Certificateholders, shall enforce the obligations of each related Sub-Servicer under the related Sub-Servicing Agreement including, without limitation, any obligation to make advances in respect of delinquent payments as required by a Sub-Servicing Agreement. Such enforcement, including, without limitation, the legal prosecution of claims, termination of Sub-Servicing Agreements, and the pursuit of other appropriate remedies, shall be in such form and carried out to such an extent and at such time as such Servicer, in its good faith business judgment, would require were it the owner of the related Mortgage Loans. Each Servicer shall pay the costs of such enforcement at its own expense, and shall be reimbursed therefor only
(i) from a general recovery resulting from such enforcement, to the extent, if any, that such recovery exceeds all amounts due in respect of the related Mortgage Loans, or (ii) from a specific recovery of costs, expenses or attorneys' fees against the party against whom such enforcement is directed.

         SECTION 3.03.  Successor Sub-Servicers.

         Each Servicer shall be entitled to terminate any of its Sub-Servicing Agreements and the rights and obligations of any related Sub-Servicer pursuant to any of its Sub-Servicing Agreements in accordance with the terms and conditions of such Sub-Servicing Agreement. In the event of termination of any Sub-Servicer, all servicing obligations of such Sub-Servicer shall be assumed simultaneously by the related Servicer without any act or deed on the part of such Sub-Servicer or such Servicer, and such Servicer either shall service directly the related Mortgage Loans or shall enter into a Sub-Servicing Agreement with a successor Sub-Servicer which qualifies under Section 3.02 hereof.

         Any Sub-Servicing Agreement shall include the provision that such agreement may be immediately terminated by the related Servicer or the Trustee (if the Trustee is acting as successor Servicer to such Servicer) without fee, in accordance with the terms of this Agreement, in the event that such Servicer (or the Trustee, if such party is then acting as successor Servicer to such Servicer) shall, for any reason, no longer be a Servicer (including termination due to a Servicer Event of Termination).

         SECTION 3.04.  Liability of the Servicers.

         Notwithstanding any Sub-Servicing Agreement or the provisions of this Agreement relating to agreements or arrangements between a Servicer and a Sub-Servicer or reference to actions taken through a Sub-Servicer or otherwise, each Servicer shall remain obligated and primarily liable to the Trustee and the Certificateholders for the servicing and administering of the related Mortgage Loans in accordance with the provisions of Section 3.01 hereof without diminution of such obligation or liability by virtue of any such Sub-Servicing Agreements or arrangements or by virtue of indemnification from the Sub-Servicer and to the same extent and under the same terms and conditions as if such Servicer alone were servicing and administering the related Mortgage Loans. Each Servicer shall be entitled to enter into any agreement with a Sub-Servicer for indemnification of such Servicer by such Sub-Servicer and nothing contained in this Agreement shall be deemed to limit or modify such indemnification.

         SECTION 3.05. No Contractual Relationship Between Sub-Servicers and the Trustee or Certificateholders.

         Any Sub-Servicing Agreement that may be entered into and any transactions or services relating to any Mortgage Loans involving a Sub-Servicer in its capacity as such shall be deemed to be between the Sub-Servicer and the related Servicer alone, and the Trustee and the Certificateholders shall not be deemed parties thereto and shall have no claims, rights, obligations, duties or liabilities with respect to the Sub-Servicer except as set forth in Section 3.06 hereof. Each Servicer shall be solely liable for all fees owed by it to any of its Sub-Servicers, irrespective of whether such Servicer's compensation pursuant to this Agreement is sufficient to pay such fees.

         SECTION 3.06. Assumption or Termination of Sub-Servicing Agreements by Trustee.

         In the event that a Servicer shall for any reason no longer be a Servicer (including by reason of the occurrence of a Servicer Event of Termination), the Trustee shall thereupon assume all of the rights and obligations of such Servicer under each Sub-Servicing Agreement into which such Servicer may have entered, unless the Trustee elects to terminate any such Sub-Servicing Agreement in accordance with its terms as provided in
Section 3.03 hereof. Upon such assumption, the Trustee (or the successor Servicer to such departing Servicer appointed pursuant to Section 7.02 hereof) shall be deemed, subject to Section 3.03, to have assumed all of such departing Servicer's interest therein and to have replaced such departing Servicer as a party to each related Sub-Servicing Agreement to the same extent as if each such Sub-Servicing Agreement had been assigned to the assuming party, except that (i) such departing Servicer shall not thereby be relieved of any liability or obligations under any related Sub-Servicing Agreement that arose before it ceased to be a Servicer and (ii) neither the Trustee nor any successor Servicer shall be deemed to have assumed any liability or obligation of such departing Servicer that arose before it ceased to be a Servicer.

         Each Servicer at its expense shall deliver to the assuming party all documents and records relating to each of its Sub-Servicing Agreements and the related Mortgage Loans then being serviced and an accounting of amounts collected and held by or on behalf of it, and otherwise use its best efforts to effect the orderly and efficient transfer of such Sub-Servicing Agreements to the assuming party.

         SECTION 3.07.  Collection of Certain Mortgage Loan Payments.

         Each Servicer shall make reasonable efforts to collect all payments called for under the terms and provisions of the related Mortgage Loans, and shall, to the extent such procedures shall be consistent with this Agreement and the terms and provisions of any applicable insurance policies, follow such collection procedures as it would follow with respect to mortgage loans comparable to the Mortgage Loans and held for its own account. Consistent with the foregoing, each Servicer may in its discretion (i) waive any late payment charge or, if applicable, any penalty interest, or (ii) extend the due dates for the Monthly Payments due on a Mortgage Note for a period of not greater than 180 days; provided, however, that any extension pursuant to clause (ii) above shall not affect the amortization schedule of any Mortgage Loan for purposes of any computation hereunder, except as provided below. In the event of any such arrangement pursuant to clause (ii) above, the related Servicer shall make timely advances on such Mortgage Loan during such extension pursuant to Section 4.04 hereof and in accordance with the amortization schedule of such Mortgage Loan without modification thereof by reason of such arrangement. Notwithstanding the foregoing, in the event that any Mortgage Loan is in default or, in the judgment of the related Servicer, such default is reasonably foreseeable, such Servicer, consistent with the standards set forth in Section 3.01 hereof, may also waive, modify or vary any term of such Mortgage Loan (including modifications that would change the Mortgage Rate, forgive the payment of principal or interest or extend the final maturity date of such Mortgage Loan), accept payment from the related Mortgagor of an amount less than the Stated Principal Balance in final satisfaction of such Mortgage Loan, or consent to the postponement of strict compliance with any such term or otherwise grant indulgence to any Mortgagor (any and all such waivers, modifications, variances, forgiveness of principal or interest, postponements, or indulgences collectively referred to herein as "forbearance"); provided, however, that in no event shall a Servicer grant any such forbearance (other than as permitted by the second sentence of this Section) with respect to any one Mortgage Loan more than once in any 12-month period or more than three times over the life of such Mortgage Loan. A Servicer's analysis supporting any forbearance and the conclusion that any forbearance meets the standards of
Section 3.01 hereof (including the standard that such forbearance will maximize the timely and complete recovery of principal and interest on the Mortgage Notes) shall be reflected in writing in the related Mortgage File.

         SECTION 3.08.  Sub-Servicing Accounts.

         In those cases where a Sub-Servicer is servicing a Mortgage Loan pursuant to a Sub-Servicing Agreement, the Sub-Servicer will be required to establish and maintain one or more accounts (collectively, the "Sub-Servicing Account"). The Sub-Servicing Account shall be an Eligible Account and shall comply with all requirements of this Agreement relating to the Collection Account. The Sub-Servicer shall deposit in the clearing account in which it customarily deposits payments and collections on mortgage loans in connection with its mortgage loan servicing activities on a daily basis, and in no event more than one Business Day after the Sub-Servicer's receipt thereof, all proceeds of Mortgage Loans received by the Sub-Servicer less its servicing compensation to the extent permitted by the Sub-Servicing Agreement, and shall thereafter deposit such amounts in the Sub-Servicing Account, in no event more than two Business Days after the receipt of such amounts. The Sub-Servicer shall thereafter deposit such proceeds in the applicable Collection Account or remit such proceeds to the related Servicer for deposit in the applicable Collection Account not later than two Business Days after the deposit of such amounts in the Sub-Servicing Account. For purposes of this Agreement, a Servicer shall be deemed to have received payments on the related Mortgage Loans when its Sub-Servicer receives such payments.

         SECTION 3.09. Collection of Taxes, Assessments and Similar Items; Servicing Accounts.

         Each Servicer shall establish and maintain, or cause to be established and maintained, one or more accounts (the "Servicing Accounts"), into which all Escrow Payments collected on account of the related Mortgage Loans shall be deposited and retained. Servicing Accounts shall be Eligible Accounts. Each Servicer shall deposit in the clearing account in which it customarily deposits payments and collections on mortgage loans in connection with its mortgage loan servicing activities on a daily basis, and in no event more than one Business Day after such Servicer's receipt thereof, all Escrow Payments collected on account of the related Mortgage Loans and shall thereafter deposit such Escrow Payments in the Servicing Accounts, in no event more than two Business Days after the receipt of such Escrow Payments, all Escrow Payments collected on account of the related Mortgage Loans for the purpose of effecting the timely payment of any such items as required under the terms of this Agreement. Withdrawals of amounts from a Servicing Account may be made only to (i) effect payment of taxes, assessments, hazard insurance premiums, and comparable items in a manner and at a time that assures that the lien priority of the Mortgage is not jeopardized (or, with respect to the payment of taxes, in a manner and at a time that avoids the loss of the Mortgaged Property due to a tax sale or the foreclosure as a result of a tax lien); (ii) reimburse the related Servicer (or a related Sub-Servicer to the extent provided in the related Sub-Servicing Agreement) out of related collections for any Servicing Advances made pursuant to Section 3.01 hereof (with respect to taxes and assessments) and Section 3.14 hereof (with respect to hazard insurance); (iii) refund to Mortgagors any sums as may be determined to be overages; (iv) pay interest, if required and as described below, to Mortgagors on balances in the Servicing Account; or (v) clear and terminate the Servicing Account at the termination of the related Servicer's obligations and responsibilities in respect of the related Mortgage Loans under this Agreement in accordance with Article X hereof. Each Servicer will be responsible for the administration of its Servicing Accounts and will be obligated to make Servicing Advances to such accounts when and as necessary to avoid the lapse of insurance coverage on the Mortgaged Property, or which such Servicer knows, or in the exercise of the required standard of care of the Servicers hereunder should know, is necessary to avoid the loss of the Mortgaged Property due to a tax sale or the foreclosure as a result of a tax lien. If any such payment has not been made and the related Servicer receives notice of a tax lien with respect to the Mortgage being imposed, such Servicer will, within ten business days of such notice, advance or cause to be advanced funds necessary to discharge such lien on the Mortgaged Property. As part of its servicing duties, a Servicer or any of its Sub-Servicers shall pay to the related Mortgagors interest on funds in the related Servicing Accounts, to the extent required by law and, to the extent that interest earned on funds in such Servicing Accounts is insufficient, to pay such interest from its or their own funds, without any reimbursement therefor.

         SECTION 3.10.  Collection Accounts and Distribution Account.

         (a) On behalf of the Trust Fund, each Servicer shall establish and maintain, or cause to be established and maintained, one or more accounts (each such account or set of accounts, for any given Servicer, a "Collection Account"), held in trust for the benefit of the Trustee and the Certificateholders. Each Servicer shall deposit into its Collection Account, no later than two Business Days following the Closing Date, any amounts representing payments of principal due in respect of the related Mortgage Loans after the Cut-off Date and received by such Servicer prior to the Closing Date and any amounts representing payments of interest due in respect of the related Mortgage Loans after the Cut-off Date and received by such Servicer prior to the Closing Date. Thereafter, on behalf of the Trust Fund, each Servicer shall deposit or cause to be deposited in the clearing account in which it customarily deposits payments and collections on mortgage loans in connection with its mortgage loan servicing activities on a daily basis, and in no event more than one Business Day after such Servicer's receipt thereof, and shall thereafter deposit in the related Collection Account, in no event more than two Business Days after such Servicer's receipt thereof, as and when received or as otherwise required hereunder, the following payments and collections received or made by it subsequent to the Cut-off Date (other than in respect of principal or interest on the related Mortgage Loans due on or before the Cut-off Date) or payments (other than Principal Prepayments) received by it on or prior to the Cut-off Date but allocable to a Due Period subsequent thereto:

               (i) all payments on account of principal, including Principal Prepayments on the related Mortgage Loans;

               (ii) all payments on account of interest (net of the related Servicing Fee) on each related Mortgage Loan;

               (iii) all Insurance Proceeds and Liquidation Proceeds (other than proceeds collected in respect of any particular REO Property and amounts paid in connection with a purchase of related Mortgage Loans and REO Properties pursuant to Section 10.01 hereof);

               (iv) any amounts required to be deposited pursuant to Section
          3.12 hereof in connection with any losses realized on Permitted Investments with respect to funds held in the related Collection Account;

               (v) any amounts required to be deposited by such Servicer pursuant to the second paragraph of Section 3.14(a) hereof in respect of any blanket policy deductibles;

               (vi) all proceeds of any related Mortgage Loan repurchased or purchased in accordance with Section 2.03 or Section 10.01 hereof;

               (vii) all amounts required to be deposited in connection with Substitution Adjustments pursuant to Section 2.03 hereof;

               (viii) any Advances in respect of related Mortgage Loans, as required pursuant to Section 4.05 hereof; and

               (ix) any amounts to be paid in connection with a purchase of related Mortgage Loans and REO Properties pursuant to Section 3.16(c) hereof.

         The foregoing requirements, with respect to each Servicer, for deposit in the related Collection Account shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments in the nature of late payment charges, assumption fees, insufficient funds charges, prepayment premiums or other ancillary income, with respect to any Mortgage Loan, need not be deposited by the related Servicer in such Servicer's Collection Account and may be retained by such Servicer as additional compensation. In the event that a Servicer shall deposit in its Collection Account any amount not required to be deposited therein, it may at any time withdraw such amount from such Collection Account, any provision herein to the contrary notwithstanding.

         (b) On behalf of the Trust Fund, the Trustee shall establish and maintain one or more accounts (such account or accounts, the "Distribution Account"), held in trust for the benefit of the Trustee and the Certificateholders. On behalf of the Trust Fund, each Servicer shall deliver to the Trustee in immediately available funds for deposit in the Distribution Account on or before the Close of Business New York time on the Servicer Remittance Date, that portion of the Available Funds (calculated without regard to the references in the definition thereof to amounts that may be withdrawn from the Distribution Account) for the related Distribution Date then on deposit in the related Collection Account.

         (c) Funds in the Collection Accounts may be invested in Permitted Investments in accordance with the provisions set forth in Section 3.12 hereof. Each Servicer shall give notice to the Trustee of the location of the Collection Account maintained by it when established and prior to any change thereof. The Trustee shall give notice to each Servicer and the Depositor of the location of the Distribution Account when established and prior to any change thereof.

         (d) Funds held in a Collection Account at any time may be delivered by the related Servicer to the Trustee for deposit in an account (which may be the Distribution Account and must satisfy the standards for the Distribution Account as set forth in the definition thereof) and for all purposes of this Agreement shall be deemed to be a part of such Collection Account; provided, however, that the Trustee shall have the sole authority to withdraw any funds held in the Distribution Account pursuant to this subsection (d). In the event that a Servicer shall deliver to the Trustee for deposit in the Distribution Account any amount not required to be deposited therein, it may at any time request that the Trustee withdraw such amount from the Distribution Account and remit to such Servicer any such amount, any provision herein to the contrary notwithstanding. In addition, each Servicer, with respect to items
(i) through (iii) below, shall deliver to the Trustee from time to time for deposit, and the Trustee, with respect to items (i) through (iii) below, shall so deposit, in the Distribution Account:

               (i) any amounts required to be deposited pursuant to Section 3.23(d) or (f) hereof in connection with any REO Property;

               (ii) any amounts to be paid in connection with a purchase of related Mortgage Loans and REO Properties pursuant to Section 10.01 hereof; and

               (iii) any Compensating Interest to be deposited pursuant to
          Section 3.24 hereof in connection with any Prepayment Interest Shortfall in respect of any related Mortgage Loans.

         (e) [Reserved].

         (f) Each Servicer shall deposit in its Collection Account any amounts required to be deposited pursuant to Section 3.12(b) hereof in connection with losses realized on Permitted Investments with respect to funds held in such Collection Account.

         SECTION 3.11. Withdrawals from the Collection Accounts and Distribution Account.

         (a) Each Servicer shall, from time to time, make withdrawals from its Collection Account for any of the following purposes or as described in
Section 4.05 hereof:

               (i) to remit to the Trustee for deposit in the Distribution Account the amounts required to be so remitted pursuant to Section 3.10(b) hereof or permitted to be so remitted pursuant to the first sentence of Section 3.10(d) hereof;

               (ii) subject to Section 3.16(d) hereof, to reimburse such Servicer for Advances, but only to the extent of amounts received which represent Late Collections (net of the related Servicing Fees) of Monthly Payments, Liquidation Proceeds and Insurance Proceeds on related Mortgage Loans with respect to which such Advances were made in accordance with the provisions of Section 4.05;

               (iii) subject to Section 3.16(d), to pay such Servicer or any related Sub-Servicer (a) any unpaid Servicing Fees, (b) any unreimbursed Servicing Advances with respect to each related Mortgage Loan, but only to the extent of any Late Collections, Liquidation Proceeds and Insurance Proceeds received with respect to such related Mortgage Loan, and (c) any Servicing Advances with respect to the final liquidation of a related Mortgage Loan that are Nonrecoverable Advances, but only to the extent that Late Collections, Liquidation Proceeds and Insurance Proceeds received with respect to such Mortgage Loan are insufficient to reimburse such Servicer or any related Sub-Servicer for Servicing Advances;

               (iv) to pay to such Servicer as servicing compensation (in addition to the Servicing Fee) on the Servicer Remittance Date any interest or investment income earned on funds deposited in the related Collection Account;

               (v) to pay to such Servicer or the Seller, as applicable, with respect to each related Mortgage Loan that has previously been purchased or replaced pursuant to Section 2.03 or Section 3.16(c) hereof all amounts received thereon subsequent to the date of purchase or substitution, as the case may be;

               (vi) to reimburse such Servicer for any Advance previously made by it which such Servicer has determined to be a Nonrecoverable Advance in accordance with the provisions of Section 4.05;

               (vii) to pay or to reimburse such Servicer for Servicing Advances made by it in respect of expenses incurred in connection with any related Mortgage Loan pursuant to Section 3.16(b) hereof;

               (viii) to pay or reimburse the Seller and the Trustee pursuant to Section 9.01(c) and 9.01(f), respectively, and

               (ix) to clear and terminate such Collection Account pursuant to
          Section 10.01 hereof.

         Each Servicer shall keep and maintain separate accounting, on a Mortgage Loan by Mortgage Loan basis, for the purpose of justifying any withdrawal from the related Collection Account, to the extent held by or on behalf of it, pursuant to subclauses (ii), (iii), (iv), (v), (vi) and (vii) above. Each Servicer shall provide written notification to the Trustee, on or prior to the next succeeding Servicer Remittance Date, upon making any withdrawals from the related Collection Account pursuant to subclause (vi) above; provided, however, that an Officers' Certificate in the form described under Section 4.05(d) shall suffice for such written notification to the Trustee in respect hereof.

         (b) The Trustee shall, from time to time, make withdrawals from the Distribution Account, for any of the following purposes, without priority:

               (i) to make distributions in accordance with Sections 4.01 and
          8.05 hereof;

               (ii) to pay any amounts in respect of taxes pursuant to Section 9.01(g) hereof; and

               (iii) to clear and terminate the Distribution Account pursuant to Section 10.01 hereof.

         SECTION 3.12.  Investment of Funds in the Collection Accounts.

         (a) Each Servicer may direct any depository institution maintaining its Collection Account (each such account, for purposes of this Section 3.12, an "Investment Account"), to invest the funds in such Investment Account in one or more Permitted Investments bearing interest or sold at a discount, and maturing, unless payable on demand, no later than the Business Day immediately preceding the date on which such funds are required to be withdrawn from such account pursuant to this Agreement. Funds in the Distribution Account may be held uninvested. All such Permitted Investments shall be held to maturity, unless payable on demand. Any investment of funds in an Investment Account shall be made in the name of the Trustee (in its capacity as such), or in the name of a nominee of the Trustee. The Trustee may be entitled to sole possession or control (except with respect to investment direction of funds held in any Collection Account and any income and gain realized thereon) over each such investment, and any certificate, securities entitlement or other instrument evidencing any such investment shall be delivered directly to the Trustee or its agent, together with any document of transfer necessary to transfer title to such investment to the Trustee or its nominee. In the event amounts on deposit in an Investment Account are at any time invested in a Permitted Investment payable on demand, the related Servicer shall:

               (i) consistent with any notice required to be given thereunder, demand that payment thereon be made on the last day such Permitted Investment may otherwise mature hereunder in an amount equal to the lesser of (A) all amounts then payable thereunder and (B) the amount required to be withdrawn on such date; and

               (ii) demand payment of all amounts due thereunder promptly upon determination by a Responsible Officer of the Trustee that such Permitted Investment would not constitute a Permitted Investment in respect of funds thereafter on deposit in the Investment Account.

         (b) All income and gain realized from the investment of funds deposited in the Collection Account and any REO Account held by or on behalf of a Servicer shall be for the benefit of such Servicer and shall be subject to its withdrawal in accordance with Section 3.11 or Section 3.23 hereof, as applicable. Each Servicer shall deposit in the related Collection Account or any REO Account, as applicable, the amount of any loss of principal incurred in respect of any such Permitted Investment made with funds in such accounts immediately upon realization of such loss.

         (c) All benefit derived from funds deposited in the Distribution Account shall be for the benefit of the Trustee.

         (d) Except as otherwise expressly provided in this Agreement, if any default occurs in the making of a payment due under any Permitted Investment, or if a default occurs in any other performance required under any Permitted Investment, the Trustee may and, subject to Section 8.01 and Section 8.02(a)(v), upon the request of the Holders of Certificates representing more than 50% of the Voting Rights allocated to any Class of Certificates, shall take such action as may be appropriate to enforce such payment or performance, including the institution and prosecution of appropriate proceedings.

         SECTION 3.13.  [Reserved].

         SECTION 3.14. Maintenance of Hazard Insurance Polices and Errors and Omissions and Fidelity Coverage.

         (a) Except in the case of Cooperative Loans, each Servicer shall cause to be maintained for each related Mortgage Loan fire insurance with extended coverage on all buildings upon the Mortgaged Property in an amount which is at least equal to the lesser of the current Principal Balance of such Mortgage Loan and the amount necessary to fully compensate for any damage or loss to the improvements that are a part of such property on a replacement cost basis, in each case in an amount not less than such amount as is necessary to avoid the application of any coinsurance clause contained in the related hazard insurance policy. Each Servicer shall also cause to be maintained fire insurance with extended coverage on each related REO Property in an amount which is at least equal to the lesser of (i) the maximum insurable value of the improvements which are a part of such property and (ii) the outstanding Principal Balance of the related Mortgage Loan at the time it became an REO Property. Each Servicer will comply in the performance of this Agreement with all reasonable rules and requirements of each insurer under any such hazard policies. Any amounts to be collected by a Servicer under any such policies (other than amounts to be applied to the restoration or repair of the property subject to the related Mortgage or amounts to be released to the Mortgagor in accordance with the procedures that such Servicer would follow in servicing loans held for its own account, subject to the terms and conditions of the related Mortgage and Mortgage Note) shall be deposited in the related Collection Account, subject to withdrawal pursuant to Section 3.11 hereof, if received in respect of a Mortgage Loan, or in the related REO Account, subject to withdrawal pursuant to Section 3.23 hereof, if received in respect of an REO Property. Any cost incurred by a Servicer in maintaining any such insurance shall not, for the purpose of calculating distributions to Certificateholders, be added to the unpaid Principal Balance of the related Mortgage Loan, notwithstanding that the terms of such Mortgage Loan so permit. It is understood and agreed that no earthquake or other additional insurance is to be required of any Mortgagor other than pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance. If the Mortgaged Property or REO Property is at any time in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards and flood insurance has been made available, the related Servicer will cause to be maintained a flood insurance policy in respect thereof. Such flood insurance shall be in an amount equal to the lesser of (i) the unpaid Principal Balance of the related Mortgage Loan and (ii) the maximum amount of such insurance available for the related Mortgaged Property under the national flood insurance program (assuming that the area in which such Mortgaged Property is located is participating in such program).

         If a Mortgage is secured by a unit in a condominium, the related Servicer shall have received a certificate of insurance evidencing a master policy held by the owner's association and naming such Servicer as loss payee. All policies required hereunder shall name the related Servicer as loss payee and shall be endorsed with standard mortgage clauses, which shall provide for at least 30 days' prior written notice of any cancellation, reduction in amount or material change in coverage. No Servicer shall interfere with a Mortgagor's freedom of choice in selecting an insurance carrier or agent; provided, however, that no Servicer shall accept any such insurance policies from insurance companies unless such companies satisfy the requirements of FNMA or FHLMC and are licensed to do business in the jurisdiction in which the related Mortgaged Property is located. Any amounts collected by a Servicer under any such policies (other than the amounts to be deposited in the related Escrow Account and to be applied to the restoration or repair of the related Mortgaged Property) (or, in the case of a Cooperative Loan, the related Cooperative Unit) or property acquired in liquidation of the Mortgage Loan, or amounts released to the Mortgagor in accordance with such Servicer's normal servicing procedures) shall be deposited in the applicable Collection Account. Any cost incurred by a Servicer in maintaining any such insurance shall not, for the purpose of calculating monthly distributions to the Certificateholders or remittances to the Trustee for their benefit, be added to the Principal Balance of the related Mortgage Loan, notwithstanding that the terms of such Mortgage Loan so permit. Such costs shall be recoverable by such Servicer out of late payments by the related Mortgagor or out of Liquidation Proceeds to the extent permitted by Section 3.10 hereof. It is understood and agreed that no earthquake or other additional insurance is to be required of any Mortgagor or maintained on property acquired in respect of a Mortgage other than pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance.

         In the event that a Servicer shall obtain and maintain a blanket policy with an insurer having a General Policy Rating of A+ or better in Best's Key Rating Guide (or such other rating that is comparable to such rating) insuring against hazard losses on all of the related Mortgage Loans, such Servicer shall conclusively be deemed to have satisfied its obligations as set forth in the first two sentences of the first two paragraphs of this
Section 3.14, it being understood and agreed that such policy may contain a deductible clause, in which case such Servicer shall, in the event that there shall not have been maintained on the related Mortgaged Property or REO Property a policy complying with the first two sentences of this Section 3.14, and there shall have been one or more losses which would have been covered by such policy, deposit to the applicable Collection Account from its own funds the amount not otherwise payable under the blanket policy because of such deductible clause. In connection with its activities as administrator and servicer of the related Mortgage Loans, each Servicer agrees to prepare and present, on behalf of itself, the Trustee and the Certificateholders, claims under any such blanket policy in a timely fashion in accordance with the terms of such policy.

         (b) [Reserved.]

         (c) [Reserved.]

         (a) Each Servicer shall keep in force during the term of this Agreement a policy or policies of insurance covering errors and omissions for failure in the performance of such Servicer's obligations under this Agreement, which policy or policies shall be in such form and amount that would meet the requirements of Fannie Mae or Freddie Mac if it were the purchaser of the related Mortgage Loans, unless such Servicer has obtained a waiver of such requirements from Fannie Mae or Freddie Mac. Each Servicer shall also maintain a fidelity bond in the form and amount that would meet the requirements of Fannie Mae or Freddie Mac, unless such Servicer has obtained a waiver of such requirements from Fannie Mae or Freddie Mac. Each Servicer shall be deemed to have complied with this provision if an Affiliate of such Servicer has such errors and omissions and fidelity bond coverage and, by the terms of such insurance policy or fidelity bond, the coverage afforded thereunder extends to such Servicer. Any such errors and omissions policy and fidelity bond shall by its terms not be cancelable without thirty days' prior written notice to the Trustee. Each Servicer shall also cause each of its Sub-Servicers to maintain a policy of insurance covering errors and omissions and a fidelity bond which would meet such requirements.

         SECTION 3.15.  Enforcement of Due-on-Sale Clauses; Assumption
Agreements.

         Each Servicer will, to the extent it has knowledge of any conveyance or prospective conveyance of any related Mortgaged Property by any Mortgagor (whether by absolute conveyance or by contract of sale, and whether or not the Mortgagor remains or is to remain liable under the Mortgage Note and/or the Mortgage), exercise its rights to accelerate the maturity of such Mortgage Loan under the "due-on-sale" clause, if any, applicable thereto; provided, however, that such Servicer shall not be required to take such action if in its sole business judgment such Servicer believes it is not in the best interests of the Trust Fund and shall not exercise any such rights if prohibited by law from doing so. If a Servicer reasonably believes it is unable under applicable law to enforce such "due-on-sale" clause, or if any of the other conditions set forth in the proviso to the preceding sentence apply, such Servicer will enter into an assumption and modification agreement from or with the person to whom such property has been conveyed or is proposed to be conveyed, pursuant to which such person becomes liable under the Mortgage Note and, to the extent permitted by applicable state law, the Mortgagor remains liable thereon. Each Servicer is also authorized to enter into a substitution of liability agreement with such person, pursuant to which the original Mortgagor is released from liability and such person is substituted as the Mortgagor and becomes liable under the Mortgage Note, provided that no such substitution shall be effective unless such person satisfies the underwriting criteria of such Servicer and has a credit risk rating at least equal to that of the original Mortgagor. In connection with any assumption or substitution, each Servicer shall apply such underwriting standards and follow such practices and procedures as shall be normal and usual in its general mortgage servicing activities and as it applies to other mortgage loans owned solely by it. No Servicer shall take or enter into any assumption and modification agreement, however, unless (to the extent practicable in the circumstances) it shall have received confirmation, in writing, of the continued effectiveness of any applicable hazard insurance policy. Any fee collected by a Servicer in respect of an assumption, modification or substitution of liability agreement shall be retained by such Servicer as additional servicing compensation. In connection with any such assumption, no material term of the Mortgage Note (including but not limited to the related Mortgage Rate and the amount of the Monthly Payment) may be amended or modified, except as otherwise required pursuant to the terms thereof. The applicable Servicer shall notify the Trustee that any such substitution, modification or assumption agreement has been completed by forwarding to the Trustee the executed original of such substitution, modification or assumption agreement, which document shall be added to the related Mortgage File and shall, for all purposes, be considered a part of such Mortgage File to the same extent as all other documents and instruments constituting a part thereof.

         Notwithstanding the foregoing paragraph or any other provision of this Agreement, no Servicer shall be deemed to be in default, breach or any other violation of its obligations hereunder by reason of any assumption of a related Mortgage Loan by operation of law or by the terms of the Mortgage Note or any assumption which such Servicer may be restricted by law from preventing, for any reason whatever. For purposes of this Section 3.15, the term "assumption" is deemed to also include a sale (of the Mortgaged Property) subject to the Mortgage that is not accompanied by an assumption or substitution of liability agreement.

         SECTION 3.16.  Realization upon Defaulted Mortgage Loans.

         (a) Each Servicer shall use its best efforts, consistent with the Servicing Standard, to foreclose upon or otherwise comparably convert the ownership of properties (including any Additional Collateral) securing such of the related Mortgage Loans (including selling any such Mortgage Loans other than converting the ownership of the related properties) as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments pursuant to Section 3.07 hereof. Each Servicer shall be responsible for all costs and expenses incurred by it in any such proceedings; provided, however, that such costs and expenses will be recoverable as Servicing Advances by such Servicer as contemplated in Section
3.11 and Section 3.23 hereof. The foregoing is subject to the provision that, in any case in which Mortgaged Property shall have suffered damage from an Uninsured Cause, the applicable Servicer shall not be required to expend its own funds toward the restoration of such property unless it shall determine in its discretion that such restoration will increase the proceeds of liquidation of the related Mortgage Loan after reimbursement to itself for such expenses.

         (b) Notwithstanding the foregoing provisions of this Section 3.16 or any other provision of this Agreement, with respect to any Mortgage Loan as to which a Servicer has received actual notice of, or has actual knowledge of, the presence of any toxic or hazardous substance on the related Mortgaged Property, such Servicer shall not, on behalf of the Trustee, either (i) obtain title to such Mortgaged Property as a result of or in lieu of foreclosure or otherwise, or (ii) otherwise acquire possession of, or take any other action with respect to, such Mortgaged Property, if, as a result of any such action, the Trustee, the Trust Fund or the Certificateholders would be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or "operator" of such Mortgaged Property within the meaning of the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended from time to time, or any comparable law, unless such Servicer has also previously determined, based on its reasonable judgment and a report prepared by a Person who regularly conducts environmental audits using customary industry standards, that:

               (1) such Mortgaged Property is in compliance with applicable environmental laws or, if not, that it would be in the best economic interest of the Trust Fund to take such actions as are necessary to bring the Mortgaged Property into compliance therewith; and

               (2) there are no circumstances present at such Mortgaged Property relating to the use, management or disposal of any hazardous substances, hazardous materials, hazardous wastes, or petroleum-based materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any federal, state or local law or regulation, or that if any such materials are present for which such action could be required, that it would be in the best economic interest of the Trust Fund to take such actions with respect to the affected Mortgaged Property.

         The cost of the environmental audit report contemplated by this
Section 3.16 shall be advanced by the related Servicer, subject to such Servicer's right to be reimbursed therefor from the applicable Collection Account as provided in Section 3.11(a)(vii) above, such right of reimbursement being prior to the rights of Certificateholders to receive any amount in such Collection Account received in respect of the affected Mortgage Loan or other related Mortgage Loans.

         If such Servicer determines, as described above, that it is in the best economic interest of the Trust Fund to take such actions as are necessary to bring any such Mortgaged Property into compliance with applicable environmental laws, or to take such action with respect to the containment, clean-up or remediation of hazardous substances, hazardous materials, hazardous wastes or petroleum-based materials affecting any such Mortgaged Property, then such Servicer shall take such action as it deems to be in the best economic interest of the Trust Fund; provided that any amounts disbursed by such Servicer pursuant to this Section 3.16(b) shall constitute Servicing Advances, subject to Section 4.05(d) hereof. The cost of any such compliance, containment, cleanup or remediation shall be advanced by such Servicer, subject to such Servicer's right to be reimbursed therefor from the applicable Collection Account as provided in Section 3.11(a)(iii) and (a)(vii) hereof, such right of reimbursement being prior to the rights of Certificateholders to receive any amount in such Collection Account received in respect of the affected Mortgage Loan or other related Mortgage Loans.

         (c) Each Servicer may, at its option, purchase any related Mortgage Loan or related REO Property that is 90 days or more delinquent, which such Servicer determines in good faith will otherwise become subject to foreclosure proceedings (evidence of such determination to be delivered in writing to the Trustee prior to purchase), at a price equal to the Purchase Price; provided, however, that (i) such Servicer shall purchase any such Mortgage Loans or related REO Properties on the basis of delinquency, purchasing the most delinquent Mortgage Loans or related REO Properties first. The Purchase Price for any Mortgage Loan or related REO Property purchased hereunder shall be deposited in the Collection Account. The Trustee, upon receipt of such deposit, shall release or cause to be released to the applicable Servicer the related Mortgage File and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as such Servicer shall furnish and as shall be necessary to vest in it title to any Mortgage Loan or related REO Property released pursuant hereto.

         (d) Proceeds received in connection with any Final Recovery Determination, as well as any recovery resulting from a partial collection of Insurance Proceeds, Liquidation Proceeds or proceeds from liquidation of Additional Collateral, in respect of any Mortgage Loan, will be applied in the following order of priority: first, to reimburse the applicable Servicer or any related Sub-Servicer for any related unreimbursed Servicing Advances and Advances, pursuant to Section 3.11(a)(ii) or (a)(iii) hereof; second, to accrued and unpaid interest on the Mortgage Loan, to the date of the Final Recovery Determination, or to the Due Date prior to the Distribution Date on which such amounts are to be distributed if not in connection with a Final Recovery Determination; and third, as a recovery of principal of the Mortgage Loan. If the amount of the recovery so allocated to interest is less than the full amount of accrued and unpaid interest due on such Mortgage Loan, the amount of such recovery will be allocated by the applicable Servicer as follows: first, to unpaid Servicing Fees; and second, to the balance of the interest then due and owing. The portion of the recovery so allocated to unpaid Servicing Fees shall be reimbursed to the applicable Servicer or any related Sub-Servicer pursuant to Section 3.11(a)(iii).

         SECTION 3.17.  Trustee to Cooperate; Release of Mortgage Files.

         (a) Upon the payment in full of any Mortgage Loan, or the receipt by the related Servicer of a notification that payment in full shall be escrowed in a manner customary for such purposes, such Servicer shall deliver to the Trustee two executed copies of a Request for Release in the form of Exhibit F (which shall include a certification to the effect that all amounts received or to be received in connection with such payment which are required to be deposited in the related Collection Account pursuant to Section 3.10 hereof have been or will be so deposited) of a related Servicing Officer and shall request delivery to it of the Mortgage File. Upon receipt of such certification and request, the Trustee shall, within five Business Days, release and send the related Mortgage File to the related Servicer by overnight mail, at the expense of such Servicer. No expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to any Collection Account or the Distribution Account.

         (b) From time to time and as appropriate for the servicing or foreclosure of any Mortgage Loan, including, for this purpose, collection under any insurance policy relating to the Mortgage Loans, the Trustee shall, upon any request made by or on behalf of the related Servicer and delivery to the Trustee of two copies of a Request for Release in the form of Exhibit F, release the related Mortgage File to such Servicer, and the Trustee shall, at the direction of such Servicer, execute such documents as shall be necessary to the prosecution of any such proceedings. Such Request for Release shall obligate the applicable Servicer to return each and every document previously requested from the Mortgage File to the Trustee, when the need therefor by such Servicer no longer exists, unless the Mortgage Loan has been liquidated and the Liquidation Proceeds relating to the Mortgage Loan have been deposited in the applicable Collection Account or the Mortgage File or such document has been delivered to an attorney, or to a public trustee or other public official as required by law, for purposes of initiating or pursuing legal action or other proceedings for the foreclosure of the Mortgaged Property either judicially or non-judicially, and such Servicer has delivered, or caused to be delivered, to the Trustee an additional Request for Release certifying as to such liquidation or action or proceedings. Upon the request of the Trustee, such Servicer shall provide notice to the Trustee of the name and address of the Person to which such Mortgage File or such document was delivered and the purpose or purposes of such delivery. Upon receipt of a certificate of a Servicing Officer stating that such Mortgage Loan was liquidated and that all amounts received or to be received in connection with such liquidation that are required to be deposited into the applicable Collection Account have been so deposited, or that such Mortgage Loan has become an REO Property, any outstanding Requests for Release with respect to such Mortgage Loan shall be released by the Trustee to such Servicer or its designee.

         (c) Upon written certification of a Servicing Officer, the Trustee shall execute and deliver to the related Servicer or its Sub-Servicer, as the case may be, copies of, any court pleadings, requests for trustee's sale or other documents prepared by such Servicer and necessary to the foreclosure or trustee's sale in respect of a Mortgaged Property or to any legal action brought to obtain judgment against any Mortgagor on the Mortgage Note or Mortgage or to obtain a deficiency judgment, or to enforce any other remedies or rights provided by the Mortgage Note or Mortgage or otherwise available at law or in equity. Each such certification shall include a request that such pleadings or documents be executed by the Trustee and a statement as to the reason such documents or pleadings are required and that the execution and delivery thereof by the Trustee will not invalidate or otherwise affect the lien of the Mortgage, except for the termination of such a lien upon completion of the foreclosure or trustee's sale.

         (d) Each Request for Release delivered to the Trustee hereunder shall be signed by a Servicing Officer or shall be delivered in a mutually agreed upon electronic format which will, in lieu of a signature on its face, originate from a Servicing Officer.

         SECTION 3.18. Servicing Compensation.

         As compensation for its activities hereunder, each Servicer shall be entitled to its Servicing Fee with respect to each related Mortgage Loan payable solely from payments of interest in respect of the related Mortgage Loans; provided, however, that the Servicing Fee for each Servicer shall be reduced with respect to each Distribution Date, by an amount equal generally to the aggregate of the Prepayment Interest Shortfalls, if any, with respect to the Mortgage Loans serviced by such Servicer and such Distribution Date, but the aggregate reductions shall not exceed an amount equal to the aggregate Servicing Fee for such Servicer for such Distribution Date before reduction thereof in respect of such Prepayment Interest Shortfalls as further set forth in Section 3.24 hereof.

         Additional servicing compensation in the form of late payment charges, assumption fees, insufficient funds charges, prepayment premiums or other ancillary income shall be retained by each Servicer only to the extent such fees or charges are received by such Servicer. Each Servicer shall also be entitled pursuant to Section 3.11(a)(iv) hereof to withdraw from the related Collection Account and pursuant to Section 3.23(b) hereof to withdraw from any REO Account, as additional servicing compensation, interest or other income earned on deposits therein, subject to Section 3.12 and Section 3.24 hereof. Each Servicer shall be required to pay all expenses incurred by it in connection with its servicing activities hereunder and shall not be entitled to reimbursement therefor except as specifically provided herein.

         SECTION 3.19.  Reports to the Trustee; Collection Account Statements.

         Not later than 20 days after each Distribution Date, each Servicer shall forward, upon request, to the Trustee and the Depositor the most current available bank statement for the related Collection Account. Copies of such statement shall be provided by the Trustee to any Certificateholder and to any Person identified to the Trustee as a prospective transferee of a Certificate, upon request at the expense of the requesting party, provided such statement is delivered by such Servicer to the Trustee.

         SECTION 3.20.  Statement as to Compliance.

         Each Servicer shall deliver to the Trustee and the Depositor not later than 90 days following the end of the fiscal year of such Servicer, commencing with the fiscal year that begins in 2000, an Officers' Certificate stating, as to each signatory thereof, that (i) a review of the activities of such Servicer during the preceding year and of performance under this Agreement has been made under such officers' supervision and (ii) to the best of such officers' knowledge, based on such review, such Servicer has fulfilled all of its obligations under this Agreement throughout such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof. Copies of any such statement shall be provided by the Trustee to any Certificateholder and to any Person identified to the Trustee as a prospective transferee of a Certificate, upon request at the expense of the requesting party, provided such statement is delivered by such Servicer to the Trustee.

         SECTION 3.21.  Independent Public Accountants' Servicing Report.

         Not later than 90 days following the end of each fiscal year of a Servicer, commencing with the fiscal year that begins in 2000, such Servicer at its own expense shall cause a nationally recognized firm of Independent certified public accountants to furnish to such Servicer a report stating that
(i) it has obtained a letter of representation regarding certain matters from the management of such Servicer that includes an assertion that such Servicer has complied with certain minimum residential mortgage loan servicing standards, identified in the Uniform Single Attestation Program for Mortgage Bankers established by the Mortgage Bankers Association of America, with respect to the servicing of residential mortgage loans during the most recently completed fiscal year and (ii) on the basis of an examination conducted by such firm in accordance with standards established by the American Institute of Certified Public Accountants, such representation is fairly stated in all material respects, subject to such exceptions and other qualifications that may be appropriate. In rendering its report such firm may rely, as to matters relating to the direct servicing of residential mortgage loans by Sub-Servicers, upon comparable reports of firms of independent certified public accountants rendered on the basis of examinations conducted in accordance with the same standards (rendered within one year of such report) with respect to those Sub-Servicers. Copies of such statement shall be provided by the Trustee to any Certificateholder upon request at the expense of such Servicer provided that such statement is delivered by such Servicer to the Trustee.

         SECTION 3.22. Access to Certain Documentation; Filing of Reports by Trustee.

         (a) Each Servicer shall provide to the Office of Thrift Supervision, the FDIC, and any other federal or state banking or insurance regulatory authority that may exercise authority over any Certificateholder, access to the documentation regarding the related Mortgage Loans required by applicable laws and regulations. Such access shall be afforded without charge, but only upon reasonable request and during normal business hours at the offices of such Servicer designated by it. In addition, access to the documentation regarding the related Mortgage Loans will be provided to any Certificateholder, the Trustee and to any Person identified to a Servicer as a prospective transferee of a Certificate, upon reasonable request during normal business hours at the offices of such Servicer designated by it at the expense of the Person requesting such access.

         (b) Within 15 days after each Distribution Date, the Trustee shall, in accordance with industry standards, file with the Commission, via the Electronic Data Gathering and Retrieval System (EDGAR), a Form 8-K with a copy of the statement to the Certificateholders for such Distribution Date as an exhibit thereto. Prior to January 30, 2001, the Trustee shall, in accordance with industry standards, file a Form 15 Suspension Notification with respect to the Trust Fund, if applicable. Prior to March 30, 2001, the Trustee shall file a Form 10-K, in substance conforming to industry standards, with respect to the Trust Fund. The Depositor hereby grants to the Trustee a limited power of attorney to execute and file each such document on behalf of the Depositor. Such power of attorney shall continue until either the earlier of (i) receipt by the Trustee from the Depositor of written termination of such power of attorney and (ii) the termination of the Trust Fund. The Depositor and each Servicer agree to furnish to the Trustee promptly, from time to time upon request, such further information, reports, and financial statements within its control related to this Agreement and the Mortgage Loans as the Trustee reasonably deems appropriate to prepare and file all necessary reports with the Commission. The Trustee shall have no responsibility to file any items other than those specified in this section.

         SECTION 3.23.  Title, Management and Disposition of REO Property.

         (a) The deed or certificate of sale of any REO Property shall be taken in the name of the Trustee, or its nominee, in trust for the benefit of the Certificateholders. Each Servicer, on behalf of the REMIC, shall either sell any related REO Property by the end of the third full taxable year after the taxable year in which the REMIC acquires ownership of such REO Property for purposes of Section 860G(a)(8) of the Code or request from the Internal Revenue Service, no later than 61 days before the day on which the three-year grace period would otherwise expire, an extension of such three-year period, unless such Servicer shall have delivered to the Trustee an Opinion of Counsel, addressed to the Trustee and the Depositor, to the effect that the holding by the REMIC of such REO Property subsequent to three years after its acquisition will not result in the imposition on the REMIC of taxes on "prohibited transactions" thereof, as defined in Section 860F of the Code, or cause the REMIC to fail to qualify as a REMIC under Federal law at any time that any Certificates are outstanding. Each Servicer shall manage, conserve, protect and operate each REO Property for the Certificateholders solely for the purpose of its prompt disposition and sale in a manner which does not cause such REO Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code or result in the receipt by the REMIC of any "income from non-permitted assets" within the meaning of Section 860F(a)(2)(B) of the Code, or any "net income from foreclosure property" which is subject to taxation under the REMIC Provisions.

         (b) Each Servicer shall separately account for all funds collected and received by it in connection with the operation of any REO Property and shall establish and maintain, or cause to be established and maintained, with respect to REO Properties an account held in trust for the Trustee for the benefit of the Certificateholders (each such account, an "REO Account"), which shall be an Eligible Account. Each Servicer shall be permitted to allow its Collection Account to serve as its REO Account, subject to separate ledgers for each related REO Property. Each Servicer shall be entitled to retain or withdraw any interest income paid on funds deposited in its REO Account.

         (c) Each Servicer shall have full power and authority, subject only to the specific requirements and prohibitions of this Agreement, to do any and all things in connection with any related REO Property as are consistent with the manner in which such Servicer manages and operates similar property owned by such Servicer or any of its Affiliates, all on such terms and for such period as such Servicer deems to be in the best interests of Certificateholders. In connection therewith, each Servicer shall deposit, or cause to be deposited in the clearing account in which it customarily deposits payments and collections on mortgage loans in connection with its mortgage loan servicing activities on a daily basis, and in no event more than one Business Day after such Servicer's receipt thereof, and shall thereafter deposit in its REO Account, in no event more than two Business Days after such Servicer's receipt thereof, all revenues received by it with respect to an REO Property and shall withdraw therefrom funds necessary for the proper operation, management and maintenance of such REO Property including, without limitation:

               (i) all insurance premiums due and payable in respect of such REO Property;

               (ii) all real estate taxes and assessments in respect of such REO Property that may result in the imposition of a lien thereon; and

               (iii) all costs and expenses necessary to maintain such REO Property.

To the extent that amounts on deposit in the REO Account with respect to an REO Property are insufficient for the purposes set forth in clauses (i) through (iii) above with respect to such REO Property, the applicable Servicer shall advance from its own funds such amount as is necessary for such purposes if, but only if, such Servicer would make such advances if such Servicer owned such REO Property and if in such Servicer's judgment, the payment of such amounts will be recoverable from the rental or sale of such REO Property.

         Notwithstanding the foregoing, no Servicer shall:

               (i) authorize the Trust Fund to enter into, renew or extend any New Lease with respect to any REO Property, if the New Lease by its terms will give rise to any income that does not constitute Rents from Real Property;

               (ii) authorize any amount to be received or accrued under any New Lease other than amounts that will constitute Rents from Real Property;

               (iii) authorize any construction on any REO Property, other than the completion of a building or other improvement thereon, and then only if more than ten percent of the construction of such building or other improvement was completed before default on the related Mortgage Loan became imminent, all within the meaning of
          Section 856(e)(4)(B) of the Code; or

               (iv) authorize any Person to Directly Operate any REO Property on any date more than 90 days after its date of acquisition by the Trust Fund;

unless, in any such case, such Servicer has obtained an Opinion of Counsel, provided to the Trustee, to the effect that such action will not cause such REO Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code at any time that it is held by the REMIC, in which case such Servicer may take such actions as are specified in such Opinion of Counsel.

         Each Servicer may contract with any Independent Contractor for the operation and management of any related REO Property, provided that:

               (i) the terms and conditions of any such contract shall not be inconsistent herewith;

               (ii) any such contract shall require, or shall be administered to require, that the Independent Contractor pay all costs and expenses incurred in connection with the operation and management of such REO Property, including those listed above and remit all related revenues (net of such costs and expenses) to such Servicer as soon as practicable, but in no event later than thirty days following the receipt thereof by such Independent Contractor;

               (iii) none of the provisions of this Section 3.23(c) relating to any such contract or to actions taken through any such Independent Contractor shall be deemed to relieve such Servicer of any of its duties and obligations to the Trustee on behalf of the Certificateholders with respect to the operation and management of any such REO Property; and

               (iv) such Servicer shall be obligated with respect thereto to the same extent as if it alone were performing all duties and obligations in connection with the operation and management of such REO Property.

Each Servicer shall be entitled to enter into any agreement with any Independent Contractor performing services for it related to its duties and obligations hereunder for indemnification of such Servicer by such Independent Contractor, and nothing in this Agreement shall be deemed to limit or modify such indemnification. Each Servicer shall be solely liable for all fees owed by it to any such Independent Contractor, irrespective of whether such Servicer's compensation pursuant to Section 3.18 hereof is sufficient to pay such fees; provided, however, that to the extent that any payments made by such Independent Contractor would constitute Servicing Advances if made by such Servicer, such amounts shall be reimbursable as Servicing Advances made by such Servicer.

         (d) In addition to the withdrawals permitted under Section 3.23(c) hereof, each Servicer may from time to time make withdrawals from the applicable REO Account for any related REO Property: (i) to pay itself or any of its Sub-Servicers unpaid Servicing Fees in respect of the related Mortgage Loan; and (ii) to reimburse itself or any of its Sub-Servicers for unreimbursed Servicing Advances and Advances made in respect of such REO Property or the related Mortgage Loan. On the Servicer Remittance Date, each Servicer shall withdraw from each REO Account maintained by it and deposit into the Distribution Account in accordance with Section 3.10(d)(i) hereof, for distribution on the related Distribution Date in accordance with Section
4.01 hereof, the income from the related REO Property received during the prior calendar month, net of any withdrawals made pursuant to Section 3.23(c) hereof or this Section 3.23(d).

         (e) Subject to the time constraints set forth in Section 3.23(a) hereof, each REO Disposition shall be carried out by the related Servicer at such price and upon such terms and conditions as such Servicer shall deem necessary or advisable, as shall be normal and usual in its Servicing Standard.

         (f) The proceeds from the REO Disposition, net of any amount required by law to be remitted to the Mortgagor under the related Mortgage Loan and net of any payment or reimbursement to the applicable Servicer or any related Sub-Servicer as provided above, shall be deposited in the Distribution Account in accordance with Section 3.10(d)(i) hereof on the Servicer Remittance Date in the month following the receipt thereof for distribution on the related Distribution Date in accordance with Section 4.01 hereof. Any REO Disposition shall be for cash only (unless changes in the REMIC Provisions made subsequent to the Startup Day allow a sale for other consideration).

         (g) Each Servicer shall file information returns with respect to the receipt of mortgage interest received in a trade or business, reports of foreclosures and abandonments of any Mortgaged Property and cancellation of indebtedness income with respect to any Mortgaged Property as required by Sections 6050H, 6050J and 6050P of the Code, respectively. Such reports shall be in form and substance sufficient to meet the reporting requirements imposed by such Sections 6050H, 6050J and 6050P of the Code.

         SECTION 3.24. Obligations of the Servicers in Respect of Prepayment Interest Shortfalls.

         Not later than the Close of Business on each Servicer Remittance Date, each Servicer shall remit to the applicable Collection Account an amount ("Compensating Interest") equal to:

         (a) In the case of Countrywide, the lesser of (i) the aggregate of the Prepayment Interest Shortfalls for the related Distribution Date and (ii) Countrywide's Servicing Fee received in the related Due Period; and

         (b) In the case of ABN AMRO, the lesser of (i) the aggregate of the Prepayment Interest Shortfalls resulting from Principal Prepayments in full for the related Distribution Date and (ii) ABN AMRO's Servicing Fee received in the related Due Period on a loan by loan basis.

         No Servicer shall have the right to reimbursement for any amounts remitted to the Trustee in respect of Compensating Interest. Such amounts so remitted shall be included in the Loan Group Available Funds relating to any Loan Group experiencing the Principal Prepayments and distributed therewith on the next Distribution Date. No Servicer shall be obligated to pay Compensating Interest with respect to Relief Act Interest Shortfalls.

         SECTION 3.25. [Reserved]

         SECTION 3.26. Obligations of the Servicers in Respect of Adjustments.

         In the event that a shortfall in any collection on or liability with respect to the Mortgage Loans in the aggregate results from or is attributable to adjustments to Stated Principal Balances that were made by a Servicer in a manner not consistent with the terms of the related Mortgage Note and this Agreement, such Servicer, upon discovery or receipt of notice thereof, immediately shall deliver to the Trustee for deposit in the Distribution Account from its own funds the amount of any such shortfall and shall indemnify and hold harmless the Trust Fund, the Trustee, the Depositor and any successor servicer in respect of any such liability. Such indemnities shall survive the termination or discharge of such Servicer or this Agreement. Notwithstanding the foregoing, this Section 3.26 shall not limit the ability of any Servicer to seek recovery of any such amounts from the related Mortgagor under the terms of the related Mortgage Note, as permitted by law.

         SECTION 3.27.  Solicitations.

         From and after the Closing Date, each Servicer agrees that it will not take any action or permit or cause any action to be taken by any of its agents and Affiliates, or by any independent contractors or independent mortgage brokerage companies on such Servicer's behalf, to personally, by telephone or mail, solicit the Mortgagor under any Mortgage Loan for the purpose of refinancing such Mortgage Loan; provided, however, that a Servicer may solicit any Mortgagor for whom such Servicer has received a request for verification of mortgage, a request for demand for payoff, a mortgagor initiated written or verbal communication indicating a desire to prepay the related Mortgage Loan, or the mortgagor initiates a title search; and provided, further, it is understood and agreed that promotions undertaken by a Servicer or any of its Affiliates that (i) concern optional insurance products or other additional products or (ii) are generally directed to the customers of such Servicer or its Affiliates (including customers meeting certain defined parameters), including, without limitation, mass mailings based on commercially acquired mailing lists, newspaper, radio and television advertisements shall not constitute solicitation under this Section, nor is any Servicer prohibited from responding to unsolicited requests or inquiries made by a Mortgagor or an agent of a Mortgagor.

                                  ARTICLE IV

                                 FLOW OF FUNDS

         SECTION 4.01. Distributions.

         (a) On each Distribution Date, the Trustee shall withdraw funds on deposit in the Distribution Account and make the following disbursements and transfers as described below and to the extent of such funds, based upon information provided to the Trustee pursuant to Section 4.04(a) hereof.

         (i) The Loan Group Available Funds for Loan Group I shall be distributed on each Distribution Date in the following order of priority:

               (A) to the Holder of the Class A-R Certificate, the related Interest Distributable Amount for that date;

               (B) to the Holders of the Class IA-1, Class IA-2 and Class X Certificates, the related Interest Distributable Amounts for that date, pro rata (based on the Interest Distributable Amount to which each such Class--or, in the case of the Class X Certificate, the Class X-I Component--is entitled); and

               (C) from the Principal Distribution Amount for Loan Group I for such Distribution Date, an amount equal to the Senior Principal Distribution Amount for Loan Group I for that date, as follows:

                          first, to the Holder of Class A-R
                          Certificate, until the Class Certificate
                          Principal Balance of such Class is reduced to zero, and

                          second, sequentially, to the Holders of the Class IA-1 and Class IA-2 Certificates, in that order, or pro rata (based on the their respective Class Certificate Principal Balances immediately prior to such Distribution Date) if the Senior Credit Support Depletion Date has occurred--until the respective Class Certificate Principal Balances of such Classes are reduced to zero.

         (ii) The Loan Group Available Funds for Loan Group II shall be distributed on each Distribution Date in the following order of priority:

               (A) to the Holders of the Class IIA and Class X Certificates, the related Interest Distributable Amounts for that date, pro rata (based on the Interest Distributable Amount to which each such Class--or, in the case of the Class X Certificate, the Class X-II Component--is entitled); and

               (B) from the Principal Distribution Amount for Loan Group II for such Distribution Date, an amount equal to the Senior Principal Distribution Amount for Loan Group II for that date, to the Holders of the Class IIA Certificates until the Class Certificate Principal Balance of such Class is reduced to zero.

        (iii) The Loan Group Available Funds for Loan Group III shall be distributed on each Distribution Date in the following order of priority:

               (A) to the Holders of the Class IIIA and Class X Certificates, the related Interest Distributable Amounts for that date, pro rata (based on the Interest Distributable Amount to which each such Class--or, in the case of the Class X Certificate, the Class X-III Component--is entitled); and

               (B) from the Principal Distribution Amount for Loan Group III for such Distribution Date, an amount equal to the Senior Principal Distribution Amount for Loan Group III for that date, to the Holders of the Class IIIA Certificates until the Class Certificate Principal Balance of such Class is reduced to zero.

        (iv) On each Distribution Date, the Available Funds remaining after giving effect to the distributions specified in subsections (i), (ii) and (iii) above will be distributed to the Certificateholders in the following order of priority:

               (A) to each Servicer, pro rata, the amount to which such Servicer shall be entitled, by way of indemnification, pursuant to Section 6.03.

               (B) to the Holders of the Class B-1 Certificates, the related Interest Distributable Amount for that date;

               (C) to the Holders of the Class B-1 Certificates, an amount allocable to principal equal to its Pro Rata Share for such Distribution Date until the Class Certificate Principal Balance of such Class is reduced to zero;

               (D) to the Holders of the Class B-2 Certificates, the related Interest Distributable Amount for that date;

               (E) to the Holders of the Class B-2 Certificates, an amount allocable to principal equal to its Pro Rata Share for such Distribution Date until the Class Certificate Principal Balance of such Class is reduced to zero;

               (F) to the Holders of the Class B-3 Certificates, the related Interest Distributable Amount for that date;

               (G) to the Holders of the Class B-3 Certificates, an amount allocable to principal equal to its Pro Rata Share for such Distribution Date until the Class Certificate Principal Balance of such Class is reduced to zero;

               (H) to the Holders of the Class B-4 Certificates, the related Interest Distributable Amount for that date;

               (I) to the Holders of the Class B-4 Certificates, an amount allocable to principal equal to its Pro Rata Share for such Distribution Date until the Class Certificate Principal Balance of such Class is reduced to zero;

               (J) to the Holders of the Class B-5 Certificates, the related Interest Distributable Amount for that date;

               (K) to the Holders of the Class B-5 Certificates, an amount allocable to principal equal to its Pro Rata Share for such Distribution Date until the Class Certificate Principal Balance of such Class is reduced to zero;

               (L) to the Holders of the Class B-6 Certificates, the related Interest Distributable Amount for that date;

               (M) to the Holders of the Class B-6 Certificates, an amount allocable to principal equal to its Pro Rata Share for such Distribution Date until the Class Certificate Principal Balance of such Class is reduced to zero; and

               (N) to the Holder of the Class A-R Certificate, any Available Funds then remaining.

         (b) Amounts to be paid to the Holders of a Class of Certificates shall be payable with respect to all Certificates of that Class, pro rata, based on the Certificate Balance or Certificate Notional Balance of each Certificate of that Class.

         (c) [Reserved].

         (d) On each Distribution Date, the Interest Distributable Amounts for the Classes of Senior Certificates and Subordinate Certificates on such Distribution Date shall be reduced by the pro rata share of each such Class in:

               (i) Net Prepayment Interest Shortfalls and Relief Act Reductions with respect to the Related Loan Group in the case of the Senior Certificates, and all Net Prepayment Interest Shortfalls and Relief Act Reductions in the case of the Subordinate Certificates, based on such Class's Interest Distributable Amount without taking into account such Net Prepayment Interest Shortfalls and Relief Act Reductions;

               (ii) after the Special Hazard Coverage Termination Date, with respect to each Mortgage Loan in a Loan Group that became a Special Hazard Mortgage Loan during the related Prepayment Period, the excess of one month's interest at the related Net Loan Rate on the Stated Principal Balance of such Mortgage Loan as of the Due Date in such month over the amount of Liquidation Proceeds applied as interest on such Mortgage Loan with respect to such related Prepayment Period;

               (iii) after the Bankruptcy Coverage Termination Date, with respect to each Mortgage Loan in such Loan Group that became subject to a Bankruptcy Loss during the related Prepayment Period, the interest portion of the related Debt Service Reduction or Deficient Valuation; and

               (iv) after the Fraud Coverage Termination Date, with respect to each Mortgage Loan in such Loan Group that became a Fraud Loan during the related Prepayment Period, the excess of one month's interest at the related Net Loan Rate on the Stated Principal Balance of such Mortgage Loan as of the Due Date in such month over the amount of Liquidation Proceeds applied as interest on such Mortgage Loan with respect to such month.

         (e) Notwithstanding the priority and allocation set forth in Section 4.01(a)(iv) above, if with respect to any Class of Subordinate Certificates on any Distribution Date the sum of the related Class Subordination Percentages of such Class and of all other Classes of Subordinate Certificates which have a higher numerical Class designation than such Class (the "Applicable Credit Support Percentage") is less than the Original Applicable Credit Support Percentage for such Class, no distribution of Principal Prepayments will be made to any such Classes (the "Restricted Classes") and the amount of such Principal Prepayment otherwise distributable to the Restricted Classes shall be distributed to any Classes of Subordinate Certificates having lower numerical Class designations than such Class, pro rata, based on the Class Certificate Principal Balances of the respective Classes immediately prior to such Distribution Date and shall be distributed in the sequential order provided in Section 4.01(a)(iv) above.

         (f) Distributions on Physical Certificates. The Trustee shall make distributions in respect of a Distribution Date to each Certificateholder of record on the related Record Date (other than as provided in Section 10.01 hereof respecting the final distribution), in the case of Certificateholders of the Physical Certificates, by check or money order mailed to such Certificateholder at the address appearing in the Certificate Register, or by wire transfer. Distributions among Certificateholders of a Class shall be made in proportion to the Percentage Interests evidenced by the Certificates of that Class held by such Certificateholders.

         (g) Distributions on Book-Entry Certificates. Each distribution with respect to a Book-Entry Certificate shall be paid to the Depository, which shall credit the amount of such distribution to the accounts of its Depository Participants in accordance with its normal procedures. Each Depository Participant shall be responsible for disbursing such distribution to the Certificate Owners that it represents and to each indirect participating brokerage firm (a "brokerage firm" or "indirect participating firm") for which it acts as agent. Each brokerage firm shall be responsible for disbursing funds to the Certificate Owners that it represents. All such credits and disbursements with respect to a Book-Entry Certificate are to be made by the Depository and the Depository Participants in accordance with the provisions of the Certificates. None of the Trustee, the Depositor, any Servicer or the Seller shall have any responsibility therefor.

         SECTION 4.02. [Reserved].

         SECTION 4.03. Allocation of Realized Losses.

         (a) On or prior to each Determination Date, each Servicer shall determine the total amount of Realized Losses, including Excess Losses, with respect to the Mortgage Loans serviced by such Servicer in each Loan Group and the related Distribution Date, and provide such information to the Trustee, accompanied by its Officers' Certificate. Thereupon, the Trustee shall aggregate the information so provided for each Loan Group.

         (b) Realized Losses, Bankruptcy Losses, Fraud Losses and Special Hazard Losses with respect to each Loan Group and any Distribution Date shall be allocated as follows:

               (i) Realized Losses, Bankruptcy Losses, Fraud Losses and Special Hazard Losses with respect to each Loan Group (other than Excess Losses) shall be allocated:

               first, to the Subordinate Certificates in reverse order of their respective numerical Class designations (beginning with the Class of Subordinate Certificates with the highest numerical Class designation) until the Class Certificate Principal Balance of each such Class is reduced to zero; and

               second,

                         (A) with respect to Loan Group I, to the Class IA-1, Class 1A-2 and Class A-R Certificates, pro rata, until the Class Certificate Principal Balance of each such Class is reduced to zero; and

                         (B) with respect to Loan Group II and Loan Group III, to the related Class of Senior Certificates until the Class Certificate Principal Balance thereof is reduced to zero; and

               (ii) any Excess Losses on the Mortgage Loans in a Loan Group shall be allocated to the related Class or Classes of Senior Certificates and the related Subordinate Components of the Subordinate Certificates then outstanding, pro rata, on the basis of the respective Class Certificate Principal Balances of the Class or Classes of Senior Certificates in the related Certificate Group and the respective Subordinate Component Balances of the Classes of Subordinate Certificates related to such Loan Group; provided, however, that on any Distribution Date occurring on and after the Senior Credit Support Depletion Date, any Excess Losses will be allocated among the related Class or Classes of Senior Certificates, pro rata, based on their respective Class Certificate Principal Balances immediately prior to such Distribution Date.

         (c) The Class Certificate Principal Balance of the Class of Subordinate Certificates then outstanding with the highest numerical Class designation shall be reduced on each Distribution Date by the amount, if any, by which the aggregate of the Class Certificate Principal Balances of all outstanding Classes of Certificates (after giving effect to the distribution of principal and the allocation of Realized Losses, Bankruptcy Losses, Fraud Losses and Special Hazard Losses and Excess Losses on such Distribution Date) exceeds the aggregate of the Stated Principal Balances of all the Mortgage Loans for the following Distribution Date.

         (d) Any Realized Loss, Bankruptcy Loss, Fraud Loss, Special Hazard Loss or Excess Loss allocated to a Class of Certificates or any reduction in the Class Certificate Principal Balance of a Class of Certificates pursuant to
Section 4.03(b) or (c) shall be allocated among the Certificates of such Class, pro rata, in proportion to their respective Certificate Balances.

         (e) Any allocation of Realized Losses to a Certificate or any reduction in the Certificate Balance of a Certificate pursuant to Section 4.03(b) or (c) shall be accomplished by reducing the Certificate Balance thereof immediately following the distributions made on the related Distribution Date in accordance with the definition of "Certificate Balance."

         SECTION 4.04.  Statements.

         (a) On each Distribution Date, based, as applicable, on information provided to it by the Servicer, the Trustee shall make available to each Holder of the Regular Certificates, the Seller, each Servicer and the Rating Agencies, a statement (the "Distribution Date Statement") as to the distributions made on such Distribution Date:

               (i) the amount of the distribution made on such Distribution Date to the Holders of each Class of Certificates (and each Subordinate Component in the case of the Classes of Subordinate Certificates) allocable to principal;

               (ii) the amount of the distribution made on such Distribution Date to the Holders of each Class of Certificates allocable to interest;

               (iii) the Pro Rata Senior Percentage, Senior Percentage, Senior Prepayment Percentage and Subordinate Percentage with respect to each Loan Group for the following Distribution Date;

               (iv) the aggregate amount of servicing compensation received by each Servicer during the related Due Period and such other customary information as the Trustee deems necessary or desirable, or which a Certificateholder reasonably requests, to enable Certificateholders to prepare their tax returns;

               (v) the aggregate amount of Advances for the related Due Period and the amount of unreimbursed Advances;

               (vi) the Special Hazard Loss Coverage Amount, the Fraud Loss Coverage Amount and the Bankruptcy Loss Coverage Amount, each as of the related Determination Date;

               (vii) the Loan Group Balance and related Net WAC for each Loan Group at the Close of Business at the end of the related Due Period;

               (viii) the aggregate Principal Balance of the One Year CMT Indexed Group I Mortgage Loans at the Close of Business at the end of the related Due Period;

               (ix) the aggregate Principal Balance of the Six Month LIBOR Indexed Group I Mortgage Loans at the Close of Business at the end of the related Due Period;

               (x) the aggregate Principal Balance of the One Year CMT Indexed Group II Mortgage Loans at the Close of Business at the end of the related Due Period;

               (xi) the aggregate Principal Balance of the Six Month LIBOR Indexed Group II Mortgage Loans at the Close of Business at the end of the related Due Period;

               (xii) the aggregate Principal Balance of the One Year CMT Indexed Group III Mortgage Loans at the Close of Business at the end of the related Due Period;

               (xiii) the aggregate Principal Balance of the Six Month LIBOR Indexed Group III Mortgage Loans at the Close of Business at the end of the related Due Period;

               (xiv) the aggregate Principal Balance of fixed rate Group III Mortgage Loans at Close of Business at the end of the related Due Period;

               (xv) the number, weighted average remaining term to maturity and weighted average Mortgage Rate of the Mortgage Loans in each Loan Group as of the related Due Date;

               (xvi) separately stated for each Loan Group, the number and aggregate unpaid principal balance of Mortgage Loans (a) 30 to 59 days Delinquent, (b) 60 to 89 days Delinquent, (c) 90 or more days Delinquent, (d) as to which foreclosure proceedings have been commenced and (e) in bankruptcy, in each case as of the Close of Business on the last day of the calendar month preceding such Distribution Date;

               (xvii) the book value of any REO Property as of the Close of Business on the last Business Day of the calendar month preceding the Distribution Date, and, cumulatively, the total number and cumulative principal balance of all REO Properties in each Loan Group as of the Close of Business of the last day of the preceding Due Period;

               (xviii) the aggregate amount of Principal Prepayments with respect to each Loan Group made during the related Prepayment Period;

               (xix) the aggregate amount of Realized Losses incurred during the related Due Period and the cumulative amount of Realized Losses;

               (xx) the Class Certificate Principal Balance of each Class of Certificates (other than the Class X Certificates), the Class X Certificate Notional Balance of the Class X Certificates, the Subordinate Component Balance of each Subordinate Component and the Class X Component Notional Balance of each Class X Notional Component after giving effect to any distributions made thereon, on such Distribution Date;

               (xxi) the Interest Distributable Amount in respect of each Class of the Certificates, for such Distribution Date and the respective portions thereof, if any, remaining unpaid following the distributions made in respect of such Certificates on such Distribution Date;

               (xxii) the aggregate amount of any Prepayment Interest Shortfalls and the Unpaid Interest Shortfall Amount for such Distribution Date, to the extent not covered by payments by the Servicers pursuant to Section 3.24 hereof in each case by Loan Group;

               (xxiii) the Loan Group Available Funds with respect to each Loan Group;

               (xxiv) the Pass-Through Rate for each Class of Certificates for such Distribution Date; and

               (xxv) the aggregate Principal Balance of Mortgage Loans purchased by each Servicer or the Seller during the related Due Period with respect to each Loan Group, and indicating the Section of this Agreement requiring or allowing the purchase of each such Mortgage Loan.

         The Trustee will make the Distribution Date Statement (and, at its option, any additional files containing the same information in an alternative format) available each month to Certificateholders and the other parties to this Agreement via the Trustee's internet website and its fax-on-demand service and will forward the Distribution Date Statement to each Rating Agency. The Trustee's fax-on-demand service may be accessed through the fax number 714-247-6285. The Trustee's internet website shall initially be located at "http://www-apps.gis.deutsche-bank.com/invr". Assistance in using the website or the fax-on-demand service can be obtained by calling the Trustee's customer service desk at 800-735-7777. Parties that are unable to use the above distribution options are entitled to have a paper copy mailed to them via first class mail by calling the customer service desk and requesting same. The Trustee shall have the right to change the way Distribution Date Statements are distributed in order to make such distribution more convenient and/or more accessible to the above parties and the Trustee shall provide timely and adequate notification to all the above parties regarding any such changes. The Trustee's obligations pursuant to this Section 4.04 are limited to the extent of its receipt of all necessary information from each Servicer. The Trustee may fully rely upon and shall have no liability with respect to information provided by any Servicer.

         In the case of information furnished pursuant to subclauses (i) and
(ii) above, the amounts shall be expressed in a separate section of the report as a dollar amount for each Class for each $1,000 original dollar amount as of the Cut-off Date.

         (b) Within a reasonable period of time after the end of each calendar year, the Trustee shall, upon written request, furnish to each Person who at any time during the calendar year was a Certificateholder of a Regular Certificate, if requested in writing by such Person, such information as is reasonably necessary to provide to such Person a statement containing the information set forth in subclauses (i) through (iii) above, aggregated for such calendar year or applicable portion thereof during which such Person was a Certificateholder. Such obligation of the Trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be prepared and furnished by the Trustee to Certificateholders pursuant to any requirements of the Code as are in force from time to time.

         (c) On each Distribution Date, the Trustee shall supply an electronic tape to Bloomberg Financial Markets, Inc. in a format acceptable to Bloomberg Financial Markets, Inc. on a monthly basis.

         (d) On each Distribution Date, the Trustee shall supply an electronic tape to the Seller containing the following with respect to each Mortgage
Loan:

               (i) the Mortgage Loan identifying number;

               (ii) whether such Mortgage Loan is a Cendant Loan, a Countrywide Loan, an ABN AMRO Loan or a MLCC Loan (and in the case of any MLCC Loan, whether such loan is a Servicing Transferred
          Loan);

               (iii) the current Mortgage Rate as of the end of the related Due Period;

               (iv) the related Servicing Fee Rate;

               (v) the current Monthly Payment due as of the end of the related Due Period;

               (vi) the next scheduled Due Date as of the end of the related Due Period;

               (vii) the next Adjustment Date of the Mortgage Loan as of the end of the related Due Period, if applicable;

               (viii) the Stated Principal Balance of the Mortgage Loan immediately prior to the related Due Period;

               (ix) the Stated Principal Balance of the Mortgage Loan as of the end of the related Due Period;

               (x) the Stated Principal Balance of the Mortgage Loan as of the end of the related Due Period, but only to the extent of principal actually received, not advanced;

               (xi) the aggregate of all interest received on the Mortgage Loan, including Advances;

               (xii) the related Servicing Fee;

               (xiii) the aggregate of all scheduled principal payments received on the Mortgage Loans, including Advances;

               (xiv) Principal Prepayments in part;

               (xv) Principal Prepayments in full;

               (xvi) the delinquency status of the Mortgage Loan (i.e., 0, 30, 60, 90+ days delinquent);

               (xvii) an indication as to whether the Obligor on the Mortgage Loan is in bankruptcy;

               (xviii) an indication as to whether the Mortgage Loan is in foreclosure;

               (xix) an indication as to whether the related Mortgaged Property has become an REO Property;

               (xx) the date of bankruptcy, if any;

               (xxi) the date of foreclosure, if any;

               (xxii) the date on which the related Mortgaged Property became an REO Property;

               (xxiii) for each Mortgage Loan for which a Liquidation Event has occurred, whether such Mortgage Loan (i) has been paid in full,
          (ii) is a Liquidated Mortgage Loan or (iii) has been repurchased or replaced;

               (xxiv) the date after which the Stated Principal Balance of the Mortgage Loan is zero;

               (xxv) the Stated Principal Balance of the Mortgage Loan on the date on which a Liquidation Event occurs;

               (xxvi) Liquidation Proceeds;

               (xxvii) Net Liquidation Proceeds;

               (xxviii) Realized Losses;

               (xxix) Net Prepayment Interest Shortfalls;

               (xxx) Relief Act Reductions;

               (xxxi) the aggregate of all scheduled interest received on the Mortgage Loans, excluding Advances;

               (xxxii) the aggregate of all scheduled principal received on the Mortgage Loans, excluding Advances;

               (xxxiii) the current amount of Advances outstanding;

               (xxxiv) the amount advanced by the related Servicer;

               (xxxv) the amount of principal advanced by the related Servicer; and

               (xxxvi) the amount of interest advanced by the related
          Servicer.

         SECTION 4.05. Remittance Reports; Advances.

         (a) No later than the tenth Business Day prior to each Distribution Date, each Servicer shall deliver to the Trustee, by telecopy or electronic mail (or by such other means as such Servicer and the Trustee may agree from time to time), a remittance report (the "Remittance Report") with respect to the related Distribution Date, which Remittance Report shall include such information with respect to the Mortgage Loans serviced by such Servicer as the Trustee may reasonably require to perform the calculations necessary to make the distributions contemplated by Section 4.01 hereof and to prepare the Distribution Date Statements contemplated by Section 4.04 hereof. The Trustee shall not be responsible to recompute, recalculate or verify any information provided to it by any Servicer.

         (b) The amount of Advances to be made by each Servicer for any Distribution Date shall equal, subject to Section 4.05(d) below, the sum of
(i) the aggregate amount of Monthly Payments (net of the related Servicing
Fee) due during the related Due Period in respect of the Mortgage Loans serviced by such Servicer, which Monthly Payments were Delinquent on a contractual basis as of the Close of Business on the related Determination Date and (ii) with respect to each related REO Property, which REO Property was acquired during or prior to the related Due Period and as to which REO Property an REO Disposition did not occur during the related Due Period, an amount equal to the excess, if any, of the REO Imputed Interest on such REO Property for the most recently ended calendar month, over the net income from such REO Property transferred to the Distribution Account pursuant to Section
3.23 hereof for distribution on such Distribution Date.

         On or before the Close of Business New York time on the Servicer Remittance Date, each Servicer shall remit in immediately available funds to the Trustee for deposit in the Distribution Account an amount equal to the aggregate amount of Advances, if any, to be made in respect of the related Mortgage Loans and related REO Properties for the related Distribution Date either (i) from its own funds previously deposited in the Collection Account or (ii) from the applicable Collection Account, to the extent of funds held therein for future distribution (in which case it will cause to be made an appropriate entry in the records of such Collection Account that amounts held for future distribution have been, as permitted by this Section 4.05, used by such Servicer in discharge of any such Advance) or (iii) in the form of any combination of (i) and (ii) aggregating the total amount of Advances to be made by such Servicer with respect to the related Mortgage Loans and related REO Properties. Any amounts held for future distribution and so used shall be appropriately reflected in any such Servicer's records and replaced by such Servicer by deposit in the applicable Collection Account on or before any future Servicer Remittance Date to the extent that the Available Funds for the related Distribution Date (determined without regard to Advances to be made on the Servicer Remittance Date) shall be less than the total amount that would be distributed to the Classes of Certificateholders pursuant to Section 4.01 on such Distribution Date if such amounts held for future distributions had not been so used to make Advances. The Trustee will promptly provide notice to a Servicer by telecopy in the event that the amount remitted by such Servicer to the Trustee on such date is less than the Advances required to be made by such Servicer for the related Distribution Date, as set forth in the related Remittance Report.

         (c) The obligation of each Servicer to make such Advances is mandatory, notwithstanding any other provision of this Agreement but subject to (d) below and, with respect to any Mortgage Loan serviced by such Servicer, shall continue until the Mortgage Loan is paid in full or until the recovery of all Liquidation Proceeds thereon.

         (d) Notwithstanding anything herein to the contrary, no Advance or Servicing Advance shall be required to be made hereunder by any Servicer if such Advance or Servicing Advance would, if made, constitute a Nonrecoverable Advance. The determination by a Servicer that it has made a Nonrecoverable Advance or that any proposed Advance or Servicing Advance, if made, would constitute a Nonrecoverable Advance, shall be evidenced by an Officers' Certificate of such Servicer delivered to the Depositor and the Trustee.

                                  ARTICLE V

                               THE CERTIFICATES

         SECTION 5.01. The Certificates.

         Each of the Class IA-1, Class IA-2, Class IIA and Class IIIA Certificates shall be substantially in the form annexed hereto as Exhibit A, the Class X Certificates shall be substantially in the form annexed hereto as Exhibit B, the Class A-R Certificate shall be substantially in the form annexed hereto as Exhibit C, and each of the Subordinate Certificates shall be substantially in the form annexed hereto as Exhibit D. Each of the Certificates shall, on original issue, be executed, authenticated and delivered by the Trustee to or upon the order of the Depositor concurrently with the sale and assignment to the Trustee of the Trust Fund. Each Class of the Regular Certificates shall be initially evidenced by one or more Certificates representing a Percentage Interest with a minimum dollar denomination of $25,000 and integral dollar multiples of $1 in excess thereof, except that one Certificate of each such Class of Certificates may be in a different denomination so that the sum of the denominations of all outstanding Certificates of such Class shall equal the Class Certificate Principal Balance or Class Certificate Notional Balance of such Class on the Closing Date. The Class A-R Certificate is issuable only in a Percentage Interest of 100%.

         The Certificates shall be executed on behalf of the Trust by manual or facsimile signature on behalf of the Trustee by a Responsible Officer. Certificates bearing the manual or facsimile signatures of individuals who were, at the time when such signatures were affixed, authorized to sign on behalf of the Trustee shall bind the Trust, notwithstanding that such individuals or any of them have ceased to be so authorized prior to the authentication and delivery of such Certificates or did not hold such offices at the date of such Certificate. No Certificate shall be entitled to any benefit under this Agreement or be valid for any purpose, unless such Certificate shall have been manually authenticated by the Trustee substantially in the form provided for herein, and such authentication upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication. Subject to
Section 5.02(c), the Senior Certificates (other than the Class A-R Certificate) and the Class B-1, Class B-2 and Class B-3 Certificates shall be Book-Entry Certificates. The Class A-R Certificate and the Class B-4, Class B-5 and Class B-6 Certificates shall be Physical Certificates.

         SECTION 5.02. Registration of Transfer and Exchange of Certificates.

         (a) The Certificate Registrar shall cause to be kept at the Corporate Trust Office a Certificate Register in which, subject to such reasonable regulations as it may prescribe, the Certificate Registrar shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided. The Trustee shall initially serve as Certificate Registrar for the purpose of registering Certificates and transfers and exchanges of Certificates as herein provided.

         Upon surrender for registration of transfer of any Certificate at any office or agency of the Certificate Registrar maintained for such purpose pursuant to the foregoing paragraph (or the deemed surrender of a Certificate pursuant to Section 8.17(f) and, in the case of a Private Certificate or Class A-R Certificate, upon satisfaction of the conditions set forth below, the Trustee on behalf of the Trust shall execute, authenticate and deliver, in the name of the designated transferee or transferees, one or more new Certificates of the same aggregate Percentage Interest.

         At the option of the Certificateholders, Certificates may be exchanged for other Certificates in authorized denominations and the same aggregate Percentage Interests, upon surrender of the Certificates to be exchanged at any such office or agency. Whenever any Certificates are so surrendered for exchange, the Trustee shall execute on behalf of the Trust and authenticate and deliver the Certificates which the Certificateholder making the exchange is entitled to receive. Every Certificate presented or surrendered for registration of transfer or exchange shall (if so required by the Trustee or the Certificate Registrar) be duly endorsed by, or be accompanied by a written instrument of transfer satisfactory to the Trustee and the Certificate Registrar duly executed by, the Holder thereof or his attorney duly authorized in writing.

         (b) Except as provided in paragraph (c) below, the Book-Entry Certificates shall at all times remain registered in the name of the Depository or its nominee and at all times: (i) registration of such Certificates may not be transferred by the Trustee or the Certificate Registrar except to another Depository; (ii) the Depository shall maintain book-entry records with respect to the Certificate Owners and with respect to ownership and transfers of such Certificates; (iii) ownership and transfers of registration of such Certificates on the books of the Depository shall be governed by applicable rules established by the Depository; (iv) the Depository may collect its usual and customary fees, charges and expenses from its Depository Participants; (v) the Trustee shall for all purposes deal with the Depository as representative of the Certificate Owners of the Certificates for purposes of exercising the rights of Holders under this Agreement, and requests and directions for and votes of such representative shall not be deemed to be inconsistent if they are made with respect to different Certificate Owners; (vi) the Trustee and the Certificate Registrar may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its Depository Participants and furnished by the Depository Participants with respect to indirect participating firms and Persons shown on the books of such indirect participating firms as direct or indirect Certificate Owners; and (vii) the direct participants of the Depository shall have no rights under this Agreement under or with respect to any of the Certificates held on their behalf by the Depository, and the Depository may be treated by the Trustee, the Certificate Registrar and their respective agents, employees, officers and directors as the absolute owner of the Certificates for all purposes whatsoever.

         All transfers by Certificate Owners of Book-Entry Certificates shall be made in accordance with the procedures established by the Depository Participant or brokerage firm representing such Certificate Owners. Each Depository Participant shall only transfer Book-Entry Certificates of Certificate Owners that it represents or of brokerage firms for which it acts as agent in accordance with the Depository's normal procedures. The parties hereto are hereby authorized to execute a Letter of Representations with the Depository or take such other action as may be necessary or desirable to register a Book-Entry Certificate to the Depository. In the event of any conflict between the terms of any such Letter of Representation and this Agreement, the terms of this Agreement shall control.

         (c) If (i)(x) the Depository or the Depositor advises the Trustee in writing that the Depository is no longer willing or able to discharge properly its responsibilities as Depository and (y) the Trustee or the Depositor is unable to locate a qualified successor, (ii) the Depositor, at its sole option, with the consent of the Trustee, elects to terminate the book-entry system through the Depository or (iii) after the occurrence of a Servicer Event of Termination, the Certificate Owners of each Book-Entry Certificate representing Percentage Interests of such Classes aggregating not less than 51% advises the Trustee and Depository through the Financial Intermediaries and the Depository Participants in writing that the continuation of a book-entry system through the Depository to the exclusion of definitive, fully registered certificates (the "Definitive Certificates") to Certificate Owners is no longer in the best interests of the Certificate Owners. Upon surrender to the Certificate Registrar of the Book-Entry Certificates by the Depository, accompanied by registration instructions from the Depository for registration, the Trustee shall, at the Depositor's expense, in the case of (ii) above, or the Seller's expense, in the case of (i) and (iii) above, execute on behalf of the Trust and authenticate the Definitive Certificates. Neither the Depositor nor the Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Certificates, the Trustee, the Certificate Registrar, each Servicer, any Paying Agent and the Depositor shall recognize the Holders of the Definitive Certificates as Certificateholders hereunder.

         (d) No transfer, sale, pledge or other disposition of any Private Certificate shall be made unless such disposition is exempt from the registration requirements of the 1933 Act, and any applicable state securities laws or is made in accordance with the 1933 Act and laws. In the event of any such transfer, (i) unless such transfer is made in reliance upon Rule 144A (as evidenced by the investment letter delivered to the Trustee, in substantially the form attached hereto as Exhibit I under the 1933 Act, the Trustee and the Depositor shall require a written Opinion of Counsel (which may be in-house counsel) acceptable to and in form and substance reasonably satisfactory to the Trustee and the Depositor that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from the 1933 Act or is being made pursuant to the 1933 Act, which Opinion of Counsel shall not be an expense of the Trustee or the Depositor or (ii) the Trustee shall require the transferor to execute a transferor certificate (in substantially the form attached hereto as Exhibit J) and the transferee to execute an investment letter (in substantially the form attached hereto as Exhibit I) acceptable to and in form and substance reasonably satisfactory to the Depositor and the Trustee certifying to the Depositor and the Trustee the facts surrounding such transfer, which investment letter shall not be an expense of the Trustee or the Depositor. Each Holder of a Private Certificate desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Seller, each Servicer and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

         No transfer of an ERISA-Restricted Certificate that is also a Physical Certificate shall be made unless the Trustee shall have received either (i) a representation from the transferee of such Certificate, acceptable to and in form and substance satisfactory to the Trustee and the Depositor (such requirement is satisfied only by the Trustee's receipt of a representation letter from the transferee substantially in the form of Exhibit I hereto), to the effect that such transferee is not an employee benefit plan or arrangement subject to Section 406 of ERISA or a plan subject to Section 4975 of the Code, nor a person acting on behalf of any such plan or arrangement nor using the assets of any such plan or arrangement to effect such transfer or (ii) if the purchaser is an insurance company, a representation that the purchaser is an insurance company which is purchasing such Certificates with funds contained in an "insurance company general account" (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 ("PTCE 95-60") and that the purchase and holding of such Certificates are covered under Sections I and III of PTCE 95-60 or (iii) in the case of any ERISA-Restricted Certificate that is also a Physical Certificate presented for registration in the name of an employee benefit plan subject to ERISA or a plan or arrangement subject to Section 4975 of the Code (or comparable provisions of any subsequent enactments), or a trustee of any such plan or any other person acting on behalf of any such plan or arrangement or using such plan's or arrangement's assets, an Opinion of Counsel satisfactory to the Trustee which Opinion of Counsel shall not be an expense of either the Trustee or the Trust, addressed to the Trustee, to the effect that the purchase and holding of such ERISA-Restricted Certificate that is also a Physical Certificate will not result in the assets of the Trust being deemed to be "plan assets" and subject to the prohibited transaction provisions of ERISA and the Code and will not subject the Trustee to any obligation in addition to those expressly undertaken in this Agreement or to any liability. Notwithstanding anything else to the contrary herein, any purported transfer of an ERISA-Restricted Certificate that is also a Physical Certificate to or on behalf of an employee benefit plan subject to ERISA or to the Code without the delivery to the Trustee of an Opinion of Counsel satisfactory to the Trustee as described above shall be void and of no effect.

         In the case of an ERISA-Restricted Certificate that is also a Book-Entry Certificate, for purposes of clauses (i) or (ii) of the first sentence of the preceding paragraph, such representations shall be deemed to have been made to the Trustee by the transferee's acceptance of such ERISA-Restricted Certificate that is also a Book-Entry Certificate (or the acceptance by a Certificate Owner of the beneficial interest in such Certificate).

         To the extent permitted under applicable law (including, but not limited to, ERISA), neither the Trustee nor the Certificate Registrar shall have any liability to any Person for any registration of transfer of any ERISA-Restricted Certificate that is in fact not permitted by this Section 5.02(d) or for making any payments due on such Certificate to the Holder thereof or taking any other action with respect to such Holder under the provisions of this Agreement so long as the transfer was registered by the Trustee or the Certificate Registrar in accordance with the foregoing requirements. In addition, neither the Trustee nor the Certificate Registrar shall be required to monitor, determine or inquire as to compliance with the transfer restrictions with respect to any ERISA-Restricted Certificates in the form of Book-Entry Certificates, and neither the Trustee nor the Certificate Registrar shall have any liability for transfers of Book-Entry Certificates or any interests therein made in violation of the restrictions on transfer described in the Prospectus Supplement and this Agreement.

         (e) Each Person who has or who acquires any Ownership Interest in the Class A-R Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions and to have irrevocably appointed the Depositor or its designee as its attorney-in-fact to negotiate the terms of any mandatory sale under clause (v) below and to execute all instruments of transfer and to do all other things necessary in connection with any such sale, and the rights of each Person acquiring any Ownership Interest in the Class A-R Certificate are expressly subject to the following provisions:

               (i) Each Person holding or acquiring any Ownership Interest in the Class A-R Certificate shall be a Permitted Transferee and shall promptly notify the Trustee of any change or impending change in its status as a Permitted Transferee.

               (ii) No Ownership Interest in the Class A-R Certificate may be registered on the Closing Date or thereafter transferred, and the Trustee shall not register the Transfer of the Class A-R Certificate unless, in addition to the certificates required to be delivered under subsection (b) above, the Trustee shall have been furnished with an affidavit ("Transfer Affidavit") of the initial owner or proposed transferee in the form attached hereto as Exhibit L.

               (iii) In connection with any proposed transfer of any Ownership Interest in a Class A-R Certificate, the Trustee shall as a condition to registration of the transfer, require delivery to it, in form and substance satisfactory to it, of each of the following:

                     A. a Transferor Certificate in the form of Exhibit
                K hereto from the proposed transferee to the effect that such transferee is a Permitted Transferee and that it is not acquiring an Ownership Interest in the Class A-R Certificate that is the subject of the proposed transfer as a nominee, trustee or agent for any Person who is not a Permitted Transferee; and

                     B. a covenant of the proposed transferee to the effect
                 that the proposed transferee agrees to be bound by and to abide by the transfer restrictions applicable to the Class A-R Certificate.

         (iv) Any attempted or purported Transfer of any Ownership Interest in the Class A-R Certificate in violation of the provisions of this Section shall be absolutely null and void and shall vest no rights in the purported transferee. If any purported transferee shall, in violation of the provisions of this Section, become a Holder of the Class A-R Certificate, then the prior Holder of the Class A-R Certificate that is a Permitted Transferee shall, upon discovery that the registration of Transfer of the Class A-R Certificate was not in fact permitted by this Section, be restored to all rights as Holder thereof retroactive to the date of registration of transfer of the Class A-R Certificate. Neither the Trustee nor the Certificate Registrar shall have any liability to any Person for any registration of Transfer of the Class A-R Certificate that is in fact not permitted by this Section or for making any distributions due on the Class A-R Certificate to the Holder thereof or taking any other action with respect to such Holder under the provisions of this Agreement so long as the Trustee received the documents specified in clause
(iii). The Trustee shall be entitled to recover from any Holder of the Class A-R Certificate that was in fact not a Permitted Transferee at the time such distributions were made all distributions made on the Class A-R Certificate. Any such distributions so recovered by the Trustee shall be distributed and delivered by the Trustee to the last Holder of the Class A-R Certificate that is a Permitted Transferee.

         (v) If any Person other than a Permitted Transferee acquires any Ownership Interest in the Class A-R Certificate in violation of the restrictions in this Section, then the Trustee shall have the right but not the obligation, without notice to the Holder of the Class A-R Certificate or any other Person having an Ownership Interest therein, to notify the Depositor to arrange for the sale of the Class A-R Certificate. The proceeds of such sale, net of commissions (which may include commissions payable to the Depositor or its affiliates in connection with such sale), expenses and taxes due, if any, will be remitted by the Trustee to the previous Holder of the Class A-R Certificate that is a Permitted Transferee, except that in the event that the Trustee determines that the Holder of the Class A-R Certificate may be liable for any amount due under this Section or any other provisions of this Agreement, the Trustee may withhold a corresponding amount from such remittance as security for such claim. The terms and conditions of any sale under this clause (v) shall be determined in the sole discretion of the Trustee and it shall not be liable to any Person having an Ownership Interest in the Class A-R Certificate as a result of its exercise of such discretion.

         (vi) If any Person other than a Permitted Transferee acquires any Ownership Interest in the Class A-R Certificate in violation of the restrictions in this Section, then the Trustee upon receipt of reasonable compensation will provide to the Internal Revenue Service, and to the persons specified in Sections 860E(e)(3) and (6) of the Code, information needed to compute the tax imposed under Section 860E(e)(5) of the Code on transfers of residual interests to disqualified organizations.

The foregoing provisions of this Section shall cease to apply to transfers occurring on or after the date on which there shall have been delivered to the Trustee and the Servicer, in form and substance satisfactory to the Trustee,
(i) written notification from the Rating Agencies that the removal of the restrictions on Transfer set forth in this Section will not cause such Rating Agency to downgrade its rating of the Certificates and (ii) an Opinion of Counsel to the effect that such removal will not cause either REMIC hereunder to fail to qualify as a REMIC.

         (e) No service charge shall be made for any registration of transfer or exchange of Certificates of any Class, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

         All Certificates surrendered for registration of transfer or exchange shall be cancelled by the Certificate Registrar and disposed of pursuant to its standard procedures.

         SECTION 5.03. Mutilated, Destroyed, Lost or Stolen Certificates.

         If (i) any mutilated Certificate is surrendered to the Certificate Registrar or the Certificate Registrar receives evidence to its satisfaction of the destruction, loss or theft of any Certificate and (ii) there is delivered to the Trustee, the Depositor and the Certificate Registrar such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Trustee or the Certificate Registrar that such Certificate has been acquired by a bona fide purchaser, the Trustee shall execute on behalf of the Trust, authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like tenor and Percentage Interest. Upon the issuance of any new Certificate under this Section, the Trustee or the Certificate Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee and the Certificate Registrar) in connection therewith. Any duplicate Certificate issued pursuant to this Section, shall constitute complete and indefeasible evidence of ownership in the Trust, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

         SECTION 5.04. Persons Deemed Owners.

         Each Servicer, the Depositor, the Trustee, the Certificate Registrar, any Paying Agent and any agent of any Servicer, the Depositor, the Certificate Registrar, any Paying Agent or the Trustee may treat the Person, including a Depository, in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions pursuant to Section
4.01 hereof and for all other purposes whatsoever, and none of any Servicer, the Trust, the Trustee, the Certificate Registrar, the Paying Agent or any agent of any of them shall be affected by notice to the contrary.

         SECTION 5.05. Appointment of Paying Agent.

         (a) The Paying Agent shall make distributions to Certificateholders from the Distribution Account pursuant to Section 4.01 hereof and shall report the amounts of such distributions to the Trustee. The duties of the Paying Agent may include the obligation (i) to withdraw funds from the Collection Accounts pursuant to Section 3.11(a) hereof and for the purpose of making the distributions referred to above and (ii) to distribute statements and provide information to Certificateholders as required hereunder. The Paying Agent hereunder shall at all times be an entity duly incorporated and validly existing under the laws of the United States of America or any state thereof, authorized under such laws to exercise corporate trust powers and subject to supervision or examination by federal or state authorities. The Paying Agent shall initially be the Trustee. The Trustee may appoint a successor to act as Paying Agent, which appointment shall be reasonably satisfactory to the Depositor.

         (b) The Trustee shall cause the Paying Agent (if other than the Trustee) to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee that such Paying Agent shall hold all sums, if any, held by it for payment to the Certificateholders in trust for the benefit of the Certificateholders entitled thereto until such sums shall be paid to such Certificateholders and shall agree that it shall comply with all requirements of the Code regarding the withholding of payments in respect of federal income taxes due from Certificate Owners and otherwise comply with the provisions of this Agreement applicable to it.

                                  ARTICLE VI

                  THE SELLER, THE SERVICERS AND THE DEPOSITOR

         SECTION 6.01. Liability of the Seller, the Servicers and the Depositor.

         The Seller and each Servicer shall be liable in accordance herewith only to the extent of the obligations specifically imposed upon and undertaken by the Seller or such Servicer, as the case may be, herein. The Depositor shall be liable in accordance herewith only to the extent of the obligations specifically imposed upon and undertaken by the Depositor herein.

         SECTION 6.02. Merger or Consolidation of, or Assumption of the Obligations of, the Seller, a Servicer or the Depositor.

         Any entity into which the Seller, any Servicer or the Depositor may be merged or consolidated, or any entity resulting from any merger, conversion or consolidation to which the Seller, any Servicer or the Depositor shall be a party, or any corporation succeeding to the business of the Seller, any Servicer or the Depositor, shall be the successor of the Seller, such Servicer or the Depositor, as the case may be, hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that the successor Servicer shall satisfy all the requirements of Section 7.02 hereof with respect to the qualifications of a successor Servicer.

         SECTION 6.03. Limitation on Liability of the Servicers and Others.

         Neither any Servicer nor any of the directors or officers or employees or agents of any Servicer shall be under any liability to the Trust or the Certificateholders for any action taken or for refraining from the taking of any action by such Servicer in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect any such Servicer or any such Person against any liability that would otherwise be imposed by reason of its willful misfeasance, bad faith or negligence in the performance of duties of such Servicer or by reason of such Servicer's failure to perform its obligations and duties hereunder; and, provided further, that this provision shall not be construed to entitle any Servicer to indemnity in the event that amounts advanced by such Servicer to retire any senior lien exceed Liquidation Proceeds (in excess of related liquidation expenses) realized with respect to the related Mortgage Loan. The preceding sentence shall not limit the obligations of each Servicer pursuant to Section 8.05 hereof. Each Servicer and any director or officer or employee or agent of any Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. Each Servicer and any director or officer or employee or agent of any Servicer shall be indemnified by the Trust and held harmless against any loss, liability or expense incurred in connection with any legal action relating to this Agreement or the Certificates, other than any loss, liability or expense related to any specific related Mortgage Loan or Mortgage Loans (except as any such loss, liability or expense shall be otherwise reimbursable pursuant to this Agreement) and any loss, liability or expense incurred by reason of its willful misfeasance, bad faith or negligence in the performance of duties hereunder or by reason of its failure to perform its obligations and duties hereunder. Each Servicer may undertake any such action which it may deem necessary or desirable in respect of this Agreement, and the rights and duties of the parties hereto and the interests of the Certificateholders hereunder. Each Servicer's right to indemnity or reimbursement pursuant to this Section shall be subject to the payment priority described in Section 4.01(a) hereof and shall survive any resignation or termination of such Servicer pursuant to Section 6.04 or 7.01 hereof with respect to any losses, expenses, costs or liabilities arising prior to such resignation or termination (or arising from events that occurred prior to such resignation or termination). This paragraph shall apply to each Servicer solely in its capacity as Servicer hereunder and in no other capacities.

         SECTION 6.04. Servicers Not to Resign.

         Subject to the provisions of Section 7.01 and Section 6.02 hereof, a Servicer shall not resign from the obligations and duties hereby imposed on it except (i) upon determination that the performance of such Servicer's obligations or duties hereunder are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by such Servicer or its subsidiaries or Affiliates, the other activities of such Servicer so causing such a conflict being of a type and nature carried on by such Servicer or its subsidiaries or Affiliates at the date of this Agreement or (ii) upon satisfaction of the following conditions: (a) such Servicer has proposed a successor Servicer to the Trustee in writing and such proposed successor Servicer is acceptable to the Trustee,
(b) each Rating Agency shall have delivered a letter to the Trustee prior to the appointment of the successor Servicer stating that the proposed appointment of such successor Servicer as a Servicer hereunder will not result in the reduction or withdrawal of the then current rating of the Regular Certificates; provided, however, that no such resignation by any such Servicer shall become effective until such successor servicer or, in the case of clause
(i) above, the Trustee shall have assumed such Servicer's responsibilities and obligations hereunder or, in the case of clause (ii) above, the Trustee shall have designated a successor servicer in accordance with Section 7.02 hereof. Any such resignation shall not relieve the resigning Servicer of responsibility for any of the obligations specified in Sections 7.01 and 7.02 hereof as obligations that survive the resignation or termination of such Servicer. Any such determination permitting the resignation of a Servicer pursuant to clause (i) above shall be evidenced by an Opinion of Counsel to such effect delivered to the Trustee.

         SECTION 6.05. Delegation of Duties.

         In the ordinary course of business, a Servicer at any time may delegate any of its duties hereunder to any Person, including any of such Servicer's Affiliates, who agrees to conduct such duties in accordance with standards comparable to those set forth in Section 3.01 hereof. Such delegation shall not relieve such Servicer of its liabilities and responsibilities with respect to such duties and shall not constitute a resignation within the meaning of Section 6.04 hereof.

                                 ARTICLE VII

                                    DEFAULT

         SECTION 7.01. Servicer Events of Termination.

         (a) If any one of the following events (each, a "Servicer Event of Termination") shall occur and be continuing:

               (i) the failure by a Servicer to make any Advance or to deposit in the applicable Collection Account or the Distribution Account any deposit required to be made under the terms of this Agreement, which continues unremedied for a period of three Business Days after the date upon which written notice of such failure requiring the same to be remedied shall have been given to such Servicer by any other Person; or

               (ii) the failure by a Servicer to make any required Servicing Advance which failure continues unremedied for a period of 30 days, or the failure by a Servicer duly to observe or perform, in any material respect, any other covenants, obligations or agreements of such Servicer as set forth in this Agreement, which failure continues unremedied for a period of 30 days, after the date (A) on which written notice of such failure, requiring the same to be remedied, shall have been given to such Servicer by the Trustee or to such Servicer and the Trustee by Holders of Regular Certificates evidencing at least 25% of the Voting Rights or (B) actual knowledge of such failure by a Servicing Officer of such Servicer; or

               (iii) the entry against a Servicer of a decree or order by a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a trustee, conservator, receiver or liquidator in any insolvency, conservatorship, receivership, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding up or liquidation of such Servicer's affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 days; or

               (iv) a Servicer shall voluntarily go into liquidation, consent to the appointment of a conservator or receiver or liquidator or similar person in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to such Servicer or of or relating to all or substantially all of such Servicer's property; or a decree or order of a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator, receiver, liquidator or similar person in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of such Servicer's affairs, shall have been entered against such Servicer and such decree or order shall have remained in force undischarged, unbonded or unstayed for a period of 60 days; or such Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors or voluntarily suspend payment of its obligations;

         (b) then, and in each and every such case, so long as a Servicer Event of Termination with respect to a given Servicer shall not have been remedied within the applicable grace period in the case of (ii), (iii) and
(iv) above, the Trustee may, and at the direction of the Holders of each Class of Regular Certificates evidencing Percentage Interests aggregating not less than 51%, by notice then given in writing to such Servicer (and to the Trustee if given by Holders of Certificates) shall, terminate all of the rights and obligations of such Servicer as a servicer under this Agreement. Any such notice to any such Servicer shall also be given to the Rating Agencies, the Depositor and the Seller. On or after the receipt by a Servicer (and by the Trustee if such notice is given by the Holders) of such written notice, all authority and power of such Servicer under this Agreement, whether with respect to the Certificates or the related Mortgage Loans or otherwise, shall pass to and be vested in the Trustee; and, without limitation, the Trustee is hereby authorized and empowered to execute and deliver, on behalf of any such terminated Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement of each Mortgage Loan and related documents or otherwise. Each Servicer agrees to cooperate with the Trustee in effecting the termination of the responsibilities and rights of such Servicer hereunder, including, without limitation, the delivery to the Trustee of all documents and records requested by it to enable it to assume such Servicer's functions under this Agreement within ten Business Days subsequent to such notice, the transfer within one Business Day subsequent to such notice to the Trustee for the administration by it of all cash amounts that shall at the time be held by such Servicer and to be deposited by it in the related Collection Account, the Distribution Account, any related REO Account or any related Servicing Account or that have been deposited by such Servicer in such accounts or thereafter received by such Servicer with respect to the related Mortgage Loans or any REO Property received by such Servicer.

         In connection with the termination of a Servicer, the Trustee will be entitled to be reimbursed by the Trust Fund (in the event that such Servicer does not timely reimburse the Trustee) for all of the reasonable costs associated with the termination of such Servicer, appointment of any successor Servicer and the transfer of the related servicing to a successor Servicer, including without limitation all reasonable costs and expenses associated with the completion, correction or manipulation of servicing data as may be required to correct any errors or insufficiencies in the servicing data or otherwise to enable the Trustee or the successor Servicer to service the related Mortgage Loans properly and effectively.

         SECTION 7.02. Trustee to Act; Appointment of Successor.

         (a) Within not more than 90 days from the date a Servicer (and the Trustee, if notice is sent by the Holders) receives a notice of termination pursuant to Section 7.01, the Trustee (or any successor Servicer appointed by the Trustee in accordance with this Section 7.02) shall be the successor in all respects to such terminated Servicer in its capacity as a servicer under this Agreement and the transactions set forth or provided for herein and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on such Servicer by the terms and provisions hereof arising on and after its succession. As compensation therefor, the Trustee shall be entitled to such compensation as such Servicer would have been entitled to hereunder if no such notice of termination had been given. Notwithstanding the above, (i) if the Trustee is unwilling to act as successor Servicer or (ii) if the Trustee is legally unable so to act, the Trustee shall appoint or petition a court of competent jurisdiction to appoint, any established housing and home finance institution, bank or other mortgage loan or home equity loan servicer having a net worth of not less than $15,000,000 as the successor to such terminated Servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of such terminated Servicer hereunder; provided, however, that the appointment of any such successor Servicer shall not result in the qualification, reduction or withdrawal of the ratings that are in effect on the Certificates by the Rating Agencies as evidenced by a letter to such effect from the Rating Agencies. Pending appointment of a successor to a Servicer hereunder, unless the Trustee is prohibited by law from so acting, the Trustee shall act in such capacity as hereinabove provided. In connection with such appointment and assumption, the successor shall be entitled to receive compensation out of payments on related Mortgage Loans in an amount equal to the compensation which the predecessor Servicer would otherwise have received pursuant to Section 3.18 hereof. The appointment of a successor Servicer shall not affect any liability of the predecessor Servicer which may have arisen under this Agreement prior to its termination as Servicer, including without limitation any liability to pay any deductible under an insurance policy pursuant to Section 3.14 hereof or to indemnify the Trustee pursuant to Section 8.05 hereof), nor shall any successor Servicer be liable for any acts or omissions of the predecessor Servicer or for any breach by such Servicer of any of its representations or warranties contained herein or in any related document or agreement. The Trustee and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession.

         In connection with the termination or resignation of Countrywide hereunder, either (i) the successor Servicer to Countrywide, including the Trustee if the Trustee is acting as successor Servicer to Countrywide, shall represent and warrant that it is a member of MERS in good standing and shall agree to comply in all material respects with the rules and procedures of MERS in connection with the servicing of the Countrywide Loans that are registered with MERS, or (ii) Countrywide shall cooperate with the successor Servicer either (x) in causing MERS to execute and deliver an Assignment of Mortgage in recordable form to transfer the Mortgage from MERS to the Trustee and to execute and deliver such other notices, documents and other instruments as may be necessary or desirable to effect a transfer of such Mortgage Loan or servicing of such Mortgage Loan on the MERS(R) System to the successor Servicer or (y) in causing MERS to designate on the MERS(R) System the successor Servicer as the Servicer of such Countrywide Loan. Countrywide shall file or cause to be filed any such assignment in the appropriate recording office. The successor Servicer to Countrywide shall cause such assignment to be delivered to the Trustee promptly upon receipt of the original with evidence of recording thereon or a copy certified by the public recording office in which such assignment was recorded.

         (b) Any successor, including the Trustee, to a Servicer shall, during the term of its service as a Servicer, continue to service and administer the related Mortgage Loans for the benefit of Certificateholders, and maintain in force a policy or policies of insurance covering errors and omissions in the performance of its obligations as a Servicer hereunder and a Fidelity Bond in respect of its officers, employees and agents to the same extent as each Servicer is so required pursuant to Section 3.14 hereof.

         SECTION 7.03. Waiver of Servicer Events of Termination.

         The Majority Certificateholders may, on behalf of all Certificateholders, by notice in writing to a Servicer and the Trustee, waive any events permitting removal of such Servicer as a servicer pursuant to this
Article VII, provided, however, that the Majority Certificateholders may not waive an event that results in a failure to make any required distribution on a Certificate without the consent of the Holder of such Certificate. Upon any waiver of a Servicer Event of Termination, such event shall cease to exist and any Servicer Event of Termination arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other event or impair any right consequent thereto except to the extent expressly so waived. Notice of any such waiver shall be given by the Trustee to the Rating Agencies.

         SECTION 7.04. Notification to Certificateholders.

         (a) Upon any termination or appointment of a successor to any Servicer pursuant to this Article VII or Section 6.04 hereof, the Trustee shall give prompt written notice thereof to the Certificateholders at their respective addresses appearing in the Certificate Register and to the Rating Agencies.

         (b) No later than 60 days after the occurrence of any event which constitutes or which, with notice or a lapse of time or both, would constitute a Servicer Event of Termination for five Business Days after a Responsible Officer of the Trustee becomes aware of the occurrence of such an event, the Trustee shall transmit by mail to all Certificateholders notice of such occurrence unless such Servicer Event of Termination shall have been waived or cured.

         SECTION 7.05. Survivability of Servicer Liabilities.

         Notwithstanding anything herein to the contrary, upon termination of a Servicer hereunder, any liabilities of such Servicer which accrued prior to such termination shall survive such termination.

                                 ARTICLE VIII

                                  THE TRUSTEE

         SECTION 8.01. Duties of Trustee.

         The Trustee, prior to the occurrence of a Servicer Event of Termination and after the curing or waiver of all Servicer Events of Termination which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. If a Servicer Event of Termination has occurred (which has not been cured or waived) of which a Responsible Officer has knowledge, the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

         The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee, which are specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they conform to the requirements of this Agreement; provided, however, that the Trustee will not be responsible for the accuracy or content of any such resolutions, certificates, statements, opinions, reports, documents or other instruments. If any such instrument is found not to conform to the requirements of this Agreement in a material manner the Trustee shall take such action as it deems appropriate to have the instrument corrected.

         No provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct; provided, however, that:

               (i) prior to the occurrence of a Servicer Event of Termination, and after the curing of all such Servicer Events of Termination which may have occurred, the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee and, in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Agreement;

               (ii) the Trustee shall not be personally liable for an error of judgment made in good faith by a Responsible Officer of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining or investigating the facts related thereto;

               (iii) the Trustee shall not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the consent or at the direction of Holders of Certificates as provided herein relating to the time, method and place of conducting any remedy pursuant to this Agreement, or exercising or omitting to exercise any trust or power conferred upon the Trustee, under this Agreement; and

               (iv) the Trustee shall not be charged with knowledge of any Servicer Event of Termination unless a Responsible Officer of the Trustee at the Corporate Trust Office obtains actual knowledge of such failure or the Trustee receives written notice of such Servicer Event of Termination from the related Servicer or the Majority Certificateholders.

         The Trustee acknowledges that the Cendant Loans are being serviced by Cendant in accordance with the provisions of the Greenwich Servicing Contract and the Trustee agrees to enforce its rights (other than any rights contained in Section 7.01 or Section 7.02 thereof) against Cendant as servicer thereunder. The Trustee acknowledges that the MLCC Loans are being serviced by MLCC in accordance with the provisions of the Greenwich Servicing Contract and the Trustee agrees to enforce its rights (other than any rights contained in Section 7.01 or Section 7.02 thereof) against MLCC as servicer thereunder. The Trustee, as assignee of the Greenwich Servicing Contract, the Cendant Loans and the MLCC Loans, agrees to be bound by all the terms, covenants and conditions of the Greenwich Servicing Contract (other than the provisions of Section 7.01 and Section 7.02 thereof) as if the Trustee were the "Owner" thereunder.

         The Trustee shall not be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if there is reasonable ground for believing that the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it, and none of the provisions contained in this Agreement shall in any event require the Trustee to perform, or be responsible for the manner of performance of, any of the obligations of a Servicer under this Agreement, except during such time, if any, as the Trustee shall be the successor to, and be vested with the rights, duties, powers and privileges of, a Servicer in accordance with the terms of this Agreement.

         SECTION 8.02. Certain Matters Affecting the Trustee.

         (a) Except as otherwise provided in Section 8.01 hereof:

               (i) the Trustee may request and rely upon, and shall be protected in acting or refraining from acting upon, any resolution, Officers' Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties, and the manner of obtaining consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee may prescribe;

               (ii) the Trustee may consult with counsel and any written advice of its counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

               (iii) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Agreement, or to institute, conduct or defend any litigation hereunder or in relation hereto, at the request, order or direction of any of the Certificateholders, pursuant to the provisions of this Agreement, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby; the right of the Trustee to perform any discretionary act enumerated in this Agreement shall not be construed as a duty, and the Trustee shall not be answerable for other than its negligence or willful misconduct in the performance of any such act;

               (iv) the Trustee shall not be personally liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

               (v) prior to the occurrence of a Servicer Event of Termination and after the curing or waiver of all Servicer Events of Termination which may have occurred, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or documents, unless requested in writing to do so by the Majority Certificateholder; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Agreement, the Trustee may require reasonable indemnity against such cost, expense or liability as a condition to such proceeding. The reasonable expense of every such examination shall be paid by each Servicer to which such examination relates, pro rata, or, if paid by the Trustee, shall be reimbursed by each such Servicer upon demand (or if any Servicer fails to reimburse the Trustee, by the Trust Fund). Nothing in this clause (v) shall derogate from the obligation of each Servicer to observe any applicable law prohibiting disclosure of information regarding the Mortgagors;

               (vi) the Trustee shall not be accountable, shall have no liability and makes no representation as to any acts or omissions hereunder of a Servicer until such time as the Trustee may be required to act as a Servicer pursuant to Section 7.02 hereof and thereupon only for the acts or omissions of the Trustee as a successor Servicer;

               (vii) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys or a custodian; and

               (viii) the right of the Trustee to perform any discretionary act enumerated in this Agreement shall not be construed as a duty, and the Trustee shall not be answerable for other than its negligence or willful misconduct in the performance of such act.

         SECTION 8.03. Trustee Not Liable for Certificates, Mortgage Loans or
                    Additional Collateral.

         The recitals contained herein and in the Certificates (other than the authentication of the Trustee on the Certificates) shall be taken as the statements of the Seller, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representations as to the validity or sufficiency of this Agreement or of the Certificates (other than the signature and authentication of the Trustee on the Certificates) or of any Mortgage Loan or related document or of MERS or the MERS System. The Trustee shall not be accountable for the use or application by any Servicer, or for the use or application of any funds paid to any Servicer in respect of related Mortgage Loans or deposited in or withdrawn from the applicable Collection Account by such Servicer. The Trustee shall at no time have any responsibility or liability for or with respect to the legality, validity and enforceability of any Mortgage or any Mortgage Loan, or the perfection and priority of any Mortgage or the maintenance of any such perfection and priority, or for or with respect to the sufficiency of the Trust or its ability to generate the payments to be distributed to Certificateholders under this Agreement, including, without limitation: the existence, condition and ownership of any Mortgaged Property; the existence and enforceability of any hazard insurance thereon (other than if the Trustee shall assume the duties of a Servicer pursuant to Section 7.02 hereof); the validity of the assignment of any Mortgage Loan to the Trustee or of any intervening assignment; the completeness of any Mortgage Loan; the performance or enforcement of any Mortgage Loan (other than if the Trustee shall assume the duties of a Servicer pursuant to Section 7.02); the compliance by the Depositor, the Seller or any Servicer with any warranty or representation made under this Agreement or in any related document or the accuracy of any such warranty or representation prior to the Trustee's receipt of notice or other discovery of any non-compliance therewith or any breach thereof; any investment of monies by or at the direction of a Servicer or any loss resulting therefrom, it being understood that the Trustee shall remain responsible for any Trust property that it may hold in its individual capacity; the acts or omissions of any Servicer (other than if the Trustee shall assume the duties of a Servicer pursuant to Section 7.02 and then only for the acts or omissions of the Trustee as a successor Servicer), any Sub-Servicer or any Mortgagor; any action of any Servicer (other than if the Trustee shall assume the duties of a Servicer pursuant to Section 7.02), or any Sub-Servicer taken in the name of the Trustee; the failure of any Servicer or any Sub-Servicer to act or perform any duties required of it as agent of the Trustee hereunder; or any action by the Trustee taken at the instruction of any Servicer (other than if the Trustee shall assume the duties of a Servicer pursuant to Section 7.02 and then only for the actions of the Trustee as a successor Servicer); provided, however, that the foregoing shall not relieve the Trustee of its obligation to perform its duties under this Agreement, including, without limitation, the Trustee's duty to review the Mortgage Files, if so required pursuant to
Section 2.01 hereof. The Trustee shall have no responsibility for filing any financing or continuation statement in any public office at any time or to otherwise perfect or maintain the perfection of any security interest or lien granted to it hereunder (unless the Trustee shall have become a successor Servicer).

         SECTION 8.04. Trustee May Own Certificates.

         The Trustee in its individual or any other capacity may become the owner or pledgee of Certificates and may transact any banking and trust business with the Seller, any Servicer, the Depositor or their Affiliates with the same rights as it would have if it were not Trustee.

         SECTION 8.05. Trustee's Fees and Expenses.

         The Trustee, as compensation for all services rendered by the Trustee in the exercise and performance of any of the powers and duties hereunder, shall be entitled to withdraw from the Distribution Account on each Distribution Date an amount equal to the Trustee Fee for such Distribution Date. The Trust Fund shall pay or reimburse the Trustee upon request on any Distribution Date for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any of the provisions of this Agreement during the related Due Period (including but not limited to Section 7.01 and Section 8.02(v) hereof and including the reasonable compensation and the expenses and disbursements of its counsel and of all persons not regularly in its employ) except any such expense, disbursement or advance as may arise from its negligence or bad faith or which is the responsibility of Certificateholders or the Trustee hereunder. On each such Distribution Date, the Trustee shall be entitled to withdraw from the Distribution Account the amount of such payment or reimbursement for such Distribution Date. In addition, the Trust Fund shall indemnify the Trustee and its officers, directors, employees and agents from, and hold it harmless against, any and all losses, liabilities, damages, claims or expenses incurred in connection with any legal action relating to this Agreement, the Trust Fund or the Certificates, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence of the Trustee in the performance of its duties hereunder or by reason of the Trustee's reckless disregard of obligations and duties hereunder. This section shall survive termination of this Agreement or the resignation or removal of the Trustee hereunder.

         SECTION 8.06. Eligibility Requirements for Trustee.

         The Trustee hereunder shall at all times be an entity duly organized and validly existing under the laws of the United States of America or any state thereof, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000 and a minimum long-term debt rating of BBB by S&P and Fitch and a short-term rating of at least F-1 by Fitch, if rated by Fitch, and in one of S&P's two highest short-term rating categories, and subject to supervision or examination by federal or state authority. If such entity publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 8.06, the combined capital and surplus of such entity shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. The principal office of the Trustee (other than the initial Trustee) shall be in a state with respect to which an Opinion of Counsel has been delivered to such Trustee at the time such Trustee is appointed Trustee to the effect that the Trust will not be a taxable entity under the laws of such state. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 8.06, the Trustee shall resign immediately in the manner and with the effect specified in Section 8.07 hereof.

         SECTION 8.07. Resignation or Removal of Trustee.

         The Trustee may at any time resign and be discharged from the trusts hereby created by giving written notice thereof to the Depositor, the Seller, each Servicer and the Rating Agencies. Upon receiving such notice of resignation, the Depositor shall promptly appoint a successor Trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor Trustee. If no successor Trustee shall have been so appointed and having accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

         If at any time the Trustee shall cease to be eligible in accordance with the provisions of Section 8.06 hereof or if at any time the Trustee shall be legally unable to act, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Depositor may remove the Trustee. If the Depositor removes the Trustee under the authority of the immediately preceding sentence, the Depositor shall promptly appoint a successor Trustee by written instrument, in quadruplicate, one copy of which instrument shall be delivered to each Servicer, one copy to the Trustee so removed and one copy to the successor trustee.

         The Majority Certificateholders may at any time remove the Trustee by written instrument or instruments delivered to each Servicer, the Depositor and the Trustee; the Depositor shall thereupon use its best efforts to appoint a successor trustee in accordance with this Section.

         Any resignation or removal of the Trustee and appointment of a successor Trustee pursuant to any of the provisions of this Section 8.07 shall not become effective until acceptance of appointment by the successor Trustee as provided in Section 8.08 hereof.

         SECTION 8.08. Successor Trustee.

         Any successor Trustee appointed as provided in Section 8.07 hereof shall execute, acknowledge and deliver to the Depositor, the Seller, each Servicer and to its predecessor Trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor Trustee shall become effective, and such successor Trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as Trustee. The Depositor, the Seller, each Servicer and the predecessor Trustee shall execute and deliver such instruments and do such other things as may reasonably be required for fully and certainly vesting and confirming in the successor Trustee all such rights, powers, duties and obligations.

         No successor Trustee shall accept appointment as provided in this
Section 8.08 unless at the time of such acceptance such successor Trustee shall be eligible under the provisions of Section 8.06 hereof and the appointment of such successor Trustee shall not result in a downgrading of the Senior Certificates by either Rating Agency, as evidenced by a letter from each Rating Agency.

         Upon acceptance of appointment by a successor Trustee as provided in this Section 8.08, the successor Trustee shall mail notice of the appointment of a successor Trustee hereunder to all Holders of Certificates at their addresses as shown in the Certificate Register and to each Rating Agency.

         SECTION 8.09. Merger or Consolidation of Trustee.

         Any entity into which the Trustee may be merged or converted or with which it may be consolidated, or any entity resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any entity succeeding to the business of the Trustee, shall be the successor of the Trustee hereunder, provided such entity shall be eligible under the provisions of Section 8.06 and 8.08 hereof, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

         SECTION 8.10. Appointment of Co-Trustee or Separate Trustee.

         Notwithstanding any other provisions of this Agreement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust or any Mortgaged Property may at the time be located, each Servicer and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons, with the consent of the Depositor, which consent shall not be unreasonably withheld, approved by the Trustee to act as co-trustee or co-trustees, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust, and to vest in such Person or Persons, in such capacity and for the benefit of the Certificateholders, such title to the Trust, or any part thereof, and, subject to the other provisions of this Section 8.10, such powers, duties, obligations, rights and trusts as the Servicers and the Trustee may consider necessary or desirable. Any such co-trustee or separate trustee shall be subject to the written approval of each Servicer. If a Servicer Event of Termination shall have occurred and be continuing with respect to one or more Servicers, the remaining Servicers--or, if a Servicer Event of Termination shall have occurred and be continuing with respect to all of the Servicers, the Trustee alone--shall have the power to make such appointment. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 8.06 hereof, and no notice to Certificateholders of the appointment of any co-trustee or separate trustee shall be required under Section 8.08 hereof.

         Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

               (i) all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to a Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Trustee;

               (ii) no trustee hereunder shall be held personally liable by reason of any act or omission of any other trustee hereunder; and

               (iii) each Servicer and the Trustee, acting jointly may at any time accept the resignation of or remove any separate trustee or co-trustee except that if a Servicer Event of Termination shall have occurred and be continuing with respect to one or more Servicers, the remaining Servicers--or, if a Servicer Event of Termination shall have occurred and be continuing with respect to all of the Servicers, the Trustee alone--may accept the resignation or remove any separate trustee or co-trustee.

         Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article VIII. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee and a copy thereof given to the Depositor and each Servicer.

         Any separate trustee or co-trustee may, at any time, constitute the Trustee, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor Trustee.

         SECTION 8.11. Limitation of Liability.

         The Certificates are executed by the Trustee, not in its individual capacity but solely as Trustee of the Trust, in the exercise of the powers and authority conferred and vested in it by this Agreement. Each of the undertakings and agreements made on the part of the Trustee in the Certificates is made and intended not as a personal undertaking or agreement by the Trustee but is made and intended for the purpose of binding only the Trust.

         SECTION 8.12. Trustee May Enforce Claims Without Possession of Certificates.

         (a) All rights of action and claims under this Agreement or the Certificates may be prosecuted and enforced by the Trustee without the possession of any of the Certificates or the production thereof in any proceeding relating thereto, and such proceeding instituted by the Trustee shall be brought in its own name or in its capacity as Trustee for the benefit of all Holders of such Certificates, subject to the provisions of this Agreement. Any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursement and advances of the Trustee, its agents and counsel, be for the ratable benefit or the Certificateholders in respect of which such judgment has been recovered.

         (b) The Trustee shall afford the Seller, the Depositor, each Servicer and each Certificateholder upon reasonable notice during normal business hours at its Corporate Trust Office or other office designated by the Trustee, access to all records maintained by the Trustee in respect of its duties hereunder and access to officers of the Trustee responsible for performing such duties. Upon request, the Trustee shall furnish the Depositor, each Servicer and any requesting Certificateholder with its most recent audited financial statements. The Trustee shall cooperate fully with the Seller, each Servicer, the Depositor and such Certificateholder and shall, subject to the first sentence of this Section 8.12(b), make available to the Seller, each Servicer, the Depositor and such Certificateholder for review and copying such books, documents or records as may be requested with respect to the Trustee's duties hereunder. The Seller, the Depositor, the Servicers and the Certificateholders shall not have any responsibility or liability for any action or failure to act by the Trustee and are not obligated to supervise the performance of the Trustee under this Agreement or otherwise.

         SECTION 8.13. Suits for Enforcement.

         In case a Servicer Event of Termination or other default by any Servicer or the Depositor hereunder shall occur and be continuing, the Trustee may proceed to protect and enforce its rights and the rights of the Certificateholders under this Agreement by a suit, action or proceeding in equity or at law or otherwise, whether for the specific performance of any covenant or agreement contained in this Agreement or in aid of the execution of any power granted in this Agreement or for the enforcement of any other legal, equitable or other remedy, as the Trustee, being advised by counsel, and subject to the foregoing, shall deem most effectual to protect and enforce any of the rights of the Trustee and the Certificateholders.

         SECTION 8.14. Waiver of Bond Requirement.

         The Trustee shall be relieved of, and each Certificateholder hereby waives, any requirement of any jurisdiction in which the Trust, or any part thereof, may be located that the Trustee post a bond or other surety with any court, agency or body whatsoever.

         SECTION 8.15. Waiver of Inventory, Accounting and Appraisal
Requirement.

         The Trustee shall be relieved of, and each Certificateholder hereby waives, any requirement of any jurisdiction in which the Trust, or any part thereof, may be located that the Trustee file any inventory, accounting or appraisal of the Trust with any court, agency or body at any time or in any manner whatsoever.

         SECTION 8.16. Appointment of Custodians.

         The Trustee may, with the consent of a Servicer, appoint one or more custodians to hold all or a portion of the related Mortgage Files as agent for the Trustee, by entering into a Custodial Agreement. The custodian may at any time be terminated by such Servicer and a substitute custodian appointed therefor with the consent of the Trustee, which consent shall not be unreasonably withheld. Subject to this Article VIII, the Trustee agrees to comply with the terms of each Custodial Agreement and to enforce the terms and provisions thereof against the custodian for the benefit of the Certificateholders having an interest in any Mortgage File held by such custodian. Each custodian shall be a depository institution or trust company subject to supervision by federal or state authority, shall have combined capital and surplus of at least $15,000,000 and shall be qualified to do business in the jurisdiction in which it holds any Mortgage File. The applicable Servicer shall pay from its own funds, without any right to reimbursement, the fees, costs and expenses of each custodian (including the costs of custodian's counsel).

         SECTION 8.17. Put and Call.

         (a) During the applicable Put and Call Period, each Class IA-1, Class IA-2 and Class IIIA Certificateholder that holds a related Senior Put Option, or in the event that such Class of Senior Certificates is still held in book-entry form, each Beneficial Holder that holds a related Senior Put Option, may exercise its Senior Put Option by written notice to the Trustee or, to the extent that the Class IA-1, Class IA-2 and Class IIIA Certificates are still held in book-entry form, to DTC and to the Trustee. Notice by a Class IA-1, Class IA-2 or Class IIIA Certificateholder or Beneficial Holder, as applicable, of the exercise of its Senior Put Option shall be irrevocable.

         With respect to any Class IA-1, Class IA-2 and Class IIIA Certificate for which the related Certificateholders have not exercised their Senior Put Option, CDC may exercise their Senior Call Option by written notice to the Trustee. Notwithstanding anything to the contrary herein, CDC may exercise its Senior Call Option (i) with respect to all, but not less than all, of the Class IA-1 and Class IA-2 Certificates and (ii) with respect to all, but not less than all, of the Class IIIA Certificates.

         (b) At the end of each applicable Put and Call Period, based on information obtained by the Trustee from DTC with respect to Book-Entry Certificates, if applicable, the Trustee shall notify CDC in writing of the number of Class IA-1, Class IA-2 and Class IIIA Certificateholders, or Beneficial Holders, as applicable, who have exercised the Senior Put Option and the Percentage Interest of the Class Certificate Principal Balance of each such Class held by such Certificateholders or Beneficial Holders, as applicable.

         (c) The Trustee shall notify each holder of a Certificate for which the related Senior Call Option was exercised consistent with the notification requirements of Section 10.01(b).

         (d) CDC shall, one (1) Business Day prior to the Distribution Date on which the purchase pursuant to the applicable Senior Put Option or Senior Call Option is scheduled to occur, deposit into the Distribution Account (by wire transfer in immediately available funds to the Trustee) the Put and Call Purchase Price for each Class of Senior Certificates for which CDC has exercised its Senior Call Option and (without duplication) for each Certificate for which the related Senior Put Option has been exercised.

         (e) On each Put and Call Date, with respect to each Certificate for which the Senior Put Option was exercised, or as to all Certificates of such applicable Class if the Senior Call Option was exercised with respect thereto, the Trustee shall withdraw from the Distribution Account the applicable Put and Call Purchase Price and distribute it to the related Certificateholder by wire transfer in immediately available funds for the account of such Certificateholder, or by any other means of payment as specified by such Certificateholder and at the address of such Holder appearing in the Certificate Register, provided that such payment shall only be made after presentation and surrender of the Certificate if the Certificates are no longer held in book-entry form.

         (f) With respect to each Book-Entry Certificate for which CDC has exercised the related Senior Call Option and deposited the aggregate applicable Put and Call Purchase Price into the Distribution Account on the related Put and Call Date, the transfer of the Ownership Interest in such Book-Entry Certificate to CDC, as Certificate Owner, shall be effected by the applicable Depository Participant (or the applicable indirect participant in the Depository, as the case may be) upon notice by the Trustee. Upon such transfer, the Certificate Owner of such Book-Entry Certificate prior to such exercise of such Senior Call Option shall cease to have any Ownership Interest in such Book-Entry Certificate on or after the related Put and Call Date. Notwithstanding any provision herein to the contrary, with respect to each Definitive Certificate for which CDC has exercised the related Senior Call Option and deposited the aggregate applicable Put and Call Purchase Price into the Distribution Account on the related Put and Call Date, the Holder of such Definitive Certificate prior to such exercise of such Senior Call Option shall be deemed to have surrendered such Definitive Certificate to the Certificate Registrar for transfer to CDC. On such Put and Call Date, the Trustee shall cause the Certificate Registrar to note in the Certificate Register the registration of the transfer of such Definitive Certificate to CDC, and CDC shall be recognized as the Record Holder of such Definitive Certificate. Each Holder of a Class IA-1, Class IA-2 or Class IIIA Certificate is deemed, by acceptance of any such Certificate, to acknowledge and accept the provisions of this Section 8.17(f).

         The Trustee shall treat the Senior Put Option as a contractual right combined with a regular interest within the meaning of Treasury regulation ss. 1.860G-2(i) and will account for the Senior Put Option separately from the corresponding Class IA-1, Class IA-2 or Class IIIA Certificates.

                                  ARTICLE IX

                             REMIC ADMINISTRATION

         SECTION 9.01. REMIC Administration.

         (a) As set forth in the Preliminary Statement to this Agreement, two REMIC elections shall be made by the Trustee on Form 1066 or other appropriate federal tax or information return for the taxable year ending on the last day of the calendar year in which the Certificates are issued. The regular interests in each REMIC and the related residual interest shall be as designated in the Preliminary Statement. Following the Closing Date, the Trustee shall apply to the IRS for an employer identification number for each REMIC created hereunder by means of a Form SS-4 or other acceptable method.

         (b) The Closing Date is hereby designated as the "Startup Day" of each REMIC created hereunder within the meaning of section 86OG(a)(9) of the Code.

         (c) Except as provided in subsection (d) of this Section 9.01, the Seller shall pay any and all tax related expenses (not including taxes) of each REMIC created hereunder, including but not limited to any professional fees or expenses related to audits or any administrative or judicial proceedings with respect to such REMIC that involve the Internal Revenue Service or state tax authorities, but only to the extent that (i) such expenses are ordinary or routine expenses, including expenses of a routine audit but not expenses of litigation (except as described in (ii)); or (ii) such expenses or liabilities (including taxes and penalties) are attributable to the negligence or willful misconduct of the Seller in fulfilling its duties hereunder (including its duties as tax return preparer). The Seller shall be entitled to reimbursement of expenses referred to in clause (i) above from each Collection Account, pro rata.

         (d) The Trustee shall prepare, and the Trustee shall sign and file, all of the federal and state tax and information returns of each REMIC created hereunder as the direct representative. The expenses of preparing and filing such returns shall be borne by the Trustee. Notwithstanding the foregoing, the Trustee shall have no obligation to prepare, file or otherwise deal with partnership tax information or returns. In the event that partnership tax information or returns are required by the Internal Revenue Service, the Seller, at its own cost and expense, will prepare and file all necessary returns.

         (e) The Holder of the Class A-R Certificate at any time holding the largest Percentage Interest thereof shall be the "tax matters person" as defined in the REMIC Provisions (the "Tax Matters Person") with respect to each REMIC created hereunder and shall act as Tax Matters Person for each such REMIC. The Trustee, as agent for the Tax Matters Person, shall perform on behalf of each REMIC created hereunder all reporting and other tax compliance duties that are the responsibility of each such REMIC under the Code, the REMIC Provisions or other compliance guidance issued by the Internal Revenue Service or any state or local taxing authority. Among its other duties, if required by the Code, the REMIC Provisions or other such guidance, the Trustee, as agent for the Tax Matters Person, shall provide (i) to the Treasury or other governmental authority such information as is necessary for the application of any tax relating to the Transfer of the Class A-R Certificate to any disqualified person or organization and (ii) to the Certificateholders such information or reports as are required by the Code or REMIC Provisions.

         (f) The Trustee (to the extent that the affairs of the REMICs are within its control and the scope of its specific responsibilities under the Agreement), each Servicer and the Holders of Certificates shall take any action or cause any REMIC created hereunder to take any action necessary to create or maintain the status of each REMIC created hereunder as a REMIC under the REMIC Provisions and shall assist each other as necessary to create or maintain such status. Neither the Trustee, any Servicer nor the Holder of the Class A-R Certificate shall take any action, cause any REMIC created hereunder to take any action or fail to take (or fail to cause to be taken) any action that, under the REMIC Provisions, if taken or not taken, as the case may be, could (i) endanger the status of any REMIC created hereunder as a REMIC or
(ii) result in the imposition of a tax upon any REMIC created hereunder (including but not limited to the tax on prohibited transactions as defined in Code Section 860F(a)(2) and the tax on prohibited contributions set forth on
Section 860G(d) of the Code) (either such event, an "Adverse REMIC Event") unless the Trustee and each Servicer have received an Opinion of Counsel (at the expense of the party seeking to take such action) to the effect that the contemplated action will not endanger such status or result in the imposition of such a tax. In addition, prior to taking any action with respect to any REMIC created hereunder or the assets therein, or causing any such REMIC to take any action which is not expressly permitted under the terms of this Agreement, any Holder of the Class A-R Certificate will consult with the Trustee and each Servicer, or their respective designees, in writing, with respect to whether such action could cause an Adverse REMIC Event to occur with respect to any such REMIC, and no such Person shall take any such action or cause any REMIC created hereunder to take any such action as to which the Trustee or any Servicer has advised it in writing that an Adverse REMIC Event could occur. Should the Trustee choose to consult tax counsel as permitted under Section 8.02(a)(ii) in advising any Holder of the Class A-R Certificate that a proposed action may result in an Adverse REMIC Event, fees and expenses related to such consultation with tax counsel shall be paid from each Collection Account, pro rata.

         (g) Each Holder of the Class A-R Certificate shall pay when due any and all taxes imposed on each REMIC created hereunder by federal or state governmental authorities. To the extent that such Trust taxes are not paid by the Class A-R Certificateholder, the Trustee shall pay any remaining REMIC taxes out of current or future amounts otherwise distributable to the Holder of the Class A-R Certificate or, if no such amounts are available, out of other amounts held in the Distribution Account, and shall reduce amounts otherwise payable to holders of regular interests in each such REMIC, as the case may be.

         (h) The Trustee, as agent for the Tax Matters Person, shall, for federal income tax purposes, maintain books and records with respect to each REMIC created hereunder on a calendar year and on an accrual basis.

         (i) No additional contributions of assets shall be made to any REMIC created hereunder, except as expressly provided in this Agreement with respect to eligible substitute mortgage loans.

         (j) Neither the Trustee nor any Servicer shall enter into any arrangement by which any REMIC created hereunder will receive a fee or other compensation for services.

         SECTION 9.02. Prohibited Transactions and Activities.

         Neither the Depositor, any Servicer nor the Trustee shall sell, dispose of, or substitute for any of the Mortgage Loans, except in a disposition pursuant to (i) the foreclosure of a Mortgage Loan, (ii) the bankruptcy of the Trust Fund, (iii) the termination of any REMIC created hereunder pursuant to Article X of this Agreement, (iv) a substitution pursuant to Article II or Section 3.16 of this Agreement or (v) a repurchase of Mortgage Loans pursuant to Article II of this Agreement, nor acquire any assets for any REMIC created hereunder, nor sell or dispose of any investments in the Distribution Account for gain, nor accept any contributions to any REMIC created hereunder after the Closing Date, unless it has received an Opinion of Counsel (at the expense of the party causing such sale, disposition, or substitution) that such disposition, acquisition, substitution, or acceptance will not (a) affect adversely the status of any REMIC created hereunder as a REMIC or of the interests therein other than the Class A-R Certificate as the "residual interest" therein, (b) affect the distribution of interest or principal on the Certificates, (c) result in the encumbrance of the assets transferred or assigned to the Trust Fund (except pursuant to the provisions of this Agreement) or (d) cause any REMIC created hereunder to be subject to a tax on prohibited transactions or prohibited contributions pursuant to the REMIC Provisions.

         SECTION 9.03. Indemnification with Respect to Certain Taxes and Loss of REMIC Status.

         In the event that any REMIC created hereunder fails to qualify as a REMIC, lose its status as a REMIC, or incurs federal, state or local taxes as a result of a prohibited transaction or prohibited contribution under the REMIC Provisions due to the negligent performance by a Servicer of its duties and obligations set forth herein, such Servicer shall indemnify the Holder of the Class A-R Certificate against any and all losses, claims, damages, liabilities or expenses ("Losses") resulting from such negligence; provided, however, that such Servicer shall not be liable for any such Losses attributable to the action or inaction of the Trustee, the Depositor, any other Servicer or the Holder of Class A-R Certificate, as applicable, nor for any such Losses resulting from misinformation provided by the Holder of the Class A-R Certificate on which such Servicer has relied. The foregoing shall not be deemed to limit or restrict the rights and remedies of the Holder of the Class A-R Certificate now or hereafter existing at law or in equity. Notwithstanding the foregoing, however, in no event shall any Servicer have any liability (1) for any action or omission that is taken in accordance with and in compliance with the express terms of, or which is expressly permitted by the terms of, this Agreement, (2) for any Losses other than arising out of a negligent performance by such Servicer of its duties and obligations set forth herein, and (3) for any special or consequential damages to Certificateholders (in addition to payment of principal and interest on the Certificates).

         SECTION 9.04. REO Property.

         (a) Notwithstanding any other provision of this Agreement, each Servicer, acting on behalf of the Trustee hereunder, shall not, and shall not permit any Subservicer to, rent, lease, or otherwise earn income on behalf of any REMIC created hereunder with respect to any REO Property that might cause such REO Property to fail to qualify as "foreclosure" property within the meaning of section 860G(a)(8) of the Code or result in the receipt by such REMIC of any "income from non-permitted assets" within the meaning of section 860F(a)(2) of the Code or any "net income from foreclosure property" that is subject to tax under the REMIC Provisions unless each Servicer has obtained an Opinion of Counsel (a copy of which shall be delivered to the Trustee) to the effect that, under the REMIC Provisions, such action would not adversely affect the status of any REMIC created hereunder as a REMIC and any income generated for such REMIC by the REO Property would not result in the imposition of a tax upon such REMIC.

         (b) Each Servicer shall make reasonable efforts to sell any related REO Property for its fair market value. In any event, however, a Servicer shall dispose of any REO Property within three years of its acquisition by the Trust Fund unless such Servicer on behalf of the Trust Fund has received a grant of extension (a copy of which shall be provided to the Trustee) from the Internal Revenue Service to the effect that, under the REMIC Provisions and any relevant proposed legislation and under applicable state law, the REMIC may hold REO Property for a longer period without adversely affecting such REMIC status of any REMIC created hereunder or causing the imposition of a federal or state tax upon such REMIC. If a Servicer has received such an extension, then such Servicer shall continue to attempt to sell the REO Property for its fair market value for such period longer than three years as such extension permits (the "Extended Period"). If a Servicer has not received such an extension and such Servicer is unable to sell the REO Property within 33 months after its acquisition by the Trust Fund or if such Servicer has received such an extension, and such Servicer is unable to sell the REO Property within the period ending three months before the close of the Extended Period, such Servicer shall before the end of the three year period or the Extended Period, as applicable, (i) purchase such REO Property at a price equal to the REO Property's fair market value or (ii) auction the REO Property to the highest bidder (which may be such Servicer) in an auction reasonably designed to produce a fair price prior to the expiration of the three-year period or the Extended Period, as the case may be.

                                  ARTICLE X

                                  TERMINATION

         SECTION 10.01. Termination.

         (a) The respective obligations and responsibilities of the Seller, the Servicers, the Depositor and the Trustee created hereby (other than the obligation of the Trustee to make certain payments to Certificateholders after the final Distribution Date and the obligation of the Servicers to send certain notices as hereinafter set forth) shall terminate upon notice to the Trustee upon the earliest of (i) the Distribution Date on which the Class Certificate Principal Balance of each Class of Certificates has been reduced to zero, (ii) the final payment or other liquidation of the last Mortgage Loan, (iii) the optional purchase by the Holder of the Class A-R Certificate of the Mortgage Loans as described below and (iv) the Latest Possible Maturity Date. Notwithstanding the foregoing, in no event shall the trust created hereby continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James's, living on the date hereof.

         The Holder of the Class A-R Certificate may, at its option, terminate this Agreement on any date on which the aggregate of the Principal Balances of the Mortgage Loans on such date is 10% or less of the aggregate of the Cut-off Date Principal Balance of the Mortgage Loans, by purchasing, on the next succeeding Distribution Date, all of the outstanding Mortgage Loans and REO Properties at a price equal to the sum of (i) the outstanding Stated Principal Balances of the Mortgage Loans (other than in respect of REO Properties), (ii) the lesser of (x) the appraised value of any REO Property as determined by the higher of two appraisals completed by two independent appraisers selected by the Depositor at the expense of the Depositor and (y) the Stated Principal Balance of each Mortgage Loan related to any REO Property and (iii) in all cases, accrued and unpaid interest thereon at the weighted average of the Adjusted Mortgage Rates through the end of the Due Period preceding the final Distribution Date, plus unreimbursed Servicing Advances and any unpaid Servicing Fees allocable to such Mortgage Loans and REO Properties, plus all amounts, if any, then due and owing to the Trustee under this Agreement (the "Termination Price").

         In connection with any such purchase pursuant to the preceding paragraph, each Servicer shall deposit in the Distribution Account all amounts then on deposit in each related Collection Account, which deposit shall be deemed to have occurred immediately preceding such purchase.

         (b) Notice of any termination pursuant to the second paragraph of
Section 10.01(a), specifying the Distribution Date (which shall be a date that would otherwise be a Distribution Date) upon which the Certificateholders may surrender their Certificates to the Trustee for payment of the final distribution and cancellation, shall be given promptly by the Trustee upon the Trustee receiving notice of such date from the Holder of the Class A-R Certificate, by letter to the Certificateholders mailed not earlier than the 10th day and not later than the 19th day of the month immediately preceding the month of such final distribution specifying (1) the Distribution Date upon which final distribution of the Certificates will be made upon presentation and surrender of such Certificates at the office or agency of the Trustee therein designated, (2) the amount of any such final distribution and (3) that the Record Date otherwise applicable to such Distribution Date is not applicable, distributions being made only upon presentation and surrender of the Certificates at the office or agency of the Trustee therein specified.

         (c) Upon presentation and surrender of the Certificates, the Trustee shall cause to be distributed to the Holders of the Certificates on the Distribution Date for such final distribution, in proportion to the Percentage Interests of their respective Class and to the extent that funds are available for such purpose, an amount equal to the amount required to be distributed to such Holders in accordance with the provisions of Section 4.01 hereof for such Distribution Date.

         (d) In the event that all Certificateholders shall not surrender their Certificates for final payment and cancellation on or before such final Distribution Date, the Trustee shall promptly following such date cause all funds in the Distribution Account not distributed in final distribution to Certificateholders to be withdrawn therefrom and credited to the remaining Certificateholders by depositing such funds in a separate account for the benefit of such Certificateholders, and the Trustee shall give a second written notice to the remaining Certificateholders, to surrender their Certificates for cancellation and receive the final distribution with respect thereto. If within nine months after the second notice all the Certificates shall not have been surrendered for cancellation, the Class A-R Certificateholder shall be entitled to all unclaimed funds and other assets which remain subject hereto, and the Trustee upon transfer of such funds shall be discharged of any responsibility for such funds, and the Certificateholders shall look to the Class A-R Certificateholder for payment.

         SECTION 10.02. Additional Termination Requirements.

         (a) In the event that the Class A-R Certificateholder exercises its purchase option as provided in Section 10.01, the Trust shall be terminated in accordance with the following additional requirements, unless the Trustee shall have been furnished with an Opinion of Counsel to the effect that the failure of the Trust to comply with the requirements of this Section will not
(i) result in the imposition of taxes on "prohibited transactions" of the Trust as defined in Section 860F of the Code or (ii) cause the REMIC constituting the Trust Fund to fail to qualify as a REMIC at any time that any Certificates are outstanding:

               (i) within 90 days prior to the final Distribution Date, the Trustee shall adopt and sign a plan of complete liquidation of the REMIC meeting the requirements of a "Qualified Liquidation" under
          Section 860F of the Code and any regulations thereunder;

               (ii) at or after the time of adoption of such a plan of complete liquidation and at or prior to the final Distribution Date, the Trustee shall sell all of the assets of the Trust to the Class A-R Certificateholder for cash pursuant to the terms of the plan of complete liquidation; and

               (iii) at the time of the making of the final payment on the Certificates, the Trustee shall distribute or credit, or cause to be distributed or credited to the Holders of each Class of the Certificates, the related Class Certificate Principal Balance of the Class, plus one month's interest thereon at the applicable Pass-Through Rate, and the Trust shall terminate at such time.

         (b) By their acceptance of Certificates, the Holders thereof hereby agree to appoint the Trustee as their attorney in fact to: (i) adopt such a plan of complete liquidation (and the Certificateholders hereby appoint the Trustee as their attorney in fact to sign such plan) as appropriate and (ii) to take such other action in connection therewith as may be reasonably required to carry out such plan of complete liquidation all in accordance with the terms hereof.

                                  ARTICLE XI

                                  [RESERVED]

                                 ARTICLE XII

                           MISCELLANEOUS PROVISIONS

         SECTION 12.01. Amendment.

         This Agreement may be amended from time to time by Seller, the Depositor, each Servicer and the Trustee; and without the consent of the Certificateholders, (i) to cure any ambiguity, (ii) to correct or supplement any provisions herein which may be defective or inconsistent with any other provisions herein or (iii) to make any other provisions with respect to matters or questions arising under this Agreement, which shall not be inconsistent with the provisions of this Agreement; provided, however, that any such action listed in clause (i) through (iii) above shall be deemed not to adversely affect in any material respect the interests of any Certificateholder, if evidenced by (i) written notice to the Depositor, the Seller, each Servicer and the Trustee from the Rating Agencies that such action will not result in the reduction or withdrawal of the rating of any outstanding Class of Certificates with respect to which it is a Rating Agency or (ii) an Opinion of Counsel delivered to each Servicer and the Trustee.

         In addition, this Agreement may be amended from time to time by Seller, the Depositor, each Servicer and the Trustee with the consent of the Majority Certificateholders for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders of Certificates; provided, however, that no such amendment or waiver shall (x) reduce in any manner the amount of, or delay the timing of, payments on the Certificates that are required to be made on any Certificate without the consent of the Holder of such Certificate, (y) adversely affect in any material respect the interests of the Holders of any Class of Certificates in a manner other than as described in clause (x) above, without the consent of the Holders of Certificates of such Class evidencing at least a 66% Percentage Interest in such Class, or (z) reduce the percentage of Voting Rights required by clause
(y) above without the consent of the Holders of all Certificates of such Class then outstanding. Upon approval of an amendment, a copy of such amendment shall be sent to the Rating Agencies.

         Notwithstanding any provision of this Agreement to the contrary, the Trustee shall not consent to any amendment to this Agreement unless it shall have first received an Opinion of Counsel, delivered by and at the expense of the Person seeking such Amendment (unless such Person is the Trustee, in which case the Trustee shall be entitled to be reimbursed for such expenses by the Trust pursuant to Section 8.05 hereof), to the effect that such amendment will not result in the imposition of a tax on any REMIC created hereunder pursuant to the REMIC Provisions or cause any REMIC created hereunder to fail to qualify as a REMIC at any time that any Certificates are outstanding and that the amendment is being made in accordance with the terms hereof.

         Promptly after the execution of any such amendment the Trustee shall furnish, at the expense of the Person that requested the amendment if such Person is the Seller or a Servicer (but in no event at the expense of the Trustee), otherwise at the expense of the Trust, a copy of such amendment and the Opinion of Counsel referred to in the immediately preceding paragraph to each Servicer and the Rating Agencies.

         It shall not be necessary for the consent of Certificateholders under this Section 12.01 to approve the particular form of any proposed amendment; instead it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee may prescribe.

         The Trustee may, but shall not be obligated to, enter into any amendment pursuant to this 12.01 Section that affects its rights, duties and immunities under this Agreement or otherwise.

         SECTION 12.02. Recordation of Agreement; Counterparts.

         To the extent permitted by applicable law, this Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the Mortgaged Properties are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Servicers at the expense of the Trust, but only upon direction of Certificateholders accompanied by an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of the Certificateholders.

         For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall together constitute but one and the same instrument.

         SECTION 12.03. Limitation on Rights of Certificateholders.

         The death or incapacity of any Certificateholder shall not (i) operate to terminate this Agreement or the Trust, (ii) entitle such Certificateholder's legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of the Trust or (iii) otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

         Except as expressly provided for herein, no Certificateholder shall have any right to vote or in any manner otherwise control the operation and management of the Trust, or the obligations of the parties hereto, nor shall anything herein set forth or contained in the terms of the Certificates be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third person by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

         No Certificateholder shall have any right by virtue of any provision of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless such Holder previously shall have given to the Trustee a written notice of default and of the continuance thereof, as hereinbefore provided, and unless also the Holders of Certificates entitled to at least 25% of the Voting Rights shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee for 15 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding. It is understood and intended, and expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of Certificates shall have any right in any manner whatever by virtue of any provision of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of such Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder, which priority or preference is not otherwise provided for herein, or to enforce any right under this Agreement, except in the manner herein provided and for the equal, ratable and common benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section 12.03, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

         SECTION 12.04. Governing Law; Jurisdiction.

         This Agreement shall be construed in accordance with the laws of the State of New York, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws. With respect to any claim arising out of this Agreement, each party irrevocably submits to the exclusive jurisdiction of the courts of the State of New York and the United States District Court located in the Borough of Manhattan in The City of New York, and each party irrevocably waives any objection which it may have at any time to the laying of venue of any suit, action or proceeding arising out of or relating hereto brought in any such courts, irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in any inconvenient forum and further irrevocably waives the right to object, with respect to such claim, suit, action or proceeding brought in any such court, that such court does not have jurisdiction over such party, provided that service of process has been made by any lawful means.

         SECTION 12.05. Notices.

         All directions, demands and notices hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by first class mail, postage prepaid, or by express delivery service, to (a) in the case of the Seller, to Greenwich Capital Financial Products, Inc., 600 Steamboat Road, Greenwich, Connecticut 06830, Attention: General Counsel (telecopy number (203) 618-2132), or such other address or telecopy number as may hereafter be furnished to the Depositor, the Trustee and the Servicers in writing by the Seller, (b) in the case of Countrywide, to Countrywide Credit Corp., 4500 Park Grenada, Calabasas, CA 91302, Attention: Kevin Bartlett, or such other address as may hereafter be furnished to the Seller, the Depositor, the Trustee and the other Servicers in writing by Countrywide, (c) in the case of ABN AMRO, to ABN AMRO Mortgage Group, Inc., 4242 N. Harlem Avenue, Norridge, IL 60706, Attention: Mary Sperlik (telecopy number (708) 456-2545) or such other address or telecopy number as may hereafter be furnished to the Seller, the Depositor, the Trustee and the other Servicers in writing by ABN AMRO, (d) in the case of the Trustee, to Bankers Trust Company of California, N.A., 1761 East St. Andrew Place, Santa Ana, CA 92705-4934, Attention:
HarborView 2000-1 (telecopy number (714) 247-6285), with a copy to the Corporate Trust Office or such other address or telecopy number as may hereafter be furnished to the Depositor, the Seller and the Servicers in writing by the Trustee, (e) in the case of the Depositor, to Greenwich Capital Acceptance, Inc., 600 Steamboat Road, Greenwich, Connecticut 06830, Attention:
Legal (telecopy number (203) 618-2132), or such other address or telecopy number as may be furnished to the Seller, the Servicers and the Trustee in writing by the Depositor. Any notice required or permitted to be mailed to a Certificateholder shall be given by first class mail, postage prepaid, at the address of such Holder as shown in the Certificate Register. Notice of any Servicer Event of Termination shall be given by telecopy and by certified mail. Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have duly been given when mailed, whether or not the Certificateholder receives such notice. A copy of any notice required to be telecopied hereunder shall also be mailed to the appropriate party in the manner set forth above.

         SECTION 12.06. Severability of Provisions.

         If any one or more of the covenants, agreements, provisions or terms of this Agreement shall for any reason whatsoever be held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

         SECTION 12.07. Article and Section References.

         All article and section references used in this Agreement, unless otherwise provided, are to articles and sections in this Agreement.

         SECTION 12.08. Notice to the Rating Agencies.

         (a) Each of the Trustee and each Servicer shall be obligated to use its best reasonable efforts promptly to provide notice to the Rating Agencies with respect to each of the following of which a Responsible Officer of the Trustee or the Servicer, as the case may be, has actual knowledge:

               (i) any material change or amendment to this Agreement;

               (ii) the occurrence of any Servicer Event of Termination that has not been cured or waived;

               (iii) the resignation or termination of a Servicer or the Trustee;

               (iv) the final payment to Holders of the Certificates of any Class;

               (v) any change in the location of any Account; and

               (vi) if the Trustee is acting as a successor Servicer pursuant to Section 7.02 hereof, any event that would result in the inability of the Trustee to make Advances.

         (b) Each Servicer shall promptly furnish to each Rating Agency copies of the following:

               (i) each annual statement as to compliance described in Section
          3.20 hereof;

               (ii) each annual independent public accountants' servicing report described in Section 3.21 hereof; and

               (iii) each notice delivered pursuant to Section 7.01(a) hereof which relates to the fact that such Servicer has not made an Advance.

         Any such notice pursuant to this Section 12.08 shall be in writing and shall be deemed to have been duly given if personally delivered or mailed by first class mail, postage prepaid, or by express delivery service to Standard & Poor's Ratings Services, 55 Water Street, New York, New York 10041; and to Fitch IBCA, Inc., One State Street Plaza, New York, New York 10004.

         SECTION 12.09. Further Assurances.

         Notwithstanding any other provision of this Agreement, neither the Regular Certificateholders nor the Trustee shall have any obligation to consent to any amendment or modification of this Agreement unless they have been provided reasonable security or indemnity against their out-of-pocket expenses (including reasonable attorneys' fees) to be incurred in connection therewith.

         SECTION 12.10. Benefits of Agreement.

         Nothing in this Agreement or in the Certificates, expressed or implied, shall give to any Person, other than the Certificateholders and the parties hereto and their successors hereunder, any benefit or any legal or equitable right, remedy or claim under this Agreement.

         SECTION 12.11. Acts of Certificateholders.

         (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Agreement to be given or taken by the Certificateholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Certificateholders in person or by agent duly appointed in writing, and such action shall become effective when such instrument or instruments are delivered to the Trustee, the Seller and each Servicer. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "act" of the Certificateholders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Agreement and conclusive in favor of the Trustee and the Trust, if made in the manner provided in this Section 12.11.

         (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by the certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Whenever such execution is by a signer acting in a capacity other than his or her individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority.

         (c) Any request, demand, authorization, direction, notice, consent, waiver or other action by any Certificateholder shall bind every future Holder of such Certificate and the Holder of every Certificate issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, in respect of anything done, omitted or suffered to be done by the Trustee or the Trust in reliance thereon, whether or not notation of such action is made upon such Certificate.

         IN WITNESS WHEREOF, the Depositor, the Seller, each Servicer and the Trustee have caused their names to be signed hereto by their respective officers thereunto duly authorized, all as of the day and year first above written.

                                      GREENWICH CAPITAL FINANCIAL
                                      PRODUCTS, INC., as Seller


                                      By:
                                         ----------------------------------
                                         Name:
                                         Title:



                                      GREENWICH CAPITAL ACCEPTANCE, INC.,
                                       as Depositor


                                      By:
                                        -----------------------------------
                                        Name:
                                        Title:



                                      COUNTRYWIDE HOME LOANS, INC,
                                       as Servicer


                                      By:
                                        ------------------------------------
                                        Name:
                                        Title:


                                      ABN AMRO MORTGAGE GROUP, INC.,
                                        as Servicer


                                       By:
                                         -----------------------------------
                                         Name:
                                         Title:


                                    BANKERS TRUST COMPANY OF CALIFORNIA, N.A.,
                                     as Trustee


                                    By:
                                      ---------------------------------------
                                         Name:
                                         Title:

STATE OF                      )
                              ) ss.:
COUNTY OF                     )


         On the __ day of July 2000, before me, a notary public in and for said State, personally appeared ______________ known to me to be a ______________ of Greenwich Capital Acceptance, Inc., a Delaware corporation that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

         IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                       ____________________
         Notary Public

STATE OF                     )
                             ) ss.:
COUNTY OF                    )


         On the __ day of July 2000, before me, a notary public in and for said State, personally appeared ______________ known to me to be a ______________ of Greenwich Capital Financial Products, Inc., a Delaware corporation that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

         IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                                  ------------------
         Notary Public

STATE OF                      )
                              ) ss.:
COUNTY OF                     )


         On the __ day of July 2000, before me, a notary public in and for said State, personally appeared ______________ known to me to be a ______________ of Countrywide Home Loans, Inc., a New York corporation that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

         IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                        --------------------
         Notary Public

STATE OF                     )
                             ) ss.:
COUNTY OF                    )


         On the __ day of July 2000, before me, a notary public in and for said State, personally appeared ______________ known to me to be a ______________ of ABN AMRO Mortgage Group, Inc., a Delaware corporation that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

         IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                             ------------------
         Notary Public

STATE OF                    )
                            ) ss.:
COUNTY OF                   )


         On the __ day of July 2000, before me, a notary public in and for said State, personally appeared ______________ known to me to be a ______________ of Bankers Trust Company of California, N.A., a national banking association that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

         IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                        --------------
         Notary Public

                                   EXHIBIT A

                         [FORM OF SENIOR CERTIFICATE]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

Certificate No.                             :        [       ]

Cut-off Date                                :        [       ]

First Distribution Date                     :        [       ]

Initial Certificate Principal
Balance of this Certificate
("Denomination")                            :        $[      ]

Original Class Certificate
Principal Balance of this
Class                                       :        $[      ]

Percentage Interest                         :         [      ]%

Pass-Through Rate                           :         [      ]%

CUSIP                                       :         [      ]

Class                                       :         [      ]

Assumed Final Distribution Date             :         [      ]

                    HarborView Mortgage Loan Trust 2000-1,
                   Mortgage Loan Pass-Through Certificates,
                                 Series 2000-1
                                   Class [ ]

         evidencing the Percentage Interest in the distributions allocable to the Certificates of the above-referenced Class with respect to the Trust consisting primarily of first lien adjustable rate and fixed rate mortgage loans (the "Mortgage Loans") originated by, or purchased from others by

               GREENWICH CAPITAL ACCEPTANCE, INC., as Depositor.

         Principal in respect of this Certificate is distributable monthly as set forth herein. Accordingly, the Certificate Principal Balance of this Class
[ ] Certificate at any time may be less than the Initial Certificate Principal Balance set forth on the face hereof, as described herein. This Class A- [ ] Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Seller, any Servicer or the Trustee referred to below or any of their respective affiliates.

         This certifies that CEDE & CO. is the registered owner of the Percentage Interest evidenced by this Class [ ] Certificate (obtained by dividing the Denomination of this Class [ ] Certificate by the Original Class Certificate Principal Balance) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Greenwich Capital Acceptance, Inc. (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement dated as of July 1, 2000 (the "Agreement") among the Depositor, Greenwich Capital Financial Products, Inc. ("GCFP"), as seller (the "Seller"), ABN AMRO Mortgage Group, Inc. ("ABN") and Countrywide Home Loans, Inc. ("CHL"), each as a servicer (the "Servicers"), and Bankers Trust Company of California, N.A., as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Class [ ] Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Class [ ] Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

         Reference is hereby made to the further provisions of this Class [ ] Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         This Class [ ] Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

         IN WITNESS WHEREOF, the Trustee on behalf of the Trust has caused this Certificate to be duly executed.

Dated:  July ___, 2000

                                         HARBORVIEW MORTGAGE LOAN TRUST
                                         2000-1

                                         By:   BANKERS TRUST COMPANY OF
                                               CALIFORNIA, N.A.,
                                               not in its individual capacity,
                                               but solely as Trustee


                                         By
                                             ---------------------------------


This is one of the Certificates
referenced in the within-mentioned Agreement

By ________________________________
     Authorized Signatory of Bankers Trust
     Company of California, N.A., as Trustee

                                   EXHIBIT B

                        [FORM OF CLASS A-R CERTIFICATE]

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE PROPOSED TRANSFEREE DELIVERS TO THE TRUSTEE A TRANSFER AFFIDAVIT IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN.

NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE TRANSFEREE DELIVERS TO THE TRUSTEE EITHER A REPRESENTATION LETTER TO THE EFFECT THAT SUCH TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, OR A PLAN SUBJECT TO SECTION 4975 OF THE CODE ON BEHALF OF PLAN OR USING PLAN ASSETS, OR AN OPINION OF COUNSEL IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN. NOTWITHSTANDING ANYTHING ELSE TO THE CONTRARY HEREIN, ANY PURPORTED TRANSFER OF THIS CERTIFICATE TO OR ON BEHALF OF AN EMPLOYEE BENEFIT PLAN SUBJECT TO ERISA OR TO THE CODE WITHOUT THE OPINION OF COUNSEL SATISFACTORY TO THE TRUSTEE AS DESCRIBED ABOVE SHALL BE VOID AND OF NO EFFECT.

Certificate No.                             :        [       ]

Cut-off Date                                :        [       ]

First Distribution Date                     :        [       ]

Initial Certificate Principal
Balance of this Certificate                 :        [       ]

Original Class Certificate                  :        [       ]

Principal Balance of this                   :
Class                                       :        [       ]

Percentage Interest                         :        [       ]%

Pass-Through Rate                           :        [       ]%

CUSIP                                       :        [       ]

Class                                       :        A-R

Assumed Maturity Date                       :        [       ]

                     HarborView Mortgage Loan Trust 2000-1
                   Mortgage Loan Pass-Through Certificates,
                                 Series 2000-1
                                   Class A-R

         evidencing the Percentage Interest in the distributions allocable to the Certificates of the above-referenced Class with respect to the Trust consisting primarily of a pool of first lien adjustable rate and fixed rate mortgage loans (the "Mortgage Loans") originated by, or purchased from others by


               GREENWICH CAPITAL ACCEPTANCE, INC., as Depositor.


         This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Seller, any Servicer or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

         This certifies that GREENWICH CAPITAL MARKETS, INC. is the registered owner of the Percentage Interest evidenced by this Certificate specified above in the interest represented by all Certificates of the Class to which this Certificate belongs in a Trust consisting primarily of the Mortgage Loans deposited by Greenwich Capital Acceptance, Inc. (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement dated as of July 1, 2000 (the "Agreement") among the Depositor, certain affiliates of Greenwich Capital Financial Products, Inc. ("GCFP"), as seller (the "Seller"), ABN AMRO Mortgage Group, Inc. ("ABN") and Countrywide Home Loans, Inc. ("CHL"), each as a servicer (the "Servicers"), and Bankers Trust Company of California, N.A., as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

         Any distribution of the proceeds of any remaining assets of the Trust will be made only upon presentment and surrender of this Certificate at the Corporate Trust Office or the office or agency maintained by the Trustee.

         No transfer of a Certificate of this Class shall be made unless such transfer is made pursuant to an effective registration statement under the Act and any applicable state securities laws or is exempt from the registration requirements under said Act and such laws. In the event that a transfer is to be made in reliance upon an exemption from the Act and such laws, in order to assure compliance with the Act and such laws, the Certificateholder desiring to effect such transfer and such Certificateholder's prospective transferee shall each certify to the Trustee and the Depositor in writing the facts surrounding the transfer. In the event that such a transfer is not to be made pursuant to Rule 144A of the Act, there shall be delivered to the Trustee and the Depositor an Opinion of Counsel that such transfer may be made pursuant to an exemption from the Act, which Opinion of Counsel shall not be obtained at the expense of the Trustee, the Seller or the Depositor; or there shall be delivered to the Trustee and the Depositor a transferor certificate by the transferor and an investment letter shall be executed by the transferee. The Holder hereof desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

         No transfer of a Certificate of this Class shall be made unless the Trustee shall have received either (i) a representation letter from the transferee of such Certificate, acceptable to the Trustee and in substantially the form attached to the Agreement, to the effect that such transferee is not an employee benefit plan subject to Section 406 of ERISA or Section 4975 of the Code, nor a person acting on behalf of any such plan, which representation letter shall not be an expense of the Trustee, or (ii) if the purchaser is an insurance company, a representation that the purchaser is an insurance company which is purchasing such Certificates with funds contained in an "insurance company general account" (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 ("PTCE 95-60")) and that the purchase and holding of such Certificates are covered under PTCE 95-60. Notwithstanding anything else to the contrary herein, any purported transfer of a Certificate of this Class to or on behalf of an employee benefit plan subject to ERISA or to the Code without the opinion of counsel satisfactory to the Trustee as described above shall be void and of no effect.

         Each Holder of this Certificate will be deemed to have agreed to be bound by the restrictions of the Agreement, including but not limited to the restrictions that (i) each person holding or acquiring any Ownership Interest in this Certificate must be a Permitted Transferee, (ii) no Ownership Interest in this Certificate may be transferred without delivery to the Trustee of (a) a transfer affidavit of the proposed transferee and (b) a transfer certificate of the transferor, each of such documents to be in the form described in the Agreement, (iii) each person holding or acquiring any Ownership Interest in this Certificate must agree to require a transfer affidavit and to deliver a transfer certificate to the Trustee as required pursuant to the Agreement,
(iv) each person holding or acquiring an Ownership Interest in this Certificate must agree not to transfer an Ownership Interest in this Certificate if it has actual knowledge that the proposed transferee is not a Permitted Transferee and (v) any attempted or purported transfer of any Ownership Interest in this Certificate in violation of such restrictions will be absolutely null and void and will vest no rights in the purported transferee. The Trustee will provide the Internal Revenue Service and any pertinent persons with the information needed to compute the tax imposed under the applicable tax laws on transfers of residual interests to disqualified organizations, if any person other than a Permitted Transferee acquires an Ownership Interest on a Class A-R Certificate in violation of the restrictions mentioned above.

         Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized officer of the Trustee.

         IN WITNESS WHEREOF, the Trustee on behalf of the Trust has caused this Certificate to be duly executed.

Dated:  July ___, 2000

                                   HARBORVIEW MORTGAGE LOAN TRUST 2000-1

                                   By:  BANKERS TRUST COMPANY OF
                                        CALIFORNIA, N.A., not in its
                                        individual capacity, but solely
                                        as Trustee




                                   By __________________________


This is the Class A-R Certificate
referenced in the within-mentioned Agreement

By ________________________________
      Authorized Signatory of
      Bankers Trust Company of California, N.A.

                                   EXHIBIT C

                       [FORM OF SUBORDINATE CERTIFICATE]

                            CLASS B-[ ] CERTIFICATE

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

THIS CLASS OF CERTIFICATES CONSISTS OF SUBORDINATED SECURITIES AND THEY WILL NOT SATISFY THE REQUIREMENTS OF CERTAIN PROHIBITED TRANSACTION EXEMPTIONS. AS A RESULT, THE PURCHASE OR HOLDING OF ANY OF THIS CLASS OF CERTIFICATES BY A PLAN INVESTOR MAY CONSTITUTE A NON-EXEMPT PROHIBITED TRANSACTION OR RESULT IN THE IMPOSITION OF EXCISE TAXES OR CIVIL PENALTIES UNDER THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA") OR THE CODE. ACCORDINGLY, NONE OF THIS CLASS OF CERTIFICATES ARE OFFERED FOR SALE, AND ARE NOT TRANSFERABLE, TO PLAN INVESTORS UNLESS AN EXEMPTION FROM THE PROHIBITED TRANSACTION RULES OF ERISA AND THE CODE APPLIES TO THE ACQUISITION, HOLDING, AND RESALE OF SUCH CERTIFICATE. EACH PURCHASER OF THIS CLASS OF CERTIFICATE, BY VIRTUE OF ITS PURCHASE OF SUCH CERTIFICATE, WILL BE DEEMED TO HAVE REPRESENTED EITHER THAT IT IS NOT A PLAN INVESTOR OR THAT CERTAIN EXEMPTIONS FROM THE PROHIBITED TRANSACTION PROVISIONS OF ERISA AND THE CODE APPLY TO THE PLAN INVESTOR'S ACQUISITION, HOLDING, AND RESALE OF SUCH CERTIFICATES.

THIS CERTIFICATE IS SUBORDINATE IN RIGHT AND PAYMENT AS DESCRIBED IN THE AGREEMENT REFERRED TO HEREIN.

Certificate No.                             :        [       ]

Cut-off Date                                :        [       ]

First Distribution Date                     :        [       ]

Initial Certificate Principal
Balance of this Certificate
("Denomination")                            :        $[      ]

Original Class Certificate
Principal Balance of this
Class                                       :        $[       ]

Percentage Interest                         :         [        ]%

Pass-Through Rate                           :         [        ]%

CUSIP                                       :         [       ]

Class                                       :         [       ]

Assumed Final Distribution Date             :         [       ]

                    HarborView Mortgage Loan Trust 2000-1,
                   Mortgage Loan Pass-Through Certificates,
                                 Series 2000-1
                                  Class B-[ ]

         evidencing the Percentage Interest in the distributions allocable to the Certificates of the above-referenced Class with respect to the Trust consisting primarily of first lien adjustable rate and fixed rate mortgage loans (the "Mortgage Loans") originated by, or purchased from others by

               GREENWICH CAPITAL ACCEPTANCE INC., as Depositor.

         Principal in respect of this Certificate is distributable monthly as set forth herein. Accordingly, the Certificate Principal Balance of this Class B-[ ] Certificate at any time may be less than the Initial Certificate Principal Balance set forth on the face hereof, as described herein. This Class B-[ ] Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Seller, any Servicer or the Trustee referred to below or any of their respective affiliates.

         This certifies that CEDE & CO. is the registered owner of the Percentage Interest evidenced by this Class B-[ ] Certificate (obtained by dividing the Denomination of this Class B-[ ] Certificate by the Original Class Certificate Principal Balance) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Greenwich Capital Acceptance, Inc. (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement dated as of July 1, 2000 (the "Agreement") among the Depositor, Greenwich Capital Financial Products, Inc. ("GCFP"), as seller (the "Seller"), ABN AMRO Mortgage Group, Inc. ("ABN") and Countrywide Home Loans, Inc. ("CHL"), each as a servicer (the "Servicers"), and Bankers Trust Company of California, N.A., as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Class B-[ ] Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Class B-[ ] Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

         The Class B-[ ] Certificates are subordinated securities and they will not satisfy the requirements of certain prohibited transaction exemptions. As a result, the purchase or holding of any of the Class B-[ ] Certificates by a plan investor may constitute a non-exempt prohibited transaction or result in the imposition of excise taxes or civil penalties under the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or the Code. Accordingly, none of the Class B-[ ] Certificates are offered for sale, and are not transferable, to plan investors unless an exemption from the prohibited transaction rules of ERISA and the Code applies to the acquisition, holding, and resale of such certificate. Each purchaser of a Class B-[ ] Certificate, by virtue of its purchase of such Certificate, will be deemed to have represented either that it is not a plan investor or that certain exemptions from the prohibited transaction provisions of ERISA and the Code apply to the plan investor's acquisition, holding, and resale of such Certificates.

         Reference is hereby made to the further provisions of this Class B-[ ] Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         This Class B-[ ] Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

         IN WITNESS WHEREOF, the Trustee on behalf of the Trust has caused this Certificate to be duly executed.

Dated:  July ___, 2000

                                      HARBORVIEW MORTGAGE LOAN TRUST
                                      2000-1

                                      By:   BANKERS TRUST COMPANY OF
                                            CALIFORNIA, N.A.,
                                            not in its individual capacity, but
                                            solely as Trustee



                                      By
                                         ------------------------------------


This is one of the Certificates
referenced in the within-mentioned Agreement

By ________________________________
      Authorized Signatory of Bankers Trust
      Company of California, N.A., as Trustee

                                   EXHIBIT D
                         [FORM OF CLASS X CERTIFICATE]

THIS CLASS X CERTIFICATE IS AN INTEREST ONLY CERTIFICATE, HAS NO PRINCIPAL BALANCE AND IS NOT ENTITLED TO ANY DISTRIBUTIONS OF PRINCIPAL.

NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE PROPOSED TRANSFEREE DELIVERS TO THE TRUSTEE A TRANSFER AFFIDAVIT IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN.

NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE TRANSFEREE DELIVERS TO THE TRUSTEE EITHER A REPRESENTATION LETTER TO THE EFFECT THAT SUCH TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, OR A PLAN SUBJECT TO SECTION 4975 OF THE CODE, OR AN OPINION OF COUNSEL IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN. NOTWITHSTANDING ANYTHING ELSE TO THE CONTRARY HEREIN, ANY PURPORTED TRANSFER OF THIS CERTIFICATE TO OR ON BEHALF OF AN EMPLOYEE BENEFIT PLAN SUBJECT TO ERISA OR TO THE CODE WITHOUT THE REPRESENTATION LETTER OR THE OPINION OF COUNSEL SATISFACTORY TO THE TRUSTEE AS DESCRIBED ABOVE SHALL BE VOID AND OF NO EFFECT.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

Certificate No.                             :        [      ]

Cut-off Date                                :        [      ]

First Distribution Date                     :        [      ]

Percentage Interest                         :        [      ]%

Pass-Through Rate                           :        [      ]%

Class                                       :        X

Assumed Maturity Date                       :        [      ]


                    HarborView Mortgage Loan Trust 2000-1,
                   Mortgage Loan Pass-Through Certificates,
                                 Series 2000-1
                                    Class X

         evidencing the Percentage Interest in the distributions allocable to the Certificates of the above-referenced Class with respect to the Trust consisting primarily of first lien adjustable rate and fixed and variable rate mortgage loans (the "Mortgage Loans") originated by, or purchased from others by

               GREENWICH CAPITAL ACCEPTANCE, INC., as Depositor.


         Distributions in respect of this Certificate are distributable monthly as set forth herein. This Class X Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Seller, any Servicer or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

         This certifies that CEDE & CO. is the registered owner of the Percentage Interest evidenced by this Class X Certificate in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Financial Asset Securities Corp. (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement dated as of July 1, 2000 (the "Agreement") among the Depositor, Greenwich Capital Financial Products, Inc. ("GCFP"), as seller (the "Seller"), ABN AMRO Mortgage Group, Inc. ("ABN") and Countrywide Home Loans, Inc. ("CHL"), each as a servicer (the "Servicers"), and Bankers Trust Company of California, N.A., as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Class X Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Class X Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

         This Certificate does not have a principal balance or pass-through rate and will be entitled to distributions only to the extent set forth in the Agreement. In addition, any distribution of the proceeds of any remaining assets of the Trust will be made only upon presentment and surrender of this Certificate at the Corporate Trust Office or the office or agency maintained by the Trustee.

         No transfer of a Certificate of this Class shall be made unless such disposition is exempt from the registration requirements of the Securities Act of 1933, as amended (the "1933 Act"), and any applicable state securities laws or is made in accordance with the 1933 Act and such laws. In the event of any such transfer, (i) unless such transfer is made in reliance upon Rule 144A (as evidenced by the investment letter delivered to the Trustee, in substantially the form attached to the Pooling and Servicing Agreement, the Trustee and the Depositor shall require a written Opinion of Counsel (which may be in-house counsel) acceptable to and in form and substance reasonably satisfactory to the Trustee and the Depositor that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from the 1933 Act or is being made pursuant to the 1933 Act, which Opinion of Counsel shall not be an expense of the Trustee or the Depositor or (ii) the Trustee shall require the transferor to execute a transferor certificate (in substantially the form attached to the Pooling and Servicing Agreement) and the transferee to execute an investment letter (in substantially the form attached to the Pooling and Servicing Agreement) acceptable to and in form and substance reasonably satisfactory to the Depositor and the Trustee certifying to the Depositor and the Trustee the facts surrounding such transfer, which investment letter shall not be an expense of the Trustee or the Depositor.

         No transfer of a Certificate of this Class shall be made unless the Trustee shall have received either (i) a representation letter from the transferee of such Certificate, acceptable to and in form and substance satisfactory to the Trustee, to the effect that such transferee is not an employee benefit plan subject to Section 406 of ERISA or Section 4975 of the Code, nor a person acting on behalf of any such plan, which representation letter shall not be an expense of the Trustee, or (ii) if the purchaser is an insurance company, a representation that the purchaser is an insurance company which is purchasing such Certificates with funds contained in an "insurance company general account" (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 ("PTCE 95-60")) and that the purchase and holding of such Certificates are covered under PTCE 95-60. Notwithstanding anything else to the contrary herein, any purported transfer of a Certificate of this Class to or on behalf of an employee benefit plan subject to ERISA or to the Code without the opinion of counsel satisfactory to the Trustee as described above shall be void and of no effect.

         Reference is hereby made to the further provisions of this Class X Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         This Class X Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

         IN WITNESS WHEREOF, the Trustee on behalf of the Trust has caused this Certificate to be duly executed.

Dated:  July ___, 2000

                                       HARBORVIEW MORTGAGE LOAN TRUST 2000-1

                                       By:   BANKERS TRUST COMPANY OF
                                             CALIFORNIA, N.A., not in its
                                             individual capacity, but
                                             solely as Trustee



                                        By ___________________________________


This is the Class X Certificate
referenced in the within-mentioned Agreement

By ________________________________
      Authorized Signatory of
      Bankers Trust Company of California, N.A., as Trustee

                                   EXHIBIT E

                     [Form of Reverse of the Certificates]

                     HARBORVIEW MORTGAGE LOAN TRUST 2000-1
            Mortgage Loan Pass-Through Certificates, Series 2000-1
                              Reverse Certificate

                     HARBORVIEW MORTGAGE LOAN TRUST 2000-1
                   Mortgage Loan Pass-Through Certificates,
                                 Series 2000-1

         This Certificate is one of a duly authorized issue of Certificates designated as HarborView Mortgage Loan Trust 2000-1, Mortgage Loan Pass-Through Certificates, Series 2000-1 (herein collectively called the "Certificates"), and representing a beneficial ownership interest in the Trust created by the Agreement.

         The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

         This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

         Pursuant to the terms of the Agreement, a distribution will be made on the first Business Day after the Servicer Remittance Date (the "Distribution Date"), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement.

         Distributions on this Certificate shall be made by check or money order mailed to the address of the person entitled thereto as it appears on the Certificate Register or, upon the request of a Certificateholder, by wire transfer as set forth in the Agreement. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the office or agency of the Trustee specified in the notice to Certificateholders of such final distribution.

         The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the rights of the Certificateholders under the Agreement at any time, by the Depositor, the Seller, the Servicers and the Trustee and of Holders of the requisite percentage of the Percentage Interests of each Class of Certificates affected by such amendment, as specified in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

         As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Trustee upon surrender of this Certificate for registration of transfer at the office or agency maintained by the Trustee accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust will be issued to the designated transferee or transferees.

         Subject to the terms of the Agreement, each Class of Book-Entry Certificates will be registered as being held by the Depository or its nominee and beneficial interests will be held by Certificate Owners through the book-entry facilities of the Depository or its nominee in minimum denominations of $25,000 and integral multiples of $1 in excess thereof.

         No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         The Depositor, the Seller and the Trustee and any agent of the Depositor or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee nor any such agent shall be affected by any notice to the contrary.

         In the event that the Senior Call Option relating to this Certificate has been exercised, on the related Put and Call Date the transfer of the Ownership Interest in this Certificate to CDC Financial Products Inc., as Certificate Owner, shall be effected by the applicable Depository Participant (or the applicable indirect participant in the Depository, as the case may be) upon notice by the Trustee, pursuant to Section 8.17(f) of the Agreement. Upon such transfer, the Certificate Owner hereof prior to such exercise of such Senior Call Option shall cease to have any Ownership Interest herein on or after the related Put and Call Date.

         On any Distribution Date following the date at which the remaining aggregate Principal Balance of the Mortgage Loans in the Trust is less than or equal to 10% of the aggregate Principal Balance of the Mortgage Loans as of the Cut-off Date, the Class A-R Certificateholder may purchase, in whole, from the Trust the Mortgage Loans, at a purchase price determined as provided in the Agreement. In the event that no such optional termination occurs, the obligations and responsibilities created by the Agreement will terminate upon notice to the Trustee upon the earliest of (i) the Distribution Date on which the aggregate Certificate Principal Balance of the Certificates has been reduced to zero, (ii) the final payment or other liquidation of the last Mortgage Loan in the Trust and (iii) the Distribution Date in August 2030. In no event, however, will the trust created by the Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants living at the date of the Agreement of a certain person named in the Agreement.

         Capitalized terms used herein that are defined in the Agreement shall have the meanings ascribed to them in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.

                                  ASSIGNMENT


         FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto______________________________________________________________
______________________________________________________________________________
 (Please print or typewrite name and address including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust.

         I (We) further direct the Trustee to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address: ______________________________________.

Dated: _____________

                                         _____________________________________
                                         Signature by or on behalf of assignor

                           DISTRIBUTION INSTRUCTIONS

         The assignee should include the following for purposes of distribution:

         Distributions shall be made, by wire transfer or otherwise, in immediately available funds to_______________________________________________
for the account of___________________________________________________________,
account number ________________________, or, if mailed by check, to _________
______________________________________________________________________________
Applicable statements should be mailed to_____________________________________
-----------------------------------------------------------------------------.

         This information is provided by____________________________________,
_____________________________________________, the assignee named above, or
_____________________________________________________, as its agent.

                                   EXHIBIT F

REQUEST FOR RELEASE OF DOCUMENTS

To:      Bankers Trust Company Of California, N.A.
         1761 E. St. Andrew Place
         Santa Ana, CA 92705

Re:      Pooling and Servicing Agreement dated July 1, 2000,
         among Greenwich Capital Acceptance, Inc., as depositor,
Greenwich Capital Financial Products, as a seller, Countrywide Home Loans, Inc.
         and ABN AMRO Mortgage Group, Inc., each as servicer, and
         Bankers Trust Company Of California, N.A., as trustee,
         for HarborView Mortgage Loan Trust 2000-1
         -----------------------------------------

         In connection with the administration of the Mortgage Loans held by you, as Trustee, pursuant to the above-captioned Pooling and Servicing Agreement, we request the release, and hereby acknowledge receipt, of the Mortgage File for the Mortgage Loan described below, for the reason indicated.

Mortgage Loan Number:

Mortgagor Name, Address and ZIP Code:


Reason for Requesting Documents (check one):

______   1.       Mortgage Paid in Full

______   2.       Foreclosure

______   3.       Substitution

______   4.       Other Liquidation

______   5.       Nonliquidation            Reason:___________________________
                                            By:
                                                   ---------------------------
                                                      (authorized signer)

                                            Issuer:___________________________

                                            Address:__________________________

                                                    --------------------------

                                            Date:
                                                    --------------------------

Trustee
Bankers Trust Company Of California, N.A.
Please acknowledge the execution of the above request by your signature and date below:

----------------------------                        -----------------------
Signature                                            Date

Documents returned to Trustee:

----------------------------                         -----------------------
Trustee                                              Date

                                  EXHIBIT G-1

                   FORM OF INITIAL CERTIFICATION OF TRUSTEE

                                    [date]

Greenwich Capital Acceptance, Inc.
600 Steamboat Road
Greenwich, Connecticut 06830

ABN AMRO Mortgage Group, Inc.
4242 N. Harlem Avenue
Norridge, Illinois 60706

Countrywide Home Loans, Inc.
4500 Park Grenada
Calabasas, CA 91302

Greenwich Financial Products, Inc.
600 Steamboat Road
Greenwich, Connecticut 06830

         Re: Pooling and Servicing Agreement among Greenwich Capital Acceptance, Inc., as Depositor, Greenwich Capital Financial Products, as Seller, Countrywide Home Loans, Inc. and ABN AMRO Mortgage Group, Inc., each as a Servicer, and Bankers Trust Company Of California, N.A., as Trustee, HarborView Mortgage Loan Pass-Through Certificates, Series 2000-1

Gentlemen:

         In accordance with Section 2.02 of the above-captioned Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), the undersigned, as Trustee, hereby certifies that, as to each Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage Loan paid in full or listed on the attached schedule) it has received:

         (i)  all documents required to be delivered to the Trustee pursuant to
Section 2.01 of the Pooling and Servicing Agreement are in its possession;

         (ii) such documents have been reviewed by the Trustee and have not been mutilated, damaged or torn and relate to such Mortgage Loan; and

         (iii) based on the Trustee's examination and only as to the foregoing, the information set forth in the Mortgage Loan Schedule that corresponds to items (i) and (ii) of the Mortgage Loan Schedule accurately reflects information set forth in the Mortgage File

         Based on its review and examination and only as to the foregoing documents, such documents appear regular on their face and related to such Mortgage Loan.

         The Trustee has made no independent examination of any documents contained in each Mortgage File beyond the review specifically required in the Pooling and Servicing Agreement. The Trustee makes no representations as to:
(i) the validity, legality, sufficiency, enforceability or genuineness of any of the documents contained in each Mortgage File of any of the Mortgage Loans identified on the Mortgage Loan Schedule, or (ii) the collectibility, insurability, effectiveness or suitability of any such Mortgage Loan.

         Capitalized words and phrases used herein shall have the respective meanings assigned to them in the Pooling and Servicing Agreement.

                                              BANKERS  TRUST  COMPANY  OF
                                              CALIFORNIA, N.A., as Trustee


                                              By:
                                                 -----------------------------
                                                 Name:
                                                      ------------------------
                                                 Title:
                                                      ------------------------

                                  EXHIBIT G-2

                    FORM OF FINAL CERTIFICATION OF TRUSTEE

                        FINAL CERTIFICATION OF TRUSTEE

                                 July 27, 2000

Greenwich Capital Acceptance, Inc.           ABN AMRO Mortgage Group, Inc.
600 Steamboat Road                           4242 N. Harlem Avenue
Greenwich, CT 06830                          Norridge, IL 60706

Countrywide Home Loans, Inc.                 Greenwich Capital Financial
4500 Park Grenada                            Products, Inc. 600 Steamboat Road
Calabasas, CA 91302                          Greenwich, CT 06830


         Re: Pooling and Servicing Agreement, dated July 1, 2000 among Greenwich Capital Acceptance, Inc., as Depositor, Greenwich Capital Financial Products, Inc., as Seller, Countrywide Home Loans, Inc. and ABN AMRO Mortgage Group, Inc., each as a Servicer, and Bankers Trust Company of California, N.A., as Trustee, HarborView Mortgage Loan Trust 2000-1, Mortgage Loan Pass-Through Certificates, Series 2000-1

Ladies and Gentlemen:

         In accordance with Section 2.02 of the above-captioned Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), the undersigned, as Trustee, hereby certifies that as to each Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage Loan paid in full or listed on the attached Document Exception Report) it has received:

         (viii) The original Mortgage Note, endorsed either on its face or by allonge attached thereto in the following form: "Pay to the order of Bankers Trust Company of California, N.A., as Trustee under the Pooling and Servicing Agreement, dated as of July 1, 2000, HarborView Mortgage Loan Trust 2000-1, Mortgage Loan Pass-Through Certificates, Series 2000-1, without recourse", or with respect to any lost Mortgage Note, an original Lost Note Affidavit stating that the original mortgage note was lost, misplaced or destroyed, together with a copy of the related mortgage note;

           (ix) except with respect to a Cooperative Loan and except as provided below, the original Mortgage with evidence of recording thereon, and the original recorded power of attorney, if the Mortgage was executed pursuant to a power of attorney, with evidence of recording thereon or, if such Mortgage or power of attorney has been submitted for recording but has not been returned from the applicable public recording office, has been lost or is not otherwise available, a copy of such Mortgage or power of attorney, as the case may be, certified to be a true and complete copy of the original submitted for recording;

            (x) except with respect to a Cooperative Loan, an original Assignment of Mortgage, in form and substance acceptable for recording. The Mortgage shall be assigned to "Bankers Trust Company of California, N.A., as Trustee;

            (xi) an original copy of any intervening Assignment of Mortgage showing a complete chain of assignments;

            (xii) except with respect to a Cooperative Loan, the original or a certified copy of lender's title insurance policy;

          (xiii) the original or copies of each assumption, modification, written assurance or substitution agreement, if any; and

           (xiv) in the case of a Cooperative Loan, the originals of the following documents or instruments:

                  (A)(A)except for Partially Unrecognized Cooperative Loans, the Coop Shares,  together with a stock power in blank;

                  (B)(B)the executed Security Agreement;

                  (C) except for Partially Unrecognized Cooperative Loans, the executed Proprietary Lease;

                  (D) except for Partially Unrecognized Cooperative Loans, the executed Recognition Agreement;

                  (E) except for Partially Unrecognized Cooperative Loans, the executed UCC-1 financing statement with evidence of recording thereon which have been filed in all places required to perfect the Seller's interest in the Coop Shares and the Proprietary Lease; and

                  (F) except for Partially Unrecognized Cooperative Loans, executed UCC-3 financing statements or other appropriate UCC financing statements required by state law, evidencing a complete and unbroken line from the mortgagee to the Trustee with evidence of recording thereon (or in a form suitable for recordation).

         Based on its review and examination and only as to the foregoing documents, (a) such documents appear regular on their face and related to such Mortgage Loan, and (b) the information set forth in items (i), (ii), (iii),
(xiii), (xv), (xvi) and (xix) of the definition of the "Mortgage Loan Schedule" in Section 1.01 of the Pooling and Servicing Agreement accurately reflects information set forth in the Mortgage File.

         The Trustee has made no independent examination of any documents contained in each Mortgage File beyond the review specifically required in the Pooling and Servicing Agreement. The Trustee makes no representations as to:
(i) the validity, legality, sufficiency, enforceability or genuineness of any of the documents contained in each Mortgage File of any of the Mortgage Loans identified on the Mortgage Loan Schedule, or (ii) the collectibility, insurability, effectiveness or suitability of any such Mortgage Loan.

         Capitalized words and phrases used herein shall have the respective meanings assigned to them in the Pooling and Servicing Agreement.

                                       BANKERS  TRUST  COMPANY  OF
                                       CALIFORNIA, N.A., as Trustee

                                       By:
                                          ---------------------------------
                                       Name:
                                          ----------------------------------
                                       Title:
                                          -----------------------------------

                                  EXHIBIT G-3
                       FORM OF RECEIPT OF MORTGAGE NOTE


Greenwich Capital Acceptance, Inc.
600 Steamboat Road
Greenwich, Connecticut  06830

                       Re:  HarborView Mortgage Loan Trust 2000-1,
                            Mortgage Loan Pass-Through Certificates,
                            Series 2000-1

Ladies and Gentlemen:


         Pursuant to Section 2.01 of the Pooling and Servicing Agreement, dated as of July 1, 2000, among Greenwich Capital Acceptance, Inc., as Depositor, Greenwich Capital Financial Products, as Seller, Countrywide Home Loans, Inc. and ABN AMRO Mortgage Group, Inc., each as a Servicer, and Bankers Trust Company Of California, N.A., as Trustee, we hereby acknowledge the receipt of the original Mortgage Note with respect to each Mortgage Loan listed on Exhibit 1, with any exceptions thereto listed on Exhibit 2.

                                        BANKERS TRUST COMPANY OF
                                        CALIFORNIA, N.A.,

                                        as Trustee



                                        By:
                                           ---------------------------------
                                        Name:
                                        Title:

                                   EXHIBIT H

                          FORM OF LOST NOTE AFFIDAVIT


         Personally appeared before me the undersigned authority to administer oaths, ______________________ who first being duly sworn deposes and says:
Deponent is ______________________ of Greenwich Capital Financial Products (the "Seller") and who has personal knowledge of the facts set out in this affidavit.

         On ___________________, _________________________ did execute and deliver a promissory note in the principal amount of $__________.

         That said note has been misplaced or lost through causes unknown and is currently lost and unavailable after diligent search has been made. The Seller's records show that an amount of principal and interest on said note is still presently outstanding, due, and unpaid, and such Seller is still owner and holder in due course of said lost note.

         Seller executes this Affidavit for the purpose of inducing Bankers Trust Company Of California, N.A., as trustee on behalf of HarborView Mortgage Loan Trust 2000-1, Mortgage Loan Pass-Through Certificates, Series 2000-1 , to accept the transfer of the above described loan from Seller.

         Seller agrees to indemnify Bankers Trust Company Of California, N.A. and Greenwich Capital Acceptance, Inc. and hold them harmless for any losses incurred by such parties resulting from the fact that the above described Note has been lost or misplaced.

By:  __________________________________
     ----------------------------------


STATE OF                              )
                                      )   ss:
COUNTY OF                             )


         On this ____ day of _______ 2000, before me, a Notary Public, in and for said County and State, appeared ________________________, who acknowledged the extension of the foregoing and who, having been duly sworn, states that any representations therein contained are true.

         Witness my hand and Notarial Seal this ____ day of _______ 2000.

===============================

My commission expires _______________.

                                   EXHIBIT I
                         FORM OF ERISA REPRESENTATION


Greenwich Capital Acceptance, Inc.
600 Steamboat Road
Greenwich, Connecticut  06830

Bankers Trust Company Of California, N.A.
1761 E. St. Andrew Place
Santa Ana, California 92705

                  Re: HarborView Mortgage Loan Trust 2000-1,
                      Mortgage Loan Pass-Through Certificates, Series 2000-1

Ladies and Gentlemen:


         1.    The undersigned is the ______________________ of (the
"Transferee") a [corporation duly organized] and existing under the laws of __________, on behalf of which he makes this affidavit.

         2. The Transferee either (x)(1) is not an employee benefit plan subject to Section 406 or Section 407 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), the Trustee of any such plan or a person acting on behalf of any such plan nor a person using the assets of any such plan or (2) if the Transferee is an insurance company, such Transferee is purchasing such Certificates with funds contained in an "Insurance Company General Account" (as such term is defined in Section v(e) of the Prohibited Transaction Class Exemption 95-60 ("PTCE 95-60")) and that the purchase and holding of such Certificates are covered under PTCE 95-60; or
(y) shall deliver to the Trustee and the Depositor an opinion of counsel (a "Benefit Plan Opinion") satisfactory to the Trustee and the Depositor, and upon which the Trustee and the Depositor shall be entitled to rely, to the effect that the purchase or holding of such Certificate by the Transferee will not result in the assets of the Trust Fund being deemed to be plan assets and subject to the prohibited transaction provisions of ERISA or the Code and will not subject the Trustee, the Servicer or the Depositor to any obligation in addition to those undertaken by such entities in the Pooling and Servicing Agreement, which opinion of counsel shall not be an expense of the Trustee or the Depositor.

         3. The Transferee hereby acknowledges that under the terms of the Pooling and Servicing Agreement (the "Agreement") among Greenwich Capital Acceptance, Inc., as Depositor, Greenwich Capital Financial Products, as Seller, Countrywide Home Loans, Inc. and ABN AMRO Mortgage Group, Inc., each as a Servicer, and Bankers Trust Company Of California, N.A., as Trustee, no transfer of the ERISA-Restricted Certificates shall be permitted to be made to any person unless the Depositor and Trustee have received a certificate from such transferee in the form hereof.

                  IN WITNESS WHEREOF, the Transferee has executed this certificate.

                                 ---------------------------------
                                 [Transferee]


                                By:______________________________
                                   Name:
                                   Title:

                                   EXHIBIT J

                   FORM OF INVESTMENT LETTER [NON-RULE 144A]

                                    [DATE]

Greenwich Capital Acceptance, Inc.
600 Steamboat Road
Greenwich, Connecticut  06830

Bankers Trust Company Of California, N.A.
1761 E. St. Andrew Place
Santa Ana, California 92705

                 Re:   HarborView Mortgage Loan Trust 2000-1,
                       Mortgage Loan Pass-Through Certificates, Series 2000-1

Ladies and Gentlemen:

                  In connection with our acquisition of the above-captioned Certificates, we certify that (a) we understand that the Certificates are not being registered under the Securities Act of 1933, as amended (the "Act"), or any state securities laws and are being transferred to us in a transaction that is exempt from the registration requirements of the Act and any such laws, (b) we are an "accredited investor," as defined in Regulation D under the Act, and have such knowledge and experience in financial and business matters that we are capable of evaluating the merits and risks of investments in the Certificates, (c) we have had the opportunity to ask questions of and receive answers from the Depositor concerning the purchase of the Certificates and all matters relating thereto or any additional information deemed necessary to our decision to purchase the Certificates, (d) we are not an employee benefit plan that is subject to the Employee Retirement Income Security Act of 1974, as amended, or a plan that is subject to Section 4975 of the Internal Revenue Code of 1986, as amended, nor are we acting on behalf of any such plan, (e) we are acquiring the Certificates for investment for our own account and not with a view to any distribution of such Certificates (but without prejudice to our right at all times to sell or otherwise dispose of the Certificates in accordance with clause (g) below), (f) we have not offered or sold any Certificates to, or solicited offers to buy any Certificates from, any person, or otherwise approached or negotiated with any person with respect thereto, or taken any other action which would result in a violation of
Section 5 of the Act, and (g) we will not sell, transfer or otherwise dispose of any Certificates unless (1) such sale, transfer or other disposition is made pursuant to an effective registration statement under the Act or is exempt from such registration requirements, and if requested, we will at our expense provide an opinion of counsel satisfactory to the addressees of this Certificate that such sale, transfer or other disposition may be made pursuant to an exemption from the Act, (2) the purchaser or transferee of such Certificate has executed and delivered to you a certificate to substantially the same effect as this certificate, and (3) the purchaser or transferee has otherwise complied with any conditions for transfer set forth in the Pooling and Servicing Agreement.

                                              Very truly yours,

                                             [NAME OF TRANSFEREE]


                                              By:
                                               -----------------------------
                                                   Authorized Officer

                      FORM OF RULE 144A INVESTMENT LETTER
                                    [DATE]

Greenwich Capital Acceptance, Inc.
600 Steamboat Road
Greenwich, Connecticut  06830

Bankers Trust Company Of California, N.A.
1761 E. St. Andrew Place
Santa Ana, California 92705


                  Re:  HarborView Mortgage Loan Trust 2000-1,
                       Mortgage Loan Pass-Through Certificates, Series 2000-1

Ladies and Gentlemen:

                  In connection with our acquisition of the above Certificates we certify that (a) we understand that the Certificates are not being registered under the Securities Act of 1933, as amended (the "Act"), or any state securities laws and are being transferred to us in a transaction that is exempt from the registration requirements of the Act and any such laws, (b) we have had the opportunity to ask questions of and receive answers from the Depositor concerning the purchase of the Certificates and all matters relating thereto or any additional information deemed necessary to our decision to purchase the Certificates, (c) we are not an employee benefit plan that is subject to the Employee Retirement Income Security Act of 1974, as amended, or a plan that is subject to Section 4975 of the Internal Revenue Code of 1986, as amended, nor are we acting on behalf of any such plan, (d) we have not, nor has anyone acting on our behalf offered, transferred, pledged, sold or otherwise disposed of the Certificates, any interest in the Certificates or any other similar security to, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Certificates, any interest in the Certificates or any other similar security from, or otherwise approached or negotiated with respect to the Certificates, any interest in the Certificates or any other similar security with, any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action, that would constitute a distribution of the Certificates under the Securities Act or that would render the disposition of the Certificates a violation of Section 5 of the Securities Act or require registration pursuant thereto, nor will act, nor has authorized or will authorize any person to act, in such manner with respect to the Certificates,
(e) we are a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act and have completed either of the forms of certification to that effect attached hereto as Annex 1 or Annex 2. We are aware that the sale to us is being made in reliance on Rule 144A. We are acquiring the Certificates for our own account or for resale pursuant to Rule 144A and further, understand that such Certificates may be resold, pledged or transferred only (i) to a person reasonably believed to be a qualified institutional buyer that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (ii) pursuant to another exemption from registration under the Securities Act.

                                              Very truly yours,

                                              [NAME OF TRANSFEREE]

                                              By:
                                                 ------------------------------
                                                     Authorized Officer

                                                     ANNEX 1 TO EXHIBIT J


           QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

         [For Transferees Other Than Registered Investment Companies]


         The undersigned (the "Buyer") hereby certifies as follows to the parties listed in the Rule 144A Transferee Certificate to which this certification relates with respect to the Certificates described therein:

         i. As indicated below, the undersigned is the President, Chief Financial Officer, Senior Vice President or other executive officer of the Buyer.

         ii. In connection with purchases by the Buyer, the Buyer is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933, as amended ("Rule 144A") because (i) the Buyer owned and/or invested on a discretionary basis $______ (1) in securities (except for the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A and (ii) the Buyer satisfies the criteria in the category marked below.

                           ___ Corporation, etc. The Buyer is a corporation
                  (other than a bank, savings and loan association or similar institution), Massachusetts or similar business trust, partnership, or charitable organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended.

                           ___ Bank. The Buyer (a) is a national bank or
                  banking institution organized under the laws of any State, territory or the District of Columbia, the business of which is substantially confined to banking and is supervised by the State or territorial banking commission or similar official or is a foreign bank or equivalent institution, and
                  (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto.

                           ___ Savings and Loan. The Buyer (a) is a savings
                  and loan association, building and loan association, cooperative bank, homestead association or similar institution, which is supervised and examined by a State or Federal authority having supervision over any such institutions or is a foreign savings and loan association or equivalent institution and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto.

                           ___  Broker-dealer.  The Buyer is a dealer
                  registered pursuant to Section 15 of the Securities Exchange Act of 1934.








------------------------
1 Buyer must own and/or invest on a discretionary basis at least $100,000,000 in securities unless Buyer is a dealer, and, in that case, Buyer must own and/or invest on a discretionary basis at least $10,000,000 in securities.

                           ___ Insurance Company. The Buyer is an insurance
                  company whose primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies and which is subject to supervision by the insurance commissioner or a similar official or agency of a State, territory or the District of Columbia.

                           ___  State or Local  Plan.  The  Buyer is a plan
                  established and maintained by a State, its political subdivisions, or any agency or instrumentality of the State or its political subdivisions, for the benefit of its employees.

                           ___ ERISA Plan. The Buyer is an employee benefit
                  plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974.

                           ___  Investment Advisor.  The Buyer is an investment
                  advisor registered under the Investment Advisors Act of 1940.

                           ___  Small Business Investment Company.  Buyer is a
                  small business investment company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958.

                           ___  Business Development Company.  Buyer is a
                  business development company as defined in Section 202(a)(22) of the Investment Advisors Act of 1940.

                  iii. The term "securities" as used herein does not include
(i) securities of issuers that are affiliated with the Buyer, (ii) securities that are part of an unsold allotment to or subscription by the Buyer, if the Buyer is a dealer, (iii) securities issued or guaranteed by the U.S. or any instrumentality thereof, (iv) bank deposit notes and certificates of deposit,
(v) loan participations, (vi) repurchase agreements, (vii) securities owned but subject to a repurchase agreement and (viii) currency, interest rate and commodity swaps.

                  iv. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Buyer, the Buyer used the cost of such securities to the Buyer and did not include any of the securities referred to in the preceding paragraph, except (i) where the Buyer reports its securities holdings in its financial statements on the basis of their market value, and (ii) no current information with respect to the cost of those securities has been published. If clause (ii) in the preceding sentence applies, the securities may be valued at market. Further, in determining such aggregate amount, the Buyer may have included securities owned by subsidiaries of the Buyer, but only if such subsidiaries are consolidated with the Buyer in its financial statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under the Buyer's direction. However, such securities were not included if the Buyer is a majority-owned, consolidated subsidiary of another enterprise and the Buyer is not itself a reporting company under the Securities Exchange Act of 1934, as amended.

                  v. The Buyer acknowledges that it is familiar with Rule 144A and understands that the seller to it and other parties related to the Certificates are relying and will continue to rely on the statements made herein because one or more sales to the Buyer may be in reliance on Rule 144A.

                  vi. Until the date of purchase of the Rule 144A Securities, the Buyer will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice is given, the Buyer's purchase of the Certificates will constitute a reaffirmation of this certification as of the date of such purchase. In addition, if the Buyer is a bank or savings and loan is provided above, the Buyer agrees that it will furnish to such parties updated annual financial statements promptly after they become available.

                                             --------------------------
                                              Print Name of Buyer


                                             By:___________________________
                                               Name:
                                               Title:

                                             Date:
                                                  ---------------------------

                             ANNEX 2 TO EXHIBIT J


           QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

          [For Transferees That are Registered Investment Companies]


                  The undersigned (the "Buyer") hereby certifies as follows to the parties listed in the Rule 144A Transferee Certificate to which this certification relates with respect to the Certificates described therein:

                  1. As indicated below, the undersigned is the President, Chief Financial Officer or Senior Vice President of the Buyer or, if the Buyer is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933, as amended ("Rule 144A") because Buyer is part of a Family of Investment Companies (as defined below), is such an officer of the Adviser.

                  2. In connection with purchases by Buyer, the Buyer is a "qualified institutional buyer" as defined in SEC Rule 144A because (i) the Buyer is an investment company registered under the Investment Company Act of 1940, as amended and (ii) as marked below, the Buyer alone, or the Buyer's Family of Investment Companies, owned at least $100,000,000 in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year. For purposes of determining the amount of securities owned by the Buyer or the Buyer's Family of Investment Companies, the cost of such securities was used, except (i) where the Buyer or the Buyer's Family of Investment Companies reports its securities holdings in its financial statements on the basis of their market value, and (ii) no current information with respect to the cost of those securities has been published. If clause (ii) in the preceding sentence applies, the securities may be valued at market.

                           ___ The Buyer owned $ in securities (other than the
                  excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

                           ___ The Buyer is part of a Family of Investment
                  Companies which owned in the aggregate $ in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

                  3. The term "Family of Investment Companies" as used herein means two or more registered investment companies (or series thereof) that have the same investment adviser or investment advisers that are affiliated (by virtue of being majority owned subsidiaries of the same parent or because one investment adviser is a majority owned subsidiary of the other).

                  4. The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the Buyer or are part of the Buyer's Family of Investment Companies, (ii) securities issued or guaranteed by the U.S. or any instrumentality thereof, (iii) bank deposit notes and certificates of deposit, (iv) loan participations, (v) repurchase agreements,
(vi) securities owned but subject to a repurchase agreement and (vii) currency, interest rate and commodity swaps.

                  5. The Buyer is familiar with Rule 144A and understands that the parties listed in the Rule 144A Transferee Certificate to which this certification relates are relying and will continue to rely on the statements made herein because one or more sales to the Buyer will be in reliance on Rule 144A. In addition, the Buyer will only purchase for the Buyer's own account.

                  6. Until the date of purchase of the Certificates, the undersigned will notify the parties listed in the Rule 144A Transferee Certificate to which this certification relates of any changes in the information and conclusions herein. Until such notice is given, the Buyer's purchase of the Certificates will constitute a reaffirmation of this certification by the undersigned as of the date of such purchase.


                                           ---------------------------------
                                           Print Name of Buyer or Adviser


                                           By:
                                             -------------------------------
                                             Name:
                                             Title:

                                           IF AN ADVISER:


                                           ----------------------------------
                                                 Print Name of Buyer


                                           Date:
                                               -------------------------------

                                   EXHIBIT K

                        FORM OF TRANSFEROR CERTIFICATE

                                    [DATE]


Greenwich Capital Acceptance, Inc.
600 Steamboat Road
Greenwich, Connecticut  06830

Bankers Trust Company Of California, N.A.
1761 E. St. Andrews Place
Santa Ana, California 92705


                    Re:  Mortgage Loan Trust 2000-1,
                         Mortgage Loan Pass-Through Certificates, Series 2000-1

Ladies and Gentlemen:

         In connection with our disposition of the above Certificates we certify that (a) we understand that the Certificates have not been registered under the Securities Act of 1933, as amended (the "Act"), and are being disposed by us in a transaction that is exempt from the registration requirements of the Act, (b) we have not offered or sold any Certificates to, or solicited offers to buy any Certificates from, any person, or otherwise approached or negotiated with any person with respect thereto, in a manner that would be deemed, or taken any other action which would result in, a violation of Section 5 of the Act, (c) to the extent we are disposing of a Class [ ] Certificate, we have no knowledge the Transferee is not a Permitted Transferee and (d) no purpose of the proposed disposition of a Class [ ] Certificate is to impede the assessment or collection of tax.

                                                     Very truly yours,


                                                     [---------------------]


                                                     By:  ____________________

                                   EXHIBIT L

                AFFIDAVIT OF TRANSFER OF CLASS A-R CERTIFICATE
                          PURSUANT TO SECTION 5.02(d)

                    HARBORVIEW MORTGAGE LOAN TRUST 2000-1,
            MORTGAGE LOAN PASS-THROUGH CERTIFICATES, SERIES 2000-1


STATE OF                          )
                                  )   Ss:
COUNTY OF                         )

         The undersigned, being first duly sworn, deposes and says as follows:

         1. The undersigned is an officer of ___________________, the proposed Transferee of a 100% Ownership Interest in the Class A-R
Certificate (the "Certificate") issued pursuant to the Pooling and Servicing Agreement, (the "Agreement"), relating to the above-referenced Certificates, among Greenwich Capital Acceptance, Inc., as Depositor, Greenwich Capital Financial Products, as Seller, Countrywide Home Loans, Inc. and ABN AMRO Mortgage Group, Inc., each as a Servicer, and Bankers Trust Company Of California, N.A., as Trustee. Capitalized terms used, but not defined herein or in Exhibit 1 hereto, shall have the meanings ascribed to such terms in the Agreement. The Transferee has authorized the undersigned to make this affidavit on behalf of the Transferee.

         2. The Transferee is, as of the date hereof, and will be, as of the date of the Transfer, a Permitted Transferee. The Transferee is acquiring its Ownership Interest in the Certificate either (i) for its own account or (ii) as nominee, trustee or agent for another Person and has attached hereto an affidavit from such Person in substantially the same form as this affidavit. The Transferee has no knowledge that any such affidavit is false.

         3. The Transferee has been advised of, and understands that (i) a tax will be imposed on Transfers of the Certificate to Persons that are not Permitted Transferees; (ii) such tax will be imposed on the transferor, or, if such Transfer is through an agent (which includes a broker, nominee or middleman) for a Person that is not a Permitted Transferee, on the agent; and
(iii) the Person otherwise liable for the tax shall be relieved of liability for the tax if the subsequent Transferee furnished to such Person an affidavit that such subsequent Transferee is a Permitted Transferee and, at the time of Transfer, such Person does not have actual knowledge that the affidavit is false. The Transferee has provided financial statements or other financial information requested by the Transferor in connection with the transfer of the Certificate to permit the Transferor to assess the financial capability of the Transferee to pay such taxes.

         4. The Transferee has been advised of, and understands that a tax will be imposed on a "pass-through entity" holding the Certificate if at any time during the taxable year of the pass-through entity a Person that is not a Permitted Transferee is the record holder of an interest in such entity. The Transferee understands that such tax will not be imposed for any period with respect to which the record holder furnishes to the pass-through entity an affidavit that such record holder is a Permitted Transferee and the pass-through entity does not have actual knowledge that such affidavit is false. (For this purpose, a "pass-through entity" includes a regulated investment company, a real estate investment trust or common trust fund, a partnership, trust or estate, and certain cooperatives and, except as may be provided in Treasury Regulations, persons holding interests in pass-through entities as a nominee for another Person.)

         5. The Transferee has reviewed the provisions of Section 5.02(d) of the Agreement (attached hereto as Exhibit 2 and incorporated herein by reference) and understands the legal consequences of the acquisition of an Ownership Interest in the Certificate including, without limitation, the restrictions on subsequent Transfers and the provisions regarding voiding the Transfer and mandatory sales. The Transferee expressly agrees to be bound by and to abide by the provisions of Section 5.02(d) of the Agreement and the restrictions noted on the face of the Certificate. The Transferee understands and agrees that any breach of any of the representations included herein shall render the Transfer to the Transferee contemplated hereby null and void.

         6. The Transferee agrees to require a Transfer Affidavit from any Person to whom the Transferee attempts to Transfer its Ownership Interest in the Certificate, and in connection with any Transfer by a Person for whom the Transferee is acting as nominee, trustee or agent, and the Transferee will not Transfer its Ownership Interest or cause any Ownership Interest to be Transferred to any Person that the Transferee knows is not a Permitted Transferee. In connection with any such Transfer by the Transferee, the Transferee agrees to deliver to the Trustee a certificate substantially in the form set forth as Exhibit L to the Agreement (a "Transferor Certificate") to the effect that such Transferee has no actual knowledge that the Person to which the Transfer is to be made is not a Permitted Transferee.

         7. The Transferee does not have the intention to impede the assessment or collection of any tax legally required to be paid with respect to the Certificate.

         8.   The Transferee's taxpayer identification number is __________.

         9. The Transferee is a U.S. Person as defined in Code Section 7701(a)(30).

         10. The Transferee is aware that the Certificate may be a "noneconomic residual interest" within the meaning of proposed Treasury regulations promulgated pursuant to the Code and that the transferor of a noneconomic residual interest will remain liable for any taxes due with respect to the income on such residual interest, unless no significant purpose of the transfer was to impede the assessment or collection of tax.

         11. The Transferee is not an employee benefit plan that is subject to ERISA or a plan that is subject to Section 4975 of the Code, nor are we acting on behalf of such a plan.

         IN WITNESS WHEREOF, the Transferee has caused this instrument to be executed on its behalf, pursuant to authority of its Board of Directors, by its duly authorized officer and its corporate seal to be hereunto affixed, duly attested, this day of , 20 .

                                           [NAME OF TRANSFEREE]


                                            By:
                                              --------------------------------
                                              Name:
                                              Title:

[Corporate Seal]

ATTEST:



------------------------
[Assistant] Secretary

         Personally appeared before me the above-named , known or proved to me to be the same person who executed the foregoing instrument and to be the of the Transferee, and acknowledged that he executed the same as his free act and deed and the free act and deed of the Transferee.

         Subscribed and sworn before me this       day of          , 20  .
                                             -----        ---------    --




                                       ---------------------
                                           NOTARY PUBLIC


                                           My Commission expires the ___ day
                                           of ____________________, 20__.

                                                EXHIBIT 1 to EXHIBIT L


                              Certain Definitions

         "Ownership Interest": As to any Certificate, any ownership interest in such Certificate, including any interest in such Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial.

         "Permitted Transferee": Any Person other than (i) the United States, any State or political subdivision thereof, or any agency or instrumentality of any of the foregoing, (ii) a foreign government, International Organization or any agency or instrumentality of either of the foregoing, (iii) an organization (except certain farmers' cooperatives described in Code Section
521) which is exempt from tax imposed by Chapter 1 of the Code (including the tax imposed by Code Section 511 on unrelated business taxable income) on any excess inclusions (as defined in Code Section 860E(c)(1)) with respect to any Residual Certificate, (iv) rural electric and telephone cooperatives described in Code Section 1381(a)(2)(c), (v) a Person that is not a citizen or resident of the United States, a corporation, partnership, or other entity created or organized in or under the laws of the United States, any state thereof or the District of Columbia, or an estate or trust whose income from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States, (vi) an "electing large partnership" as set forth in Code Section 775, and (vii) any other Person so designated by the Trustee based upon an Opinion of Counsel that the Transfer of Ownership Interest in the Class A-R Certificate to such Person may cause the Trust Fund to fail to qualify as a REMIC at any time that certain Certificates are Outstanding. The terms "United States," "State" and "International Organization" shall have the meanings set forth in Code Section 7701 or successor provisions. A corporation will not be treated as an instrumentality of the United States or of any State or political subdivision thereof if all of its activities are subject to tax, and, with the exception of the Freddie Mac, a majority of its board of directors is not selected by such governmental unit.

         "Person": Any individual, corporation, partnership, joint venture, bank, joint stock company, trust (including any beneficiary thereof), unincorporated organization or government or any agency or political subdivision thereof.

         "Transfer": Any direct or indirect transfer or sale of any Ownership Interest in a Certificate, including the acquisition of a Certificate by the Depositor.

         "Transferee": Any Person who is acquiring by Transfer any Ownership Interest in a Certificate.

                                                  EXHIBIT 2 to EXHIBIT L


                   Sections 5.02(d) and (e) of the Agreement

         (d) (d) No transfer, sale, pledge or other disposition of any Private Certificate shall be made unless such disposition is exempt from the registration requirements of the Securities Act of 1933, as amended (the "1933 Act"), and any applicable state securities laws or is made in accordance with the 1933 Act and laws. In the event of any such transfer, (i) unless such transfer is made in reliance upon Rule 144A (as evidenced by the investment letter delivered to the Trustee, in substantially the form attached hereto as
Exhibit I under the 1933 Act, the Trustee and the Depositor shall require a written Opinion of Counsel (which may be in-house counsel) acceptable to and in form and substance reasonably satisfactory to the Trustee and the Depositor that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from the 1933 Act or is being made pursuant to the 1933 Act, which Opinion of Counsel shall not be an expense of the Trustee or the Depositor or (ii) the Trustee shall require the transferor to execute a transferor certificate (in substantially the form attached hereto as Exhibit J) and the transferee to execute an investment letter (in substantially the form attached hereto as Exhibit I) acceptable to and in form and substance reasonably satisfactory to the Depositor and the Trustee certifying to the Depositor and the Trustee the facts surrounding such transfer, which investment letter shall not be an expense of the Trustee or the Depositor. Each Holder of a Private Certificate desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Seller, the Servicer and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

         No transfer of an ERISA-Restricted Certificate that is also a Physical Certificate shall be made unless the Trustee shall have received either (i) a representation from the transferee of such Certificate, acceptable to and in form and substance satisfactory to the Trustee and the Depositor (such requirement is satisfied only by the Trustee's receipt of a representation letter from the transferee substantially in the form of Exhibit I hereto), to the effect that such transferee is not an employee benefit plan or arrangement subject to Section 406 of ERISA or a plan subject to Section 4975 of the Code, nor a person acting on behalf of any such plan or arrangement nor using the assets of any such plan or arrangement to effect such transfer or (ii) if the purchaser is an insurance company, a representation that the purchaser is an insurance company which is purchasing such Certificates with funds contained in an "insurance company general account" (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 ("PTCE 95-60") and that the purchase and holding of such Certificates are covered under Sections I and III of PTCE 95-60 or (iii) in the case of any ERISA-Restricted Certificate that is also a Physical Certificate presented for registration in the name of an employee benefit plan subject to ERISA or a plan or arrangement subject to Section 4975 of the Code (or comparable provisions of any subsequent enactments), or a trustee of any such plan or any other person acting on behalf of any such plan or arrangement or using such plan's or arrangement's assets, an Opinion of Counsel satisfactory to the Trustee which Opinion of Counsel shall not be an expense of either the Trustee or the Trust, addressed to the Trustee, to the effect that the purchase and holding of such ERISA-Restricted Certificate that is also a Physical Certificate will not result in the assets of the Trust being deemed to be "plan assets" and subject to the prohibited transaction provisions of ERISA and the Code and will not subject the Trustee to any obligation in addition to those expressly undertaken in this Agreement or to any liability. Notwithstanding anything else to the contrary herein, any purported transfer of an ERISA-Restricted Certificate that is also a Physical Certificate to or on behalf of an employee benefit plan subject to ERISA or to the Code without the delivery to the Trustee of an Opinion of Counsel satisfactory to the Trustee as described above shall be void and of no effect.

         In the case of an ERISA-Restricted Certificate that is also a Book-Entry Certificate, for purposes of clauses (i) or (ii) of the first sentence of the preceding paragraph, such representations shall be deemed to have been made to the Trustee by the transferee's acceptance of such ERISA-Restricted Certificate that is also a Book-entry Certificate (or the acceptance by a Certificate Owner of the beneficial interest in such Certificate).

         To the extent permitted under applicable law (including, but not limited to, ERISA), neither the Trustee nor the Certificate Registrar shall have any liability to any Person for any registration of transfer of any ERISA-Restricted Certificate that is in fact not permitted by this Section 5.02(d) or for making any payments due on such Certificate to the Holder thereof or taking any other action with respect to such Holder under the provisions of this Agreement so long as the transfer was registered by the Trustee or the Certificate Registrar in accordance with the foregoing requirements. In addition, neither the Trustee nor the Certificate Registrar shall be required to monitor, determine or inquire as to compliance with the transfer restrictions with respect to any ERISA-Restricted Certificates in the form of Book-Entry Certificates, and neither the Trustee nor the Certificate Registrar shall have any liability for transfers of Book-Entry Certificates or any interests therein made in violation of the restrictions on transfer described in the Prospectus Supplement and this Agreement.

         (e) Each Person who has or who acquires any Ownership Interest in the Class A-R Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions and to have irrevocably appointed the Depositor or its designee as its attorney-in-fact to negotiate the terms of any mandatory sale under clause (v) below and to execute all instruments of transfer and to do all other things necessary in connection with any such sale, and the rights of each Person acquiring any Ownership Interest in the Class A-R Certificate are expressly subject to the following provisions:

               (i) Each Person holding or acquiring any Ownership Interest in the Class A-R Certificate shall be a Permitted Transferee and shall promptly notify the Trustee of any change or impending change in its status as a Permitted Transferee.

               (ii) No Ownership Interest in the Class A-R Certificate may be registered on the Closing Date or thereafter transferred, and the Trustee shall not register the Transfer of the Class A-R Certificate unless, in addition to the certificates required to be delivered under subsection (b) above, the Trustee shall have been furnished with an affidavit ("Transfer Affidavit") of the initial owner or proposed transferee in the form attached hereto as Exhibit L.

               (iii) In connection with any proposed transfer of any Ownership Interest in a Class A-R Certificate, the Trustee shall as a condition to registration of the transfer, require delivery to it, in form and substance satisfactory to it, of each of the following:

         A. a Transferor Certificate in the form of Exhibit K hereto from the proposed transferee to the effect that such transferee is a Permitted Transferee and that it is not acquiring an Ownership Interest in the Class A-R Certificate that is the subject of the proposed transfer as a nominee, trustee or agent for any Person who is not a Permitted Transferee; and

         B. a covenant of the proposed transferee to the effect that the proposed transferee agrees to be bound by and to abide by the transfer restrictions applicable to the Class A-R Certificate.

               (iv) Any attempted or purported Transfer of any Ownership Interest in the Class A-R Certificate in violation of the provisions of this Section shall be absolutely null and void and shall vest no rights in the purported transferee. If any purported transferee shall, in violation of the provisions of this Section, become a Holder of the Class A-R Certificate, then the prior Holder of the Class A-R Certificate that is a Permitted Transferee shall, upon discovery that the registration of Transfer of the Class A-R Certificate was not in fact permitted by this Section, be restored to all rights as Holder thereof retroactive to the date of registration of transfer of the Class A-R Certificate. Neither the Trustee nor the Certificate Registrar shall have any liability to any Person for any registration of Transfer of the Class A-R Certificate that is in fact not permitted by this Section or for making any distributions due on the Class A-R Certificate to the Holder thereof or taking any other action with respect to such Holder under the provisions of this Agreement so long as the Trustee received the documents specified in clause (iii). The Trustee shall be entitled to recover from any Holder of the Class A-R Certificate that was in fact not a Permitted Transferee at the time such distributions were made all distributions made on the Class A-R Certificate. Any such distributions so recovered by the Trustee shall be distributed and delivered by the Trustee to the last Holder of the Class A-R Certificate that is a Permitted Transferee.

               (v) If any Person other than a Permitted Transferee acquires any Ownership Interest in the Class A-R Certificate in violation of the restrictions in this Section, then the Trustee shall have the right but not the obligation, without notice to the Holder of the Class A-R Certificate or any other Person having an Ownership Interest therein, to notify the Depositor to arrange for the sale of the Class A-R Certificate. The proceeds of such sale, net of commissions (which may include commissions payable to the Depositor or its affiliates in connection with such sale), expenses and taxes due, if any, will be remitted by the Trustee to the previous Holder of the Class A-R Certificate that is a Permitted Transferee, except that in the event that the Trustee determines that the Holder of the Class A-R Certificate may be liable for any amount due under this Section or any other provisions of this Agreement, the Trustee may withhold a corresponding amount from such remittance as security for such claim. The terms and conditions of any sale under this clause
          (v) shall be determined in the sole discretion of the Trustee and it shall not be liable to any Person having an Ownership Interest in the Class A-R Certificate as a result of its exercise of such discretion.

               (vi) If any Person other than a Permitted Transferee acquires any Ownership Interest in the Class A-R Certificate in violation of the restrictions in this Section, then the Trustee upon receipt of reasonable compensation will provide to the Internal Revenue Service, and to the persons specified in Sections 860E(e)(3) and (6) of the Code, information needed to compute the tax imposed under
          Section 860E(e)(5) of the Code on transfers of residual interests to disqualified organizations.

         (e) The foregoing provisions of this Section shall cease to apply to transfers occurring on or after the date on which there shall have been delivered to the Trustee and the Servicer, in form and substance satisfactory to the Trustee, (i) written notification from the Rating Agencies that the removal of the restrictions on Transfer set forth in this Section will not cause such Rating Agency to downgrade its rating of the Certificates and (ii) an Opinion of Counsel to the effect that such removal will not cause either REMIC hereunder to fail to qualify as a REMIC.

                                   EXHIBIT M
                          Form of Liquidation Report
Customer Name:
Account Number:
Original Principal Balance:
1.       Type of Liquidation (REO disposition/charge-off/short pay-off)
         Date last paid
         Date of foreclosure
         Date of REO
         Date of REO Disposition
         Property Sale Price/Estimated Market Value at disposition
2.       Liquidation Proceeds
         Principal Prepayment         $____________
         Property Sale Proceeds     ____________
         Insurance Proceeds         ____________
         Other (itemize)   ____________
         Total Proceeds    $____________
3.       Liquidation Expenses
         Servicing Advances         $____________
         Delinquency Advances       ____________
         Monthly Advances  ____________
         Servicing Fees    ____________
         Other Servicing Compensation       ____________

         Total Advances    $____________
4.       Net Liquidation Proceeds   $____________
         (Item 2 minus Item 3)
5.       Principal Balance of Mortgage Loan $____________
6.       Loss, if any (Item 5 minus Item 4) $____________

                                  Schedule I

                            Mortgage Loan Schedule

                                  Schedule II

                Representations and Warranties of the Servicers

         A.  Representations and Warranties of Countrywide.

         Countrywide Home Loans, Inc. hereby makes the representations and warranties set forth in this Schedule IIB to the Depositor and the Trustee, as of July 27, 2000, or if so specified herein, as of the Cut-off Date. Capitalized terms used but not otherwise defined in this Schedule IIB shall have the meanings ascribed thereto in the Pooling and Servicing Agreement, dated as of July 1, 2000 (the "Agreement"), among Greenwich Capital Acceptance, Inc, as depositor (the "Depositor"), Greenwich Capital Financial Products, Inc. ("GCFP"), as seller, Countrywide Home Loans, Inc. ("Countrywide") and ABN AMRO Mortgage Group, Inc. ("ABN AMRO"), each as a servicer, and Bankers Trust Company of California, N.A., as trustee (the "Trustee"). Each reference to a "Mortgage Loan" in this Schedule IIB shall mean a Countrywide Loan, and each reference to a "Mortgaged Property" shall mean a Mortgaged Property related to a Countrywide Loan. Each reference to the "Servicer" in this Schedule IIB shall mean Countrywide, in its capacity as servicer of the Countrywide Loans.

               (i) The Servicer is duly organized, validly existing and in good standing under the laws of New York and is qualified to transact business in and is in good standing under the laws of each state where a Mortgaged Property is located or is otherwise exempt under applicable law from such qualification or is otherwise not required under applicable law to effect such qualification and no demand for such qualification has been made upon the Servicer by any state having jurisdiction and in any event the Servicer is or will be in compliance with the laws of any such state to the extent necessary to insure the enforceability of each Mortgage Loan and the servicing of the Mortgage Loans in accordance with the terms of this Agreement;


               (ii) The Servicer has the full power and authority to execute, deliver and perform, and to enter into and consummate, all transactions contemplated by this Agreement. The Servicer has duly authorized the execution, delivery and performance of this Agreement and has duly executed and delivered this Agreement. This Agreement, assuming due authorization, execution and delivery by each other party hereto, constitutes a legal, valid and binding obligation of the Servicer, enforceable against it in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency, or reorganization;


               (iii) Neither the execution and delivery of this Agreement, the consummation of the transactions contemplated hereby, nor the fulfillment of or compliance with the terms and conditions of this Agreement, will conflict with or result in a breach of any of the terms, conditions or provisions of the Servicer's certificate of incorporation or by-laws or result in a material breach of any legal restriction or any agreement or instrument to which the Servicer is now a party or by which it is bound, or constitute a material default or result in an acceleration under any of the foregoing, or result in the violation of any law, rule, regulation, order, judgment or decree to which the Servicer or its property is subject or impair the ability of the Purchaser to realize on the Mortgage Loans, or impair the value of the Mortgage Loans;


               (iv) The Servicer is an approved seller/servicer for either Fannie Mae or Freddie Mac in good standing and is a mortgagee approved by the Secretary of HUD. No event has occurred, including but not limited to a change in insurance coverage, which would make the Servicer unable to comply with Fannie Mae, Freddie Mac or HUD eligibility requirements or which would require notification to Fannie Mae, Freddie Mac or HUD;


               (v) The Servicer does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant contained in this Agreement;


               (vi) There is no action, suit, proceeding, investigation or litigation pending or, to the Servicer's knowledge, threatened, which either in any one instance or in the aggregate, if determined adversely to the Servicer would adversely affect the execution, delivery or enforceability of this Agreement, the ability of the Servicer to service the Mortgage Loans hereunder in accordance with the terms hereof, or the Servicer's ability to perform its obligations under this Agreement;


               (vii) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Servicer of or compliance by the Servicer with this Agreement or the terms of the Mortgage Loans or the consummation of the transactions contemplated by this Agreement, or if required, such consent, approval, authorization or order has been obtained prior to the Closing Date;


               (viii) The consummation of the transactions contemplated by this Agreement are in the ordinary course of business of the Servicer;


               (ix) No written statement, report or other document prepared and furnished or to be prepared and furnished by the Servicer pursuant to this Agreement or in connection with the transactions contemplated hereby contains any untrue statement of material fact or omits to state a material fact necessary to make the statements contained therein not misleading; and


               (x) The Servicer is a member of MERS in good standing, and will comply in all material respects with the rules and procedures of MERS in connection with the servicing of the MERS Mortgage Loans for as long as such Mortgage Loans are registered with MERS.

         B.       Representations and Warranties of ABN AMRO.
                  -------------------------------------------

         ABN AMRO Mortgage Group, Inc. hereby makes the representations and warranties set forth in this Schedule IIC to the Depositor and the Trustee, as of July 27, 2000, or if so specified herein, as of the Cut-off Date. Capitalized terms used but not otherwise defined in this Schedule IIC shall have the meanings ascribed thereto in the Pooling and Servicing Agreement, dated as of July 1, 2000 (the "Agreement"), among Greenwich Capital Acceptance, Inc, as depositor (the "Depositor"), Greenwich Capital Financial Products, Inc. ("GCFP"), as seller, Countrywide Home Loans, Inc. ("Countrywide") and ABN AMRO Mortgage Group, Inc. ("ABN AMRO"), each as a servicer, and Bankers Trust Company of California, N.A., as trustee (the "Trustee"). Each reference to a "Mortgage Loan" in this Schedule IIC shall mean a ABN AMRO Loan, and each reference to a "Mortgaged Property" shall mean a Mortgaged Property related to a ABN AMRO Loan. Each reference to the "Servicer" in this Schedule IIC shall mean ABN AMRO, in its capacity as servicer of the ABN AMRO Loans.

          (i) The Servicer is duly organized, validly existing and in good standing under the laws of the state of Delaware and is and will remain in compliance with the laws of each state in which any Mortgaged Property is located to the extent necessary to ensure the enforceability of each Mortgage Loan and the servicing of the Mortgage Loan in accordance with the terms of this Agreement;

         (ii) The Servicer has the full power and authority to execute, deliver and perform, and to enter into and consummate, all transactions contemplated by this Agreement. The Servicer has duly authorized the execution, delivery and performance of this Agreement, has duly executed and delivered this Agreement, and this Agreement, assuming due authorization, execution and delivery by each other party hereto, constitutes a legal, valid and binding obligation of the Servicer, enforceable against it in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency or reorganization;

         (iii) The execution and delivery of this Agreement by the Servicer and the performance of and compliance with the terms of this Agreement will not violate the Servicer's articles of incorporation or by-laws or constitute a default under or result in a breach or acceleration of, any material contract, agreement or other instrument to which the Servicer is a party or which may be applicable to the Servicer or its assets;

         (iv) The Servicer is not in violation of, and the execution and delivery of this Agreement by the Servicer and its performance and compliance with the terms of this Agreement will not constitute a violation with respect to, any order or decree of any court or any order or regulation of any federal, state, municipal or governmental agency having jurisdiction over the Servicer or its assets, which violation might have consequences that would materially and adversely affect the condition (financial or otherwise) or the operation of the Servicer or its assets or might have consequences that would materially and adversely affect the performance of its obligations and duties hereunder;

         (v) The Servicer is an approved seller/servicer for Fannie Mae and Freddie Mac in good standing and is a HUD approved mortgagee pursuant to Section 203 of the National Housing Act. No event has occurred, including but not limited to a change in insurance coverage, which would make the Servicer unable to comply with Fannie Mae, Freddie Mac or HUD eligibility requirements or which would require notification to Fannie Mae, Freddie Mac or HUD;

         (vi) The Servicer does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant contained in this Agreement;

         (vii) With respect to each Mortgage Loan, the Servicer is in possession of a complete Mortgage File;

         (viii) There are no actions or proceedings against, or investigations of, the Servicer before any court, administrative or other tribunal (A) that might prohibit its entering into this Agreement, or (B) that might prohibit or materially and adversely affect the performance by the Servicer of its obligations under, or the validity or enforceability of, this Agreement;

         (ix) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Servicer of, or compliance by the Servicer with, this Agreement or the consummation of the transactions contemplated by this Agreement, except for such consents, approvals, authorizations or orders, if any, that have been obtained prior to the Closing Date;

         (x) The consummation of the transactions contemplated by this Agreement are in the ordinary course of business of the Servicer;

         (xi) The information delivered by the Servicer to the Seller, the Depositor and the underwriter of the Public Certificates with respect to the Servicer's loan loss, foreclosure and delinquency experience for the twelve (12) months immediately preceding the Closing Date on mortgage loans underwritten to the same standards as the Mortgage Loans and covering mortgaged properties similar to the Mortgaged Properties, is true and correct in all material respects; and

         (xii) Neither this Agreement nor any written statement, report or other document prepared and furnished or to be prepared and furnished by the Servicer pursuant to this Agreement or in connection with the transactions contemplated hereby contains any untrue statement of material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading.